Exhibit 10.3

Execution Copy

ENGINEERING, PROCUREMENT AND CONSTRUCTION SERVICES AGREEMENT

for

PRELIMINARY WORK

for the

CORPUS CHRISTI LNG RECEIVING,

STORAGE AND REGASIFICATION TERMINAL

by and between

CORPUS CHRISTI LNG, LLC

as Owner

and

LA QUINTA LNG PARTNERS, LP

as Contractor

Dated as of the 13th Day of April, 2006

TABLE OF CONTENTS

RECITALS		1

ARTICLE 1	DEFINITIONS	1

ARTICLE 2	RELATIONSHIP OF OWNER, CONTRACTOR AND SUBCONTRACTORS	9
2.1	Status of Contractor	9
2.2	Key Personnel, Organization Chart and Contractor Representative	9
2.3	Subcontractors	10
2.4	Subcontracts	10

ARTICLE 3	CONTRACTOR’S RESPONSIBILITIES	12
3.1	Scope of Work	12
3.2	Applicable Law	12
3.3	Changes in Applicable Codes and Standards Not Constituting a Change in Law	13
3.4	Design and Engineering Work	13
3.5	Environmental Regulations and Environmental Compliance	14
3.6	Construction Equipment	14
3.7	Employment of Personnel	14
3.8	Clean-Up	15
3.9	HSE Plan; Security	15
3.10	Emergencies	16
3.11	Contractor Permits	16
3.12	Assistance with Owner Permits	16
3.13	Books, Records and Audits	17
3.14	Tax Accounting and Auditing	17
3.15	Temporary Utilities, Roads, Facilities and Storage	17
3.16	Reports	18
3.17	Payment	18
3.18	Commercial Activities	18
3.19	Title to Materials Found	18
3.20	Survey Control Points and Layout	19
3.21	Cooperation with Others	19
3.22	Responsibility for Property	19
3.23	Equipment Quality	19
3.24	Excusable Delay	20
3.25	Nondiscrimination	20
3.26	Rights of Way and Easement Agreements	20

ARTICLE 4	OWNER’S RESPONSIBILITIES	20
4.1	Payments	20
4.2	Owner Permits	20
4.3	Access to the Site	20
4.4	Sales and Use Tax Matters	21

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4.5	Legal Description and Survey	23
4.6	Owner-Provided Items	23
4.7	Excusable Delay	23
4.8	Personal and Real Property Taxes	23
4.9	Waivers of Consequential Damages from Landowners	23

ARTICLE 5	COMMENCEMENT OF WORK AND SCHEDULING OBLIGATIONS	23
5.1	Commencement of Work	23
5.2	Work Order No. 1	23
5.3	Work Schedules	24

ARTICLE 6	CHANGES AND CHANGE ORDERS	24
6.1	Changes	24
6.2	Adjustment Only Through Change Order	24

ARTICLE 7	COMPENSATION	24

ARTICLE 8	INVOICING AND PAYMENTS TO CONTRACTOR	24
8.1	Initial Payment	24
8.2	Subsequent Invoices for Progress Payments	24
8.3	Form and Content of Invoices	25
8.4	Cost of Work Estimate	26
8.5	Review and Payment by Owner	27
8.6	Progress Reports	27
8.7	Interim Lien and Claim Waivers	27
8.8	Final Payment	28
8.9	Payments During Default	28
8.10	Payments Not Acceptance of Work	28
8.11	Payments Withheld	28
8.12	Interest on Late Payments and Improper Collection	29
8.13	Offset	29
8.14	Payment Error	29
8.15	Reconciliation or True-Up of Payments	30

ARTICLE 9	TITLE AND RISK OF LOSS	30
9.1	Clear Title	30
9.2	Title to Work	30
9.3	Risk of Loss	30

ARTICLE 10	INSURANCE	31
10.1	Provision of Insurance	31
10.2	No Cancellation	31
10.3	Obligations Not Relieved	31
10.4	Failure to Provide Insurance	31
10.5	Unavailable Insurance	31

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ARTICLE 11	OWNERSHIP OF DOCUMENTATION	32
11.1	Work Product, Contractor’s Intellectual Property and Third Party Proprietary Work Product	32
11.2	Return of Work Product	33
11.3	Contractor’s Right to Use of Work Product	34
11.4	Owner Provided Documents	34

ARTICLE 12	WARRANTY AND CORRECTION OF WORK	34
12.1	Warranty	34
12.2	Defective Work	35
12.3	Extended Defect Correction Period for Corrective Work	35
12.4	Standards for Corrective Work	35
12.5	Assignability of Warranties	36
12.6	Waiver of Implied Warranties	36

ARTICLE 13	CONTRACTOR’S REPRESENTATIONS	36
13.1	Corporate Standing	36
13.2	No Violation of Law; Litigation	36
13.3	Licenses	36
13.4	No Breach	36
13.5	Corporate Action	37
13.6	Financial Solvency	37

ARTICLE 14	OWNER’S REPRESENTATIONS	37
14.1	Standing	37
14.2	No Violation of Law; Litigation	37
14.3	Licenses	37
14.4	No Breach	37
14.5	Corporate Action	38
14.6	Ability to Pay	38

ARTICLE 15	DEFAULT, TERMINATION AND SUSPENSION	38
15.1	Default by Contractor	38
15.2	Termination for Convenience by Owner	40
15.3	Suspension of Work	40
15.4	Suspension by Contractor for Owner’s Failure to Pay Undisputed Amounts	41
15.5	Contractor’s Right to Terminate	41

ARTICLE 16	INDEMNITIES	41
16.1	General Indemnification	41
16.2	Injuries to Contractor’s or Owner’s Employees	42
16.3	Damage to Contractor’s or Owner’s Property	42
16.4	Hazardous Materials Indemnification	43
16.5	Patent and Copyright Indemnification Procedure	44
16.6	Lien Indemnification	44
16.7	Legal Defense	45
16.8	Enforceability	46

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ARTICLE 17	DISPUTE RESOLUTION	47
17.1	Negotiation	47
17.2	Mediation	47
17.3	Arbitration	48
17.4	Continuation of Work During Dispute	49

ARTICLE 18	CONFIDENTIALITY	49
18.1	Contractor’s Obligations	49
18.2	Owner’s Obligations	49
18.3	Definitions	50
18.4	Exceptions	50
18.5	Equitable Relief	50
18.6	Term	50

ARTICLE 19	LIMITATION OF LIABILITY	50
19.1	Contractor Aggregate Liability	50
19.2	Consequential Damages	51
19.3	Consequential Damages with Respect to Landowners	51
19.4	Applicability	51

ARTICLE 20	MISCELLANEOUS PROVISIONS	52
20.1	Entire Agreement	52
20.2	Amendments	52
20.3	Joint Effort	52
20.4	Captions	52
20.5	Notice	52
20.6	Severability	53
20.7	Assignment	53
20.8	No Waiver	54
20.9	Governing Law	54
20.10	Successors and Assigns	54
20.11	Attachments and Schedules	54
20.12	Obligations	54
20.13	Further Assurances	54
20.14	Priority	54
20.15	Restrictions on Public Announcements	55
20.16	Hazardous Materials	55
20.17	Parent Guarantee	56
20.18	Foreign Corrupt Practices Act	56
20.19	Language	56
20.20	Counterparts	56
20.21	Joint and Several Liability	56
20.22	Survival	56

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LIST OF ATTACHMENTS AND SCHEDULES

ATTACHMENT A	Scope of Work, Design Basis and Contractor Deliverables

SCHEDULE A-1	Scope of Work for the Agreement

SCHEDULE A-2	Design Basis

SCHEDULE A-3	Contractor Deliverables

ATTACHMENT B	Permits

SCHEDULE B-1	Contractor Permits

SCHEDULE B-2	Owner Permits

ATTACHMENT C	Payment Schedule

ATTACHMENT D	Form of Change Order

ATTACHMENT E	Site Description

ATTACHMENT F	Key Personnel and Contractor’s Organization

ATTACHMENT G	Approved Subcontractors

ATTACHMENT H	Form of Parent Guarantee

ATTACHMENT I	Form of Contractor’s Invoices

SCHEDULE I-1	Form of Contractor’s Interim Invoice

SCHEDULE I-2	Form of Contractor’s Final Invoice

ATTACHMENT J	Form of Lien and Claim Waivers

SCHEDULE J-1	Contractor’s Interim Lien and Claim Waiver

SCHEDULE J-2	Subcontractor’s Interim Lien and Claim Waiver

SCHEDULE J-3	Contractor’s Final Lien and Claim Waiver

SCHEDULE J-4	Subcontractor’s Final Lien and Claim Waiver

ATTACHMENT K	Owner-Provided Items and Responsibility

ATTACHMENT L	Insurance Requirements

ATTACHMENT M	Work Order No. 1

ATTACHMENT N	Form of Work Order

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SERVICES AGREEMENT for PRELIMINARY WORK

for the CORPUS CHRISTI LNG RECEIVING,

STORAGE AND REGASIFICATION TERMINAL

THIS ENGINEERING, PROCUREMENT AND CONSTRUCTION SERVICES AGREEMENT for PRELIMINARY WORK (this “Agreement”), dated as of the 13th Day of April, 2006 (the “Agreement Effective Date”), is entered into by and between CORPUS CHRISTI LNG, LLC, a Delaware limited liability company, having its principal place of business at 717 Texas Avenue, Suite 3100, Houston, Texas 77002 (“Owner”), and LA QUINTA LNG PARTNERS, LP, a Texas limited partnership, having an address at 527 Logwood, San Antonio, Texas 78224 (“Contractor” and, together with Owner, each a “Party” and together the “Parties”).

RECITALS

WHEREAS, the Parties contemplate that, from time to time, Owner will desire to engage Contractor to provide certain preliminary Work (as defined below) for the LNG receiving, storage and regasification terminal to be constructed and owned by Owner, located in San Patricio County and Nueces County near Portland, Texas (as more fully described below, the “Facility”); and

WHEREAS, Contractor, itself or through its vendors, suppliers, and subcontractors, desires to provide such preliminary Work, subject to the terms of one or more Work Orders (as defined below) to be mutually executed by the Parties;

NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

Article 1

DEFINITIONS

1.1 In addition to other defined terms used throughout this Agreement, when used herein, the following capitalized terms have the meanings specified in this Section 1.1.

“AAA” has the meaning set forth in Section 17.2.

“AAA Rules” has the meaning set forth in Section 17.2.

“Affiliate” means any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with a Party; provided, however, with respect to Contractor, the term “Affiliate” also includes Zachry and AMEC and with respect to Owner, the term “Affiliate” also includes Cheniere. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or otherwise.

“Agreement” means this Agreement (including all Attachments and Schedules attached hereto), as it may be amended from time to time in accordance with this Agreement.

“Agreement Effective Date” has the meaning set forth in the preamble.

“AMEC” means AMEC E&C Services, Inc., a Georgia corporation, or any successor entity thereto.

“Applicable Codes and Standards” means any and all codes, standards or requirements applicable to the Work set forth or listed in a Work Order, in any Applicable Law, or which are set forth or listed in any document or Drawing listed in a Work Order, which codes, standards and requirements shall govern Contractor’s performance of the Work, as provided herein; provided that, with respect to Applicable Codes and Standards which are not set forth in any Applicable Law, any reference herein to Applicable Codes and Standards shall be deemed only to refer to such Applicable Codes and Standards in existence as of the applicable Work Order Effective Date.

“Applicable Law” means all laws, statutes, ordinances, orders, decrees, injunctions, licenses, Permits, approvals, rules and regulations, including any conditions thereto, of any Governmental Instrumentality having jurisdiction over all or any portion of the Site or the Facility or performance of all or any portion of the Work, or other legislative or administrative action of a Governmental Instrumentality, or a final decree, judgment or order of a court which relates to the performance of Work hereunder.

“Books and Records” has the meaning set forth in Section 3.13A.

“Business Day” means every Day other than a Saturday, a Sunday or a Day that is an official holiday for employees of the federal government of the United States of America.

“CAD” has the meaning set forth in Section 3.4E.

“Change in Law” means any amendment, modification, superseding act, deletion, addition or change in or to Applicable Law (excluding changes to Tax laws where such Taxes are based upon Contractor’s gross receipts, capital, income or profits/losses) that occurs and takes effect after the applicable Work Order Effective Date. A Change in Law shall include any official change in the interpretation or application of Applicable Law (including Applicable Codes and Standards set forth in Applicable Law), provided that such change is expressed in writing by the applicable Governmental Instrumentality.

“Change Order” means, after the execution of a Work Order, (i) a written instrument signed by both Parties in the form of Attachment D, executed pursuant to the applicable provisions of Article 6; or (ii) a determination issued pursuant to Article 17 that authorizes an addition to, deletion from, suspension of, or any other modification or adjustment to the requirements of a Work Order.

“Cheniere” means Cheniere Energy, Inc.

“Confidential Information” has the meaning set forth in Section 18.3.

“Consequential Damages” has the meaning set forth in Section 19.2.

“Construction Equipment” means the equipment, machinery, structures, scaffolding, materials, tools, supplies and systems owned, rented or leased by Contractor or its Subcontractors for use in accomplishing the Work, but not intended for incorporation into the Facility.

“Contract Documents” means this Agreement and all Work Orders and Change Orders as they may be amended from time to time in accordance with this Agreement.

“Contractor” has the meaning set forth in the preamble hereto.

“Contractor Group” means (i) Contractor, Zachry, AMEC and each of their respective Affiliates and (ii) the respective directors, officers, agents, employees, representatives of each Person specified in clause (i) above.

“Contractor Representative” means that Person or Persons designated by Contractor in a written notice to Owner, and acceptable to Owner, who shall have (except for any limitations specified in such notice) complete authority to act on behalf of Contractor on all matters pertaining to the Contract Documents or the Work including giving instructions and making changes in the Work and executing Work Orders. Contractor designates Harold “Mike” Mosley, Jr. as the Contractor Representative. Notification of a change in Contractor Representative shall be provided in advance, in writing, to Owner.

“Contractor’s Confidential Information” has the meaning set forth in Section 18.2.

“Contractor’s Intellectual Property” has the meaning set forth in Section 11.1B.

“Corrective Work” has the meaning set forth in Section 12.2.

“Cost of Work” shall have the meaning set forth in Attachment C.

“Day” means a calendar day.

“Default” has the meaning set forth in Section 15.1A.

“Defect” or “Defective” has the meaning set forth in Section 12.1A.

“Defect Correction Period” means the period commencing upon completion of all Work under the Contract Documents and ending eighteen (18) months thereafter.

“Disclosing Party” has the meaning set forth in Section 18.3.

“Dispute” has the meaning set forth in Section 17.1.

“Dispute Notice” has the meaning set forth in Section 17.1.

“Drawings” means the graphic and pictorial documents showing the design, location and dimensions of the Facility, generally including plans, elevations, sections, details,

schedules and diagrams, which are prepared as a part of and during the performance of the Work.

“EPC Agreement” has the meaning set forth in Section 3.1C.

“Equipment” means any of the equipment, materials, supplies, software, licenses and systems required for the completion of and permanent incorporation into the Facility.

“Excusable Delay” means any act or event that is (i) beyond the reasonable control of the affected Party, not due to its fault or negligence and (ii) could not have been prevented or avoided by the affected Party through the exercise of due diligence. Excusable Delay may include acts of Third Parties, catastrophic storms or floods, lightning, tornadoes, hurricanes, a named tropical storm, earthquakes and other acts of God, wars, civil disturbances, revolution, acts of public enemy, acts of terrorism, credible threats of terrorism, revolts, insurrections, sabotage, riot, plague, epidemic, commercial embargoes, expropriation or confiscation of the Facility, fires, explosions, industrial action or strike (excluding industrial actions and strikes involving only the employees of Contractor or any of its Subcontractors at the Site) and actions, inactions, or delays of a Governmental Instrumentality that were not requested, promoted, or caused by the affected Party. For avoidance of doubt, Excusable Delay shall not include any of the following causes: (i) economic hardship; (ii) changes in market conditions; or (iii) nonperformance or delay by Contractor or its Subcontractors, unless otherwise caused by an Excusable Delay.

“Facility” means the LNG receiving, storage and regasification facilities that will be engineered, procured, constructed, pre-commissioned, commissioned and tested in accordance with the terms of this Agreement or the EPC Agreement, as applicable.

“Fee” has the meaning set forth in Attachment C.

“FERC” means the Federal Energy Regulatory Commission.

“Final Lien and Claim Waiver” means the waiver and release provided to Owner by Contractor and Subcontractors in accordance with the requirements of Section 8.8, which shall be in the form of Attachment J, Schedules J-3 and J-4.

“GAAP” means generally accepted accounting principles.

“Geotechnical Reports” means the following reports provided by Owner to Contractor prior to the Agreement Effective Date: (i) Final Report, Geotechnical Investigation, LNG Tank Area, Corpus Christi, Texas, dated September 2003, prepared by Tolunay-Wong Engineers, Inc.; (ii) Final Report, Geotechnical Investigation, Process Area, Piperack and Waterline, Liquefied Natural Gas Terminal, Corpus Christi, Texas, dated September 2003, prepared by Tolunay-Wong Engineers, Inc; (iii) Final Report, Geotechnical Investigation, Berth Area, Liquefied Natural Gas Terminal, Corpus Christi, Texas, dated September 2003, prepared by Tolunay-Wong Engineers, Inc; (iv) Geological Technical Hazard Evaluation, Corpus Christi LNG Terminal, Ingleside, Texas, dated September 19, 2003, prepared by Tolunay-Wong Engineers, Inc.; and (v) Seismic Hazard Assessment of the Planned LNG Terminal Site in Corpus Christi, Texas, dated September 2003, prepared by ABS Consulting, Inc.

“Good Engineering and Construction Practices” or “GECP” means the generally accepted practices, skill, care, methods, techniques and standards employed by the international LNG industry at the time of the applicable Work Order Effective Date that are commonly used in prudent design, engineering, procurement and construction to safely design and construct LNG related facilities of similar size and type as the Facility, in accordance with Applicable Law and Applicable Codes and Standards.

“Governmental Instrumentality” means any federal, state or local department, office, instrumentality, agency, court, board or commission having jurisdiction over a Party or any portion of the Work, the Facility or the Site.

“Guarantor” means AMEC plc, a public limited company organized under the laws of the United Kingdom.

“Hazardous Materials” means any substance that under Applicable Law is considered to be hazardous or toxic or is or may be required to be remediated, including (i) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls and processes and certain cooling systems that use chlorofluorocarbons, (ii) any chemicals, materials or substances which are now or hereafter become defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” or any words of similar import pursuant to Applicable Law, or (iii) any other chemical, material, substance or waste, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental Instrumentality, or which may be the subject of liability for damages, costs or remediation.

“HSE Plan” has the meaning set forth in Section 3.9.

“Indemnified Party” means any member of the Owner Group or the Contractor Group, as the context requires.

“Indemnifying Party” means Owner or Contractor, as the context requires.

“Initial Payment” has the meaning set forth in Section 8.1.

“Insolvency Event” in relation to any Party or Guarantor means the bankruptcy, insolvency, liquidation, administration, administrative or other receivership or dissolution of such Party or Guarantor, and any equivalent or analogous proceedings by whatever name known and in whatever jurisdiction, and any step taken (including the presentation of a petition or the passing of a resolution or making a general assignment or filing for the benefit of its creditors) for or with a view toward any of the foregoing. Notwithstanding the above definition, the Parties agree that a corporate reorganization of Guarantor shall not be considered an Insolvency Event, provided that any such reorganization of Guarantor does not create a material adverse change in the Guarantor’s financial condition.

“Interim Lien and Claim Waiver” means the waiver and release provided to Owner by Contractor and Subcontractors in accordance with the requirements of Section 8.7, which shall be in the form of Attachment J, Schedules J-1 and J-2.

“Invoice” means Contractor’s request for a payment pursuant to Section 8.1, which invoice shall be in the form of Attachment I.

“Key Personnel” or “Key Persons” has the meaning set forth in Section 2.2B.

“Landowner” means any Person with whom the Contractor must interface on the Site, such Persons being identified in Attachment E or within the applicable Work Order.

“Lender” means any entity or entities providing temporary or permanent debt financing to Owner for the Facility.

“LNG” means liquefied Natural Gas.

“Master Services Agreement” means the Master Services Agreement among Cheniere, Zachry and AMEC, dated October 14, 2005.

“Memorandum of Understanding” has the meaning set forth in Section 20.1.

“Mediation Request” has the meaning set forth in Section 17.2.

“Month” means a Gregorian calendar month; “month” means any period of thirty (30) consecutive Days.

“Monthly” means an event occurring or an action taken once every Month.

“Monthly Progress Reports” has the meaning set forth in Section 3.16A.8.

“Natural Gas” means combustible gas consisting primarily of methane.

“Owner” has the meaning set forth in the preamble hereto.

“Owner Default” has the meaning set forth in Section 15.5.

“Owner Group” means (i) Owner, its parent and each of their respective Affiliates and (ii) the respective directors, officers, agents, employees and representatives of each Person specified in clause (i) above.

“Owner Representative” means that Person or Persons designated by Owner in a written notice to Contractor, each of whom shall have (except for any limitations specified in such notice) complete authority to act on behalf of Owner on all matters pertaining to the Contract Documents or the Work, including giving instructions and making changes in the Work and executing Work Orders. Owner designates Ed Lehotsky and Carlos Macias as the Owner Representatives. Notification of a change in Owner Representative shall be provided in advance, in writing, to Contractor.

“Owner’s Confidential Information” has the meaning set forth in Section 18.1.

“P&ID’s” means piping and instrumentation diagrams.

“Parent Guarantee” has the meaning set forth in Section 20.17.

“Party” or “Parties” means Owner and/or Contractor and their successors and permitted assigns.

“Permit” means any valid waiver, certificate, approval, consent, license, exemption, variance, franchise, permit, authorization or similar order or authorization from any Governmental Instrumentality required to be obtained or maintained in connection with the Facility, the Site or the Work.

“Person” means any individual, company, joint venture, corporation, partnership, association, joint stock company, limited liability company, trust, estate, unincorporated organization, Governmental Instrumentality or other entity having legal capacity.

“Qualified Research Expenditures” means the costs funded by Owner under the Contract Documents that are incurred in connection with Work performed by Contractor and its Subcontractors which meet all of the requirements of Section 41(d)(1) of the Internal Revenue Code of 1986, as amended, and which are related to the development or improvement of a business component of the Facility.

“Receiving Party” has the meaning set forth in Section 18.3.

“Rights of Way and Easements” means the rights of way and easements listed in Attachment E, which shall, for the purposes of the Contract Documents, unless otherwise indicated in this Agreement, be considered part of the Site.

“Rights of Way and Easement Agreements” means the agreements between Owner or its Affiliates and Landowners with respect to the Rights of Way and Easements. The Rights of Way and Easement Agreements, which are incorporated herein by reference, are listed in Attachment E.

“Safety Standards” has the meaning set forth in Section 3.9.

“Scope of Work” means the description of Work to be performed by Contractor under this Agreement or as set forth in a particular Work Order, depending upon the context in which the term “Scope of Work” is used.

“SEC” means the Securities and Exchange Commission or any successor entity thereto.

“Site” means those areas shown in greater detail in Attachment E.

“Specifications” means those documents consisting of the written requirements for Equipment, standards and workmanship for the Work, which are prepared as a part of and during the performance of the Work.

“Subcontract” means a direct or indirect agreement by Contractor with a Subcontractor for the performance of any portion of the Work.

“Subcontractor” means any Person, of any tier who has a direct or indirect contract with Contractor to perform any portion of the Work.

“Taxes” means any and all taxes, assessments, levies, duties, fees, charges and withholdings of any kind or nature whatsoever and howsoever described, including value-added, sales and use taxes, gross receipts, license, payroll, environmental, profits, premium, franchise, property, excise, capital stock, import, stamp, transfer, employment, occupation, generation, privilege, utility, regulatory, energy, consumption, lease, filing, recording and activity taxes, levies, duties, fees, charges, imposts and withholding, together with any and all penalties, interest and additions thereto.

“Tax Exempt Equipment” is defined in Section 4.4A.2.

“Third Party” means any Person other than a member of (i) the Contractor Group, (ii) the Owner Group, or (iii) any Subcontractor or any employee, officer or director of such Subcontractor.

“Third Party Proprietary Work Product” has the meaning set forth in Section 11.1B.

“U.S. Dollars” or “U.S.$” means the legal tender of the United States of America.

“Warranty” or “Warranties” has the meaning set forth in Section 12.1A.

“Work” means the obligations, duties and responsibilities to be performed by or on behalf of Contractor in connection with certain preliminary design, engineering, procurement, pipeline dismantlement, removal and construction, road construction, and Site work, and the required related labor and materials and Equipment, all in accordance with the terms of the Contract Documents.

“Work Order” means an order for Work in substantially the form of Attachment N, signed in writing by both Parties, which sets forth and describes Scope of Work for such Work Order and a Work Schedule.

“Work Order Effective Date” means the date on which the Parties execute the applicable Work Order.

“Work Order No. 1” is the Work Order mutually agreed to between Owner and Contractor and set forth in Attachment M, which describes an initial Scope of Work and Work Schedule to be performed by Contractor under the Work Order and pursuant to this Agreement.

“Work Product” has the meaning set forth in Section 11.1A.

“Work Schedule” means the schedule of the performance of Work by Contractor under a Work Order.

“Zachry” means Zachry Construction Corporation, a Delaware corporation, or any successor entity thereto.

1.2 The meanings specified in this Article 1 are applicable to both the singular and plural. As used in this Agreement, the terms “herein,” “herewith,” “hereunder” and “hereof” are references to this Agreement taken as a whole, and the terms “include,” “includes” and “including” mean “including, without limitation,” or variant thereof. Reference in this Agreement to an Article or Section shall be a reference to an Article or Section contained in this Agreement (and not in any Attachments or Schedules to this Agreement) unless expressly stated otherwise, and a reference in this Agreement to an Attachment or Schedule shall be a reference to an Attachment or Schedule attached to this Agreement unless expressly stated otherwise.

Article 2

RELATIONSHIP OF OWNER, CONTRACTOR AND SUBCONTRACTORS

2.1 Status of Contractor. The relationship of Contractor to Owner shall be that of an independent contractor. Any provisions of the Contract Documents which may appear to give Owner or the Owner Representative the right to direct or control Contractor as to details of performing the Work, or to exercise any measure of control over the Work, shall be deemed to mean that Contractor shall follow the desires of Owner or the Owner Representative in the results of the Work only and not in the means by which the Work is to be accomplished, and Contractor shall have the complete right, obligation and authoritative control over the Work as to the manner, means or details as to how to perform the Work. Nothing herein shall be interpreted to create a master-servant or principal-agent relationship between Contractor, or any of its Subcontractors, and Owner. Nevertheless, Contractor shall comply with all provisions, terms and conditions of the Contract Documents, and the fact that Contractor is an independent contractor does not relieve it from its responsibility to fully, completely, timely and safely perform the Work in compliance with the Contract Documents.

2.2 Key Personnel, Organization Chart and Contractor Representative.

A. Contractor Personnel. Contractor represents that it has adequate and fully qualified personnel and facilities within its organization to perform the Work required by the Contract Documents.

B. Key Personnel and Organization Chart. Attachment F sets forth Contractor’s organizational chart to be implemented for the Work and also contains a list of key personnel (“Key Personnel” or “Key Persons”) from Contractor’s organization who will be assigned to the Work. Key Personnel shall, unless otherwise expressly stated in Attachment F, be devoted full-time to the Work until completion of the Work, and Key Personnel shall not be removed or reassigned without Owner’s prior written approval. All requests for the substitution of Key Personnel shall include a detailed explanation and reason for the request and the resumes of professional education and experience for a minimum of two (2) candidates of equal or greater qualifications and experience. Should Owner approve of the replacement of a Key Person, Contractor shall, so far as reasonably practicable, allow for an overlap of at least one (1) week during which both the Key Person to be replaced and the Owner-approved new Key Person shall work together full time. The additional cost of any replacement of such Key Personnel and overlap time shall be entirely at Contractor’s expense. Owner shall have the right, but not the obligation, at any time to require that Contractor replace any Key Person with another employee acceptable to Owner.

C. Contractor Representative. The Contractor Representative is a Key Person.

2.3 Subcontractors. Owner acknowledges and agrees that Contractor intends to have portions of the Work accomplished by Subcontractors pursuant to written Subcontracts. All Subcontractors shall be reputable, qualified firms with an established record of successful performance in their respective professions performing identical or substantially similar work. All Subcontracts shall be consistent with the terms or provisions of the Contract Documents to the extent such terms and provisions are applicable to the Scope of Work of any applicable Work Order. In the event Contractor is unable to obtain consistent provisions in any Subcontract, or Owner’s written approval to deviate from the provisions of the Contract Documents within such Subcontract, Contractor will use commercially reasonable efforts to provide a substitute Subcontractor; provided, however, should Contractor, notwithstanding its use of commercially reasonable efforts, be unable to procure a substitute Subcontractor, Contractor shall not be deemed to be in default or breach of this Agreement. No Subcontractor is intended to be or shall be deemed a third-party beneficiary of this Agreement or any Work Order. Contractor shall be fully responsible to Owner for the acts and omissions of Subcontractors and of Persons directly or indirectly employed by any of them in the performance of the Work, as it is for the acts or omissions of Persons directly employed by Contractor. The work of any Subcontractor shall be subject to inspection by Owner to the same extent as the Work of Contractor. All Subcontractors and their respective personnel are to be instructed by Contractor in the terms and requirements of the Owner-approved safety and environmental protection regulations and policies and shall be expected to comply with such regulations. In the event that any personnel are not adhering to such regulations and policies, such personnel shall be removed by Contractor. In no event shall Contractor be entitled to any adjustment of any Work Schedule under any Work Order as a result of such personnel’s non-compliance with such regulations and policies set forth in the HSE Plan, or any removal of personnel necessitated by non-compliance. Nothing contained herein shall (i) create any contractual relationship between any Subcontractor and Owner, or (ii) obligate Owner to pay or cause the payment of any amounts to Subcontractor.

2.4 Subcontracts.

A. Approved List. Subject to Section 2.4C, Attachment G sets forth a list of contractors and suppliers that Contractor and Owner have agreed are approved for selection as Subcontractors for the performance of that portion of the Work specified in Attachment G. Following the Agreement Effective Date, Contractor and Owner may specify in a Work Order additional contractors and suppliers for selection as Subcontractors for performance of Work set forth in such Work Order. Approval by Owner of any Subcontractors does not relieve Contractor of any responsibilities under the Contract Documents.

B. Additional Proposed Subcontractors. In the event that Contractor is considering the selection of a Subcontractor not listed on Attachment G or in a Work Order, Contractor shall notify Owner of its proposed Subcontractor as soon as possible during the selection process and furnish to Owner all information requested by Owner with respect to Contractor’s selection criteria (including copies of bid packages furnished to prospective Subcontractors, responses to such bid packages, and the qualifications of the proposed Subcontractors). Contractor shall use best efforts to hire qualified, local Subcontractors. Owner shall have the discretion to reject any proposed Subcontractor not listed on Attachment G or in a Work Order for a Subcontract within ten (10) Days of Owner’s receipt of Contractor’s notice and proper documentation given pursuant to this Section 2.4. If Owner does not accept or reject a Subcontractor that is otherwise properly proposed by Contractor pursuant to this Section 2.4, then such Subcontractor shall be deemed approved by Owner, but such approval does not relieve Contractor of any responsibilities under the Contract Documents. Contractor shall not enter into any Subcontract with a proposed Subcontractor that is rejected by Owner in accordance with this Section 2.4. Even if Owner approves of a Subcontractor, Owner nevertheless has the right of approval with respect to the terms and conditions of any Subcontract.

C. Subcontracts. Owner shall have the right to approve any Subcontract exceeding Fifty Thousand U.S. Dollars (U.S.$50,000) prior to execution of such Subcontract by Contractor, but approval by Owner of any Subcontract shall not relieve Contractor of any of its obligations under this Agreement. The price in any Subcontract may be for a separated fixed price, on a cost-reimbursable basis or some other basis, in each case to be approved by Owner. Contractor shall furnish Owner with a copy of all Subcontracts ten (10) or more Days prior to the execution of each such Subcontract. Without limitation of the requirements in this Section 2.4, each Subcontract shall contain the following provisions:

1. the Subcontract may, upon termination of this Agreement or all or any part of the Work, and Owner’s written notice to such Subcontractor, be assigned to Owner without the consent of Subcontractor; and

2. unless otherwise agreed by Owner in writing, Subcontractor shall comply with and perform for the benefit of Owner all requirements and obligations of Contractor to Owner under the Contract Documents, as such requirements and obligations are applicable to the performance of the work under the Subcontract.

3. Subcontractor’s billings and change orders, if any, will separate charges/pricing for “skills and labor” from charges/pricing for taxable Equipment and taxable services re-sold to Owner.

Article 3

CONTRACTOR’S RESPONSIBILITIES

3.1 Scope of Work.

A. Generally. The initial Work to be performed by Contractor under this Agreement is specified in Work Order No. 1, which is attached hereto as Attachment M. Any further Work to be performed by Contractor shall be mutually agreed upon between Owner and Contractor in subsequent Work Orders in the form of Attachment N. All Work Orders shall be dated and numbered and shall include a Scope of Work and Work Schedule for such Work Order. The rights of Owner and Contractor under each Work Order shall be independent of those under all other Work Orders. Each Work Order shall be governed by the provisions of this Agreement and shall be deemed to incorporate by reference all terms and conditions of this Agreement and shall constitute a separate and binding contract between the Parties. Contractor shall perform the Work under each Work Order in accordance with GECP, Applicable Law, Applicable Codes and Standards, and all other terms and provisions of this Agreement and such Work Order. It is understood and agreed that the Work shall include any incidental work that can reasonably be inferred as necessary to complete any Scope of Work under any Work Order in accordance with GECP, Applicable Law, Applicable Codes and Standards, and all other terms and provisions of this Agreement, excluding only those items which Owner has specifically agreed to provide under the terms of this Agreement. SUBJECT TO WORK ORDER NO. 1, NOTHING IN THIS AGREEMENT REQUIRES OWNER TO ORDER WORK FROM CONTRACTOR OR REQUIRES CONTRACTOR TO PROVIDE WORK TO OWNER, AND CONTRACTOR SHALL BE COMPENSATED ONLY FOR SUCH WORK AS CONTRACTOR ACTUALLY PERFORMS PURSUANT TO A WORK ORDER EXECUTED IN ACCORDANCE WITH THIS AGREEMENT.

B. Exception to Scope of Work. Contractor shall not be responsible for providing (i) the Permits that Owner is responsible for obtaining in accordance with Section 4.2; (ii) those requirements set forth under Sections 4.3 and 4.5; (iii) legal description of the Site and a survey of the Site showing the boundaries of the Site and one survey control point pursuant to Section 4.5; and (iv) any other obligations or requirements expressly set forth in the Contract Documents as required to be performed by Owner.

C. EPC Agreement. If the Parties enter into an agreement for the engineering, procurement, and construction of the Facility (the proposed “EPC Agreement”), then the Work performed under the Contract Documents shall become part of the EPC Agreement and the terms and conditions of the EPC Agreement shall govern the Work performed under the Contract Documents and shall control over any terms in the Contract Documents. THE PARTIES ACKNOWLEDGE THAT THE CONTRACT DOCUMENTS DO NOT IMPOSE ANY OBLIGATION ON OWNER TO ENTER INTO AN EPC AGREEMENT WITH CONTRACTOR FOR THE ENGINEERING, PROCUREMENT AND CONSTRUCTION OF THE FACILITY.

3.2 Applicable Law. By signing any particular Work Order, Contractor represents that it has investigated to its satisfaction Applicable Law (including any Applicable Codes and Standards incorporated into Applicable Law) in existence as of the applicable Work Order Effective Date, and warrants that it can perform the Work in accordance with such Applicable Law. Contractor shall perform the Work in accordance with Applicable Law, whether or not such Applicable Law came into effect before such Work Order Effective Date or during the performance of the Work. Contractor shall advise Owner of any change in Applicable Law occurring after such Work Order Effective Date.

3.3 Changes in Applicable Codes and Standards Not Constituting a Change in Law. Contractor shall provide notice to Owner on a timely basis, and no later than thirty (30) Days after such a change, of any change in Applicable Codes and Standards that does not constitute a Change in Law. Contractor shall inform Owner if compliance with a changed Applicable Code and Standard is mandatory to comply with GECP. In the event Owner, at its sole option, elects for Contractor to implement a change in Applicable Codes and Standards that does not constitute a Change in Law, Owner shall so inform Contractor in writing.

3.4 Design and Engineering Work.

A. General. Contractor shall, as part of the Work, perform all design and engineering Work in accordance with the Contract Documents and cause the Work to meet and achieve the requirements of the Contract Documents.

B. Drawings and Specifications. The Drawings and Specifications shall be based on the requirements of the Contract Documents, including the Scope of Work of the Agreement and Design Basis as set out in Attachment A, GECP, Applicable Codes and Standards and Applicable Law.

C. Review Process.

1. Submission by Contractor. Contractor shall submit copies of the Drawings and Specifications to Owner for formal review, comment or disapproval in accordance with the requirements set forth in the applicable Work Order.

2. Review Periods. Owner shall have up to ten (10) Business Days from its receipt of Drawings and Specifications submitted in accordance with Section 3.4C.1 to issue to Contractor written comments, proposed changes and/or written disapprovals of the submission of such Drawings and Specifications to Contractor.

If Owner does not issue any comments, proposed changes or written disapprovals within such time periods, Contractor may proceed with the development of such Drawings and Specifications, but Owner’s lack of comments or disapproval, if applicable, shall in no event constitute an approval of the matters received by Owner.

In the event that Owner disapproves the Drawings or Specifications, Owner shall provide Contractor with a written statement of the reasons for such rejection within the time period required for Owner’s response, and Contractor shall provide Owner with revised and corrected Drawings and Specifications as soon as possible thereafter.

Owner’s lack of disapproval of or comments on, or any approval by Owner of, any Drawings and Specifications shall not in any way be deemed to limit or in any way alter Contractor’s responsibility to design and engineer the Facility and perform the Work in accordance with the requirements of the Contract Documents.

D. Design Licenses. Contractor shall perform all design and engineering Work in accordance with Applicable Law, and all Drawings and Specifications shall be complete and fully coordinated and stamped by design professionals duly licensed in accordance with Applicable Law.

E. CAD Drawings. Drawings prepared by Contractor or its Subcontractors under the Contract Documents shall be prepared using computer aided design (“CAD”). Contractor shall provide Drawings in their native formats as set forth in the applicable Work Order along with six (6) hard copies.

F. Progress P&ID’s. During the progress of the Work, Contractor shall maintain and provide Owner with access to a marked, up-to-date set of P&ID’s maintained for and by Contractor.

G. Other Information. Contractor shall deliver to Owner copies of any and all Drawings, Specifications or other documents, as requested by Owner, within a reasonable time of such request.

3.5 Environmental Regulations and Environmental Compliance. Without limitation of Section 3.1, Contractor shall perform the Work and shall design the Facility in compliance with Contractor’s HSE Plan. If applicable to the Work to be performed under the Contract Documents, Contractor shall dispose of all non-hazardous wastes and Hazardous Materials brought onto the Site by Contractor or any of its Subcontractors or produced as a by-product of Equipment, material or Construction Equipment brought onto the Site by Contractor or Subcontractors during performance of the Work, all of which shall be disposed in off-Site locations permitted to receive such non-hazardous wastes and Hazardous Materials. Contractor shall deliver to Owner (i) notice of any pending or threatened material environmental claim with respect to the Facility, and (ii) promptly upon their becoming available, copies of written communications with any Governmental Instrumentality relating to any such material environmental claim.

3.6 Construction Equipment. Contractor shall furnish all Construction Equipment necessary and appropriate for the timely and safe completion of the Work in compliance with the Contract Documents. Notwithstanding anything to the contrary contained in this Agreement, Contractor shall be responsible for damage to or destruction or loss of, from any cause whatsoever, all such Construction Equipment. Subject to Section 3 of Schedule L-1, Contractor shall require all insurance policies (including policies of Contractor and all Subcontractors) in any way relating to such Construction Equipment to include clauses stating that each underwriter will waive all rights of recovery, under subrogation or otherwise, against Owner and any Owner Affiliates.

3.7 Employment of Personnel.

A. Contractor shall not employ, or permit any Subcontractor to employ, in connection with its performance under the Contract Documents, any Person who is demonstrably not skilled or qualified in the services or work assigned to such Person. Contractor agrees to promptly remove (or to require any Subcontractor to remove) from its services or work in connection with the Work any Person who does not meet the foregoing requirements. In addition, Contractor agrees that, after receipt of written notice from Owner, it shall promptly remove from the Work any employee or agent of Contractor or of its Subcontractors who, in Owner’s opinion, is unsafe, incompetent, careless, unqualified to perform the Work assigned to such Person, creates an unsafe or hostile work environment, disregards the terms and conditions of the Contract Documents, or is interrupting, interfering with or impeding the timely and proper completion of the Work. NOTWITHSTANDING THE FOREGOING, OWNER SHALL HAVE NO LIABILITY AND CONTRACTOR AGREES TO RELEASE, INDEMNIFY, DEFEND AND HOLD HARMLESS THE OWNER GROUP FROM AND AGAINST ANY AND ALL CLAIMS, CAUSES OF ACTION, DAMAGES, LOSSES, COST AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES AND LITIGATION OR ARBITRATION EXPENSES) AND LIABILITIES, OF WHATSOEVER KIND OR NATURE, WHICH MAY DIRECTLY OR INDIRECTLY ARISE OR RESULT FROM CONTRACTOR OR ANY SUBCONTRACTOR CHOOSING TO TERMINATE THE EMPLOYMENT OF ANY SUCH EMPLOYEE (INCLUDING ANY KEY PERSON) OR REMOVE SUCH EMPLOYEE FROM THE WORK WHO FAILS TO MEET THE FOREGOING REQUIREMENTS FOLLOWING A REQUEST BY OWNER TO HAVE SUCH EMPLOYEE REMOVED FROM THE WORK. Any such employee shall be replaced at the cost and expense of Contractor or the relevant Subcontractor, as appropriate.

B. Contractor is responsible for maintaining labor relations in such manner that, so far as reasonably practicable, there is harmony among workers. Contractor and its Subcontractors shall conduct their labor relations in accordance with the recognized prevailing local area practices. Contractor shall inform Owner promptly of any labor dispute, anticipated labor dispute, request or demand by a labor organization, its representatives or members which may reasonably be expected to affect the Work. Contractor further agrees to inform Owner, before any commitments are made, during the negotiations of any agreements or understandings with local or national labor organizations.

3.8 Clean-Up. If applicable to the Work to be performed under the Contract Documents, Contractor shall, to Owner’s satisfaction, at all times keep the Site free from all waste materials or rubbish caused by the activities of Contractor or any of its Subcontractors. As soon as practicable after final completion of the Work, Contractor shall remove all of its Construction Equipment and remove from the Site all waste material and rubbish that was caused by the activities of Contractor or any of its Subcontractors. The Site shall be restored in accordance with all Permits and the Contract Documents. In the event of Contractor’s failure to comply with any of the foregoing upon three (3) Days’ notice to do so, Owner may accomplish the same; provided, however, that Contractor shall be responsible for all reasonable costs associated with such removal and/or restoration, including costs associated with Taxes, permitting and transportation.

3.9 HSE Plan; Security. Contractor recognizes and agrees that safety and physical security are of paramount importance in the performance of the Work and that Contractor is responsible for performing the Work in a safe and physically secure manner. Within sixty (60) Days after the Agreement Effective Date, Contractor shall submit to Owner for its review a health, safety and environmental plan (including a drug testing program) based upon Contractor’s standard safety and environmental policies, as modified to account for the particulars of the Work to be performed under this Agreement (the “HSE Plan”). Contractor shall revise the HSE Plan to incorporate comments, if any, provided by Owner during its review, which shall be conducted within ten (10) Days of receipt of the HSE Plan. Contractor further agrees to perform the Work in accordance with the health, safety and environmental rules and standards of Applicable Law,

GECP and the HSE Plan (collectively, the “Safety Standards”). Owner’s review of, or comments with respect to, the HSE Plan shall not in any way relieve Contractor of its obligations under this Agreement (including Contractor’s obligations to conduct the Work in accordance with the health, safety and environmental rules of Applicable Law and GECP). Contractor shall appoint one or more (as appropriate) safety representative(s) reasonably acceptable to Owner who shall have responsibility to correct unsafe conditions or unsafe acts associated with Work performed on the Site, act on behalf of Contractor on health, safety and environmental matters, and participate in periodic safety meetings with Owner. Contractor further agrees to provide or cause to be provided necessary training and safety equipment to its employees, Subcontractors, and to Owner personnel temporarily visiting the Site to ensure their compliance with the foregoing Safety Standards and enforce the use of such training and safety equipment. Contractor shall maintain all accident, injury and any other records required by Applicable Law or by Permit and shall furnish Owner a Monthly summary of injuries and labor hours lost due to injuries. Should Owner at any time observe Contractor, or any of its Subcontractors performing the Work at the Site in violation of the Safety Standards or in an unsafe manner, or in a manner that would, if continued, violate the Safety Standards or become unsafe, then Owner shall have the right (but not the obligation) to require Contractor to stop the affected Work until such time as the manner of performing such Work has been rendered safe. In connection with Work performed at the Site, Contractor shall be responsible for the security, fencing, guarding and lighting until all of the completion of such Work. In addition, for Work performed on Rights of Way and Easements, Contractor shall perform all Work in accordance with, and cause all Subcontractors to perform all Work in accordance with, the safety, health and environmental rules and policies required by the Landowners of such Rights of Way and Easements and provided in advance to Contractor in writing.

3.10 Emergencies. In the event of any emergency endangering life or property in any way relating to the Work, whether on the Site or otherwise, Contractor shall take such action as may be reasonable and necessary to prevent, avoid or mitigate injury, damage, or loss and shall, as soon as reasonably possible, report any such incidents, including Contractor’s response thereto, to Owner. If Contractor fails to take such action and the emergency requires immediate action, then Owner, with or without notice to Contractor may, but shall be under no obligation to, take reasonable action as required to address such emergency. The taking of any such action by Owner, or Owner’s failure to take any action, shall not limit Contractor’s liability. Contractor shall reimburse Owner in an amount equal to the reasonable costs incurred by Owner in taking such action.

3.11 Contractor Permits. Contractor shall be responsible for obtaining the Permits listed in Schedule B-1 and any other Permits to be issued in Contractor’s name as may be required to perform the Work under the Contract Documents. Contractor shall provide Owner with copies of such Permits as soon as reasonably practicable after they are obtained.

3.12 Assistance with Owner Permits. Contractor shall provide assistance, information and documentation as requested by Owner to enable Owner to obtain any Permits that Owner is required to obtain in connection with the Section 4.2.

3.13 Books, Records and Audits.

A. Contractor shall keep full and detailed books, records, daily reports, schedules, accounts, work logs, payroll records, receipts, statements, electronic files, correspondence and other pertinent documents as may be necessary for proper performance of the Work under the Contract Documents, as required under Applicable Law or the Contract Documents, and in any way relating to the Contract Documents (“Books and Records”). Contractor shall maintain all such Books and Records in accordance with GAAP and shall retain all such Books and Records for a minimum period of three (3) years after the earlier of the termination or expiration of this Agreement, or such greater period of time as may be required under Applicable Law.

B. Upon reasonable notice, Owner shall have the right to audit, or have audited by Owner’s third party auditors, Contractor’s Books and Records; provided, however, that such audit shall not extend to calculations of the internal composition of any compensation that is fixed in amount hereunder, including the composition of any agreed-upon multipliers, rates, burdens and markups reflected in Attachment C. When requested by Owner, Contractor shall provide Owner or its auditors with reasonable access to all such Books and Records, and Contractor’s personnel shall cooperate with Owner and such auditors to effectuate the audit or audits hereunder. Owner and its auditors shall have the right to copy all such Books and Records. Contractor shall endeavor to include audit provisions identical to this Section 3.13 in all Subcontracts. No access to Books and Records shall be granted to Owner’s auditors until such auditors have signed a confidentiality agreement with Contractor in accordance with the standard practice in the auditing industry for audits of this kind.

C. Contractor shall not, and shall provide that its Subcontractors and agents or employees of any of them shall not (i) pay any commissions or fees, or grant any rebates, to any employee or officer of Owner or its Affiliates, (ii) favor employees or officers of same with gifts or entertainment of a significant cost or value, or (iii) enter into any business arrangements with employees or officers of same.

3.14 Tax Accounting and Auditing. Within a reasonable period of time following a request therefor by Owner, Contractor shall provide to Owner or its auditors any information (including Books and Records) regarding quantities and descriptions of any Equipment ordered for the Facility and any other information as Owner or its auditors may deem reasonably necessary in connection with the preparation of Owner’s tax returns (including information reasonably required to determine the amount of Qualified Research Expenditures incurred in connection with the Work) or other tax documentation in connection with the Work. Contractor shall be responsible for personal property Taxes on Construction Equipment.

3.15 Temporary Utilities, Roads, Facilities and Storage. Until final completion of the Work, to the extent applicable, Contractor shall provide all temporary utilities (i.e., electricity, water, communication, cable, telephone, waste and sewer) necessary for the performance of the Work, including installation and usage costs. Subject to Section 4.3, Contractor shall construct and maintain temporary access and haul roads as may be necessary for the proper performance of the Contract Documents and the Work. If requested by Owner, Contractor shall provide Owner with sufficient office space at the time of Contractor’s mobilization at the Site to accommodate Owner’s Site representative and support staff at the Site. Contractor shall provide Owner with all office space, construction trailers, utilities, storage and warehousing, security, telephones, furnishings, and other temporary facilities required for their oversight of the Work, as set forth in more detail in the applicable Work Order. Once title to Equipment has passed to Owner as set forth in Section 9.1, such Equipment shall, if stored at a location other than on the Site, be segregated from other goods, and shall be clearly marked as “Property of Corpus Christi LNG, LLC.”

3.16 Reports.

A. Contractor shall provide Owner with an electronic copy of the following reports and other documentation:

1. minutes for all weekly status and other Work-related meetings with Owner within five (5) Business Days following such meeting;

2. safety incident reports within three (3) Business Days of the occurrence of any such incident; except for any safety incident involving a significant non-scheduled event such as fires, explosions, mechanical failures or major injuries which shall be provided to Owner within eight (8) hours of the occurrence of such incident; provided, however, notification shall be provided to Owner immediately if the incident is of significant magnitude to threaten public or employee safety, cause significant property damage or interrupt the Work;

3. productivity reports;

4. manpower reports;

5. cost reports;

6. reports with respect to Contractor and Subcontractor performance;

7. schedule reports; and

8. Monthly progress reports (“Monthly Progress Reports”) in form and content to be mutually determined by the Parties.

3.17 Payment. Contractor shall timely make all payments required to be paid to Owner pursuant to the terms of this Agreement.

3.18 Commercial Activities. Neither Contractor nor its employees shall establish any commercial activity or issue concessions or permits of any kind to Third Parties for establishing commercial activities on the Site or any other lands owned or controlled by Owner.

3.19 Title to Materials Found. As between Owner and Contractor, the title to water, soil, rock, gravel, sand, minerals, timber and any other materials developed or obtained in the excavation or other operations of Contractor or any Subcontractor and the right to use said materials or dispose of same is hereby expressly reserved by Owner. Notwithstanding the foregoing, Contractor shall be permitted, without charge and with Owner’s approval, to use in the Work any such materials that comply with the requirements of the Contract Documents.

3.20 Survey Control Points and Layout. If necessary for the performance of the Work, Contractor shall establish all survey control points and layout any such Work in accordance with the requirements of the Contract Documents, which shall be based on the survey control point established by Owner pursuant to Section 4.5. If Contractor or any of its Subcontractors or any of the representatives or employees of any of them move or destroy or render inaccurate the survey control point provided by Owner, such control point shall be replaced by Contractor at Contractor’s own expense.

3.21 Cooperation with Others. Subject to the provisions of this Agreement, including Section 4.3, Contractor acknowledges that Owner or Owner’s other contractors or subcontractors may be working at the Site during the performance of the Contract Documents and Contractor’s Work or use of certain facilities may be interfered with as a result of such concurrent activities. Subject to Section 4.3, Contractor agrees to coordinate the performance of the Work with such other contractors or subcontractors performing work at the Site so as not to materially interfere with any of Owner’s other contractors or subcontractors performing work at the Site; provided, however, Contractor shall in all cases coordinate the Work with any Persons (other than Owner or Owner’s other contractors or subcontractors) on or using the Rights of Way and Easements, and Contractor shall adhere to the reasonable instructions provided by Owner or the applicable Landowner(s) in connection with Work performed within such Rights of Way and Easements.

3.22 Responsibility for Property. Contractor shall plan and conduct its operations so that neither Contractor nor any of its Subcontractors shall (i) enter upon lands (other than the Site) or waterbodies in their natural state unless authorized by the appropriate owner or entity; (ii) close or obstruct any utility installation, highway, waterway, harbor, road or other property unless Permits are obtained and authorized by the appropriate entity or authority; or (iii) disrupt or otherwise interfere with the operation of any portion of any pipeline, telephone, conduit or electric transmission line, ditch, navigational aid, dock or structure unless otherwise specifically authorized in a Work Order or in writing by Owner. The foregoing includes damage arising from performance of the Work through operation of Construction Equipment or stockpiling of materials.

3.23 Equipment Quality. Contractor shall furnish reasonable evidence as to the kind, quality, and quantity of all Equipment. Without prior written approval by Owner which specifically waives the requirements of this Agreement, where a Work Order specifies the procurement of certain Equipment as part of the Work, Contractor shall not procure any Equipment other than as specified in the Work Order. If Contractor wishes to modify the requirements with respect to any Equipment, then it shall make written application to Owner for Owner’s approval (such approval not to be unreasonably withheld), prior to procuring such Equipment. Such application shall (i) identify the requirements being modified, (ii) certify that the quality of the proposed substitute is equal to or better than that currently specified, and (iii) certify that the substitute is suited to the same use and capable of performing the same function as that specified. If the preceding requirements are not followed, then any substitution shall constitute a material failure by Contractor to comply with its obligations under the Contract Documents.

3.24 Excusable Delay. If an Excusable Delay prevents the performance of any Work under a Work Order and causes Contractor to suspend performance of any such Work affected by an Excusable Delay, such suspension shall not be considered a Default, provided that Contractor uses all reasonable efforts to (i) mitigate the effects of such Excusable Delay and (ii) recommence such affected Work.

3.25 Nondiscrimination. Contractor agrees that it shall conduct its activities without discrimination on account of race, creed, color, sex, national origin, age or disability and shall comply with Applicable Law relating thereto, including Executive Order 11246, as amended. Upon the request of Owner, Contractor shall provide Owner with copies of all plans or programs that Contractor uses to satisfy the requirements of this Section 3.25.

3.26 Rights of Way and Easement Agreements. During the performance of the Work, Contractor shall comply with any obligations of the Rights of Way and Easement Agreements to the extent that such obligations apply to the Work being performed and provided that such Rights of Way and Easement Agreements are provided in advance of Contractor performing Work on such Rights of Way and Easement.

Article 4

OWNER’S RESPONSIBILITIES

Owner shall comply with the following provisions in a timely manner in accordance with the Work Schedule at no cost to Contractor:

4.1 Payments. Owner shall timely make payments in accordance with the provisions of Article 8 hereof.

4.2 Owner Permits. Owner shall be responsible for obtaining the Permits listed in Schedule B-2. Owner shall maintain and, to the extent applicable, renew such Permits. To the extent Owner has already obtained any such Permits as of the Agreement Effective Date, Owner shall provide copies of such Permits to Contractor on or before the Agreement Effective Date. The terms of all such Permits shall be compatible with Contractor’s performance of the Work, and Owner shall promptly notify Contractor of any changes to the terms of any such Permit that impacts Contractor’s performance of the Work under the Contract Documents. Owner shall provide information, assistance and documentation to Contractor as reasonably requested in connection with the Permits that Contractor is responsible for obtaining in accordance with Section 3.11.

4.3 Access to the Site.

A. In accordance with Attachment K and subject to the terms of this Agreement, including Sections 3.21 and 4.3B, Owner shall provide Contractor with access to the Site, provided that Contractor’s access to Rights of Way and Easements shall be in accordance with the terms and conditions of the Rights of Ways and Easement Agreements.

B. Owner shall have access to the Site at all times.

4.4 Sales and Use Tax Matters.

A. Sales and Use Tax Exemption Certificates on Tax Exempt Equipment.

1. For Texas state and local sales and use tax purposes, the Contract Documents shall be considered to be a separated contract for the construction of new non-residential real property as defined under Applicable Law, including 34 Tex. Admin Code Rule § 3.291(a)(12). Work Orders, all Change Orders, and Contractor’s Invoices will separate pricing/charges for “skills and labor” from pricing/charges for Equipment and taxable services re-sold to Owner. Contractor’s Invoices shall further separate Contractor’s pricing for taxable Equipment and taxable services re-sold to Owner from Contractor’s pricing/charges for Tax Exempt Equipment. Contractor shall invoice Owner Texas sales and use tax on Contractor’s sales price of the separated taxable Equipment and separated taxable services re-sold to Owner. Owner will pay Contractor Texas sales and use tax and Contractor will remit these taxes to the appropriate taxing authorities. Contractor shall ensure that all Subcontracts are separated for Texas state and local sales and use tax purposes. Contractor shall issue valid Texas re-sale certificates to Contractor’s Subcontractors for Subcontractor purchases of Equipment and taxable services re-sold to Owner.

2. Owner shall list in each Work Order and Change Order those items of Equipment to be permanently installed at the Facility in which Owner intends to claim a manufacturing, pollution control or other applicable exemption from the payment of Texas state and applicable local sales and use taxes under Applicable Law, including the governing law specified in Section 20.9 (“Tax Exempt Equipment”), which such list as set out in the Work Order may be adjusted by Owner at its sole discretion with written notice to Contractor on or before the completion of the Work and formalized by Change Order. In addition, Owner will update the list of Tax Exempt Equipment and taxable services re-sold to Owner in a Work Order (i) with respect to any additional items of Equipment and taxable services re-sold to Owner added by Change Order which are subject to a manufacturing, pollution control or other applicable exemption from the payment of Texas state and applicable local sales and use taxes, or (ii) should Owner determine that any Equipment previously designated as taxable Equipment and taxable services re-sold to Owner should be designated as Tax Exempt Equipment or tax exempt services. Owner shall provide Contractor with a valid Texas state and applicable local sales and use tax exemption certificates claiming the manufacturing and pollution control exemptions for the Tax Exempt Equipment (including Tax Exempt Equipment added to a Work Order by Change Order). The Owner-issued Texas sales and use tax exemption certification will be supported by the Owner-provided list included and incorporated into applicable Work Order.

3. Contractor shall maintain for Owner’s review copies of Texas state and applicable local sales and use tax exemption certificates and other similar documentation necessary to support all Texas state and applicable local sales and use tax exemptions that may be available to Owner, Contractor or any Subcontractor in connection with the Work.

4. Contractor shall reasonably cooperate with Owner to minimize any and all Texas state and applicable local sales and use taxes relating to the Facility and the Work. If Contractor or any Subcontractor incurs any Texas state and applicable local sales and use taxes on any items of Tax Exempt Equipment or taxable services re-sold to Owner listed in a Work Order, due to Contractor failing to follow such Owner provided listed in the Work Order, Contractor shall be responsible for the payment of such Texas state and applicable local sales and use taxes, penalties and interest, without reimbursement by Owner and CONTRACTOR SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS OWNER GROUP FROM AND AGAINST ANY CLAIMS BY A GOVERNMENTAL INSTRUMENTALITY FOR SUCH TEXAS STATE AND APPLICABLE LOCAL SALES AND USE TAXES. If the state of Texas increases or decreases the state or local option sales and use tax rates, the increase or decrease will be to the Owner’s account.

5. For clarification purposes, it is understood that Owner is solely responsible for the accuracy of the Owner-provided list in the Work Order regarding Tax Exempt Equipment and taxable services re-sold to Owner. If Contractor or any Subcontractor pays or incurs any Texas state and applicable local sales and use taxes on any items of Tax Exempt Equipment or taxable services re-sold to Owner attributable to the Owner’s failure to provide Contractor with a valid Texas state and applicable local sales and use tax exemption certificate for all or any portion of the Tax Exempt Equipment and taxable services resold to Owner included in the Owner-provided list in the applicable Work Order (including adjustments made to a Work Order due to Change Orders), Contractor shall be entitled to reimbursement in accordance with Article 7 in an amount equal to such Texas state and applicable local sales and use taxes, penalties and interest, if any, that are properly owed and paid by Contractor for such Tax Exempt Equipment and services improperly identified by Owner in the Owner-provided list included in the Work Order regarding Tax Exempt Equipment and taxable services re-sold to Owner, and OWNER SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS CONTRACTOR GROUP FROM AND AGAINST ANY CLAIMS BY A GOVERNMENTAL INSTRUMENTALITY FOR SUCH TEXAS STATE AND LOCAL SALES AND USE TAXES.

B. Texas Sales and Use Tax on Taxable Equipment & Taxable Services Re-Sold to Owner. With each Invoice that includes any Equipment to be permanently installed in the Project (other than Tax Exempt Equipment) and taxable services resold to Owner including items such as real property services and non-Hazardous Materials removal services, Contractor shall separately list in the Invoice and bill Owner the Texas state and applicable local sales and use taxes with respect to such taxable Equipment and services. Contractor invoice charges for labor and skills will be separated from Contractor invoice charges for Equipment. In addition, Contractor will separate invoice charges for taxable Equipment from invoice charges for Tax Exempt Equipment and services. In no instance will “skills and labor”, service, fabrication labor or any other form of labor charge” be billed together with a charge for taxable Equipment. The Texas state and applicable local sales and use taxes charged to Owner shall be based on the prices listed in Attachment C and the schedule in the applicable Work Order. Texas sales and use tax amounts billed Owner will be subject to the provisions of Section 4.4A.4 and 4.4A5 (which may be subject to Change Order or Work Order), which shall represent Owner’s maximum liability to Contractor for Texas state and applicable local sales and use taxes on taxable Equipment and services. Subject to other provisions of this Agreement, Owner shall remit to Contractor the payment of such Texas sales and use taxes within the time allowed for the payment of Invoices under this Agreement. Contractor shall be responsible for paying to the applicable Governmental Instrumentality all applicable Texas state and applicable local sales and use taxes owed under Applicable Law with respect to taxable Equipment and services. If the Owner elects to dispute the applicable Texas state and applicable sales and use taxes on any item, Owner shall bear the costs incurred in resolving such dispute.

4.5 Legal Description and Survey. As of the Agreement Effective Date, Owner has provided to Contractor (i) the legal description of the Site as set forth in Attachment E and (ii) a survey of the Site showing the boundaries of the Site and one survey control point, prepared by Shiner Moseley and Associates, Inc., dated June 8, 2004. Contractor shall be entitled to rely upon the accuracy of this information. To the extent any existing structures or utilities are shown in the survey, Contractor shall independently verify the locations of such existing structures and utilities.

4.6 Owner-Provided Items. Owner shall provide those items listed in Attachment K (within the times listed in Attachment K) or any other items specified in a Work Order as being Owner-provided items. The items already provided by Owner are listed in Attachment K. The Contractor shall be entitled to rely upon the accuracy and completeness of those items designated by Owner as “Rely Upon” within the Design Basis in Schedule A-2.

4.7 Excusable Delay. Owner’s obligations under this Agreement, except for any obligation to pay monies due to Contractor as provided under this Agreement, shall be suspended to the extent that performance of such obligation is delayed or prevented by Excusable Delay.

4.8 Personal and Real Property Taxes. Owner shall be responsible for personal and real property Taxes on the Facility and the Equipment that are stored or located on the Site on the applicable Tax assessment date provided for under Applicable Law.

4.9 Waivers of Consequential Damages from Landowners. Unless otherwise agreed to in writing by Contractor, such agreement not to be unreasonably withheld, Owner is responsible for obtaining a written waiver of consequential damages from Landowners in favor of Contractor as a condition precedent to Contractor’s obligation to commence Work in those areas of the Site that cause Contractor to interface with such Landowner.

Article 5

COMMENCEMENT OF WORK AND SCHEDULING OBLIGATIONS

5.1 Commencement of Work. Contractor shall not, and shall not be obligated to, commence performance of any Work until Owner and Contractor mutually execute a Work Order authorizing the same pursuant to the terms and conditions of this Agreement and such Work Order. Upon execution of a Work Order by the Parties, Contractor shall promptly commence with the performance of the Work specified in the Work Order.

5.2 Work Order No. 1. Notwithstanding Section 5.1, the Parties agree to execute Work Order No. 1 within seven (7) Days after the Agreement Effective Date. Upon execution of

Work Order No. 1 by the Parties, Contractor shall promptly commence with the performance of Work specified in Work Order No. 1 in accordance with this Agreement and the terms and conditions set forth in such Work Order.

5.3 Work Schedules. Contractor shall use all commercially reasonable efforts to perform the Work in accordance with the Work Schedule set forth in the applicable Work Order.

Article 6

CHANGES AND CHANGE ORDERS

6.1 Changes. Changes may be made to a Scope of Work of any Work Order under a mutually accepted Change Order in the form of Attachment D. Such Change Order shall be signed by both Parties and shall set forth, in appropriate detail, the changes, additions or deletions to the original Scope of Work of such Work Order and the effect of such change on the Work Schedule and Fee.

6.2 Adjustment Only Through Change Order. There shall be no adjustments to a Work Order except by Change Order. All Change Orders shall have the pricing “separated” for Texas sales and use tax purposes.

Article 7

COMPENSATION

As full compensation for performing all Work and all other obligations under this Agreement, Owner shall pay Contractor a total remuneration consisting of the Fee and the Cost of Work, as such amounts are calculated under Attachment C and reconciled with prior payments pursuant to Article 8.

Article 8

INVOICING AND PAYMENTS TO CONTRACTOR

8.1 Initial Payment. Upon execution of Work Order No. 1 in accordance with Section 5.2, Contractor shall deliver to Owner: (a) an Invoice for Six Million Three Hundred Twenty Five Thousand Sixty Nine U.S. Dollars (U.S.$6,325,069), which amount is a good faith estimate of the Cost of Work and Fee anticipated to be incurred and earned by Contractor under Work Order No. 1 from the date of such execution through the end of the following Month, supported by information and documentation required under this Article 8 (the “Initial Payment”), (b) a list of Work items for Work Order No. 1 that Contractor has scheduled and plans to perform during the time period between the date of execution of Work Order No. 1 and the end of the following Month, and (c) a look-ahead schedule for such time period, prepared by Contractor, that shows Contractor’s schedule for performing such Work items during the time period. Upon receipt of the above, Owner shall pay Contractor the Initial Payment.

8.2 Subsequent Invoices for Progress Payments.

A. This Section 8.2 shall govern the submittal of all Invoices except for the Invoice for the Initial Payment under Section 8.1 and the Invoice for final payment under Section 8.8.

B. On or about the tenth (10th) Day of each Month (for the purposes of Article 8, the “current Month”), Contractor shall submit to Owner for each Work Order: (a) an Invoice containing a good faith estimate of the Cost of Work and Fee anticipated to be incurred and earned by Contractor in performing Work under such Work Order in the following Month (for the purposes of Article 8, the “following Month”), supported by information and documentation required under this Article 8, (b) a list of Work items that Contractor has scheduled and plans to perform during such following Month under such Work Order, and (c) a 30-Day look-ahead schedule, prepared by Contractor, for such following Month that shows Contractor’s schedule for performing such Work items during such following Month. Such Invoice shall contain a “true-up” or reconciliation to account for the actual Fee and Cost of Work incurred during the previous Month, by adjusting the amount of such Invoice upwards or downwards based on the difference between (i) the Fee and Cost of Work actually incurred by Contractor during the previous Month and (ii) the estimated Fee and Cost of Work Invoiced for such previous Month, as provided in further detail in Section 8.14.

C. If Owner has any objections to the Invoice, list or schedule submitted under Section 8.2B, Owner shall notify Contractor within five (5) Days of Owner’s receipt of such Invoice, list and schedule and set out with specificity the reasons for its objections. If Owner objects to such Invoice, list or schedule within such time and the Parties are unable to resolve any disagreements between them relating to such Invoice, list or schedule within ten (10) Days after Owner’s receipt of such Invoice, list and schedule, Contractor shall submit to Owner, no later than the tenth (10th) Day after receipt of Owner’s objections, a revised Invoice for all undisputed amounts, which Owner shall pay in accordance with this Article 8. Disputed amounts will be resolved in accordance with Article 17.

8.3 Form and Content of Invoices. Contractor shall submit a separate Invoice for payment under each Work Order. All Invoices, other than the final Invoice for any Work Order under this Agreement, shall be in the form of Schedule I-1 and shall include a representation and certification by Contractor that:

A. except as noted in the current Month’s Invoice for any true-up or reconciliation for the previous Month’s Work, the Work items described in or relating to the previous Month’s Invoice have been performed in full accordance with the Agreement and Contractor incurred and earned during the previous Month the estimated Cost of Work and Fee included in the previous Month’s Invoice;

B. subject to any Excusable Delay, Contractor will perform the Work described in or relating to all Work items that are the subject of the current Month’s Invoice;

C. all quantities and prices in the current Month’s Invoice, including the estimated Cost of Work and estimated Fee, are estimated correctly and in accordance with the Agreement, including Section 8.4;

D. a fully completed and executed Interim Lien and Claim Waiver from Contractor, and from each Subcontractor, is provided pursuant to Section 8.7 of the Agreement and is attached to the current Month’s Invoice;

E. all Subcontractors have been paid the monies due and payable for Work performed in accordance with the terms of such Subcontracts, except for amounts that are the subject of the current Month’s Invoice or for such amounts that are in good faith dispute by Contractor;

F. the current Month’s Invoice is signed by an authorized representative of Contractor; and

G. the Invoice, including the invoicing for any Change Orders, is “separated” for Texas sales and use tax purposes, including the following pricing separations:

1.	Engineering charges;

2.	New construction labor charges;

3.	New construction Taxable material charges;

4.	New construction exempt material charges;

5.	Construction Equipment charges;

6.	Taxable services re-sold to Owner;

7.	Subcontractor labor and other charges (not including any Equipment) should be merged with Contractor’s new construction labor charges;

8.	Subcontractor taxable Equipment (not including any labor charges) may be merged with Contractor’s taxable materials charges;

9.	Subcontractor exempt permanent material charges (not including any labor charges) may be merged with Contractor’s Taxable material charges;

10.	Other charges (optional), including charges for consumable supplies, including applicable sales and use taxes paid by Contractor; and

11.	G&A and markups.

8.4 Cost of Work Estimate. The estimated Cost of Work to be included in each Invoice and to be used as the basis for the estimated Fee under each Invoice shall include:

A. A detailed estimate of the costs of wages and salaries, supported by proper documentation and allowed under Attachment C as a Cost of Work, including (i) a list of work hours anticipated to be performed by each craft for the following Month, (ii) a description of the Work anticipated to be performed by each such craft, and (iii) any other supporting documents as Owner may require;

B. A detailed estimate of amounts to be paid by Contractor to a Subcontractor for the following Month for Cost of Work allowed under Attachment C, together with any records and other supporting documentation used to create such estimates, including: (i) bids; (ii) billing rates; and (iii) and other documentation as requested by Owner; and

C. A detailed estimate of all other costs anticipated to be incurred by Contractor for the following Month and allowed under Attachment C, along with records and other documentation supporting and evidencing such estimates, including (i) bids; (ii) billing rates; (iii) invoices (if applicable); and (iv) other supporting documents as Owner may reasonably require.

8.5 Review and Payment by Owner.

A. Each Invoice shall be reviewed by Owner and, upon Owner’s reasonable request, Contractor shall furnish any and all additional supporting documentation, certificates and information as necessary to establish that Contractor is entitled to payment for amounts billed in such Invoice. Subject to Owner’s right to withhold or offset payments under this Agreement, including Sections 8.11 and 8.14, and provided that Contractor has complied with Sections 8.2, 8.3 and 8.4, the amounts billed in each Invoice (other than the Invoice for final payment under the Agreement) and due and owing under this Agreement shall be payable by Owner to Contractor no later than twenty (20) Days after the later of Owner’s receipt of (i) the originally issued Invoice under Section 8.2B (and all documentation required under this Agreement) or (ii) the revised Invoice under Section 8.2C (and all documentation required under this Agreement).

B. Without limitation of the foregoing, and subject to Section 8.2C and 8.15, Owner shall not, with respect to any such Invoice, be required to pay Contractor for amounts not properly invoiced or documented under Sections 8.2, 8.3, 8.4 or this Section 8.5, or amounts in which Owner is entitled to withhold or offset under this Agreement. In addition, if a revised Invoice is required under Section 8.2, Owner shall be only required to make payment under a revised Invoice issued in accordance with Section 8.2 and not under the originally issued Invoice.

C. Payments shall be wire transferred made in U.S. Dollars to an account designated by Contractor.

8.6 Progress Reports. Attached with each Invoice, Contractor shall submit to Owner a Monthly Progress Report updated for all Work performed through the previous Month, the receipt of which shall be a condition of payment under this Article 8. This Section 8.6 shall not apply to the Invoice for the Initial Payment.

8.7 Interim Lien and Claim Waivers. As a condition precedent to Owner’s obligation to make any payment with respect to any Invoice, Contractor shall submit to Owner with each Invoice: (i) a fully executed Interim Lien and Claim Waiver from Contractor in the form of Schedule J-1 for all Work performed through the end of the immediately preceding Month and (ii) a fully executed Interim Lien and Claim Waiver from each Subcontractor in the form set forth in Schedule J-2 for all Work performed through the end of the immediately preceding Month. Interim Lien and Claim Waivers, however, shall not be required from Subcontractors until any amounts relating to their respective Work is included in an Invoice, and Subcontractors shall be required to submit additional Interim Lien and Claim Waivers only if their respective Work is not covered by a previous Interim Lien and Claim Waiver.

8.8 Final Payment. Upon final completion of Work under each Work Order, or upon Owner’s exercise of its compensation cap pursuant to any Work Order, Contractor shall submit a fully executed final Invoice in the form attached hereto as Schedule I-2, along with (i) a statement summarizing and reconciling all previous Invoices, payments and Change Orders for such Work Order, including, as applicable, the Initial Payment; (ii) an affidavit that all payrolls, Taxes, bills for Equipment, liens, charges, claims, demands, judgments, security interests and any other indebtedness connected with such Work Order for which Contractor and its Subcontractors are liable (excluding Corrective Work) have been paid, including Texas state and applicable local sales and use taxes which Contractor is required under the Contract Documents, to pay; (iii) a fully executed Final Lien and Claim Waiver from Contractor in the form of Schedule J-3, and (iv) a fully executed Final Lien and Claim Waiver from each Subcontractor in the form set forth in Schedule J-4. No later than twenty (20) Days after receipt by Owner of such final Invoice and all required documentation and achieving completion of the Work under such Work Order, Owner shall, subject to its rights to withhold payment under this Agreement, pay Contractor the undisputed amounts within the final Invoice.

8.9 Payments During Default. Owner shall not be obligated to make any payments hereunder at any time in which a Default shall have occurred and is continuing.

8.10 Payments Not Acceptance of Work. No payment made hereunder by Owner shall be considered as approval or acceptance of any Work, Fee or Cost of Work by Owner or a waiver of any claim or right Owner may have hereunder. All payments shall be subject to correction in subsequent payments.

8.11 Payments Withheld. Owner may, upon providing written notice to Contractor specifying the reasons for such withholding, in addition to any other rights under this Agreement, withhold payment on an Invoice or a portion thereof, in an amount and to such extent as may be reasonably necessary to protect Owner from loss due to:

A. Defective Work, unless Contractor has, within fourteen (14) Days of a written notice given by Owner to Contractor, either (i) remedied such Defective Work or (ii) if such Defective Work cannot be remedied by the exercise of reasonable diligence within such fourteen (14) Day period, provided Owner with a written plan, reasonably acceptable to Owner, to remedy such Defective Work and commenced the remedy of such Defective Work;

B. liens or other encumbrances on all or a portion of the Site or the Work, which are filed by any Subcontractor or any other Person acting through or under any of them unless Contractor has, within fourteen (14) Days of a written notice given by Owner to Contractor, taken any of the following actions: (i) paid, satisfied or discharged the applicable liability, (ii) removed the lien or other encumbrance, or (iii) provided Owner with a bank guarantee or bond reasonably satisfactory to Owner in the applicable amount;

C. any breach by Contractor of any material term or provision of the Contract Documents; unless Contractor has, within fourteen (14) Days of a written notice given by Owner to Contractor, either (i) cured such breach or (ii) if such breach cannot be cured by the exercise of reasonable diligence within such fourteen (14) Day period, Contractor has commenced corrective action and is diligently exercising all commercially practicable efforts to cure such breach;

D. the assessment of any fines or penalties against Owner as a result of Contractor’s failure to comply with Applicable Law;

E. amounts paid by Owner to Contractor in a preceding Month or through the Initial Payment, if applicable, which have been determined to have been an overpayment pursuant to the reconciliation process in Section 8.14 or are otherwise subject to a dispute under this Agreement between Owner and Contractor; or

F. any other costs or liabilities which Owner has incurred for which Contractor is responsible under the Contract Documents.

Notwithstanding Owner’s ability to withhold amounts due to the reconciliation process in Section 8.14 and in accordance with Section 8.11E, Owner shall pay Contractor the amount withheld as soon as practicable, but in no event later than twenty (20) Days after Owner’s receipt of an Invoice from Contractor, if Contractor, as appropriate: (i) pays, satisfies or discharges the applicable liability and provides Owner with reasonable evidence of such payment, satisfaction or discharge, (ii) removes the lien or other encumbrance, (iii) cures the breach in question, (iv) remedies the Defective Work in question, (v) provides Owner with a bank guarantee or bond reasonably satisfactory to Owner in the amount of the withheld payment, and (vi) with respect to disputed amounts withheld pursuant to Section 8.11E, resolves the dispute in accordance with the dispute resolution procedures set forth in Article 17 (but only to the extent such resolution favors payment to Contractor).

8.12 Interest on Late Payments and Improper Collection. Any (a) amounts due but not paid hereunder within thirty (30) Days after the due date or (b) amounts withheld from Contractor but later finally determined in accordance with the dispute resolution procedure set forth in Article 17 to have been improperly withheld shall bear interest at the lesser of (i) an annual rate equal to the prime rate set from time to time by Citibank, N.A. plus three percent (3%), or (ii) the maximum rate permitted under Applicable Law.

8.13 Offset. Owner may offset any amount due and payable from Contractor to Owner under the Contract Documents against any amount due and payable to Contractor hereunder.

8.14 Payment Error. If an error is made in connection with a payment, and such payment is an overpayment, the Party receiving the payment in error shall immediately refund the mistaken amount to the paying Party. Without limiting the preceding sentence, and in addition to any other remedy available to Owner under this Agreement, (i) if Owner discovers that Work associated with a Work item contained Defective Work, then Owner may offset the amount of the payment against future payments in the amount of the payment until the correction of the Defective Work is achieved, (ii) if Owner discovers that any amounts paid by it to Contractor in a preceding Month was incorrect pursuant to Section 8.14, then Owner may offset such amounts against future payments, or (iii) if Owner discovers that any amounts paid by it to Contractor in a preceding Month lacked sufficient or accurate supporting information, then Owner may offset such amounts against future payments for such amounts until sufficient and accurate supporting information is provided pursuant to Sections 8.3, 8.4 and 8.5.

8.15 Reconciliation or True-Up of Payments. Contractor shall attach to each Invoice submitted in accordance with Section 8.2B all calculations and documentation, in accordance with Attachment C, which determine (i) the actual Cost of Work incurred by Contractor in the previous Month, including all calculations, data, work logs, invoices, receipts, and other supporting documentation necessary to justify such actual Cost of the Work and (ii) the Fee based upon Contractor’s calculated actual Cost of Work. Within five (5) Days of Owner’s receipt of such documentation and the actual Cost of Work, Owner may request from Contractor any additional documentation Owner requires to support the calculation of the actual Cost of Work. Should Owner and Contractor fail to agree upon the value of the actual Cost of Work or the Fee for such previous Month, such dispute will be resolved pursuant to Article 17. Failure of Owner to request additional documentation within the times specified above, or to object to the actual Cost of Work or Fee reported by Contractor and included in an Invoice, shall not prejudice Owner’s rights to later require such documentation or later object to such Cost of Work and Fee. Notwithstanding Owner or Contractor’s right to resolve a dispute regarding the actual Cost of Work or Fee in a particular Month pursuant to Article 17, Owner shall have the right to offset or withhold, from the current Month’s Invoice, the difference between (a) the aggregate of (i) the estimated Cost of Work for the previous Month’s Work and (ii) the estimated Fee for the previous Month’s Work and (b) the aggregate of (i) the undisputed portion of the actual Cost of Work for the previous Month’s Work and (ii) the undisputed portion of the Fee for the previous Month’s Work.

Article 9

TITLE AND RISK OF LOSS

9.1 Clear Title. Subject to Contractor’s receipt of all payments of undisputed amounts currently due in accordance with the terms of the Contract Documents, Contractor warrants and guarantees that legal title to and ownership of the Work shall be free and clear of any and all liens, claims, security interests or other encumbrances arising out of the Work when title thereto passes to Owner.

9.2 Title to Work. Title to all or any portion of the Work (other than Work Product) shall pass to Owner upon the earlier of (i) payment by Owner therefore or (ii) delivery of such Work upon the Site. Transfer of title to Work shall be without prejudice to Owner’s right to reject Defective Work, or any other right in the Contract Documents.

9.3 Risk of Loss. At all times during the effective period of this Agreement Owner shall retain any and all risk of loss or damage to the Work (including Equipment), provided that Contractor obtains and maintains the builder’s risk insurance as required under this Agreement. Whether or not Owner or Contractor insures or self-insures, Contractor is fully released from any and all such risk, and Owner agrees to waive all of its rights and require its insurers, as applicable, to waive subrogation rights against Contractor for loss or damage to the Work, even if such damage is caused by the negligence or fault of Contractor, and not only to the extent of Owner’s or Contractor’s insurance coverage, provided that Contractor obtains and maintains the builder’s risk insurance as required under this Agreement. Contractor will protect the Work against loss or damage from and after the time the Parties mutually execute a Work Order until such Work is finally accepted by Owner. Notwithstanding the foregoing, this Section 9.3 shall not in any way be deemed to affect Contractor’s obligations under Article 12.

Article 10

INSURANCE

10.1 Provision of Insurance. The Parties shall provide the insurance as specified in Attachment L on terms and conditions stated therein.

10.2 No Cancellation. All policies providing coverage hereunder shall contain a provision that at least thirty (30) Days’ prior written notice shall be given to the non-procuring Parties and additional insureds prior to cancellation, non-renewal or material change in the coverage.

10.3 Obligations Not Relieved. Anything in the Contract Documents to the contrary notwithstanding, the occurrence of any of the following shall in no way relieve Contractor from any of its obligations under the Contract Documents: (i) failure by Contractor to secure or maintain the insurance coverage required hereunder; (ii) failure by Contractor to comply fully with any of the insurance provisions of this Agreement; (iii) failure by Contractor to secure such endorsements on the policies as may be necessary to carry out the terms and provisions of the Contract Documents; (iv) the insolvency, bankruptcy or failure of any insurance company providing insurance to Contractor; or (v) failure of any insurance company to pay any claim accruing under its policy.

10.4 Failure to Provide Insurance. In the event that liability for any loss or damage is denied by the underwriter or underwriters in whole or in part due to the breach of said insurance by a procuring Party, or for any other reason attributable to such Party, or if either Party fails to maintain any of the insurance herein required, then the defaulting Party shall defend, indemnify and hold the other Party harmless against all losses which would otherwise have been covered by said insurance.

10.5 Unavailable Insurance. If any insurance (including the limits or deductibles thereof) hereby required to be maintained, other than insurance required by Applicable Law to be maintained, shall not be reasonably available in the commercial insurance market, Owner and Contractor shall not unreasonably withhold their agreement to waive such requirement to the extent that maintenance thereof is not so available; provided, however, that the Party shall first request any such waiver in writing from the other Party, which request shall be accompanied by written reports prepared by two (2) independent advisers, including insurance brokers, of recognized international standing certifying that such insurance is not reasonably available in the commercial insurance market (and, in any case where the required amount is not so available, explaining in detail the basis for such conclusions), such insurance advisers and the form and substance of such reports to be reasonably acceptable to the other Party. Any such waiver shall be effective only so long as such insurance shall not be available and commercially feasible in the commercial insurance market.

Article 11

OWNERSHIP OF DOCUMENTATION

11.1 Work Product, Contractor’s Intellectual Property and Third Party Proprietary Work Product.

A. Ownership of Work Product. Owner and Contractor acknowledge that during the course of, and as a result of, the performance of the Work and prior services related to the Facility done by Zachry or AMEC for Owner under the Master Services Agreement, Contractor or any Subcontractors will create, or have created, and will deliver, or have delivered, to Owner, certain written materials, plans, Drawings (including P&IDs), Specifications or other tangible results of performance of the Work under the Contract Documents or performance of services by Zachry or AMEC for Owner under the Master Services Agreement (hereinafter individually or collectively referred to as “Work Product”). Subject to this Section 11.1, Owner shall own all rights, title and interest to the Work Product and any and all intellectual property rights in the Work Product (including all patents and applications therefor, all inventions, trade secrets, know-how, technology, technical data, customer lists, copyrights and all registrations and applications therefor, and all industrial designs) irrespective of any copyright notices or confidentiality legends to the contrary which may have been placed in or on such Work Product by Contractor, any Subcontractor, or any other Person.

B. Contractor’s Intellectual Property and Third Party Proprietary Work Product. Notwithstanding the provisions of Section 11.1A, Contractor shall (as between Owner and Contractor) retain ownership of all intellectual property rights previously owned by Contractor or developed by it outside the Contract Documents or any work developed by Zachry or AMEC outside the Master Services Agreement (hereinafter referred to as “Contractor’s Intellectual Property”), regardless of whether such Contractor’s Intellectual Property is embedded in the Work Product, and nothing in the Contract Documents shall result in a transfer of ownership of either Contractor’s Intellectual Property or the intellectual property rights previously owned or developed by Subcontractors outside the Contract Documents or the Master Services Agreement (“Third Party Proprietary Work Product”). With respect to such Contractor’s Intellectual Property and Third Party Proprietary Work Product relating to the Work, Contractor hereby grants Owner an irrevocable, perpetual and royalty-free license to use and (subject to Section 11.1C) modify Contractor’s Intellectual Property and Third Party Proprietary Work Product (which in either case is embedded in the Work Product relating to the Facility), in each case solely for the purpose of the design, engineering, construction, pre-commissioning, commissioning, start-up, testing and operation of the Facility. Owner shall be entitled to assign its rights in the Work Product and in such license; provided that such assignee shall only be entitled to use the Work Product and Contractor’s Intellectual Property and Third Party Proprietary Work Product which is embedded in the Work Product for the purposes specified above. Unless otherwise agreed to in writing by Owner, all Subcontracts shall contain provisions consistent with this Section 11.1.

C. Modification of Work Product or Contractor’s Intellectual Property. In addition, Owner, at its own risk, or its contractors shall be entitled to modify (a) the Work Product or (b) Contractor’s Intellectual Property embedded in the Work Product in connection with the purposes set forth in Section 11.1B; provided that Owner shall first remove, or cause to be removed, all references to Contractor from the Work Product and Contractor’s Intellectual Property embedded in the Work Product. OWNER SHALL DEFEND, INDEMNIFY AND HOLD THE CONTRACTOR GROUP HARMLESS FROM AND AGAINST ALL DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES AND LITIGATION OR ARBITRATION EXPENSES) INCURRED BY ANY MEMBER OF THE CONTRACTOR GROUP AND CAUSED BY ANY MODIFICATIONS TO THE WORK PRODUCT OR CONTRACTOR’S INTELLECTUAL PROPERTY.

D. Owner’s Affiliates Use of the Work Product and Contractor’s Intellectual Property for Other Projects. In addition, Owner’s Affiliates shall be entitled to use the Work Product at Owner’s Affiliate sole risk and Contractor hereby grants to Owner’s Affiliates an irrevocable and royalty-free license, non-transferable and non-assignable (except as set forth below) to use Contractor’s Intellectual Property embedded in the Work Product, in each case solely for the purpose of developing other projects; provided that (i) Owner’s Affiliates shall first remove all references to Contractor and the Facility from the Work Product and Contractor’s Intellectual Property embedded in the Work Product, (ii) the use of any of Contractor’s Intellectual Property on such other projects shall be limited to such Contractor’s Intellectual Property which is embedded in the Work Product; and (iii) Owner’s Affiliate shall not assign such Work Product or license without Contractor’s consent, which consent shall not be unreasonably withheld. OWNER SHALL DEFEND, INDEMNIFY AND HOLD THE CONTRACTOR GROUP HARMLESS FROM AND AGAINST ALL DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES AND LITIGATION OR ARBITRATION EXPENSES) INCURRED BY ANY MEMBER OF THE CONTRACTOR GROUP AND CAUSED BY USE OF THE WORK PRODUCT OR CONTRACTOR’S INTELLECTUAL PROPERTY IN CONNECTION WITH PROJECTS OTHER THAN THE WORK OR THE FACILITY.

E. Identification of Third Party Proprietary Work Product. Contractor shall identify which portions of the Work Product contain Third Party Proprietary Work Product for which Owner’s Affiliates shall need to obtain permission from the appropriate owners of such Third Party Proprietary Work Product for use by Owner’s Affiliates on projects other than the Facility. Notwithstanding anything to the contrary in this Agreement, no license is granted to Owner with respect to the use of any Contractor proprietary software or systems.

11.2 Return of Work Product. All Work Product, and all copies thereof, shall be returned or delivered to Owner upon the earlier of (i) completion of all Work under the Contract Documents or (ii) termination of this Agreement, except that Contractor may, subject to its confidentiality obligations set forth in this Agreement, retain one record set of the Work Product; provided that, if the Parties execute the EPC Agreement, Contractor shall be entitled to retain such Work Product as specified in the EPC Agreement.

11.3 Contractor’s Right to Use of Work Product. Contractor shall not have the right to use or modify any Work Product for any other project without the express written consent of Owner, which shall not be unreasonably withheld.

11.4 Owner Provided Documents. As between Owner and Contractor, all written materials, plans, drafts, specifications, computer files or other documents (if any) prepared or furnished by Owner or any of Owner’s other consultants or contractors shall at all times remain the property of Owner, and Contractor shall not make use of any such documents or other media for any other project or for any other purpose than as set forth herein. All such documents and other media, including all copies thereof, shall be returned to Owner upon the earlier of (i) completion of all Work under the Contract Documents or (ii) termination of this Agreement, except that Contractor may, subject to its confidentiality obligations as set forth in this Agreement, retain one record set of such documents or other media; provided that, if the Parties execute the EPC Agreement, Contractor shall be entitled to retain such documents or other media to the extent specified in the EPC Agreement.

Article 12

WARRANTY AND CORRECTION OF WORK

12.1 Warranty.

A. General. The warranties set forth in this Article 12 are hereinafter referred to as the “Warranties” or “Warranty”. Any Work, or component thereof, that is not in conformity with any Warranty is defective (“Defective”) and contains a defect (“Defect”).

B. Warranty of Work. Contractor hereby warrants that:

1. the Equipment, and each component thereof, shall be new (unless otherwise specified in the Contract Documents) and of good quality;

2. the Work (including the Equipment) shall be in accordance with all of the requirements of the Contract Documents, including in accordance with GECP, Applicable Law and, subject to Section 3.3, Applicable Codes and Standards; and

3. the Work (including the Equipment) shall be free from encumbrances to title, as set forth in greater detail in Section 9.1.

C. Assignment and Enforcement of Subcontractor Warranties. Contractor shall obtain warranties from Subcontractors that meet or exceed the requirements of the Contract Documents; provided, however, Contractor shall not in any way be relieved of its responsibilities and liability to Owner under the Contract Documents, regardless of whether such Subcontractor warranties meet the requirements of the Contract Documents, as Contractor shall be fully responsible and liable to Owner for its Warranty and Corrective Work obligations and liability under this Agreement for all Work. All such warranties shall run to the benefit of Contractor but shall permit Contractor, prior to assignment to Owner, the right (upon mutual agreement of the Parties), to authorize Owner to deal with Subcontractor on Contractor’s behalf. Such warranties, with duly executed instruments assigning the warranties, shall be delivered to Owner concurrent with the end of the Defect Correction Period. This Section 12.1C shall not in any way be construed to limit Contractor’s liability under the Contract Documents for the entire Work or its obligation to enforce Subcontractor warranties.

D. Exceptions to Warranty. Contractor shall have no liability to Owner, for any damage or defect to the extent caused by: (i) improper repairs or alterations, misuse, neglect or accident by Owner; (ii) operation, maintenance or use of the Facility, Work or any component thereof in a manner not in compliance with a material requirement of operation and maintenance manuals delivered by Contractor to Owner; (iii) normal wear and tear; or (iv) normal corrosion.

12.2 Defective Work. If, at any time during the period commencing upon the Work Order Effective Date and ending upon the expiration of the Defect Correction Period, any of the Work under a Work Order is found to be Defective, Contractor shall promptly correct (whether by repair, replacement or otherwise) such Defective Work and any other portions of the Work damaged by such Defective Work (the correction of the Defective Work and any portions of the Work damaged by such Defective Work is hereby defined as the “Corrective Work”). Contractor shall be reimbursed for Contractor’s Cost of Work, as determined under Attachment C, for such Corrective Work (including costs incurred by Contractor and allowable as a Cost of Work in enforcing Subcontracts), it being understood and agreed upon between the Parties that Contractor shall receive no Fee or any other form of profit or markup for the performance of any Corrective Work. Contractor may not request compensation for Cost of Work incurred by a Subcontractor to perform Corrective Work, unless the applicable Subcontract is on a cost-reimbursable basis and expressly permits such Subcontractor to be paid compensation for performing Corrective Work. If Contractor fails to commence the Corrective Work within a reasonable time not to exceed five (5) Days, or does not complete such Corrective Work on a prompt basis once commenced, then Owner has the right, but not the obligation, to perform the Corrective Work, and Contractor shall be liable to Owner for all damages, costs, losses and expenses incurred by Owner in connection with such Corrective Work. At Owner’s sole discretion, such damages, costs, losses and expenses incurred by Owner for such portion of Corrective Work shall be payable by Contractor to Owner no later than thirty (30) Days after Contractor’s receipt of Owner’s Invoice for such damages, costs, losses and expenses, or Owner may withhold payment of amounts otherwise due under the Contract Documents in the amount of such damages, costs, losses and expenses. This Section 12.2 sets forth the exclusive remedy for a breach of Warranty, except for (i) Owner’s right to terminate this Agreement, (ii) Contractor’s indemnification obligations under this Agreement, and (iii) Owner’s right to bring an action against Contractor, the Guarantor, Zachry and/or AMEC for Contractor’s failure to commence or complete the Corrective Work as required above.

12.3 Extended Defect Correction Period for Corrective Work. With respect to any Corrective Work performed by Contractor, the Defect Correction Period for such Corrective Work shall be extended for an additional one (1) year from the date of the completion of such Corrective Work; provided, however, in no event shall the Defect Correction Period for any Work (including Corrective Work) extend beyond thirty-six (36) Months after final completion of the Work.

12.4 Standards for Corrective Work. All Corrective Work shall be performed subject to the same terms and conditions under the Contract Documents as the original Work is required to be performed. In connection with the Corrective Work, any change to Equipment that would alter the requirements of the Contract Documents may be made only with prior written approval of Owner in accordance with Section 3.23.

12.5 Assignability of Warranties. The Warranties made in this Agreement shall be for the benefit of Owner and its successors and permitted assigns and the respective successors and permitted assigns of any of them, and are fully transferable and assignable.

12.6 Waiver of Implied Warranties. THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT (INCLUDING WARRANTIES) ARE EXCLUSIVE AND THE PARTIES HEREBY DISCLAIM, AND OWNER HEREBY WAIVES ANY AND ALL STATUTORY, ORAL OR IMPLIED WARRANTIES UNDER APPLICABLE LAW (INCLUDING THE GOVERNING LAW SPECIFIED IN SECTION 20.9), INCLUDING THE IMPLIED WARRANTY OF MERCHANTABILITY AND IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE AND WARRANTIES ARISING FROM COURSE OF DEALING OR TRADE USAGE. FOR AVOIDANCE OF DOUBT, THERE ARE NO WARRANTIES OTHER THAN AS STATED IN THE CONTRACT DOCUMENTS.

Article 13

CONTRACTOR’S REPRESENTATIONS

Contractor, Zachry and AMEC represent and warrant as of the Agreement Effective Date, as applicable, that:

13.1 Corporate Standing. Contractor is a limited partnership duly organized, validly existing and in good standing under the laws of Texas; Contractor’s general partners are (i) Zachry, a duly organized, validly existing corporation in good standing under the laws of Delaware, and (ii) AMEC, a duly organized, validly existing corporation in good standing under the laws of Georgia; Contractor’s limited partners are (i) Capitol Construction, Inc. and (ii) AGRA Monenco U.S., Inc., both of which are duly organized, validly existing corporations in good standing under the laws of Nevada; and each is authorized to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a material adverse effect on its financial condition, operations, prospects, taxes or business.

13.2 No Violation of Law; Litigation. Each is not in violation of any Applicable Law or judgment entered by any Governmental Instrumentality, which violations, individually or in the aggregate, would affect its performance of any obligations under the Contract Documents. There are no legal or arbitration proceedings or any proceeding by or before any Governmental Instrumentality, now pending or (to the best of its knowledge) threatened against Contractor, Zachry, AMEC, Capitol Construction, Inc. or AGRA Monenco U.S., Inc. that, if adversely determined, could reasonably be expected to have a material adverse effect on the financial condition, operations, prospects or business, as a whole, of Contractor, Zachry , AMEC, Capitol Construction, Inc. or AGRA Monenco U.S., Inc. or the ability of any of them to perform their respective obligations under the Contract Documents.

13.3 Licenses. Contractor is the holder of all licenses required to permit it to operate or conduct its business in Texas now and as contemplated by the Contract Documents.

13.4 No Breach. Neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of Contractor, Zachry, AMEC, Capitol Construction, Inc. or AGRA Monenco U.S., Inc. or any Applicable Law or regulation, or any order, writ, injunction or decree of any court, or any agreement or instrument to which Contractor, Zachry, AMEC, Capitol Construction, Inc. or AGRA Monenco U.S., Inc. is a party or by which any or them are bound, or to which any of them are or any of their property or assets is subject, or constitute a default under any such agreement or instrument.

13.5 Corporate Action. Each has all necessary power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of each; and this Agreement has been duly and validly executed and delivered by each and constitutes a legal, valid and binding obligation of Contractor, Zachry and AMEC enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors’ rights generally.

13.6 Financial Solvency. Each is financially solvent, able to pay all debts as they mature and possesses sufficient working capital to complete the Work and perform its respective obligations hereunder. Guarantor, guaranteeing the obligations of Contractor pursuant to Section 20.17 of this Agreement, is financially solvent, able to pay all debts as they mature, and possesses sufficient working capital to perform the Parent Guarantee.

Article 14

OWNER’S REPRESENTATIONS

Owner represents and warrants as of the Agreement Effective Date that:

14.1 Standing. It is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware, is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a material adverse effect on its financial condition, operations, prospects or business.

14.2 No Violation of Law; Litigation. It is not in violation of any Applicable Law, or judgment entered by any Governmental Instrumentality, which violations, individually or in the aggregate, would affect its performance of any obligations under this Agreement. There are no legal or arbitration proceedings or any proceeding by or before any Governmental Instrumentality, now pending or (to the best knowledge of Owner) threatened against Owner that, if adversely determined, could reasonably be expected to have a material adverse effect on the financial condition, operations, prospects or business, as a whole, of Owner, or its ability to perform under this Agreement.

14.3 Licenses. It is the holder of or will take the necessary action to obtain all Permits required to be obtained by it in accordance with Section 4.2.

14.4 No Breach. Neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the constituent documents of Owner, any Applicable Law, any order, writ, injunction or decree of any court, or any agreement or instrument to which Owner is a party or by which it is bound or to which it or any of its property or assets is subject, or constitute a default under any such agreement or instrument.

14.5 Corporate Action. It has all necessary power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by Owner of this Agreement has been duly authorized by all necessary action on its part; and this Agreement has been duly and validly executed and delivered by Owner and constitutes a legal, valid and binding obligation of Owner enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors’ rights generally.

14.6 Ability to Pay. It is able to pay all amounts owed under this Agreement as they become due.

Article 15

DEFAULT, TERMINATION AND SUSPENSION

15.1 Default by Contractor.

A. Owner Rights Upon Contractor Default. If Contractor shall at any time: (i) fail to commence Work under any Work Order mutually agreed to in accordance with the provisions of the Contract Documents; (ii) abandon any Work, unless permitted under Section 3.24, 15.4 or 15.5; (iii) repudiate or fail to materially comply with any of its material obligations under the Contract Documents; (iv) be in Default pursuant to Section 20.7; (v) fail to maintain insurance required under this Agreement, subject to Section 10.5; (vi) fail to discharge liens filed by any Subcontractor as required under this Agreement; (vii) materially disregard Applicable Law or, subject to Section 3.3, Applicable Standards and Codes; or (viii) itself or Guarantor experiences an Insolvency Event, in which such case the cure provisions found below shall not apply (each of the foregoing being a “Default”) then, Owner has the right (without prejudice to any other rights under the Contract Documents) to provide written notice to Contractor specifying the nature of the Default and demanding that such Default be cured. If:

1. with respect to any clause above (with the exception of clause (viii)),

a.	Contractor fails to cure such Default within thirty (30) Days after receipt of such notice or,

b.	if the Default cannot be cured within such thirty (30) Day period through the diligent exercise of all commercially practicable efforts, Contractor fails to diligently exercise all commercially practicable efforts to cure such condition or fails to cure such condition within ninety (90) Days after receipt of such notice to cure such Default;

    or

2. Contractor experiences an Insolvency Event, Owner,

in the event of (1) or (2), at its sole option and, without prejudice to any other rights that it has under this Agreement and, upon notice to Contractor, may

(y) take such steps as are reasonably necessary to overcome the Default condition, in which case Contractor shall be liable to Owner, subject to Sections 19.1 and 19.2, for any and all reasonable costs and expenses (including all reasonable attorneys’ fees, consultant fees and arbitration expenses) incurred by Owner in connection therewith, or

(z) terminate for Default Contractor’s performance of all or any portion of the Work under any or all Work Orders or this Agreement.

Guarantor’s failure to materially comply with any provision of the Parent Guarantee shall be a Default under this Agreement.

B. Additional Rights of Owner Upon Termination. In the event of a termination for Default in accordance with Section 15.1A, then Owner may, at its sole option, as applicable to the terminated portion of the Work: (i) enter onto the Site and, for the purpose of completing such Work, take possession of the Construction Equipment, Work Product, copies of all Work-specific Books and Records and other items owned or rented by Contractor (subject to the relevant Construction Equipment lease or rental agreements), (ii) take assignment of any or all of the Subcontracts, and/or (iii) either itself or through others complete the Work.

C. Obligations Upon Termination. Upon termination for Default in accordance with Section 15.1A, Contractor shall, as applicable to the terminated portion of the Work: (i) immediately discontinue Work on the date specified in the notice; (ii) place no further orders for Subcontracts, or any other items or services; (iii) inventory, maintain and turn over to Owner all Construction Equipment owned by Contractor and (subject to the relevant Construction Equipment lease or rental agreements) all Construction Equipment rented by Contractor and, in each case, present on the Site prior to Contractor’s receipt of the termination notice or provided by Owner for performance of the terminated Work; (iv) promptly make every reasonable effort to procure assignment or cancellation upon terms satisfactory to Owner of all Subcontracts, including rental agreements; (v) cooperate with Owner in the transfer of Work Product, including Drawings and Specifications, Permits and any other items or information and disposition of Work in progress so as to mitigate damages; (vi) comply with other reasonable requests from Owner regarding the terminated Work; (vii) thereafter preserve and protect Work already in progress and protect Equipment at the Site or in transit thereto, and to comply with any Applicable Law and any Applicable Codes and Standards; and (viii) perform all other obligations under Section 15.1B.

D. No Further Entitlement to Payment. Upon termination for Default in accordance with Section 15.1A, Contractor shall not be entitled to any further payment from Owner for the terminated Work and Owner shall have no further obligation to make payment to Contractor for any terminated Work. Notwithstanding this Section 15.1D, within twenty (20) Days of the date of termination of this Agreement, Contractor shall reimburse Owner for any payments or portions of payments made pursuant to Article 8 which Contractor did not incur or earn through the actual Cost of Work or the Fee prior to termination for Default.

15.2 Termination for Convenience by Owner. Owner shall have the right to terminate all or a portion of the Work for its convenience by providing Contractor with a written notice of termination, to be effective upon receipt by Contractor. Upon termination for convenience, Contractor shall, as applicable to the terminated portion of the Work: (i) immediately discontinue the terminated portion of the Work on the date of the notice, (ii) place no further orders for Subcontracts or any other items or services for the terminated portion of the Work, (iii) promptly make every reasonable effort to procure cancellation upon terms satisfactory to Owner and Contractor of all Subcontracts, including rental agreements, unless Owner elects to take assignment of any such Subcontracts, (iv) assist Owner in the maintenance, protection, and disposition of Work in progress, including Equipment at the Site or in transit to the Site, (v) cooperate with Owner for the efficient transition of the Work, and (vi) cooperate with Owner in the transfer of Work Product, including Drawings and Specifications, Permits and any other items or information and disposition of Work in progress, and Owner may, at its sole option, take assignment of any or all of the Subcontracts. No later than twenty-five (25) Days after submission of Contractor’s Invoice(s) therefor, Contractor shall be paid for that portion of the Fee and Cost of Work for the Work performed up to the date of termination in accordance with this Agreement and the actual costs reasonably incurred by Contractor on account of such termination (which costs shall be adequately documented and supported by Contractor), including costs associated with demobilization of Contractor’s and Subcontractors’ personnel and Construction Equipment and any reasonable cancellation fees incurred by Contractor from cancellation of Subcontracts, less payments previously made to Contractor. If Contractor has been paid in excess of such amounts due to the advance payment methodology in Article 8, Contractor shall pay Owner such excess within twenty (20) Days of Owner’s demand. In no event under this Agreement shall Contractor be entitled to receive any amount for unabsorbed overhead, contingency, risk or anticipatory profits.

15.3 Suspension of Work. Owner may, for any reason, at any time and from time to time, by giving thirty (30) Days’ prior written notice to Contractor, suspend the carrying out of the Work or any part thereof, whereupon Contractor shall suspend the carrying out of such suspended Work for such time or times as Owner may require and shall take reasonable steps to minimize any costs associated with such suspension. During any such suspension, Contractor shall properly protect and secure such suspended Work in such manner as Owner may reasonably require. Unless otherwise instructed by Owner, Contractor shall during any such suspension maintain its staff and labor and otherwise be ready to proceed expeditiously with the Work as soon as reasonably practicable after receipt of Owner’s further instructions. As soon as reasonably practicable after receipt of notice to resume suspended Work, Contractor shall promptly resume performance of the Work to the extent required in the notice. In no event shall Contractor be entitled to any additional profits or damages due to such suspension.

15.4 Suspension by Contractor for Owner’s Failure to Pay Undisputed Amounts. If Owner fails to pay any undisputed amount due and owing to Contractor and such failure continues for more than twenty (20) Days after the due date for such payment, then Contractor may suspend performance of the Work under the applicable Work Order until Contractor receives such undisputed amounts. Prior to any such suspension, Contractor shall provide Owner with at least fourteen (14) Days’ prior written notice of its intent to suspend performance of such Work. If and when Owner pays such undisputed amounts, Contractor shall immediately resume its performance of the Work.

15.5 Contractor’s Right to Terminate. If Owner shall at any time: (i) fail to pay any undisputed amount pursuant to Article 8; (ii) experience an Insolvency Event; or (iii) suspend the entire Work under this Agreement pursuant to Section 15.3 for one or more periods exceeding one hundred twenty (120) Days in the aggregate (each of the foregoing being an “Owner Default”) then, Contractor has the right (without prejudice to any other rights under the Agreement) to provide written notice to Owner specifying the nature of the Owner Default and demanding that such Owner Default be cured. If: (a) with respect to clause (i) Owner fails to cure such Owner Default within sixty (60) Days after receipt of such notice; (b) Owner experiences an Insolvency Event; or (c) Owner suspends the entire Work under this Agreement pursuant to Section 15.3 for an aggregate period exceeding one hundred twenty (120) Days, Contractor may, in the event of (a), (b) or (c), at its sole option and without prejudice to any other rights that it has under this Agreement, and upon notice to Owner, terminate this Agreement. In the event of such termination under this Section 15.5, Contractor shall have the rights (and Owner shall make the payments) provided for in Section 15.2 in the event of an Owner termination for convenience.

Article 16

INDEMNITIES

16.1 General Indemnification. In addition to its indemnification, defense and hold harmless obligations contained elsewhere in this Agreement, Contractor shall indemnify, hold harmless and defend the Owner Group from any and all damages, losses, costs and expenses (including all reasonable attorneys’ fees and litigation or arbitration expenses) to the extent that such damages, losses, costs and expenses result from any of the following:

A. FAILURE OF CONTRACTOR OR ITS SUBCONTRACTORS TO COMPLY WITH APPLICABLE LAW; PROVIDED THAT THIS INDEMNITY SHALL BE LIMITED TO FINES AND PENALTIES IMPOSED ON OWNER GROUP AND RESULTING FROM THE FAILURE OF CONTRACTOR OR ITS SUBCONTRACTORS TO COMPLY WITH APPLICABLE LAW;

B. WITH THE EXCEPTION OF ACTUAL OR ASSERTED VIOLATION OR INFRINGEMENT OF ANY DOMESTIC OR FOREIGN PATENTS, COPYRIGHTS OR TRADEMARKS OR OTHER INTELLECTUAL PROPERTY RELATED TO THE DOCUMENTS AND INFORMATION PREPARED BY BLACK & VEATCH OR SHINER MOSELEY, ANY AND ALL DAMAGES, LOSSES, COSTS AND EXPENSES SUFFERED BY A THIRD PARTY AND RESULTING FROM ACTUAL OR ASSERTED VIOLATION OR INFRINGEMENT OF ANY DOMESTIC OR FOREIGN PATENTS, COPYRIGHTS OR TRADEMARKS OR OTHER INTELLECTUAL PROPERTY OWNED BY A THIRD PARTY TO THE EXTENT THAT SUCH VIOLATION OR INFRINGEMENT RESULTS FROM

PERFORMANCE OF THE WORK BY CONTRACTOR OR ANY OF ITS SUBCONTRACTORS, OR ANY IMPROPER USE OF THIRD PARTY CONFIDENTIAL INFORMATION OR OTHER THIRD PARTY PROPRIETARY RIGHTS THAT MAY BE ATTRIBUTABLE TO CONTRACTOR OR ANY SUBCONTRACTOR IN CONNECTION WITH THE WORK;

C. FAILURE BY CONTRACTOR OR ANY SUBCONTRACTOR TO PAY TAXES FOR WHICH SUCH PERSON IS LIABLE;

D. FAILURE OF CONTRACTOR TO MAKE PAYMENTS TO ANY SUBCONTRACTOR IN ACCORDANCE WITH THE RESPECTIVE SUBCONTRACT; OR

E. PERSONAL INJURY TO OR DEATH OF ANY PERSON (OTHER THAN EMPLOYEES OF ANY MEMBER OF THE CONTRACTOR GROUP, THE OWNER GROUP, ANY SUBCONTRACTOR OR LANDOWNER), AND DAMAGE TO OR DESTRUCTION OF PROPERTY OF THIRD PARTIES (OTHER THAN LANDOWNERS) TO THE EXTENT ARISING OUT OF OR RESULTING FROM THE NEGLIGENCE IN CONNECTION WITH THE WORK OF ANY MEMBER OF THE CONTRACTOR GROUP OR ANY SUBCONTRACTOR OR ANYONE DIRECTLY OR INDIRECTLY EMPLOYED BY THEM.

16.2 Injuries to Contractor’s or Owner’s Employees.

A. Injuries to Contractor’s Employees. SUBJECT TO SECTION 16.4B, CONTRACTOR SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS THE OWNER GROUP FROM AND AGAINST ALL DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES, AND LITIGATION OR ARBITRATION EXPENSES) ARISING OUT OF OR RESULTING FROM OR RELATED TO INJURY TO OR DEATH OF EMPLOYEES, OFFICERS OR DIRECTORS OF ANY MEMBER OF THE CONTRACTOR GROUP OR ANY SUBCONTRACTOR OCCURRING IN CONNECTION WITH THE WORK OR THE FACILITY, REGARDLESS OF THE CAUSE OF SUCH INJURY OR DEATH (INCLUDING THE JOINT OR CONCURRENT NEGLIGENCE, BREACH OF CONTRACT OR OTHER BASIS OF LIABILITY OF ANY MEMBER OF THE OWNER GROUP) EXCEPT FOR THE SOLE NEGLIGENCE OF ANY MEMBER OF THE OWNER GROUP.

B. Injuries to Owner’s Employees. OWNER SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS THE CONTRACTOR GROUP FROM AND AGAINST ALL DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES, AND LITIGATION OR ARBITRATION EXPENSES) ARISING OUT OF RESULTING FROM OR RELATED TO INJURY TO OR DEATH OF ANY EMPLOYEES, OFFICERS OR DIRECTORS OF THE OWNER GROUP OCCURRING IN CONNECTION WITH THE WORK, REGARDLESS OF THE CAUSE OF SUCH INJURY OR DEATH (INCLUDING THE JOINT OR CONCURRENT NEGLIGENCE, BREACH OF CONTRACT OR OTHER BASIS OF LIABILITY OF ANY MEMBER OF THE CONTRACTOR GROUP) EXCEPT FOR THE SOLE NEGLIGENCE OF ANY MEMBER OF THE CONTRACTOR GROUP.

16.3 Damage to Contractor’s or Owner’s Property .

A. Damage to Contractor’s Property. CONTRACTOR SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS THE OWNER GROUP FROM AND AGAINST ALL DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES, AND LITIGATION OR ARBITRATION EXPENSES) ARISING OUT OF OR RESULTING FROM OR RELATED

TO DAMAGE TO OR DESTRUCTION OF PROPERTY OF ANY MEMBER OF THE CONTRACTOR GROUP OR ANY SUBCONTRACTOR OCCURRING IN CONNECTION WITH THE WORK OR THE FACILITY, REGARDLESS OF THE CAUSE OF DAMAGE OR DESTRUCTION, INCLUDING THE SOLE OR JOINT NEGLIGENCE, BREACH OF CONTRACT OR OTHER BASIS OF LIABILITY OF ANY MEMBER OF THE OWNER GROUP.

B. Damage to Owner’s Property. OWNER SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS THE CONTRACTOR GROUP FROM AND AGAINST ALL DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES, AND LITIGATION OR ARBITRATION EXPENSES) ARISING OUT OF OR RESULTING FROM OR RELATED TO DAMAGE TO OR DESTRUCTION OF PROPERTY OF OWNER GROUP (EXCLUDING THE WORK AND THE FACILITY) OCCURRING IN CONNECTION WITH THE WORK, REGARDLESS OF THE CAUSE OF SUCH DAMAGE OR DESTRUCTION, INCLUDING THE SOLE OR JOINT NEGLIGENCE, BREACH OF CONTRACT OR OTHER BASIS OF LIABILITY OF ANY MEMBER OF THE CONTRACTOR GROUP. Section 9.3 allocates the responsibility and liability for damage to the Work and the Facility.

16.4 Hazardous Materials Indemnification.

A. Contractor Indemnification Obligations. CONTRACTOR SHALL INDEMNIFY, HOLD HARMLESS AND DEFEND THE OWNER GROUP FROM ANY AND ALL DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING BODILY INJURY, DEATH AND PROPERTY DAMAGE OR DESTRUCTION AND REASONABLE ATTORNEYS’ FEES AND LITIGATION OR ARBITRATION EXPENSES) TO THE EXTENT THAT SUCH DAMAGES, LOSSES, COSTS AND EXPENSES SUFFERED BY A THIRD PARTY RESULT FROM:

1. CONTRACTOR’S OR ANY SUBCONTRACTOR’S USE, HANDLING OR DISPOSAL OF HAZARDOUS MATERIALS BROUGHT ON THE SITE BY CONTRACTOR OR ANY SUBCONTRACTOR;

2. CONTRACTOR’S OR ANY SUBCONTRACTOR’S FAILURE TO STOP WORK IN AN AREA OF THE SITE CONTAINING PRE-EXISTING HAZARDOUS MATERIALS AFTER CONTRACTOR OR SUCH SUBCONTRACTOR KNOWS SUCH AREA CONTAINS HAZARDOUS MATERIALS, BUT SUCH INDEMNIFICATION, HOLD HARMLESS AND DEFENSE OBLIGATIONS ARE LIMITED TO THE PROCEEDS OF INSURANCE RECEIVED BY CONTRACTOR UNDER CONTRACTOR’S POLLUTION LIABILITY INSURANCE (SUCH INSURANCE BEING REQUIRED BY ATTACHMENT L, TO BE PROCURED BY CONTRACTOR) AND THE DEFENSE OBLIGATIONS PROVIDED BY SUCH INSURANCE;

3. CONTRACTOR’S OR ANY SUBCONTRACTOR’S DISREGARD OF OWNER’S WRITTEN ADVICE AS TO THE NATURE AND SPECIFIC LOCATION OF SUCH HAZARDOUS MATERIALS OR INSTRUCTIONS REGARDING SUCH HAZARDOUS MATERIALS IN PERFORMING WORK IN AREAS THAT CONTAIN OR MAY CONTAIN HAZARDOUS MATERIALS, BUT SUCH INDEMNIFICATION, HOLD HARMLESS AND DEFENSE OBLIGATIONS ARE LIMITED TO THE PROCEEDS OF INSURANCE RECEIVED BY CONTRACTOR OR ITS SUBCONTRACTORS UNDER CONTRACTOR’S POLLUTION LIABILITY INSURANCE (SUCH INSURANCE BEING REQUIRED BY ATTACHMENT L, TO

BE PROCURED BY CONTRACTOR) AND THE DEFENSE OBLIGATIONS PROVIDED BY SUCH INSURANCE.

4. NOTWITHSTANDING SECTIONS 16.4.A.2 AND 16.4.A.3, IN NO EVENT SHALL CONTRACTOR’S LIABILITY UNDER SECTIONS 16.4A.2 AND 16.4.A.3 EXCEED TWENTY-FIVE MILLION U.S. DOLLARS (US$25,000,000) IN THE AGGREGATE.

B. Owner Indemnification Obligations. NOTWITHSTANDING SECTIONS 16.2 AND 16.3, OWNER SHALL INDEMNIFY, HOLD HARMLESS AND DEFEND THE CONTRACTOR GROUP AND ITS SUBCONTRACTORS FROM ANY AND ALL DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING BODILY INJURY, DEATH AND PROPERTY DAMAGE OR DESTRUCTION AND REASONABLE ATTORNEYS’ FEES AND LITIGATION OR ARBITRATION EXPENSES) TO THE EXTENT THAT SUCH DAMAGES, LOSSES, COSTS AND EXPENSES RESULT FROM:

1. ANY PRE-EXISTING HAZARDOUS MATERIALS AT THE SITE, BUT EXCLUDING ANY DAMAGES, LOSSES, COSTS AND EXPENSES RESULTING FROM: (I) CONTRACTOR’S OR ANY SUBCONTRACTOR’S FAILURE TO STOP WORK IN AN AREA OF THE SITE CONTAINING PRE-EXISTING HAZARDOUS MATERIALS AFTER CONTRACTOR OR SUCH SUBCONTRACTOR KNOWS SUCH AREA CONTAINS HAZARDOUS MATERIALS, OR (II) CONTRACTOR’S OR ANY SUBCONTRACTOR’S DISREGARD OF OWNER’S WRITTEN ADVICE AS TO THE NATURE OR SPECIFIC LOCATION OF SUCH HAZARDOUS MATERIALS OR INSTRUCTIONS REGARDING SUCH HAZARDOUS MATERIALS IN PERFORMING WORK IN AREAS THAT CONTAIN OR MAY CONTAIN HAZARDOUS MATERIALS; OR

2. OWNER OR ANY THIRD PARTY BRINGING ANY HAZARDOUS MATERIALS ON THE SITE AFTER THE AGREEMENT EFFECTIVE DATE.

16.5 Patent and Copyright Indemnification Procedure. IN THE EVENT THAT ANY VIOLATION OR INFRINGEMENT FOR WHICH CONTRACTOR IS RESPONSIBLE TO INDEMNIFY THE OWNER GROUP AS SET FORTH IN SECTION 16.1B RESULTS IN ANY SUIT, CLAIM, TEMPORARY RESTRAINING ORDER OR PRELIMINARY INJUNCTION, CONTRACTOR SHALL, IN ADDITION TO ITS OBLIGATIONS UNDER SECTION 16.1B, MAKE EVERY REASONABLE EFFORT, BY GIVING A SATISFACTORY BOND OR OTHERWISE, TO SECURE THE SUSPENSION OF THE INJUNCTION OR RESTRAINING ORDER. IF, IN ANY SUCH SUIT OR CLAIM, THE WORK, THE FACILITY OR ANY PART, COMBINATION OR PROCESS THEREOF, IS HELD TO CONSTITUTE AN INFRINGEMENT AND ITS USE IS PRELIMINARILY OR PERMANENTLY ENJOINED, CONTRACTOR SHALL PROMPTLY MAKE EVERY REASONABLE EFFORT TO SECURE FOR OWNER A LICENSE, AT NO COST TO OWNER, AUTHORIZING CONTINUED USE OF THE INFRINGING WORK OR PORTION OF THE FACILITY. IF CONTRACTOR IS UNABLE TO SECURE SUCH A LICENSE WITHIN A REASONABLE TIME, CONTRACTOR SHALL, AT ITS OWN EXPENSE AND WITHOUT IMPAIRING PERFORMANCE REQUIREMENTS, EITHER REPLACE THE AFFECTED WORK, IN WHOLE OR PART, WITH NON-INFRINGING COMPONENTS OR PARTS OR MODIFY THE SAME SO THAT THEY BECOME NON-INFRINGING.

16.6 Lien Indemnification. SHOULD CONTRACTOR OR ANY SUBCONTRACTOR OR ANY OTHER PERSON ACTING THROUGH OR UNDER ANY OF THEM FILE A LIEN OR OTHER ENCUMBRANCE AGAINST ALL OR ANY PORTION OF THE WORK, THE SITE OR THE FACILITY, PROVIDED THAT OWNER

HAS MADE PAYMENT TO CONTRACTOR OF ALL UNDISPUTED AMOUNTS CURRENTLY DUE CONTRACTOR IN ACCORDANCE WITH THE TERMS OF THE CONTRACT DOCUMENTS, CONTRACTOR SHALL, AT ITS SOLE COST AND EXPENSE, REMOVE OR DISCHARGE, BY PAYMENT, BOND OR OTHERWISE, SUCH LIEN OR ENCUMBRANCE WITHIN TWENTY-FIVE (25) DAYS OF THE FILING OF SUCH LIEN OR ENCUMBRANCE. IF CONTRACTOR FAILS TO REMOVE OR DISCHARGE ANY SUCH LIEN OR ENCUMBRANCE WITHIN SUCH TWENTY-FIVE (25) DAY PERIOD, THEN OWNER MAY, IN ITS SOLE DISCRETION AND IN ADDITION TO ANY OTHER RIGHTS THAT IT HAS UNDER THIS AGREEMENT, TAKE ANY ONE OR MORE OF THE FOLLOWING ACTIONS:

A. REMOVE OR DISCHARGE SUCH LIEN AND ENCUMBRANCE USING WHATEVER MEANS THAT OWNER, IN ITS SOLE DISCRETION, DEEMS APPROPRIATE, INCLUDING THE PAYMENT OF SETTLEMENT AMOUNTS THAT IT DETERMINES IN ITS SOLE DISCRETION AS BEING NECESSARY TO REMOVE OR DISCHARGE SUCH LIEN OR ENCUMBRANCE. IN SUCH CIRCUMSTANCE, CONTRACTOR SHALL BE LIABLE TO OWNER FOR ALL DAMAGES, COSTS, LOSSES AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES AND LITIGATION OR ARBITRATION EXPENSES) INCURRED BY OWNER ARISING OUT OF OR RELATING TO SUCH REMOVAL AND DISCHARGE, SUBJECT TO A MAXIMUM CAP EQUAL TO THE AMOUNT OF THE LIEN OR ENCUMBRANCE PLUS REASONABLE ATTORNEYS’ FEES AND LITIGATION AND ARBITRATION EXPENSES. ALL SUCH DAMAGES, COSTS, LOSSES AND EXPENSES SHALL BE PAID BY CONTRACTOR NO LATER THAN THIRTY (30) DAYS AFTER RECEIPT OF EACH INVOICE FROM OWNER;

B. SEEK AND OBTAIN AN ORDER GRANTING SPECIFIC PERFORMANCE FROM A COURT OF COMPETENT JURISDICTION, REQUIRING THAT CONTRACTOR IMMEDIATELY DISCHARGE AND REMOVE, BY BOND, PAYMENT OR OTHERWISE, SUCH LIEN OR ENCUMBRANCE. THE PARTIES EXPRESSLY AGREE THAT OWNER SHALL BE ENTITLED TO SUCH SPECIFIC PERFORMANCE AND THAT CONTRACTOR SHALL BE LIABLE TO OWNER FOR ALL DAMAGES, COSTS, LOSSES AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES AND LITIGATION OR ARBITRATION EXPENSES) INCURRED BY OWNER ARISING OUT OF OR RELATING TO SUCH SPECIFIC PERFORMANCE ACTION. CONTRACTOR AGREES THAT THE FAILURE TO DISCHARGE AND REMOVE ANY SUCH LIEN OR ENCUMBRANCE WILL GIVE RISE TO IRREPARABLE INJURY TO OWNER AND OWNER’S AFFILIATES, AND FURTHER, THAT OWNER AND SUCH OWNER AFFILIATES WILL NOT BE ADEQUATELY COMPENSATED BY DAMAGES; OR

C. CONDUCT THE DEFENSE OF ANY ACTION IN RESPECT OF (AND ANY COUNTERCLAIMS RELATED TO) SUCH LIENS OR ENCUMBRANCES AS SET FORTH IN SECTION 16.7, WITHOUT REGARD TO CONTRACTOR’S RIGHTS UNDER SUCH SECTION.

16.7 Legal Defense. NOT LATER THAN FIFTEEN (15) DAYS AFTER RECEIPT OF WRITTEN NOTICE FROM THE INDEMNIFIED PARTY TO THE INDEMNIFYING PARTY OF ANY CLAIMS, DEMANDS, ACTIONS OR CAUSES OF ACTION ASSERTED AGAINST SUCH INDEMNIFIED PARTY FOR WHICH THE INDEMNIFYING PARTY HAS INDEMNIFICATION, DEFENSE AND HOLD HARMLESS OBLIGATIONS UNDER THIS AGREEMENT, WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS ASSERTED IN A LEGAL, JUDICIAL, ARBITRAL OR ADMINISTRATIVE PROCEEDING OR ACTION OR BY THIRTY (30) DAY NOTICE WITHOUT INSTITUTION OF SUCH LEGAL, JUDICIAL, ARBITRAL OR ADMINISTRATIVE PROCEEDING OR ACTION, THE INDEMNIFYING PARTY SHALL AFFIRM IN WRITING BY NOTICE TO SUCH INDEMNIFIED PARTY THAT THE INDEMNIFYING PARTY WILL INDEMNIFY, DEFEND AND HOLD

HARMLESS SUCH INDEMNIFIED PARTY AND SHALL, AT THE INDEMNIFYING PARTY’S OWN COST AND EXPENSE, ASSUME ON BEHALF OF THE INDEMNIFIED PARTY AND CONDUCT WITH DUE DILIGENCE AND IN GOOD FAITH THE DEFENSE THEREOF WITH COUNSEL SELECTED BY THE INDEMNIFYING PARTY AND REASONABLY SATISFACTORY TO SUCH INDEMNIFIED PARTY; PROVIDED, HOWEVER, THAT SUCH INDEMNIFIED PARTY SHALL HAVE THE RIGHT TO BE REPRESENTED THEREIN BY ADVISORY COUNSEL OF ITS OWN SELECTION, AND AT ITS OWN EXPENSE; AND PROVIDED FURTHER THAT IF THE DEFENDANTS IN ANY SUCH ACTION OR PROCEEDING INCLUDE THE INDEMNIFYING PARTY AND AN INDEMNIFIED PARTY AND THE INDEMNIFIED PARTY SHALL HAVE REASONABLY CONCLUDED THAT THERE MAY BE LEGAL DEFENSES AVAILABLE TO IT WHICH ARE DIFFERENT FROM OR ADDITIONAL TO, OR INCONSISTENT WITH, THOSE AVAILABLE TO THE INDEMNIFYING PARTY, SUCH INDEMNIFIED PARTY SHALL HAVE THE RIGHT TO SELECT UP TO ONE SEPARATE COUNSEL TO PARTICIPATE IN THE DEFENSE OF SUCH ACTION OR PROCEEDING ON ITS OWN BEHALF AT THE REASONABLE EXPENSE OF THE INDEMNIFYING PARTY. IN THE EVENT OF THE FAILURE OF THE INDEMNIFYING PARTY TO PERFORM FULLY IN ACCORDANCE WITH THE DEFENSE OBLIGATIONS UNDER THIS SECTION 16.7, SUCH INDEMNIFIED PARTY MAY, AT ITS OPTION, AND WITHOUT RELIEVING THE INDEMNIFYING PARTY OF ITS OBLIGATIONS HEREUNDER, SO PERFORM, BUT ALL DAMAGES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES, AND LITIGATION OR ARBITRATION EXPENSES, SETTLEMENT PAYMENTS AND JUDGMENTS) SO INCURRED BY SUCH INDEMNIFIED PARTY IN THAT EVENT SHALL BE REIMBURSED BY THE INDEMNIFYING PARTY TO SUCH INDEMNIFIED PARTY, TOGETHER WITH INTEREST ON SAME FROM THE DATE ANY SUCH COST AND EXPENSE WAS PAID BY SUCH INDEMNIFIED PARTY UNTIL REIMBURSED BY THE INDEMNIFYING PARTY AT THE INTEREST RATE SET FORTH IN SECTION 8.12.

16.8 Enforceability.

A. EXCEPT AS OTHERWISE SET FORTH IN SECTIONS 16.2 AND 16.3, THE INDEMNITY, DEFENSE AND HOLD HARMLESS OBLIGATIONS FOR PERSONAL INJURY OR DEATH OR PROPERTY DAMAGE UNDER THIS AGREEMENT SHALL APPLY REGARDLESS OF WHETHER THE INDEMNIFIED PARTY WAS CONCURRENTLY NEGLIGENT (WHETHER ACTIVELY OR PASSIVELY), IT BEING AGREED BY THE PARTIES THAT IN THIS EVENT, THE PARTIES’ RESPECTIVE LIABILITY OR RESPONSIBILITY FOR SUCH DAMAGES, LOSSES, COSTS AND EXPENSES UNDER THIS ARTICLE 16 SHALL BE DETERMINED IN ACCORDANCE WITH PRINCIPLES OF COMPARATIVE NEGLIGENCE.

B. OWNER AND CONTRACTOR AGREE THAT THE TEXAS OILFIELD ANTI-INDEMNIFICATION ACT, TEX. CIV. PRAC. & REM. CODE ANN. §§ 127.001-005, AND TEX. CIV. PRAC. & REM. CODE ANN. §§ 130.001-005 ARE INAPPLICABLE TO THIS AGREEMENT AND THE PERFORMANCE OF THE WORK. APPLICATION OF THESE CODE SECTIONS TO THIS AGREEMENT WOULD BE CONTRARY TO THE INTENT OF THE PARTIES, AND EACH PARTY HEREBY IRREVOCABLY WAIVES ANY CONTENTION THAT THESE CODES’ SECTIONS ARE APPLICABLE TO THIS AGREEMENT OR THE WORK. IN ADDITION, IT IS THE INTENT OF THE PARTIES IN THE EVENT THAT THE AFOREMENTIONED ACT WERE TO APPLY THAT EACH PARTY SHALL PROVIDE INSURANCE TO COVER THE LOSSES CONTEMPLATED BY SUCH CODE SECTIONS AND ASSUMED BY EACH SUCH PARTY UNDER THE INDEMNIFICATION PROVISIONS OF THIS AGREEMENT, AND CONTRACTOR AGREES THAT THE COMPENSATION PAID TO CONTRACTOR UNDER THIS AGREEMENT COMPENSATES CONTRACTOR FOR THE COST OF PREMIUMS FOR THE INSURANCE PROVIDED BY IT UNDER THIS AGREEMENT. THE PARTIES

AGREE THAT EACH PARTY’S AGREEMENT TO SUPPORT THEIR INDEMNIFICATION OBLIGATIONS BY INSURANCE SHALL IN NO RESPECT IMPAIR THEIR INDEMNIFICATION OBLIGATIONS.

C. IN THE EVENT THAT ANY INDEMNITY PROVISIONS IN THIS AGREEMENT ARE CONTRARY TO THE LAW GOVERNING THIS AGREEMENT, THEN THE INDEMNITY OBLIGATIONS APPLICABLE HEREUNDER SHALL BE APPLIED TO THE MAXIMUM EXTENT ALLOWED BY APPLICABLE LAW.

D. OWNER AND CONTRACTOR AGREE THAT FOR ANY CLAIMS MADE AGAINST AN INDEMNIFIED PARTY OTHERWISE SUBJECT TO THE INDEMNIFICATION, DEFENSE AND HOLD HARMLESS OBLIGATIONS UNDER THIS AGREEMENT WHICH ARE INSURED UNDER POLICIES OF INSURANCE PURSUANT TO ATTACHMENT L OF THIS AGREEMENT, TO THE EXTENT THE INSURER PERFORMS SUCH INDEMNIFICATION, DEFENSE AND HOLD HARMLESS OBLIGATIONS, THE INDEMNIFICATION, HOLD HARMLESS AND DEFENSE OBLIGATIONS HEREUNDER DO NOT APPLY TO SUCH EXTENT.

Article 17

DISPUTE RESOLUTION

17.1 Negotiation. In the event that any claim, dispute or controversy arising out of or relating to the Contract Documents (including the breach, termination or invalidity thereof, and whether arising out of tort or contract) (“Dispute”) cannot be resolved informally within thirty (30) Days after the Dispute arises, either Party may give written notice of the Dispute (“Dispute Notice”) to the other Party requesting that a representative of Owner’s senior management and Contractor’s senior management meet in an attempt to resolve the Dispute. Each such management representative shall have full authority to resolve the Dispute and shall meet at a mutually agreeable time and place within fourteen (14) Days after receipt by the non-notifying Party of such Dispute Notice, and thereafter as often as they deem reasonably necessary to exchange relevant information and to attempt to resolve the Dispute. In no event shall this Section 17.1 be construed to limit either Party’s right to take any action under this Agreement, including Owner’s rights under Section 15.1.

17.2 Mediation. In the event that the management representatives are unable to resolve the Dispute within thirty (30) Days of receipt of the Dispute Notice, then either Party may request a non-binding mediation of the Dispute by providing the other Party written notice requesting mediation of the Dispute (“Mediation Request”). The mediation shall be held in Houston, Texas, unless the Parties agree otherwise, and shall be conducted before a single mediator, who shall be mutually selected by the Parties. Should the Parties be unable to agree upon a mediator within ten (10) Days of the date that the Mediation Request is received, either Party may petition the Houston, Texas office of the American Arbitration Association (“AAA”) for the appointment of a mediator, and the mediation, including the selection of the mediator, shall then occur pursuant to the AAA’s Construction Industry Arbitration Rules and Mediation Procedures (including Procedures for Large, Complex Construction Disputes) (the “AAA Rules”) then in effect. The mediation shall be concluded within forty-five (45) Days of receipt of the Mediation Request, unless the Parties agree otherwise in writing. The Parties and the mediator shall maintain the confidentiality of the mediation and shall not rely on, or introduce as evidence in any arbitral, judicial or other proceeding: (i) views expressed or suggestions made by either Party with respect to a possible settlement of the Dispute; (ii) admissions made by the other Party in the course of the mediation proceedings; (iii) proposals made or views expressed by the mediator; or (iv) the fact that a Party had or had not indicated a willingness to accept a proposal for settlement made by the mediator. With respect to expenses related to mediation, the expenses of witnesses for either Party shall be paid by the Party producing such witnesses; all other expenses of mediation, including required traveling, fees and other expenses of the mediator, and the expenses of any expert produced at the direct request of the mediator, shall be borne equally by the Parties unless otherwise agreed by the Parties in writing. Mediation is an absolute condition precedent to arbitration, except (i) to the extent necessary to avoid statute of limitation issues or to preserve bond rights, or (ii) if another Dispute between the Parties is already subject to arbitration pursuant to Section 17.3. The Parties agree that if any Dispute is not resolved within sixty (60) Days of the date that a Mediation Request is received, then either Party may by notice to the other Party refer the Dispute to be decided by final and binding arbitration in accordance with Section 17.3.

17.3 Arbitration. Any arbitration held under the Contract Documents shall be held in Houston, Texas, unless otherwise agreed by the Parties, shall be administered by the Dallas, Texas office of the AAA and shall, except as otherwise modified by this Section 17.3, be governed by the AAA Rules then in effect. The arbitration shall be conducted by three (3) arbitrators, unless otherwise agreed by the Parties in writing. The arbitrators shall determine the rights and obligations of the Parties according to the substantive law of the state of Texas, excluding its conflict of law principles, as would a court for the state of Texas; provided, however, the law applicable to the validity of the arbitration clause, the conduct of the arbitration, including resort to a court for provisional remedies, the enforcement of any award and any other question of arbitration law or procedure shall be the Federal Arbitration Act, 9 U.S.C § 1, et seq. Issues concerning the arbitrability of a matter in dispute shall be decided by a court with proper jurisdiction. The Parties shall be entitled to engage in reasonable discovery, including the right to production of relevant and material documents by the opposing Party and the right to take depositions reasonably limited in number, time and place; provided that in no event shall any Party be entitled to refuse to produce relevant and non-privileged documents or copies thereof requested by the other Party within the time limit set and to the extent required by order of the arbitrators. All disputes regarding discovery shall be promptly resolved by the arbitrators. This agreement to arbitrate is binding upon the Parties, Guarantor, Contractor’s surety (if any) and the successors and permitted assigns of any of them. At either Party’s option, any other Person may be joined as an additional party to any arbitration conducted under this Section 17.3, including Guarantor, provided that the party to be joined is or may be liable to either Party in connection with all or any part of any dispute between the Parties. At Owner’s sole option, any Person may be joined as an additional party to any arbitration conducted under this Section 17.3, provided that the party to be joined is or may be liable to either Party in connection with all or any part of any Dispute between the Parties. Upon reaching a final decision, the arbitrators must render findings of fact and conclusions of law upon which the decision is based. All decisions shall be final and binding (except for any right to vacate the award as provided under the Federal Arbitration Act, 9 U.S.C. § 1, et seq.), in writing, signed by all arbitrators, and shall state the reasons upon which the award thereof is based, and judgment may be entered on the arbitration award in any court of competent jurisdiction. The decision may include an award of attorney’ fees and costs as the arbitrators will deem reasonable. The arbitrators shall not grant any punitive damages nor any relief prohibited by or inconsistent with the terms of the Contract Documents. The Parties agree that judgment on the arbitration award may be entered by any court having jurisdiction thereof.

17.4 Continuation of Work During Dispute. Notwithstanding any Dispute, it shall be the responsibility of each Party to continue to perform its obligations under the Contract Documents pending resolution of Disputes. Owner shall, subject to its right to withhold or offset amounts pursuant to this Agreement, continue to pay Contractor undisputed amounts in accordance with the Contract Documents and, except as provided in the Contract Documents, continue to perform all of its obligations under the Contract Documents; provided, however, in no event shall the occurrence of any negotiation or arbitration prevent or affect Owner from exercising its rights under the Contract Documents, including Owner’s right to terminate pursuant to Article 15.

Article 18

CONFIDENTIALITY

18.1 Contractor’s Obligations. Contractor hereby covenants and warrants that Contractor and its employees and agents shall not (without in each instance obtaining Owner’s prior written consent) disclose, make commercial or other use of, or give or sell to any Person, other than to members of the Contractor Group or Subcontractors as necessary to perform the Work, any information conspicuously marked and identified in writing as confidential and relating to the business, products, services, research or development, clients or customers of Owner or any Owner Affiliate, or relating to similar information of a Third Party who has entrusted such information to Owner or any Owner Affiliate (hereinafter individually or collectively, “Owner’s Confidential Information”). Prior to disclosing any such information to any Subcontractor, as necessary to perform the Work, Contractor shall bind such Subcontractor to the confidentiality obligations contained in this Section 18.1 (unless otherwise agreed to by Owner in writing). Nothing in this Section 18.1 or this Agreement shall in any way prohibit Contractor or any of its Subcontractors from making commercial or other use of, selling, or disclosing any of their respective Contractor’s Intellectual Property or Third Party Proprietary Work Product.

18.2 Owner’s Obligations. Owner hereby covenants and warrants that Owner and its employees and agents shall not (without in each instance obtaining Contractor’s prior written consent) disclose, make commercial or other use of, or give or sell to any Person any of the following information: (i) any estimating, technical or pricing methodologies, techniques, know-how or information relating to the business, products, services, research or development of Contractor conspicuously marked and identified in writing as confidential by Contractor; or (ii) any of Contractor’s Intellectual Property or Third Party Proprietary Work Product which is conspicuously marked and identified in writing as confidential (hereinafter individually or collectively, “Contractor’s Confidential Information”). The Parties agree that notwithstanding the foregoing, (x) Owner shall be entitled to disclose the terms of the Contract Documents to potential Lenders and equity investors; (y) Owner shall not be restricted from the use or disclosure of Work Product except as expressly set forth in Article 11; and (z) Owner shall be entitled to disclose that portion of Contractor’s Intellectual Property and Third Party Proprietary Work Product for which Owner has a license in, and which is to be used by Owner for the purpose for which such license is granted pursuant to Section 11.1, provided that, with respect to such Contractor’s Intellectual Property and Third Party Proprietary Work Product, Owner binds such disclosee to the confidentiality obligations contained in this Section 18.2.

18.3 Definitions. The term “Confidential Information” shall mean one or both of Contractor’s Confidential Information and Owner’s Confidential Information, as the context requires. The Party having the confidentiality obligations with respect to such Confidential Information shall be referred to as the “Receiving Party,” and the Party to whom such confidentiality obligations are owed shall be referred to as the “Disclosing Party.”

18.4 Exceptions. Notwithstanding Sections 18.1 and 18.2, Confidential Information shall not include: (i) information which at the time of disclosure or acquisition is in the public domain, or which after disclosure or acquisition becomes part of the public domain without violation of this Article 18; (ii) information which at the time of disclosure or acquisition was already in the possession of the Receiving Party or its employees or agents and was not previously acquired from the Disclosing Party or any of its employees or agents directly or indirectly; (iii) information which the Receiving Party can show was acquired by such entity after the time of disclosure or acquisition hereunder from a Third Party without any confidentiality commitment, if, to the best of Receiving Party’s or its employees’ or agent’s knowledge, such Third Party did not acquire it, directly or indirectly, from the Disclosing Party or any of its employees or agents; (iv) information independently developed by the Receiving Party without benefit of the Confidential Information; and (v) information which a Party believes in good faith is required to be disclosed in connection with the Work by Applicable Law, any Governmental Instrumentality (including the FERC), applicable securities laws or the rules of any stock exchange; provided, however, that prior to such disclosure, the Receiving Party gives reasonable notice to the Disclosing Party of the information required to be disclosed.

18.5 Equitable Relief. The Parties acknowledge that in the event of a breach of any of the terms contained in this Article 18, the Disclosing Party would suffer irreparable harm for which remedies at law, including damages, would be inadequate, and that the Disclosing Party shall be entitled to seek equitable relief therefor by injunction, without the requirement of posting a bond.

18.6 Term. The confidentiality obligations of this Article 18 shall survive the expiration or termination of this Agreement and any Work Order for a period of five (5) years following such expiration or termination, unless the EPC Agreement is executed, in which case the confidentiality obligations of the EPC Agreement shall govern.

Article 19

LIMITATION OF LIABILITY

19.1 Contractor Aggregate Liability. NOTWITHSTANDING ANY OTHER PROVISIONS OF THE CONTRACT DOCUMENTS TO THE CONTRARY, CONTRACTOR GROUP SHALL NOT BE LIABLE TO OWNER GROUP UNDER THE CONTRACT DOCUMENTS OR UNDER ANY CAUSE OF ACTION RELATED TO THE SUBJECT MATTER OF THE CONTRACT DOCUMENTS, WHETHER IN CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, PRODUCTS LIABILITY, PROFESSIONAL LIABILITY, INDEMNITY, CONTRIBUTION OR ANY OTHER CAUSE OF ACTION, IN EXCESS OF A CUMULATIVE AGGREGATE AMOUNT OF FOUR MILLION U.S. DOLLARS (US$4,000,000), AND OWNER SHALL RELEASE CONTRACTOR GROUP FROM ANY LIABILITY IN EXCESS THEREOF; PROVIDED THAT, NOTWITHSTANDING THE FOREGOING, THE LIMITATION OF LIABILITY SET FORTH IN THIS SECTION 19.1 SHALL NOT (I) APPLY IN THE EVENT OF ANY KEY PERSON’S WILLFUL MISCONDUCT OR GROSS

NEGLIGENCE; (II) APPLY TO CONTRACTOR’S INDEMNIFICATION OBLIGATIONS UNDER THIS AGREEMENT; OR (III) INCLUDE THE PROCEEDS PAID UNDER ANY PROJECT-SPECIFIC INSURANCE POLICY THAT CONTRACTOR OR ITS SUBCONTRACTORS ARE REQUIRED TO OBTAIN PURSUANT TO THIS AGREEMENT OR SUBCONTRACT, AS THE CASE MAY BE. IN NO EVENT SHALL THE LIMITATION OF LIABILITY SET FORTH IN THIS SECTION 19.1 BE IN ANY WAY DEEMED TO LIMIT CONTRACTOR’S OBLIGATION TO PERFORM ALL WORK AS REQUIRED UNDER THE CONTRACT DOCUMENTS.

19.2 Consequential Damages. NOTWITHSTANDING ANY OTHER PROVISIONS OF THE CONTRACT DOCUMENTS TO THE CONTRARY, NEITHER OWNER GROUP NOR CONTRACTOR GROUP OR THEIR SUBCONTRACTORS SHALL BE LIABLE UNDER THE CONTRACT DOCUMENTS OR UNDER ANY CAUSE OF ACTION RELATED TO THE SUBJECT MATTER OF THE CONTRACT DOCUMENTS, WHETHER IN CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, PRODUCTS LIABILITY, PROFESSIONAL LIABILITY, INDEMNITY, CONTRIBUTION, OR ANY OTHER CAUSE OF ACTION FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL LOSSES OR DAMAGES, INCLUDING LOSS OF PROFITS, LOSS OF USE, LOSS OF OPPORTUNITY, LOSS OF REVENUES, LOSS OF FINANCING, LOSS OR INCREASE OF BONDING CAPACITY, COSTS OF OBTAINING OR MAINTAINING FINANCING, LOSS OF GOODWILL, OR BUSINESS INTERRUPTION, OR DAMAGES OR LOSSES FOR PRINCIPAL OFFICE EXPENSES INCLUDING COMPENSATION OF PERSONNEL STATIONED THERE, WHETHER OR NOT FORESEEABLE (“CONSEQUENTIAL DAMAGES”) AND OWNER SHALL RELEASE CONTRACTOR GROUP AND ITS SUBCONTRACTORS AND CONTRACTOR SHALL RELEASE OWNER GROUP FROM ANY LIABILITY FOR SUCH CONSEQUENTIAL DAMAGES; PROVIDED THAT THE EXCLUSION OF LIABILITY SET FORTH IN THIS SECTION 19.2 IS NOT INTENDED TO PREVENT CONTRACTOR FROM RECEIVING PROFIT TO THE EXTENT THAT CONTRACTOR IS ENTITLED TO RECEIVE SUCH PROFIT UNDER THE PROVISIONS OF THE CONTRACT DOCUMENTS.

19.3 Consequential Damages with Respect to Landowners. SUBJECT TO CONTRACTOR’S RECEIPT OF A WRITTEN WAIVER OF CONSEQUENTIAL DAMAGES BY A LANDOWNER IN FAVOR OF CONTRACTOR, SUCH LANDOWNERS SHALL NOT BE LIABLE TO CONTRACTOR GROUP FOR ANY CONSEQUENTIAL DAMAGES UNDER THE CONTRACT DOCUMENTS OR UNDER ANY CAUSE OF ACTION RELATED TO THE SUBJECT MATTER OF THE CONTRACT DOCUMENTS, WHETHER IN CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, PRODUCTS LIABILITY, PROFESSIONAL LIABILITY, INDEMNITY, CONTRIBUTION OR ANY OTHER CAUSE OF ACTION AND CONTRACTOR SHALL RELEASE LANDOWNERS FROM ANY LIABILITY FOR SUCH CONSEQUENTIAL DAMAGES.

19.4 Applicability. EXCEPT TO THE EXTENT EXPRESSLY PROHIBITED BY LAW OR EXPRESSLY STATED IN THIS AGREEMENT TO THE CONTRARY, THE WAIVERS AND DISCLAIMERS OF LIABILITY, RELEASES FROM LIABILITY, EXCLUSIONS, LIMITATIONS AND APPORTIONMENTS OF LIABILITY SHALL APPLY EVEN IN THE EVENT OF FAULT, NEGLIGENCE, STRICT LIABILITY, BREACH OF CONTRACT OR OTHERWISE OF THE PARTY RELEASED OR WHOSE LIABILITY IS WAIVED, DISCLAIMED, LIMITED, OR FIXED AND SHALL EXTEND IN FAVOR OF ALL MEMBERS OF THE OWNER GROUP OR THE CONTRACTOR GROUP, AS THE CASE MAY BE.

Article 20

MISCELLANEOUS PROVISIONS

20.1 Entire Agreement. The Contract Documents, including the Attachments and Schedules attached to and incorporated into the Contract Documents contain the entire understanding of the Parties with respect to the subject matter hereof and incorporates any and all prior agreements and commitments with respect thereto; provided, however, that the memorandum of understanding dated October 14, 2005 among Cheniere LNG, Inc., AMEC and Zachry (“Memorandum of Understanding”) shall continue in full force and effect between the Parties and shall not be impacted or otherwise affected by this Agreement. Subject to the foregoing sentence, there are no other oral understandings, terms or conditions, and neither Party has relied upon any representation, express or implied, not contained in the Contract Documents. General or special conditions included in any of Contractor’s price lists, Invoices, tickets, receipts or other such documents presented to Owner shall have no applicability to Owner with respect to the Contract Documents. Subject to the Memorandum of Understanding referenced above, but otherwise without limitation, this Agreement supersedes in its entirety any other agreements between the Parties related to the Work. Upon the Agreement Effective Date, this Agreement supersedes the Master Services Agreement with respect to the Facility only (and not with respect to facilities under development by Owner’s Affiliates). With respect to any disclosures made after the Agreement Effective Date, this Agreement shall govern. With respect to any disclosures made prior to the Agreement Effective Date, the Mutual Confidentiality Agreement among Cheniere, Zachry and AMEC, dated July 18, 2005, shall govern.

20.2 Amendments. No change, amendment or modification of the terms of this Agreement or any other Contract Document shall be valid or binding upon the Parties hereto unless such change, amendment or modification is in writing and duly executed by both Parties hereto in the form of an amendment, Work Order or Change Order.

20.3 Joint Effort. Preparation of this Agreement has been a joint effort of the Parties and the resulting document shall not be construed more severely against one of the Parties than against the other.

20.4 Captions. The captions contained in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of intent of this Agreement or the intent of any provision contained herein.

20.5 Notice. Any notice, demand, offer, or other written instrument required or permitted to be given pursuant to the Contract Documents shall be in writing signed by the Party giving such notice and shall be hand delivered or sent by overnight courier, messenger, facsimile or certified mail, return receipt requested, to the other Party at the address set forth below.

A.	If delivered to Owner:

Corpus Christi LNG, LLC

717 Texas Avenue, Suite 3100

Houston, Texas 77002

Facsimile: (713) 659-5459

Attn: Ed Lehotsky

with a copy to:

Corpus Christi LNG, LLC

717 Texas Avenue, Suite 3100

Houston, Texas 77002

Facsimile: (713) 659-5459

Attn: General Counsel

B.	If delivered to Contractor:

La Quinta LNG Partners, LP

527 Logwood

P.O. Box 240130

San Antonio, Texas 78224-0130

Facsimile: (210) 475-8733

Attn: Steve Dedman

with a copy to:

AMEC E&C Services, Inc.

1979 Lakeside Parkway

Tucker, Georgia 30084

Facsimile: (770) 688-2902

Attn: Tim Watson

Each Party shall have the right to change the place to which notice shall be sent or delivered by sending a similar notice to the other Party in like manner. Notices, demands, offers or other written instruments shall be deemed to have been duly given on the date actually received by the intended recipient.

20.6 Severability. The invalidity of one or more phrases, sentences, clauses, Sections or Articles contained in the Contract Documents shall not affect the validity of the remaining portions of the Contract Document so long as the material purposes of the Contract Documents can be determined and effectuated.

20.7 Assignment. This Agreement or any Work Order may be assigned to other Persons only upon the prior written consent of the non-assigning Party hereto, except that Owner may assign this Agreement or any Work Order to any Affiliate or Lender by providing notice to Contractor. Furthermore, Owner may assign, pledge and/or grant a security interest in this Agreement or any Work Order to any Lender without Contractor’s consent. When duly assigned in accordance with the foregoing, this Agreement and any Work Order shall be binding upon and shall inure to the benefit of the assignee; provided that any assignment by Contractor or Owner pursuant to this Section 20.7 shall not relieve Contractor, Zachry, AMEC or Owner (as applicable) of any of its obligations or liabilities under this Agreement and any assigned Work Order, nor shall any such assignment discharge Guarantor of its obligations under the Parent Guarantee. Any assignment not in accordance with this Section 20.7 shall be void and without force or effect, and any attempt to assign this Agreement or any Work Order in violation of this provision shall grant the non-assigning Party the right, but not the obligation, to terminate the Contract Documents, or any portion thereof, at its option for Default.

20.8 No Waiver. Any failure of either Party to enforce any of the provisions of this Agreement or to require compliance with any of its terms at any time during the term of this Agreement shall in no way affect the validity of this Agreement, or any part hereof, and shall not be deemed a waiver of the right of such Party thereafter to enforce any and each such provisions.

20.9 Governing Law. The Contract Documents shall be governed by, and construed in accordance with, the laws of the state of Texas (without giving effect to the principles thereof relating to conflicts of law). The United Nations Convention on Contracts for the International Sale of Goods shall not apply to the Contract Documents and shall be disclaimed in and excluded from any Subcontracts entered into by Contractor in connection with the Work or the Facility.

20.10 Successors and Assigns. The Contract Documents shall be binding upon the Parties hereto, their successors and permitted assigns.

20.11 Attachments and Schedules. All Attachments and Schedules shall be incorporated into this Agreement by such reference and shall be deemed to be an integral part of this Agreement.

20.12 Obligations. Nothing contained in the Contract Documents shall be construed as constituting a joint venture or partnership between Contractor and Owner.

20.13 Further Assurances. Contractor and Owner agree to provide such information, execute and deliver any such instruments and documents and to take such other actions as may be reasonably requested by the other Party that are not inconsistent with the provisions of the Contract Documents and that do not involve the assumption of obligations or liabilities greater than those provided for in the Contract Documents, in order to give full effect to the Contract Documents and to carry out the intent of the Contract Documents.

20.14 Priority. The documents that form the Contract Documents are listed below in order of priority, with the document having the highest priority listed first and the one with the lowest priority listed last. In the event of any conflict or inconsistency between a provision in one document and a provision in another document, the document with the higher priority shall control. The Contract Documents are composed of the following documents, which are listed in priority:

A.	written amendments to this Agreement;

B.	the Articles of this Agreement;

C.	Attachments and Schedules to this Agreement;

D.	Change Orders which expressly modify the terms of the Work Orders; and

E.	Work Orders.

20.15 Restrictions on Public Announcements. Neither Contractor nor its Subcontractors shall take any photographs of any part of the Equipment or the Facility, issue a press release, advertisement, publicity material, financial document or similar matter or participate in a media interview that mentions or refers to the Work or any part of the Equipment or the Facility without the prior written consent of Owner; provided that Contractor shall not be required to obtain Owner’s prior written consent of Contractor’s issuance of a press release to correct any errors made by Owner concerning Contractor in a prior press release issued by Owner if Contractor first gives Owner five (5) Days’ prior written notice of Contractor’s intent to issue such corrective press release and an opportunity of Owner to correct such error within such five (5) Day period. Owner agrees to cooperate with Contractor and provide to Contractor for review and comment a copy of any press release that mentions or refers to Contractor prior to the issuance of such press release; provided that Owner shall not be required to obtain Contractor’s prior consent prior to the issuance of such press release. Contractor acknowledges and agrees that Owner shall be required, from time to time, to make disclosures and press releases and applicable filings with the SEC in accordance with applicable securities laws, that Owner believes in good faith are required by Applicable Law or the rules of any stock exchange. If any such disclosure, press release or filing includes any reference to Contractor, then Owner shall provide as much notice as is practicable to Contractor to provide it with an opportunity to comment; provided, however, the final determination shall remain with Owner. Contractor acknowledges that Owner shall be required from time to time to make filings in compliance with applicable securities laws, including a copy of the Contract Documents.

20.16 Hazardous Materials.

A. Contractor’s Responsibilities.

1. Contractor shall not, nor shall it permit or allow any Subcontractor to, bring any Hazardous Materials on the Site; provided, however, that Contractor and its Subcontractors may bring onto the Site such Hazardous Materials as are necessary to perform the Work so long as the same is done in compliance with Applicable Law, Applicable Codes and Standards and the HSE Plan.

2. If Contractor or any Subcontractor encounters pre-existing Hazardous Materials in the area where they are performing Work at the Site, and Contractor or any Subcontractor knows that such material is Hazardous Material, (i) Contractor and any Subcontractors shall promptly stop Work in the affected area and notify Owner, and (ii) the Parties will work together and with any Subcontractor or Third Party, as necessary, to determine how to safely proceed with the Work and/or what Change Order may be necessary to adjust the Scope of Work for any Work Order.

B. Owner’s Responsibilities. If any pre-existing Hazardous Materials are discovered or released in an area where Work is to be performed or is being performed at the Site, including any Hazardous Materials brought onto the Site or generated by Third Parties, but excluding Contractor’s obligations under Sections 16.4A and 20.16A, and Owner elects to have such Work commence or continue in the affected area, Owner shall be responsible for isolating or removing, transporting and disposing of such Hazardous

Materials and notifying Contractor of such Hazardous Materials known by Owner that the Hazardous Materials have been isolated or removed so that Contractor may safely commence or resume the Work.

20.17 Parent Guarantee. Guarantor will guarantee the full and faithful performance of all obligations of Contractor under the Contract Documents by executing an irrevocable parent guarantee substantially in the form attached hereto as Attachment H (the “Parent Guarantee”).

20.18 Foreign Corrupt Practices Act. With respect to the performance of the Work, Contractor shall, and shall cause each member of the Contractor Group to, comply with all provisions of the Foreign Corrupt Practices Act of the United States (15 U.S.C. § 78dd-1 and 2) and not to take any action that could result in Owner or any of its Affiliates becoming subject to any action, penalty or loss of benefits under such Act. Owner shall, and shall cause each member of the Owner Group to, comply with all provisions of the Foreign Corrupt Practices Act of the United States (15 U.S.C. § 78dd-1 and 2) and not to take any action that could result in Contractor or any of its Affiliates becoming subject to any action, penalty or loss of benefits under such Act.

20.19 Language. This Agreement and all notices, communications and submittals between the Parties pursuant to this Agreement and any Work Orders shall be in the English language.

20.20 Counterparts. This Agreement and any Work Orders may be signed in any number of counterparts and each counterpart shall represent a fully executed original as if signed by each of the Parties. Facsimile signatures shall be deemed as effective as original signatures.

20.21 Joint and Several Liability. Contractor is a Texas limited partnership, comprised of: (i) Zachry and AMEC, both of which are Contractor’s general partner; and (ii) Capitol Construction, Inc. and AGRA Monenco U.S., Inc. both of which are Contractor’s limited partners. Zachry and AMEC agree on behalf of themselves and their respective insurers, guarantors and sureties to be jointly and severally responsible and liable to Owner for all of Contractor’s duties and obligations under the Contract Documents and for all claims, damages, costs, expenses and all other liability arising out of or relating to the performance or failure to perform any of Contractor’s duties or obligations under the Contract Documents or otherwise arising out of the Work.

20.22 Survival. Article 6, Article 7, Article 8, Article 9, Article 10, Article 11, Article 12, Article 13, Article 14, Article 15, Article 16, Article 17, Article 18 and Article 19, Sections 3.6, 3.7, 3.12, 3.13, 3.14, 4.4, 20.9, 20.16, 20.20 and this Section 20.22 shall survive termination of this Agreement, in addition to any other provisions which by their nature should, or by their express terms do, survive or extend beyond the termination of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, Owner, Contractor, Zachry and AMEC have caused this Agreement to be executed by their duly authorized representatives as of the Agreement Effective Date. Zachry and AMEC have executed this Agreement (i) by and on behalf of Contractor, in their capacity as the general partners of Contractor, and (ii) in their individual capacities for their joint and several liability obligations and liabilities under Section 20.21.

Owner:

CORPUS CHRISTI LNG, LLC

By:	/s/ Stanley C. Horton
Name:	Stanley C. Horton
Title:	Chief Executive Officer

Contractor:

LA QUINTA LNG PARTNERS, LP

By Zachry Construction Corporation and AMEC E&C Services, Inc., its general partners

Zachry Construction Corporation

By:	/s/ Stephen H. Dedman
Name:	Stephen H. Dedman
Title:	Vice President

AMEC E&C Services, Inc.

By:	/s/ Tim Watson
Name:	Tim Watson
Title:	President

Schedule A-1

SCOPE OF WORK

TABLE OF CONTENTS

1. SCOPE OF WORK REQUIREMENTS		A-1
1.1	GENERAL INTRODUCTION	A-1
1.2	SUMMARY OF CONTRACTOR’S SCOPE OF WORK	A-1
1.3	WORK ORDERS	A-2
1.4	PRIORITY OF DOCUMENTS	A-2

2. DESCRIPTION OF FACILITY		A-2
2.1	SITE DEVELOPMENT AND CIVIL WORK	A-2
2.2	MISCELLANEOUS FACILITY INTERFACES	A-5

3. MANAGEMENT AND SUPERVISION		A-11
3.1	OWNER MANAGEMENT PHILOSOPHY	A-11
3.2	PROJECT EXECUTION PLAN	A-11
3.3	OWNER OFFICE ACCOMMODATIONS	A-12
3.4	NORMAL WORK HOURS/PERIODS	A-12

4. ENGINEERING		A-13
4.1	DESIGN BASIS	A-13
4.2	APPLICABLE CODES AND STANDARDS	A-13
4.3	PROJECT ENGINEERING PLAN	A-15
4.4	ENGINEERING DESIGN	A-15
4.5	PROCUREMENT AND MATERIAL CONTROL	A-20

5. SUBCONTRACTS		A-21
5.1	GENERAL	A-21
5.2	PROJECT SUBCONTRACT PLAN	A-21
5.3	LOCAL SUBCONTRACTORS AND SUB-SUBCONTRACTORS	A-21
5.4	BID PACKAGES	A-21

6. CONSTRUCTION		A-21
6.1	GENERAL	A-21
6.2	SITE PREPARATION	A-22
6.3	SCAFFOLDING AND ACCESS EQUIPMENT	A-23
6.4	CRANEAGE AND LIFTING EQUIPMENT	A-23
6.5	MEDICAL FACILITIES	A-23
6.6	SANITATION	A-24
6.7	HOUSEKEEPING	A-24
6.8	TEMPORARY FACILITIES	A-24
6.9	HEALTH, SAFETY AND THE ENVIRONMENT (HSE)	A-24
6.10	INDUSTRIAL RELATIONS	A-24
6.11	SITE SECURITY	A-25
6.12	CONSTRUCTION UTILITIES	A-25

7. QUALITY MANAGEMENT		A-25
7.1	QUALITY ASSURANCE REQUIREMENTS	A-25
7.2	PROJECT QUALITY PLAN	A-25

8. PROJECT CONTROL		A-26
8.1	GENERAL	A-26
8.2	PROJECT CONTROLS PLAN	A-26
8.3	PROGRAM REPORTING - PLANNING NETWORK	A-27

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8.4	CPM SCHEDULE	A-27
8.5	PROGRESS MEASUREMENT	A-27
8.6	MEETINGS; WEEKLY PROGRESS MEETINGS; MINUTES	A-28
8.7	MONTHLY PROGRESS REPORTS	A-28
8.8	QUARTERLY EXECUTIVE PROGRESS REPORTS	A-29
8.9	CONTRACTOR DELIVERABLES	A-29

9. CONTRACTOR INTERFACES		A-30
9.1	FERC ACTIVITIES – DIVISION OF RESPONSIBILITY	A-30
9.2	FERC REQUIRED REPORTS	A-30
9.3	EXPORT GAS PIPELINES	A-30

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1.	SCOPE OF WORK REQUIREMENTS

1.1	General Introduction

The Scope of Work for the Agreement is intended to provide an overall description of Contractor’s responsibilities for preliminary Work regarding the design, engineering, procurement support, management, and construction of the Facility. This Scope of Work is the Work contemplated to be completed under this Agreement, but performance of such Work is contingent upon execution of one or more Work Orders authorizing Contractor to commence certain portions of the Work in accordance with this Scope of Work and the terms and conditions of the Contract Documents.

The Work will involve preliminary activities for the building of the Facility. The Facility will be designed to import, store, vaporize and send out on average approximately 2,600 MMSCFD of natural gas, for supply to domestic natural gas markets. The installation will be in a phased approach with this Scope of Work consisting of initial site development, engineering and pre-procurement.

All obligations and responsibilities referred to in this Schedule A-1 are Contractor’s obligations and responsibilities, unless expressly stated to be the obligation of Owner or a designated Third Party.

References in this Schedule A-1 to any “Section” or “Article” shall mean the sections or articles of this Schedule A-1, unless express reference is made to another section or article of the Agreement. Any capitalized term used in this Schedule A-1 which is defined in the Agreement shall have the same meaning as defined in the Agreement, unless a different meaning is expressly provided in this Schedule A-1.

1.2	Summary of Contractor’s Scope of Work

Except for items and services expressly identified in Attachment A or any other provision of the Agreement to be provided by Owner, and subject to the other provisions of the Agreement (including this Schedule A-1), Contractor’s responsibilities for the design, engineering, procurement, construction, management, and inspection, repair (including Corrective Work), of the Work and the required related labor and materials, shall generally include:

a.	Detailed engineering design of the Facility;

b.	Development of Contractor deliverables as described in Schedule A-3 of the Attachment A;

c.	Preparation for the supply of Equipment;

d.	Mobilization and Site establishment;

e.	Management, reporting and supervision of the Work; and

f.	Construction of the initial Site preparation in accordance with the FERC Authorization to Construct issued December 16, 2005, such FERC Authorization being incorporated herein as if fully stated herein.

1.3	Work Orders

A series of discrete Work Orders will be mutually agreed upon between Owner and Contractor which define certain subsets of this Scope of Work to be performed by Contractor. Any Work Order must be signed in writing by the Parties prior to Work commencing under such Work Order.

1.4	Priority of Documents

In the event of any conflict or inconsistency between this Scope of Work and the Design Basis provided in Schedule A-2, such conflict or inconsistency shall be resolved in accordance with the following order of priority, with the document having the highest priority listed first and the one with the lowest priority listed last:

•	Design Basis (Schedule A-2)

•	Scope of Work (Schedule A-1)

2.	DESCRIPTION OF FACILITY

2.1	Site Development and Civil Work

2.1.1	Soil Improvement

Soils will be improved as required to achieve soil strength sufficient for constructing and supporting the Facility within acceptable settlement limits.

2.1.2	Disposal of Organic Material

Disposal of organic materials and non-structural soils from clearing and grubbing of the Site shall be placed in the landfill north of the raw water lake. Disposal of non-structural soils shall be stockpiled in Bed # 22 before closure or other areas designated by Alcoa. Organic materials shall be stockpiled, and large debris items shredded for future use by Alcoa as mulch and a slope stabilizer.

2.1.3	Drainage

Shiner Moseley completed a storm water study “Corpus Christi LNG Terminal Project, Drainage Study,” prepared by Harold T. Benoit, Shiner Moseley, and Michael Vecchio, MFG, Inc., dated August 2004 (the “Stormwater Study”) to confirm combined 100 year event discharges for the local water shed. The design study has been included showing the calculated runoff and ditch dimensions. Contractor shall review and validate the Stormwater Study and shall update the design storm water runoff rates from Sherwin Alumina, Alcoa and Owner. Detailed engineering will be performed to ensure that the design is complete and is executed early in the Work Schedule.

Drainage of storm water runoff from the Site, main pipe rack, administration building, tank impoundment, Facility parking areas, paved roads and gravel roads shall be provided in accordance with the Site Drainage and Grading Plan Drawing C-01 to C-14 prepared by Shiner-Moseley.

a.	Existing storm water runoff from Sherwin Alumina will be contained on the Site for internal Sherwin Alumina process use, except during very heavy rains when it will be released southeasterly through the east ditch to Reynolds Outfall # 1 to the La Quinta Channel and should not have any surface runoff to the Site. However, containment creates a condition where the groundwater elevation will be near grade in some locations. Drainage shall be provided to minimize groundwater elevation and to reduce the need for well points during construction.

b.	The La Quinta ditch flow capacity will be inadequate to convey existing and proposed combined storm water runoff without overtopping due to silting and vegetation. The La Quinta ditch requires maintenance from TX DOT 35 to the outfall at La Quinta Channel by Contractor as required to provide adequate flow capacity. The cross sectional area of the ditch shall be cleaned and organics removed using conventional ditch hydraulic crane maintenance equipment to excavate the existing ditch dimensions to match up with typical cross sections. Removed materials shall be hauled to the organic or non-structural soil disposal area and not left on the bank.

c.	The Site was previously over-excavated when the bauxite strategic reserve on the Site was removed. As a result, the Site contains standing surface water. Additional soil or improved drainage will be required to prevent flooding of the Site. Storm water drainage systems will be provided for proper drainage to meet the given conditions to avoid Site flooding during construction and operation of the Facility.

d.	The Facility will be designed to provide drainage of surface water to designated areas for disposal. The Site drainage system will be designed to handle a 100-year storm event, in accordance with the current version of 49 CFR Part 193.2103. Storm water drains to the southwest corner of the LNG process area and will be routed to the Reynolds # 5 drain structure in a new storm water drainage ditch east of La Quinta Road.

e.	Contractor shall review, validate and update the design of the spill impoundment collection system that will drain to the spill impoundment basins to be constructed as part of the EPC Agreement. (NOTE THAT ALL REFERENCES TO THE EPC AGREEMENT WITHIN THIS SCHEDULE A-1 ARE SUBJECT TO SECTION 3.1C OF THE AGREEMENT.) The impoundment basin sump pumps will routinely pump out the water collected in the spill impoundment basins into the Site drainage systems, which will ultimately discharge to the La Quinta Channel and Corpus Christi Bay. The larger capacity storm water pumps will pump out larger quantities of storm water. There will be two sets of pumps in the spill impoundment basins as follows:

1.	Spill impoundment basin sump pumps; and

2.	Storm water pumps.

f.	A spill prevention control and countermeasures plan (“SPCC Plan”) for the construction activities will be developed in accordance with the current versions of 40 CFR Parts 122 through 124.

2.1.4	Site Grading and Surface Preparation

Earthworks shall be provided in accordance with the Site grading plan with original contour lines based on the Geodetix topographic aerial survey flown December 15, 2005 and report dated January 2006 and the grading and drainage design basis prepared by Shiner Moseley, (“Civil Structural Architectural” Drawings C-01 to C-14 ). Permanent surfacing material and compaction shall be provided in accordance with the Specifications.

a.	Contractor will validate the design elevations and soil conditions, fill and compact the proposed AEP substation and provide permanent surfacing material required to build the Facility.

b.	The areas within the Site required for the construction and operation of the Facility will be backfilled, leveled and graded. The existing grade is undulating with an elevation between 21.7 feet and 27 feet NGVD 29 after bauxite removal. The proposed permanent Site grade elevations of the Facility surface are shown on Shiner-Moseley Drawings C-01 to C-14 and Contractor Drawings D-149974-CC-SK-C-0110, 0111, 0112 and 0113. LNG Tank foundations, per the tank engineer’s design, shall be validated and compared to the dimensions provided in the Permits.

c.	Contractor shall review and confirm geotechnical reports and recommendations contained in the Geotechnical Reports. Soils within the terminal shall be improved to a strength sufficient for constructing and supporting the Facility within acceptable settlement limits.

d.	Contractor shall review, validate and update the road design details to be constructed as part of the EPC Agreement. The Facility roads will consist of asphalt surfaced roads. The final paving will consist of gravel surfaced area, asphalt surfaced area, concrete paved surfaces and seed and mulch area.

e.	The 150 foot wide easement between Bed # 22 and Bed # 24 is for installation of the main LNG pipe rack, service road, LNG transfer trough and storm water swales. The easement area shall have organic material and non-structural soil removed, backfilled, compacted and graded in accordance with plan, elevation, profiles and cross sections shown on Contractor Drawings D-149974-CC-SK-C-0110, 0111, 0112 and 0113. Main pipe rack shall be installed on structural supports.

f.	A security fence shall be designed for the property boundary of the Site at locations shown on Contractor Plot Plan E-149974-CC-SK-M-0100.

g.	To support the capping and permanent closure of the bauxite tailing beds (Bed #22 and Bed #24), Site preparation will be provided for mechanical placement and finishing of material at various stages where mechanical material placement will be provided.

1.	Contractor shall backfill and compact Landfill # 4 with structural soil after Alcoa removes waste from Landfill # 4 (approximately 125,000 cubic yards).

2.	Contractor shall provide final grading, compaction and gravel surfacing to Landfill # 4 area to be used as construction laydown.

3.	Contractor shall backfill and compact the pipe rack easement between Bed # 22 and Bed # 24 with structural soil (approximately 120,000 cubic yards) to prepare for construction of the main pipe rack.

4.	Contractor shall excavate topsoil overburden from the San Patricio Borrow Pit to Alcoa and stockpile by Bed # 22, (approximately 120,000 yards) material excavated, hauled and stockpile.

5.	After bauxite tailing materials from Bed # 24 is relocated by Alcoa and Bed # 22 is prepared for and closed by Alcoa, Contractor will provide final grading and shaping of the main pipe rack easement between Bed # 22 and Bed # 24 to match the grading plan.

2.1.5	42” Export Pipeline Interfaces

The pipeline material for the 42” export pipeline, as specified by Cheniere Corpus Christi Pipeline Company, will be procured as part of this Scope of Work.

2.2	Miscellaneous Facility Interfaces

a.	La Quinta Road Utility Corridor: The east La Quinta Road shoulder will be used as a shared, non-exclusive utility easement with agreements with both Sherwin Alumina and Alcoa for usage for 138 Kv aerial power line and 6” potable water line and the proposed 42” export pipeline. Installation of the LNG main power feed cables and potable water supply on the shoulder of La Quinta Road shall be coordinated with the 42” export pipeline installation.

b.	AEP Power Supply: The AEP 138 KV electrical transmission supply power line on La Quinta Road will be installed by AEP on single poles from the existing lines on TX DOT 35 to the proposed power substation for construction and permanent operation. The power poles will be installed on the east side of La Quinta Road at a nominal offset of 20”-0” east of the Sherwin Alumina/Alcoa property line.

c.

Potable Water Pipeline and Interface Substation: Potable water will be required at the front end of Site mobilization for construction offices, sanitary facilities, and construction employee drinking water. Due to the construction schedule of the 42” export pipeline and other utilities, a 3” diameter temporary “out of the way” above-ground water line shall be installed on top of the ground until after the 42” export pipeline is installed to avoid conflicts with pipeline installation. The City of Gregory has an 8” PVC potable water line running parallel to and on the south side of TX DOT 35 at the intersection with La Quinta Road. The City of Gregory will perform the water line tap on TX DOT 35 and install an 6” tie-in valve and meter to be located at the edge of highway right of way.

As part of the EPC Agreement, a proposed 6”HDPE underground potable water line will be provided as part of the contractor’s work and shall be installed underground on the east shoulder of La Quinta Road from the TX DOT 35 tie in point to the proposed potable water storage tank and booster pumps inside the Facility. Contractor is responsible for design of the 6” HDPE water line in accordance with potable water service line specifications, water substation complete with storage tanks and pumps and LNG distribution system to be constructed as part of the EPC Agreement. The 6” line size calculation is based on potable water tank refill requirements and the City of Gregory supply pressure at the meter.

d.	Phone, Cable, T1: Contractor’s Scope of Work under the Agreement includes providing phone and data for the Site for both Contractor and Owner team during construction.

e.	Construction Parking and Laydown Areas on Corpus Christi Port Authority Property: Corpus Christi Port Authority Property officials have granted permission to lease up to 46 acres on their property for construction parking and laydown areas west of the San Patricio County ditch. A lease agreement and payment for such construction parking will be Contractor’s responsibility. Contractor will take responsibility for fencing and graveling the area used for construction parking and for restoring to original condition after completion of the Work. There may be a termination clause in the lease in the event the land is required by Corpus Christi Port Authority prior to the end of the Work.

2.2.1	Natural Gas Pipeline Relocations

a.

Gulf South Pipeline Relocation: Gulf South has an existing 2100’- 6” steel Natural Gas pipeline (the “Existing Gulf South Pipeline”) that will require, as part of Contractor’s Scope of Work, relocation to avoid interference with Site preparation activities in connection with the LNG tank foundation and dike area. The Existing Gulf South Pipeline carries natural gas at an operating pressure of 250 psig, and a maximum allowable operating pressure of 310 psig. Hot taps and stopples are required because, according to Gulf South, the Existing Gulf South Pipeline supplies several communities and cannot be taken out of service at any time. Hatch, Mott and McDonald has prepared the design, engineering, material specifications, and take-offs, which have been provided to Contractor. Contractor’s Scope of Work includes (i) removal and disposal of the Existing Gulf South Pipeline; (ii) installation of the new 6” pipeline (the “New Gulf South Pipeline”) and, (iii) placing in service the New Gulf South Pipeline without interruption. The Existing Gulf South Pipeline coating was checked and found to contain asbestos by EMSL (see report dated March 1, 2005) in the coal tar wrap. Removal of the Existing Gulf South Pipeline will require proper handling and disposal to comply with Applicable Law, Applicable Codes and Standards, and Contractor’s HSE Plan. Contractor’s Scope of Work is based on the schedule sensitivity of removing and disposing of the Existing Gulf South Pipeline and installing and placing in service the New Gulf South Pipeline without interfering with other activities. Sherwin Alumina will be responsible for granting a new easement for the New Gulf South Pipeline in the new location. Owner has managed the survey and easement preparation. Permits with jurisdictional agencies to be provided by Owner have been obtained. Contractor shall provide any additional Permits that may be required such as storm water pollution and prevention, etc.

b.	CrossTex Pipeline Relocation: CrossTex has an existing 10” Natural Gas pipeline (the “Existing CrossTex Pipeline”) installed north across Corpus Christi Bay that crosses the dredge spoil island and La Quinta Channel and makes landfall through the V-Ditch to an above-ground pig trap north of La Quinta Road. From the pig trap, the Existing CrossTex Pipeline is installed north across Sherwin Alumina property to the tie-in of the existing 16” CrossTex pipeline in pipeline alley on Sherwin Alumina property. In its current location, the Existing CrossTex Pipeline would interfere with both dredging activities and Site preparation Work and must be rearranged for the Work to proceed in accordance with the Work Schedule. Contractor shall manage all aspects of the relocation and removal of the Existing CrossTex Pipeline and installation of a new 10” pipeline (the “New CrossTex Pipeline”). Portions of the Existing CrossTex Pipeline located on the Site and the La Quinta Channel shall be taken out of service and physically removed. Approximately 3000 feet of the abandoned Existing CrossTex Pipeline and service lateral located on the Sherwin Alumina property shall also be physically removed and disposed of in accordance with Applicable Law and Applicable Codes and Standards. The Existing CrossTex Pipeline shall be terminated just north of the spoil island. Contractor will install the approximately 6,000-foot New CrossTex Pipeline by performing a directional drill from the north side of the La Quinta Channel to intersect and tie-in to the existing 10” CrossTex line located to the south of the spoils island. When the tie-in is made to the existing 10” line, Contractor will install a pig trap and make the final tie-in to the existing 16” CrossTex line located to the west and across La Quinta ditch on Sherwin Alumina property. Hatch, Mott and McDonald has performed the engineering and prepared material specifications. This information has been provided to Contractor. Permits with jurisdictional agencies to be provided by Owner have been obtained. Contractor shall provide any additional Permits that may be required such as storm water pollution and prevention, etc.

c.

Removal of Royal Production Facilities: Royal Production (“Royal”) has at least one offshore production well. A 2” and 6” gathering pipeline from that production well enters the Site from the south from La Quinta Channel and makes landfall through the V-Ditch to the condensate tanks and equipment area located onshore south of La Quinta Road, and a 4” pipeline connects the treatment facility to the Existing 10” CrossTex Pipeline at the pig trap north of La Quinta Road. Prior to mobilization in connection with the dredging Work, Royal will remove their pipeline facilities and the above ground condensate tanks and equipment, and plug and abandon the production well. Hatch, Mott and McDonald has performed the engineering and prepared material specifications and take-offs. Permits with jurisdictional agencies to be provided by Owner have been obtained. Contractor has no responsibility in connection with the removal of the Royal facilities, beyond granting access to the area and coordination of Work activities.

2.2.2	Relocations Other Than Gas Pipelines

a.	Sherwin Alumina HDPE Water Piping: Contractor’s Scope of Work will include (i) relocation and removal of existing 1-20” X 4000’ HDPE raw water line, 1-20” X 3600’ HDPE raw water line, 1-20” X 2600’ HDPE sump pipeline, and 1-20” X 2600’ storm water pipeline and (ii) installation of new 20” HDPE lines. These existing lines are Plexco HDPE 3408 20” diameter (SDR 11) 160 psi rated pipe that provide process water for the Sherwin Alumina plant and will require continuous service throughout the relocation, except for a 2-hour shutdown for tie-overs. New 20” HDPE pipe will be installed and existing HDPE lines removed and retired after the new lines are placed in service.

b.	Raw Water Electrical Feeders: Power poles and electrical wires will be relocated and installed on new power poles with new electrical cables as part of Contractor’s Scope of Work. These power lines provide electricity to process water pumps for the Sherwin Alumina plant and require continuous service throughout the relocation with one operating and one spare. The spare feeder may be de-energized for up to 4 days to make the changeover and then the energized feeder may be taken out of service for a second 4 day changeover period. The electrical feeders are 4160 VAC 60 Hz 3 phase that power two each 400 HP raw water pumps, one operating and one spare. However, during pump swaps, both pumps will be operating (although one at a reduced HP). The feeder size is 1/0 aluminum. Splices are acceptable. Relocated feeders shall be above ground pole supported with insulated conductors. There is also a small telephone cable on the power poles routed beneath the electrical feeders. This cable is no longer in service and has been severed at both ends by the telephone company. This cable shall be removed along with the feeders and poles.

c.	Removal of Abandoned Sherwin Alumina Pipelines: Contractor’s Scope of Work will include removal of the following Sherwin Alumina abandoned above ground steel pipelines, as required, that may be currently located on portions of the Site and Sherwin Alumina property (to the extent such have not already been removed by Sherwin Alumina): 2-12” X 3000’, 1-14” X 3000’, 2-16”X 3000’ and 2 Sherwin Alumina above ground HDPE pipelines 1-20”X 4000’ and 1-20”X 2700’to be abandoned after the new 20” HDPE pipelines are in service.

d.	La Quinta Construct Dock Access Road Relocations: The existing La Quinta Road off TX DOT 35 will become the main entrance road to the Facility. Currently, La Quinta Road is the main access to the Sherwin Alumina docks, and will no longer be accessible for Sherwin Alumina use once construction of the new dock road is complete. A new road is proposed as part of Contractor’s Scope of Work from the main Sherwin Alumina parking lot to the intersection with La Quinta Road. This Work will, as authorized in a Work Order, be started early in the construction schedule to allow for rerouting Sherwin Alumina dock employee traffic out of the construction areas.

The new road pavement shall be 22’ wide, nominal elevation of 26’ NGVD 29, with asphalt surface capable of loads from 150 ton truck cranes. The new road shall have chain link fence parallel the road on the inside boundary and on a small part of the outside boundary at the north end of the road. Three remote actuated slide gates shall be installed and monitored with environment protected color cameras and gates remotely controlled from the existing front guard gate. Two manual swing gates are proposed at other locations along the roadway. Contractor shall install underground fiber optics and power cables along the new road to control the gates and connect the cameras to an existing 16 channel control unit at the main guard gate using communications hardware consistent with existing security system controls. Contractor shall install two ceiling mounted flat screen monitors at the main guard gate and three remote intercoms with call buttons at the three gates. Color CCTV cameras will have zoom, tilt and pan capability. Power and telephone lines near the main guard gate need to be raised to provide a minimum of 22’ clearance, with 25’ clearance desired over finished pavement. Drainage ditches and culverts shall be provided and shall be consistent with overall drainage design.

A gravel access road shall also be constructed to the decant pumps whereas installation of the new asphalt road makes the pumps inaccessible.

e.	Abandoned Production Wells: Four abandoned production wells within the Site boundaries are shown on Tobin maps and abandonment records filed with the Texas Railroad Commission. The four well locations have been staked by surveyors in the field by their recorded coordinates. The Humble La Prade is located in the LNG vaporizer area. Lowering the well casing below excavations and foundations is the anticipated corrective action if required. The Jake Hamon State Tract 1 and Hamon 1 Reynolds Aluminum are located in the vicinity of the east LNG berth and could be impacted by piles of the trestle. Exposing the well casings so the jetty piles can be driven to not disturb the wells is the anticipated corrective action, if required. Hamon 1 Green Estate appears to be outside the area to be disturbed by construction and is not of concern. All four wells will be exposed by Owner for inspection. Abandoned wells that will interfere with construction will be lowered and capped by Owner.

2.2.3	Site Work and Alcoa Activities

a.	Overview:

Owner and Alcoa have agreements for Owner’s dredge material to be deposited on existing Alcoa bauxite tailing beds on Alcoa’s property as a cap to permanently close the beds. All of the approximately 4.5 MM cubic yards of material in the marine area removed by dredging operations will be deposited by Contractor on Alcoa land in areas labeled DMPA2 on Attachment E. Alcoa is responsible for preparing DMPA2 to receive dredge by raising the levees. Contractor is responsible for delivering the dredge material to DMPA2 sites and for completing rough grading in DMPA2 to obtain a minimum of 2’-0” cover over the entire dredge placement area. Consistent with Alcoa’s TPDS permit, dredge water effluent cannot exceed 0.3 gram/liter total suspended solids (“TSS”) discharge as measured at the compliance test points. The TPDS permit has been received and activated by Alcoa. The TPDS permit applications and associated documents with the dredge permit are provided in the printed and electronic data.

Alcoa and Owner have agreed to a grading plan that provides elevations and shape of material in the raised diked areas and main pipe rack between Bed #22 and Bed #24. Contractor shall be responsible for ensuring compliance with the grading plan and communicating to Alcoa field changes to confirm acceptance. Contractor shall also ensure Alcoa’s final slope plan does not allow storm water to drain to the LNG secondary containment trough under the LNG pipe rack. Alcoa will be responsible for ensuring that all permanent storm water collected on its land, both inside and outside DMPA1 and DMPA2, shall drain to Corpus Christi Bay and shall not be allowed to flow onto the Site or Sherwin Alumina property except where shown on the Drainage and Grading Plan Drawing C-14 or where drainage easements exists.

b.	Alcoa and Contractor DMPA1 Activity:

1.	Alcoa shall excavate and haul existing waste contents of Landfill #4 an estimated 10 feet below grade (125,000 cubic yards) to Bed #22 to remove waste from Landfill #4.

2.	Landfill # 4 and Bed # 24 storm water drainage will be designed and contoured by Alcoa to drain to Outfall # 5 and the collection header will be designed to segregate Alcoa storm water from Owner storm water. Outfall # 5 collection header for Alcoa storm water will be installed by Alcoa.

3.	The discharge lines from Outfall # 5 crossing of La Quinta Road and scour protection measures required for La Quinta ditch shall be designed and installed by Contractor. Alcoa shall provide their discharge line to Contractor for installation.

4.	Alcoa intends to drain Bed # 22 and La Quinta Steps into Corpus Christi Bay by way of Owner’s existing storm water drain culverts and Outfall #002. Alcoa shall install a permanent water outfall collection box to serve as a monitoring point for Alcoa’s outfall upstream of the point at which such outfall water mingles with the outfall water of Owner.

5.	Alcoa shall cut and shape the existing Bed # 22 levee to prepare for capping of the bed.

6.	Alcoa shall raise levees and cap Bed # 22 using the required quantity of clay fill and then cover the cap with approximately 120,000 yards of top soil material previously stockpiled by Contractor (see Section 2.1.4.g.4) to elevations shown on the Master Drainage and Grading plan Drawing C-14. Alcoa will finish grade and close Bed # 22.

7.	Alcoa will vegetate Bed #22 and then irrigate such Bed up to 100 days.

c.	Alcoa DMPA2 Activity:

1.	Install strip drains and seep collection header around DMPA2.

2.	Cut and shape exteriors and interiors of existing levees of DMPA2 ready to receive dredge material and separate DMPA2 from sludge placement areas.

3.	Raise the permanent interior levee of DMPA2 to 45 feet elevation.

4.	Install one permanent decant/storm water drain structure, (Outfall # 3) with discharge water to report to La Quinta ditch and then to Corpus Christi Bay. A second permanent decant/storm water drain structure, Outfall #6, may be installed as an option that will traverse the east property boundary and to the Corpus Christi Bay.

5.	Construct a Sludge Placement Area (SPA) all-weather levee road between DMPA2 and the existing SPA.

3.	MANAGEMENT AND SUPERVISION

3.1	Owner Management Philosophy

To effect the necessary control of the interfaces between Owner and Contractor, and to facilitate prompt and accurate communications between Owner and Contractor, Owner Representative will utilize a team of Owner’s personnel or consultants, which will be resident in Contractor’s office during design and procurement phase, and at Site during performance of the Work.

3.2	Project Execution Plan

Without prejudice to any other provision of this Attachment A or the Agreement which sets out specific requirements for any of the plans or documents listed below, within sixty (60) Days after the execution of the Agreement, Contractor shall submit to Owner for review Contractor’s project execution plan (“Project Execution Plan”), which shall address, summarize, and provide a schedule for development and finalization of the following plans, procedures, and other documents.

a.	Project objectives

b.	Project management

c.	Project engineering plan

d.	Document management plan

e.	Project controls plan

f.	Project procurement plan

g.	Revisions to Attachment G, if any

h.	Document control plan

i.	Communications plan

j.	Preliminary Subcontractor list

k.	Preliminary project Subcontract plan

l.	HSE Plan

m.	Interface management plan

n.	Project quality plan

o.	Preliminary project construction plan

p.	Preliminary project commissioning plan

q.	Labor relations plan

r.	Management of change plan

3.3	Owner Office Accommodations

All security, office furnishings, electrical power and other temporary utilities, lighting, telephones, facsimile, high speed internet access, and nightly cleaning services associated with the office accommodation for staff noted below shall be provided by Contractor. This shall include the telecommunications line rentals from execution of the Agreement until, unless otherwise agreed to by Owner, the earlier of completion of all Work under the Scope of Work for the Agreement, termination of the Agreement or transition to the EPC Agreement. Owner will supply computers to Owner personnel:

Contractor shall provide office accommodations for:

•	Up to a peak of six (6) Owner personnel at Contractor’s office for duration of the Work.

•	Up to a total of thirteen (13) Owner personnel at Site at the peak of the construction activities during the Work, including two reserved parking spaces.

3.4	Normal Work Hours/Periods

•	The normal construction work period will be ten (10) hours per Day, five (5) Days per week, with make up Days as scheduled.

•	The primary dirt spread will be worked on a period of ten (10) hours per Day, six (6) Days per week, with make up Days as scheduled.

4.	ENGINEERING

4.1	Design Basis

Owner shall be responsible for providing those items of information defined as “Rely Upon” in the Design Basis included in Schedule A-2 of this Attachment A and for providing to Contractor the information or items specified in Attachment K, subject to Contractor’s obligation to provide information to Owner as specified in Attachment K. Owner shall remain fully responsible for the accuracy, completeness and sufficiency of the information identified as “Rely Upon” in Schedule A-2.

All other information constituting the Design Basis or otherwise required for performance of the Work shall be provided or developed by Contractor, as applicable, and Contractor shall be fully responsible for the accuracy, correctness and completeness thereof, and the provisions of Section 3.1 of the Agreement shall apply with respect to all such information provided or developed by Contractor or otherwise required for performance of the Work (other than the information, as specified in the preceding sentence, which is the responsibility of Owner).

4.2	Applicable Codes and Standards

Without in any way limiting the generality of the definition of Applicable Codes and Standards within the Agreement, the Applicable Codes and Standards include: (i) 49 CFR Part 193, 33 CFR Part 105, 33 CFR Part 127, NFPA 59A; (ii) any codes and standards specifically mentioned in any provision of the Agreement or any Work Order as applicable to the Work; and (iii) those codes and standards of the following standards organizations and other generally accepted practices, methods, techniques and standards employed by the international LNG industry constituting GECP, as specifically identified as applicable through detailed engineering:

•	AASHTO, American Association of State Highway and Transportation Officials

•	ACI, American Concrete Institute

•	AFBMA, Anti-Friction Bearing Manufacturers Association

•	AGA, American Gas Association

•	AGMA, American Gear Manufacturers Association

•	ASA, Acoustical Society of America

•	ARI, Air Conditioning and Refrigeration Institute

•	AICHE, American Institute of Chemical Engineers

•	AISC, American Institute of Steel Construction

•	ANSI, American National Standards Institute

•	API, American Petroleum Institute

•	ASME, American Society of Mechanical Engineers

•	ASNT, American Society for Non-Destructive Testing

•	ASTM, American Society for Testing and Materials

•	ASCE, American Society of Civil Engineers

•	ASHRAE, American Society of Heating, Refrigeration and Air-conditioning Engineers

•	AWWA, American Waterworks Association

•	AWS, American Welding Society

•	CINI, Insulation for Industries

•	CMAA, Crane Manufacturers Association of America

•	CRSI, Concrete Reinforcing Steel Institute

•	CSI, Construction Specifications Institute

•	EJMA, Expansion Joint Manufacturers Association

•	FCI, Fluid Control Institute

•	FM, Factory Mutual

•	GPA, Gas Processors Association

•	HFES, Human Factors and Ergonomics Society

•	IBC, International Building Code

•	ICEA, Insulated Cable Engineers Association

•	IESNA, Illuminating Society of North America

•	IEEE, Institute of Electrical and Electronics Engineers

•	ISA, International Society for Measurement and Control

•	MSS, Manufacturer’s Standardization Society of the Valve and Fitting Industry

•	NACE, National Association of Corrosion Engineers

•	NEMA, National Electrical Manufacturers Association

•	NFPA, National Fire Protection Association

•	NFSA, National Fire Sprinkler Association

•	OCIMF, Oil Companies International Marine Forum

•	OSHA, Occupational Safety and Health Administration

•	PCI, Precast/Prestressed Concrete Institute

•	PIP, Process Industries Practices, Piping

•	SAE, Society of Automotive Engineers

•	SIGTTO, Society of International Gas Tanker and Terminal Operators

•	SMACNA, Sheet Metal and Air Conditioning Contractors National Association

•	SSPC, Steel Structures Painting Council

•	TEMA, Tubular Exchanger Manufacturers Association

•	UFC, Uniform Fire Code

•	UL, Underwriters Laboratories

4.3	Project Engineering Plan

4.3.1 Contractor shall produce a detailed project engineering plan (“Project Engineering Plan”) for review by Owner within sixty (60) Days of execution of the Agreement. The Project Engineering Plan will provide a summary of the procedures, plans, and execution methodologies to be used by Contractor to develop the engineering design in accordance with the Applicable Codes and Standards and the requirements of the Agreement.

4.3.2	Work Hours/Periods

•	The work period for the Project Engineering will be up to ten (10) hours per Day, Five (5) Days per week.

4.4	Engineering Design

4.4.1	General

The following primary engineering activities will be performed as part of the Scope of Work:

a.	Developing engineering design documents as listed in the attached deliverables list in Schedule A-3;

b.	Developing civil Site grading and drainage drawings to obtain the required Permits to start Site improvement construction activities;

c.	Developing Equipment lists, instrument index, line lists, material lists, and supplier lists;

d.	Preparing Equipment data sheets for major process equipment;

e.	Preparing instrument data sheets for major cryogenic valves and instruments;

f.	Performing technical evaluation of major process equipment bids;

g.	Reviewing vendor data from Sabine Pass go-by documents;

h.	Revising material take-offs at the end of the design phase within this Scope of Work;

i.	Developing acceptance test requirements for major process equipment;

j.	Development and implementation of a plan for witnessing of factory acceptance tests at Vendor’s shops major process equipment;

k.	Development and implementation of a plan for drawings control, vendor data and documentation control using a computer database utilizing Contractor’s document control procedure;

l.	Starting the development of technical documents for major Subcontracts; and

m.	Provision of engineering support for Site civil grading and drainage construction activities.

4.4.2	Process and Systems

In addition to any other Drawings or Specifications required to be developed by Contractor in accordance with the Agreement or this Scope of Work, Contractor shall be responsible for developing the following Drawings and Specifications related to the process and process systems:

a.	Process flow diagrams with heat and material balances;

b.	Piping and instrument drawings (“P&IDs”) will be developed to “Issued for HazOp” level;

c.	Equipment list;

d.	HAZOP review of P&ID’s; and

e.	Development of safety integrity level (“SIL”) levels of critical control and safety systems utilizing Sabine Pass as a go-by.

4.4.3	Instrumentation and Controls

In addition to any other Drawings or Specifications required to be developed by Contractor in accordance with the Agreement or this Scope of Work, Contractor shall be responsible for developing the following Drawings and Specifications related to the instrumentation of the process systems:

a.	Development of control philosophy;

b.	Development of Instrument database;

c.	Development of instrument data sheets for major instruments and control valves

d.	Perform SIL calculations

e.	Develop I/O list

4.4.4	Facility Layout and Piping Design.

In addition to any other Drawings or Specifications required to be developed by Contractor in accordance with the Agreement or this Scope of Work, Contractor shall be responsible for developing the following Drawings and Specifications related to the piping and piping systems:

a.	Plot plans;

b.	Preliminary Equipment general arrangements using Sabine Pass vendor data and preliminary vendor data as a go-by;

c.	Development of underground piping plans;

d.	Development of PDMS and CAD standards and model database for the 3-D model;

e.	Development of catalog components for the 3-D model;

f.	Preliminary 3-D model;

g.	Service class index;

h.	Preliminary pipe stress analysis for pipe rack C; and

i.	Piping Specifications.

4.4.5	Mechanical Design

In addition to any other Drawings or Specifications required to be developed by Contractor in accordance with the Agreement or this Scope of Work, Contractor shall be responsible for developing the following Drawings and Specifications related to the mechanical design of vessels, LNG tanks, heat exchangers, rotating Equipment, fired Equipment, special Equipment, and packaged Equipment:

a.	Equipment data sheets for major process Equipment;

b.	Equipment Specifications for major process Equipment;

c.	Technical bid evaluations of major process Equipment;

4.4.6	Electrical Design

In addition to any other Drawings or Specifications required to be developed by Contractor in accordance with the Agreement or this Scope of Work, Contractor shall be responsible for developing the following Drawings and Specifications related to the electrical power supply and distribution:

a.	Temporary power design for the Work;

b.	Development of Specifications for major electrical Equipment such as:

•	Transformers,

•	Power Control Rooms,

•	Primary and Secondary Unit Substations,

•	Utility Substation,

•	Bus Ducts,

•	Standby generators, and

•	MV and LV motors, etc.;

c.	One-line diagrams;

d.	Electrical area classification Drawings;

e.	Substation design; and

f.	Preliminary wiring layouts and plans.

4.4.7	Civil / Structural / Architectural Design

In addition to any other Drawings or Specifications required to be developed by Contractor in accordance with the Agreement or this Scope of Work, Contractor shall be responsible for developing the following Drawings and Specifications:

a.	Development of erosion control Drawings for Site development and storm water discharge Permits;

b.	Finalization of soils study;

c.	Development of rough grading and drainage plan for process area, tank farm area and pipe rack C area;

d.	Development of building layouts;

e.	Development of building foundation drawings;

f.	Development of preliminary foundation designs for major process Equipment using Sabine Pass vendor drawings as a go-by;

g.	Start design of LNG runoff troughs and containment; and

h.	Development of necessary grading and drainage drawings for Sherwin Alumina dock access road and water and power line relocation.

4.4.8	Marine Design

In addition to any other Drawings or Specifications required to be developed by Contractor in accordance with the Agreement or this Scope of Work, Contractor will develop the following Drawings and Specifications for the construction of marine structures:

a.	East and west jetty structural design drawings to “issue for construction” level;

b.	East and west jetty pile and approach trestles civil and structural design drawings to “issue for construction” level;

c.	Berth and mooring layout drawings;

c.	Design drawings for jetty platforms;

d.	Design drawings for breasting dolphins and mooring dolphins;

e.	Design drawings for shoreline protection;

f.	Design drawings for bulkhead walls; and

g.	Design drawings for miscellaneous items such as catwalks, etc.

4.4.9	Materials

In addition to any other Drawings or Specifications required to be developed by Contractor in accordance with the Agreement or this Scope of Work, Contractor shall be responsible for developing the following Drawings and Specifications related to materials selection, engineering, and applications technology:

a.	Material selection diagram;

b.	Corrosion control Specifications;

c.	Painting and coating Specifications; and

d.	Insulation systems Specifications.

4.5	Procurement and Material Control

4.5.1	General

The project procurement plan will provide a summary of the procedures, plans, and execution methodologies to be used by Contractor for procuring Equipment, materials, goods and services within the Scope of Work (the “Project Procurement Plan”).

4.5.2	Project Procurement Plan

Contractor shall produce a Project Procurement Plan for review by Owner within ninety (90) Days of execution of the Agreement, and Owner will review and approve such plan in accordance with Section 3.4 of the Agreement.

•	Inspection

•	Expediting

•	Supplier quality reports

•	Technical requirement compliance

•	Material control, marking, and certification

•	Packing, consolidation, importing

•	Transportation, handling, and storage

•	Warranties and guarantees

•	Vendor servicemen

4.5.3	Local Suppliers

Contractor shall give due consideration to local companies to provide materials and services, provided they are competitive in terms and price, proven quality, experience, expertise, service and delivery. The procedures shall indicate how Contractor intends to ensure appropriate consideration of local suppliers.

5.	SUBCONTRACTS

5.1	General

Pursuant to the terms of the Agreement, including Section 2.4 of the Agreement, Contractor shall engage Subcontractors as required to perform the Work and carry out Contractor’s obligations under the Agreement.

5.2	Project Subcontract Plan

In accordance with Section 3.4 of the Agreement, Contractor shall produce a detailed Subcontract plan (“Project Subcontract Plan”) for review and approval by Owner within ninety (90) Days of execution of the Agreement. The Project Subcontract Plan will provide a summary of the procedures, plans, and execution methodologies to be used by Contractor for bidding, evaluating, awarding, inspection, progress monitoring, technical requirement compliance, material controls, and expediting of Subcontracts.

5.3	Local Subcontractors and Sub-subcontractors

Contractor shall give due consideration to local companies to provide materials and services, provided they are competitive in terms and price, proven quality, experience, expertise, service and delivery. The Project Subcontract Plan shall indicate how Contractor intends to ensure appropriate consideration of local subcontractors.

5.4	Bid Packages

Contractor shall be responsible for preparing and issuing bid packages or request for proposals for Subcontracts.

6.	CONSTRUCTION

6.1	General

In accordance with Section 3.4 of the Agreement, Contractor shall produce a detailed construction plan (“Project Construction Plan”) for review and approval by Owner within ninety (90) Days of execution of the Agreement. The Project Construction Plan will provide a summary of the procedures, plans, and execution methodologies to be used by Contractor for all management, controls, labor, supervision, consumables, tools, plant and Equipment necessary to construct, mechanically complete, test, and pre-commission the Facility. The Project Construction Plan will address the following:

•	Construction procedures

•	FERC Order conditions and data request response compliance

•	Policies, rules and regulations for:

•	HSE

•	Personnel identification

•	Access to Site

•	Firearms, drugs, alcohol, animals, etc.

•	Access Equipment

•	Construction Permits

•	Parking

•	Vehicular access

•	Personnel orientation

•	Construction plant and Construction Equipment

•	Construction methodology

•	Demolition

•	Scaffolding and access equipment

•	Temporary roads

•	Work force training

•	Industrial relations

•	Public relations

•	Security

•	Transportation of Equipment

•	Utilities, chemicals, lubricants

•	Construction communication procedures

•	First fills

•	Punchlists

•	Close out

•	Demobilization

6.2	Site Preparation

Contractor shall be responsible for carrying out Site preparation Work, including:

•	Removal of all vegetation

•	Soils improvement

•	Temporary and permanent roads

•	Top soil removal

•	Temporary and permanent drainage

•	Grading plan

•	Dredging and bed closure plan

•	Drainage plan

6.3	Scaffolding and Access Equipment

Contractor shall provide a safe means of access to the Work at all times, including for purposes of inspections by Owner. Scaffolding must be substantial and appropriately designed for the job. Contractor shall keep adequate records to demonstrate a system of regular inspection of scaffolds, by appropriately qualified personnel. Records shall also be maintained of calculations performed for load bearing scaffolds. Tags with inspection, and expiration shall be prominently displayed on all scaffolding.

6.4	Craneage and Lifting Equipment

Contractor shall only employ craneage and lifting equipment that has been tested and which are fit for their intended purpose. All crane operators and riggers shall be adequately trained and must be able to demonstrate that they hold the appropriate certification. Contractor shall keep records of tests and certification of all lifting equipment, craneage and operators employed in the Work. Contractor shall comply with its internal rigging procedure for all lifting operations, as well as all Applicable Law and Applicable Codes and Standards. Contractor will submit rigging plans for lifts exceeding 50-tons, multiple crane lifts or lifts which are considered critical for review and approval by Owner or Owner’s designee.

6.5	Medical Facilities

Contractor shall provide provisions for suitable first-aid facilities which shall be available to all personnel at the Site, including those employed by Owner, Subcontractors and visitors. The first-aid facilities, as a minimum, shall include a fully equipped first-aid room capable of treating injuries that can be anticipated on a construction site. Consideration shall be given for at least one qualified EMT or nurse on duty during the hours when construction Work is in progress at the Site. Contractor shall also provide a program of training for first-aid personnel among the workforce and establish an emergency response team, drawn from the medical and workforce first-aid personnel, to deal with serious on Site accidents.

Contractor shall produce for review by Owner within thirty (30) Days of execution of the Agreement, a plan detailing how emergency medical treatment will be administered. Such plan shall take into account capabilities of local hospital and medical facilities.

6.6	Sanitation

Contractor shall provide adequate washing and latrine facilities for its workforce, Owner staff, and for visitors permitted on the Site. These facilities shall be cleaned, disinfected, stocked with supplies and maintained regularly at all times and the disposal of sanitary waste shall conform to statutory requirements.

6.7	Housekeeping

Contractor shall provide suitable receptacles and services to ensure that all scrap materials, debris and spoil generated by Contractor’s construction activities, are collected regularly and properly disposed of. Disposal of such materials outside the Site shall be to a properly licensed land fill or environmental waste Subcontractor, in accordance with Applicable Law and Permits.

Unless otherwise agreed by the Parties, upon the earlier of completion of the Work or termination of the Agreement and in accordance with Section 3.8 of the Agreement, Contractor shall remove all Construction Equipment, construction trailers and other temporary facilities, and all other items brought onto the Site by Contractor or Subcontractors which are not the property of Owner, and remove from the Site and properly dispose of all scrap materials, debris and spoil. Contractor shall allow all temporary construction laydown areas to naturally revegetate, unless such areas are designated for wetland mitigation or other use by Owner that does not require such restoration.

6.8	Temporary Facilities

Unless otherwise agreed upon by the Parties, until the earlier of completion of the Work or termination of the Agreement, Contractor shall provide all temporary facilities necessary for performance of the Work. All temporary buildings, piping, cabling, communications equipment, storage facilities, fencing, gates, gas detection equipment, utilities, and the like shall be removed upon the earlier of completion of the Work or termination of the Agreement (unless otherwise agreed by the Parties).

6.9	Health, Safety and the Environment (HSE)

Contractor will develop a site specific HSE Plan for the Work in accordance with Section 3.9 of the Agreement.

6.10	Industrial Relations

Contractor shall prepare and provide to Owner within ninety (90) Days of execution of the Agreement, its policies and plans for managing industrial relations at the Site, for review by Owner. Such policies and plans shall cover working hours, right to work policies, working patterns, shifts, disputes procedure, welfare facilities (catering, sanitary, wet weather gear, protective clothing etc.), training, wet weather working, holidays and any other relevant matters.

Contractor shall report all disputes or potential disputes involving Contractor’s or Subcontractors’ employees to Owner Representative as soon as practicable after they occur. Contractor will be expected to take a pro-active role in managing industrial relations among such employees at the Site.

6.11	Site Security

Contractor shall be responsible at all times for security at the Site during performance of the Work. Adequate fencing and security devices shall be provided and maintained to prevent unauthorized access to the Site and theft or damage. Contractor shall employ sufficient security personnel to police the Site entrances, perimeter fencing and secure areas at all times and to carry out random searches of vehicle arriving or leaving the Site. Adequate security lighting of the Site shall be provided.

Contractor shall prepare, within thirty (30) Days of execution of the Agreement, a security plan for the Site for review and approval by Owner, that shall address measures related to access to the Site by Owner, Contractor, Subcontractors and Third Parties, personnel identification, enforcement and compliance by all such Persons with the Site security policy. Contractor shall be responsible for implementing, including monitoring of compliance with and enforcement of, such security plan.

6.12	Construction Utilities

6.12.1	Electrical

Contractor shall be responsible for provision of construction power facilities and payment for electrical consumption during performance of the Work.

6.12.2	Potable Water

Contractor shall provide potable water and ice for use at the Site, and ensure that a safe and plentiful supply of potable water and ice is available for all activities on the Site during performance of the Work. The water and ice for human consumption shall be of suitable quality.

7.	QUALITY MANAGEMENT

7.1	Quality Assurance Requirements

Contractor shall provide an integrated quality management group to operate the quality assurance, quality control and certification functions of the quality management system. The quality management group shall be independent from Contractor’s construction, procurement and scheduling activities.

7.2	Project Quality Plan

Contractor shall produce a detailed Facility-specific quality assurance and inspection plan (“Project Quality Plan”) for approval by Owner within sixty (60) Days of execution of the Agreement. Owner’s review and approval of such Project Quality Plan shall be in accordance with Section 3.4 of the Agreement. The Project Quality Plan shall define Contractor’s organization and responsibilities of the quality management group personnel and shall detail the procedures Contractor intends to use to manage and control those aspects of the Work which may affect the quality of the completed Facility.

The Project Quality Plan shall be based on Contractor’s standard quality assurance procedures, shall be in accordance with Applicable Law and Applicable Codes and Standards and shall cover the following information:

a.	Project quality policy

b.	Project quality objectives

c.	Management responsibilities and duties of all key quality assurance personnel

d.	Quality assurance and quality control organization

e.	A list and status of the procedures that will be employed for performance of the Work and a program of internal, supplier, and Subcontractor audits

f.	Documentation and certification control

g.	Control of nonconforming products or processes and corrective actions

h.	Design validation

i.	Material traceability for all cryogenic materials

8.	PROJECT CONTROL

8.1	General

Contractor shall plan and program the Work and its resource requirements in accordance with the requirements of the Work Schedule.

8.2	Project Controls Plan

Contractor shall produce a detailed Project controls plan (“Project Controls Plan”) for review and approval by Owner within sixty (60) Days after execution of the Agreement. Owner’s review and approval shall be in accordance with Section 3.4 of the Agreement. The Project Controls Plan shall detail the procedures that will be utilized by Contractor to maintain the cost control, invoicing, scheduling, control, progress, Change Order control, and reporting of all activities.

Trends are anticipated costs, items, adjustments, revisions, estimates, and other information generated from project team communication and interactions. These expectations of future costs will be captured utilizing the “Trend Form” and entered into Expedition. Trends, unlike Change Orders, are used to represent adjustments to plans, Drawings, revisions, estimates, or actual costs. It is flexible in that any matter or issue deemed to be important for future consideration or action can be captured. The process will be detailed in the Project Controls Plan.

8.3	Program Reporting - Planning Network

The Work shall be planned, managed, monitored and controlled by use of an integrated critical path network planning system, derived from a work breakdown structure (“WBS”).

8.4	Schedule Development

Contractor shall produce a critical path schedule that will be the reference schedule for the duration of the Work. This critical path schedule shall be the EPC Agreement’s baseline plan comprising a control network detailing all activities to be completed in a logical sequence and being in sufficient detail to identify key activities and restraints, interdependencies, interrelationships and resources required to control the project.

The schedule shall:

•	Be with the effort that develops the overall project schedule,

•	Represent Contractor’s best judgment as to how it shall complete the Work,

•	Be a detailed graphic representation of all significant aspects of the Work showing Contractor’s plans for performance of the Work,

•	Comply with GECP,

•	Indicate a level of detail sufficient for Contractor to plan, organize, direct, coordinate, perform and execute the Work, and for Owner to monitor the progress of the Work,

•	Include separate activities for each significant portion of the Work including activities for engineering, procurement, construction, commissioning, start up, and testing,

•	Show the duration, start dates, and finish dates for each activity,

•	Show activity number, activity description, and responsible Person (i.e., Contractor, Subcontractor, or Third Party) for each activity, and

•	Reflect logical relationships between activities with a reasonable duration for each activity, and show an uninterrupted critical path for the completion of the Facility.

8.5	Progress Measurement

Contractor shall, until the earlier of transition to the EPC Agreement, completion of the Work or termination of the Agreement, develop and maintain systems and procedures for the measurement of progress against the Work Schedule(s). Contractor shall measure progress based on actual Work completed.

8.6	Meetings; Weekly Progress Meetings; Minutes

Periodic meetings shall be held as required for the purpose of keeping Owner fully informed of all aspects of the Work, and for reviewing execution plans, technical or financial concerns, progress status and scheduling of the Work, remedial actions, quality concerns, safety concerns, interfaces, and Owner and Contractor plans for resolving issues.

Commencing with the execution of the first Work Order, weekly progress meetings will be held between Owner’s Representative or his designee, and any other Persons designated by Owner, and Contractor’s Key Personnel at the appropriate Site location, or as agreed by the Parties, Owner or Contractor home office. Owner and Contractor shall agree on dates, standardized reports and agenda for such meetings well in advance as the Work demands.

Minutes of all progress-related meetings shall be created and submitted by Contractor in accordance with Section 3.16A of the Agreement. The contents of the minutes shall be subject to review at the next weekly progress meeting. The format for the preparation of the minutes shall be mutually agreed. The minutes at a minimum should include decisions made, action item responsibilities and action dates and the results of assigned actions outlined in the previous minutes and shall be distributed to all attendees, Owner Representative, and in accordance with the document distribution matrix, to be developed during the project execution.

8.7	Monthly Progress Reports

Commencing with the execution of the first Work Order, Contractor shall provide a written Monthly Progress Report to Owner no later than ten (10) Days after the end of each Month, and the Monthly Progress Report shall cover activities up through an agreed cut off date in the Month preceding the Month in which the Monthly Progress Report is issued. Contractor shall provide Owner with the number of copies of such reports and shall arrange for the distribution thereof as Owner may reasonably request.

Commencing with the execution of the first Work Order, a progress meeting shall be held each Month by Contractor at the Site or at an alternate site mutually agreeable to Owner and Contractor and at a mutually agreeable time, for the purpose of reviewing with Owner the Monthly Progress Report issued during such Month.

Contractor shall provide Monthly Progress Reports in a form reasonably acceptable to Owner which will indicate, at a minimum:

•	Narrative summary of progress

•	A description, as compared with the Work Schedule(s), of engineering, procurement, construction, commissioning, and testing status including actual percentage complete versus planned percentage complete, document status, significant activities accomplished during the reporting Month, significant activities planned for the current Month and estimates for future milestones as may be requested by Owner

•	Trends pending and approved

•	Description of any problems (including any occurrence of which Contractor is aware that could reasonably be expected to increase the cost of the Work or delay performance of the Work) and a summary of plans for resolution

•	A description of the status of the Permits, including the dates of applications submitted or to be submitted and the anticipated dates of actions by Governmental Instrumentalities with respect to such Permits

•	A description of reportable environmental, health and safety incidents as well as any unplanned related impacts, events, accidents or issues that occurred during the reporting period

•	A description of all safety and security issues

•	A description of quality assurance activities

•	Progress photos showing representative portions of the Site and the Work, with a description of the photograph and the date taken

•	All applicable information required by FERC and other Governmental Instrumentalities having jurisdiction.

8.8	Quarterly Executive Progress Reports

Commencing upon execution of the first Work Order, within fifteen (15) Days after the end of each quarter, Contractor shall provide Owner an executive progress report (“Executive Progress Report”) suitable for presentation to Owner’s executive management and shareholders in a form reasonably acceptable to Owner. These reports will be presented to Owner and discussed at a progress meeting to be held between Contractor’s Key Personnel and Owner’s Representative or his designee and any other Persons designated by Owner, every four Months. The Executive Progress Reports will include:

•	Narrative summary of progress

•	Update of the status of the Project

•	Progress photographs and other illustrations

•	Description of any problems and summary of plans for resolution

8.9	Contractor Deliverables

(See Schedule A-3, Contractor Deliverables)

9.	CONTRACTOR INTERFACES

9.1	FERC Activities – Division of Responsibility

Owner is required to provide regular reports and other information to the FERC during design, construction, and operation of the Facility as outlined in FERC Authorization, and in the Code of Federal Regulations (CFR), Title 49 – Transportation; Part 191 – Transportation of Natural and Other Gas by Pipeline; Annual Reports, Incident Reports, and Safety Related Condition Reports, and Part 193 – Liquefied Natural Gas Facilities: Federal Safety Standards. The Facility will also be subject to regular inspections by FERC staff, and continuous monitoring by inspectors providing reports to FERC. Contractor shall assist Owner for interfaces with FERC.

9.2	FERC Required Reports

Owner is required to provide regular reports and other information to the FERC during design, construction, and operation of the Facility. The Facility will also be subject to regular inspections by FERC staff, and continuous monitoring by inspectors providing reports to FERC. Contractor shall assist Owner with all interfaces with FERC as follows:

1.	Progress on the Facility shall be reported in monthly reports submitted to the FERC. Details should include a summary of activities, problems encountered and remedial actions taken. The Monthly Progress Report described in Section 8.7 of this Schedule A-1 shall be formatted so that the required information can be easily extracted by Owner and sent to the FERC.

The Facility shall be subject to regular FERC staff technical reviews and Site inspections on at least a biennial basis or more frequently as circumstances indicate. Prior to each FERC staff technical review and Site inspection, Owner will respond to a specific data request including information relating to possible design and operating conditions that may have been imposed by other agencies or organizations. Provision of up-to-date detailed P&ID’s reflecting Facility modifications and provision of other pertinent information not included in the semi-annual reports described below, including Facility events that have taken place since the previously submitted annual report. Contractor shall assist Owner with these FERC reviews, requests, inspections, and reports as required.

9.3	Export Gas Pipelines

Cheniere Corpus Christi Pipeline Company will perform the design engineering and specification of the initial mile of sendout pipeline to expedite early installation of the first mile to minimize access and other interference to the terminal execution. The pipeline material, primarily the underground portion of that initial mile, will be procured under the Scope of Work with the intent for the installation to be accomplished under the EPC Agreement.

Cheniere Corpus Christi Pipeline Company shall be responsible for construction and completion of the balance of the 42” export gas pipeline up to the designated tie-in points on the outlet valve and insulator at the master meter. Space shall be allowed for construction and operations of the pig trap launcher, and provide road access.

SCHEDULE A-2

DESIGN BASIS

The Design Basis consists of the following items, plus the bases of design, technical parameters and Specifications contained in the other provisions of Attachment A, including the documents and Drawings listed in Schedule A-3, which are incorporated by reference into the Design Basis.

Owner shall be responsible for the information designated below as “Rely Upon”. Subject to the requirements of Section 4.6 of the Agreement, items listed as “Rely Upon” are considered to be part of the Design Basis. Contractor is entitled to rely upon the specific information provided or to be provided by Owner for the items designated as “Rely Upon”; however, Contractor shall be obligated to take such information into account and to perform all relevant portions of the Work in accordance with such information.

Items designated below as “Design Reqt” are design requirements which define some of the specifications, philosophies, selections, results, data or other information that have been developed prior to the Agreement Effective Date. These design requirements must be complied with by Contractor unless modified by Owner during the Work.

	Item	Design Basis	Remarks	DESIGN REQT	RELY UPON
1	General

1.1	Required daily Sendout Rate, annual average	-2000 MMscfd	Contractor is not obliged to guarantee the annual average Sendout Rate Based on 11 vaporizers.		Yes

1.2	Installed Capacity	-2183 MMscfd	Running installed spares, provided pressure drops permit. Based on 12 vaporizers running with 5 in tank pumps	Yes

1.3	Installed spare availability	Electrical systems and control systems must have sufficient capacity to operate all connected Equipment.	The sendout capacity with all spares operating cannot be guaranteed, but if the Equipment is up, LNG is available, and the Export Pipeline can take the gas, this capacity should be available.	Yes

1.4	Design Natural Gas Sendout Temperature	40 F (4.4 C) minimum measured at outlet of the Export Master Meter		Yes

1.5	LNG Mol. Wt.	17.1 - 18.9 To include the leanest of the lean and the richest of the rich for the Atlantic Basin (including Middle East)	See Section 1.13 below		Yes

	Item	Design Basis	Remarks	DESIGN REQT	RELY UPON
1.6	Source of LNG	Assume Trinidad, West Africa plus spot market which could be from any source in the Atlantic Basin, including Middle East.	See Section 1.13 below Assumed Trinidad		Yes

1.7	Battery limit Natural Gas pressure requirement	1440 psig at Sendout Rate Performance Guarantee as measured on the outlet of the Export Master Meter	At battery limit	Yes

1.8	MAOP of Export Pipeline	1440 psig	From the booster pumps through SCV up to and including ESD valves the line spec is 900# class. From the ESD valves through the metering skid the line spec is 900 # class. Pipe shall be rated for 2,088 PSIG.		Yes

1.9	Sparing philosophy

N+1 philosophy for - pumps, includes one installed spare. Guaranteed Sendout Rate to be obtained with - of the - in-Tank pumps running.

N+1 philosophy Vaporizers and LNG pumps, includes one installed spare. Guaranteed Sendout Rate which will be established later will be obtained with 5 of the 6 in-Tank pumps running.

			Each piece of Equipment must be able to be isolated for maintenance. See Section 1.9 below.	Yes

1.10	Manual Isolation	Be able to safely isolate every piece of Equipment (booster pump/SCV train considered as one unit).	Double block and bleed for all (liquid) LNG lines and vapor over 50 psig.	Yes

1.11	Venting

No venting allowed under normal operations. Small purge of N2 allowed. Maintenance vents, drains allowed. The primary purpose for this vent is emergency venting of Natural Gas to a safe location (as required by code).

One LP vent mounted on each tank. One free standing ignitable vent for tank commissioning. One HP vent for vaporizers.

Vents are NOT to be used as flares. There may be times a vent is ignited by static electricity or lightning, therefore, the tip needs to be specified with flare materials. Fire suppression (using N2 plug flow) to be supplied.

Free standing LP Vent is provided with igniter.

Yes

1.12	BTU control	No BTU Control system will be provided	Removable spool is shown on P&ID sheet 23.		Yes

1.13	Design Life (subject to Article 12)	25 years		Yes

1.14	LNG specification range	Equipment sizing based on rich case and lean case for all LNG from the Atlantic Basin and the Middle East. Equipment must be designed on the most stringent LNG based on the four LNG Specifications provided.

Although determination of LNG Specification range is Owner’s responsibility, Contractor shall be responsible for appropriate sizing of Equipment based upon the LNG. compositions specified below

The vaporizers were specified using the Trinidad and NLNG streams.

Yes

Item	Design Basis	Remarks	DESIGN REQT	RELY UPON
Component	Lean Feed	Rich Feed		Yes

	(mole %)	(mole %)		Yes

Supply source	Trinidad	NLNG		Yes

N2	0.05	0.137		Yes

CO2	0	0		Yes

C1	94.75308	89.342		Yes

C2	3.550116	5.322		Yes

C3	0.916118	3.357		Yes

i-C4	0.340988	0.731		Yes

C4	0.339701	1.1		Yes

i-C5	0.05	0.011		Yes

C5	0	0		Yes

C6	0	0		Yes

C7-plus	0	0		Yes

Total	100	100		Yes

Density [kg/m3]	441.6	466.4		Yes

Mol weight	17.1	18.5		Yes

HHV [Btu/Scf] (1)	1067	1142		Yes

LHV [Btu/ Scf] (1)	963	1032		Yes

(1) Standard conditions for U.S. are 60 F and 14.7 psia				Yes

Supply source	Algeria Unknown Facility	Unknown Facility B		Yes

N2	1.4	0.43		Yes

CO2	0	0		Yes

C1	89.8	84.56		Yes

C2	6	10.93		Yes

C3	2.2	3.21		Yes

	Item	Design Basis	Remarks	DESIGN REQT	RELY UPON
	i-C4	0.3	0.47		Yes

	C4	0.3	0.38		Yes

	i-C5	0	0.02		Yes

	C5	0	0		Yes

	C6	0	0		Yes

	C7-plus	0	0		Yes

	Total	100	100		Yes

	Density [kg/m3]	464.4	475.9		Yes

	Mol weight	17.92	18.90		Yes

	HHV [Btu/Scf] (1)	1088.0	1157.0		Yes

	LHV [Btu/ Scf] (1)	982.7	1046.5		Yes

	(1) Standard conditions for U.S. are 60 F and 14.7 psia				Yes

1.15	Equipment for Startup	Facility will be designed to allow start up when Tank 1 is ready, and the first berth is ready.	Not in the basis of Contractor’s proposal	Yes

1.16	Cool Down assumptions	Assume Cool Down with LNG (not LN2).	See Commissioning Document	Yes

1.17	MAOP of Facility	From the booster pumps through SCV up to and including ESD valves the line spec is 900# class. From the ESD valves through the metering skid the line spec is 900 # class. Pipe shall be rated for 2,088 PSIG.		Yes

	Item	Design Basis	Remarks	DESIGN REQT	RELY UPON
2	Emergency Issues

2.1	Three Emergency Shutdown Systems to be provided	ESD-1	Ship unloading shutdown: LNG transfer will stop in a quick, safe, and controlled manner. All connections remain as is, all ship LNG transfer pumps shutdown. Manually activated by ship or the Facility, automatically activated by large unloading arm movement, high-high level or low-low in Tank or high pressure in Tank. Confirm during HAZOP review.	Yes

2.2		ESD-2	Ship unloading shutdown and disconnection of unloading arms with minimum LNG spillage. Manually activated by ship or the Facility, automatically activated by gross unloading arm movement. ESD-1 has activated. Confirm during HAZOP review	Yes

2.3		ESD-3	Facility vaporization shutdown and isolation of all vaporization trains. Manually activated. Ship unloading mode is unaffected. Confirm during HAZOP review	Yes

3	Approach Channel and Turning Basin

3.1	Harbor	Harbor is 17 nm from Port Aransas. Distance to Outer Buoy is 23.6 nm,			Yes

3.2	Nighttime berthing/unberthing	No. Contractor shall provide marine facilities in accordance with the scope defined in the Shiner Moseley marine facilities package and, in addition, shall provide lighting in accordance with API 540 Table 4.		Yes

3.3	Draft Required by typical LNG ship (125,000 to 250,000 m3)	38 to 41 feet	45 ft with 2 ft over-dredge NGVD 29.		Yes

3.4	Channel bottom texture	Clay, sand and silt (no rock, no coral)	See the Anomaly Survey that was performed of metallic objects and abandoned pipelines.		Yes

3.5	Underkeel clearance required	2 feet at mean low water (MLW)	There is no hard U.S. Coast Guard requirement: but there is a requirement for the vessel’s master to determine that the clearance is adequate for safe transit in the channel and in the berth area.		Yes

	Item	Design Basis	Remarks	DESIGN REQT	RELY UPON
3.6	Existing Channel Depth	U.S. Army Corps of Engineers Project depth is specified to be 40 feet; however, actual channel depth is 42 ft plus 2 ft overdraft

Currently the channel adjacent to the Facility is 42 feet at Mean Low Tide (MLT). It will be dredged by Contractor to 45 feet + 2’ over dredge at the maneuvering area and in the berth.

45 ft with 2 ft over-dredge.

Yes

3.7	Existing Channel Width	500 feet in main channel and varies 300 to 500 feet in La Quinta channel to berth area	See channel surveys for exact dimensions.		Yes

3.8	Corpus Christi river silting properties	Yes

Contractor will over-dredge depth of berth, so that silt accumulation can be observed over the first few years of operation.

The Contractor is not providing additional dredge depth to allow for siltation. The berth area will be dredged to 45 feet NGVD 29 as noted in 3.6 and will be paid for up to 2 ft of over-dredge. The contractor is not responsible for dredging of sediments deposited after completion of dredging to the design depth.

Yes

3.9	Number of LNG ships dedicated to the Facility	Spot market as required to meet sendout.	2.0 BCF per day Sendout Rate will require 1 tanker load every 2 days (average).		Yes

3.10	Jetty Length	As required to connect berth to land		Yes

3.11	Number of berths	Two		Yes

3.12	Berth availability	Near 100% during daylight hours.	Subject to weather downtime (fog, high winds, and lightning storm, and daylight only restrictions)	Yes

3.13	Existing Port/Harbor Services	Will be used as back up only	None Applicable		Yes

3.14	Tug Services	Three dedicated tractor tugs with “Z” drive at 50 tons minimum Bollard pull and 5000 HP, each with fire fighting capabilities required.	Owner will provide tugs. Based on client’s clarification on July 7th, the design basis is to 3 - Z drive tractor tugs with 70 ton bollard pull and 6,000 hp.		Yes

3.15	Tug Berthing	Tug berth harbor provided at the Facility.	Services for tugs will be electrical power and potable water only (no fuel).	Yes

3.16	Maneuvering Area	None presently exists.	Contractor responsible for dredging of maneuvering area adjacent to berths. Design Basis is the Shiner-Moseley Marine Facilities FEED Package	Yes

	Item	Design Basis	Remarks	DESIGN REQT	RELY UPON
3.17	Port/Harbor Pilots	Pilots will be trained by a mutually agreed Port Simulator specializing in LNG ships. Project sponsored.	Owner’s responsibility		Yes

3.18	Pilot Required	Yes, for inbound and outbound LNG ships (one pilot will be required, daylight only.)	Pilot pickup will be at the outer buoy located 18.6 nm from the Facility. Pilot drop off will be somewhat closer in. LNG tanker responsible for arranging pilots		Yes

3.19	Dredge Spoil Amount	Estimated to be about 4.5 million cubic yards	Design Basis is the Shiner-Moseley Marine Facilities FEED Package Basis of estimate is 4.492 million cubic yards	Yes

3.20	Dredge Spoil Placement	Dredge spoil will be placed at the dredge material placement area (“DMPA”) specified in Attachment E.	Transport of dredge spoil to DMPA2 shall be Contractor’s responsibility and is included in the Contract Price.		Yes

3.21	Line Handling Boats	Two required, dedicated to the Facility.	Owner will provide line handling boats		Yes

4	Site Description

4.1	Wetlands	Offsite wetlands at Shamrock Island is in the Army Corps of Engineers Permit for permanent and temporary impacts to dredge and construct the marine terminal in original design basis. Updates to the marine terminal, tug berth and shoreline protection will require updates to existing permits and likely additional mitigation at locations other than Shamrock Island.	Owner’s responsibility to update permits and obtain offsite mitigation. Contractor shall abide by limits of updated mitigation plan.		Yes

4.2	NOx limitations	NOx emissions as defined in the Air Permit

Total NOx emissions classify Project a “major” source in Texas. This requires PSD permitting. No special NOx reduction measures are required downstream of the equipment

Contractor assumes all air permits are resolved and finalized by Owner

Yes

4.3	Land Available	As described in Attachment E	Owner’s responsibility		Yes

4.4	Permanent Easement Availability	As described in Attachment E	Owner’s responsibility		Yes

4.5	Access Roads, Bridges & Other Infrastructure	The existing La Quinta Road is the main entrance to the Facility. Contractor to develop additional infrastructure as part of the Scope of Work.	See Engineering Execution plan and Construction Execution plan	Yes

	Item	Design Basis	Remarks	DESIGN REQT	RELY UPON
4.6	Final Site Elevation (NGVD)	As required for drainage and to protect Equipment and buildings from 100 year flood event. All building and equipment slabs in the process area shall be a minimum of 25.5’ and access roads 25’.	See Shiner Moseley Drainage Study prepared by Harry Benoit and Michel Vecchio dated August 2004, Drainage Plan, and Grading Plan.	Yes

4.6.1	Tank impoundment floor	High point elevation as required to meet the capacity required by 49 CFR 193 and as provided in Resource Report 13 prepared by B&V and PTL.	Grading and drainage per code, sump will be below ground level. High ground water must be considered during design.	Yes

4.6.2	Improved areas	High point elevation as required for adequate drainage	Common grounds, administration building lawn		Yes

4.6.3	Process and pipeways	Bottom of pipe elevation varies. See Drawings 30175_PP1 to 30175_PP12 for Main Piperack

Varies. 16’-0” minimum clearance over primary access roads.

Over the road clearance for the jetty trustle crossing will require additional design review due to topographic constraints.

Contractor will provide 16’ minimum clearance over the roadways in the process area and La Quinta Road.

Yes

4.6.4	Interfacility Roads and parking	25. NGVD 29 feet typical	Asphalt surface	Yes

4.6.5	Buildings	25.5 NGVD 29 ft (top of slab)		Yes

4.6.6	Top of dike elevation	As required to achieve design capacity required by 49 CFR 193.	4-ft wide road along top of dikes Dike slope protection will be re-evaluated with the 4’ wide road. Accessibility for maintenance of LNG tank area facilities will be considered.	Yes

4.6.7	Tanks	Ring wall with foundation heating.	Mat with foundation heating	Yes

4.7	Geotechnical Conditions	See the Geotechnical Reports referenced in Agreement	Most Equipment, buildings, and structures do not require piles.	Yes

4.8	New roads	Yes, process area, to the east and west LNG berth, administration building, helipad, tug berths and main piperack service road.		Yes

4.9	Natural land characteristics	Facility footprint shall limit impact to the land. Temporary construction laydown areas must be returned to its natural state.		Yes

4.10	Drainage	See Drainage Study and general drainage plan basis.		Yes

	Item	Design Basis	Remarks	DESIGN REQT	RELY UPON
	South Piperack Foundations		Piperacks foundations South of La Quinta road will be auger cast piles. The piles will be from 18” to 24” in diameter and installed to depths of between 20’ and 25’.

	Piperack C Foundations		Foundations will be on shallow spread footing. These footings will be square and will support a structural steel frame with tope of steel elevation of 44.00.

5	Seismic Conditions

5.1	Basic Seismic Design to be per ASCE 7 and NFPA 59A.	See ABS Consulting report in Resource Report 13 for more details		Yes

5.2	Operating Basis Earthquake (OBE)	OBE=0.03g, OBE spectral acceleration at 1-second period is 0.03 g	OBE=0.041g, OBE spectral acceleration at 1-second period is 0.01g		Yes

5.3	Safe Shutdown Earthquake (SSE)	SSE=0.05g, SSE spectral acceleration at 1-second period is 0.06 g	SSE=0.081g, SSE spectral acceleration at 1-second period is 0.019g		Yes

Yes

6	Climatic Data

6.1	Design Ambient Temperature	Minimum: 14 deg F; Maximum 90 deg F	No heat tracing required for freeze protection		Yes

6.2	Maximum Design Barometric Pressure Change	0.295 inches of Hg/hr (10 mbar/hr)			Yes

6.3	Maximum Design Wind Speed	150 mph (67.1 m/s) sustained.	Special wind speed requirement per CFR, Title 49, Part 193. Wind design to otherwise conform to ASCE-7, exposure C, I=1.0. 130 mph sustained with 150 mph wind gust is used as the basis		Yes

6.4	Maximum Rainfall in 24 hours, 100 year storm event	4.6 inches per hour for 100 year storm	49 CFR requires water removal rate at 25% of the collection rate from a 10 year frequency and one hour duration rainfall.		Yes

	Item	Design Basis	Remarks	DESIGN REQT	RELY UPON
6.5	Maximum Design Snowfall	Zero			Yes

	SITE HISTORIC WIND CONDITIONS		Construction operations have been planned and scheduled based on the assumption that wind conditions during construction will not be more severe than those presented in “Vessel Maneuvering Simulation Study for Corpus Christi LNG Terminal”, dated October 7, 2003, page 9

7	LNG Storage Tanks

7.1	Type of Tank	Single containment on ring wall foundation with resistance heating, no bottom or side penetration	No bottom or side penetration on the inner tank.	Yes

7.2	Number of Tanks	Two during phase 1 with third tank during phase 2		Yes

7.3	Capacity (Gross)	169,600 m3	Tank Subcontractor to confirm.	Yes

7.4	Capacity (Working)	160,000 m3		Yes

	Tank OD	269 feet (82 meters)	Tank Subcontractor to confirm. Outer Tank Diameter is 265 ft 9 in.	Yes

7.5	Minimum Heel	1 meter	Minimum level sets NPSH available for in-tank pump Minimum Design Liquid level is 3 ft 11 in.	Yes

7.6	Maximum Design LNG Density	30.5 lb/ft3 (4.89 kg/m3)	489 kg/m3 design density		Yes

7.7	Minimum Design LNG Temperature	-265 F (-165 C)	Dependent on LNG composition. Set temperature based on Hysys simulation.		Yes

7.8	Maximum Internal Design Pressure	2.5 psig (172 mbarg)	To be confirmed during Detail Design.	Yes

7.9	Minimum dike height	15 to 17 feet above Tank floor elevation		Yes

7.10	Support Piles	No piles required. See the Geotechnical Reports listed in Schedule A-3.		Yes

7.11	Maximum Tank Heat In-Leak Rate at 90 F (32.2 C)	0.05 vol%/day/tank (based on pure methane)	By calculation		Yes

	Item	Design Basis	Remarks	DESIGN REQT	RELY UPON
7.12	Instrumentation Philosophy	Fully automatic as shown on P&IDs listed in Schedule A-3.

Instrument and controls based on digital technology that includes intelligent field devices such as transmitters and valve positioners, that are, remote addressable and provide health of equipment and controls.

Instrument and controls based on digital technology that includes intelligent field devices such as transmitters and valve positioners that are remotely addressable and provide health of equipment controls.

Yes

7.13	Tank spacing	Per NFPA-59A	LQLN Plot Plan E-149974-CC-SK-M0100 will be used as the basis	Yes

7.14	Number of in-Tank pumps	3 pumps with one spare well in each Tank. Spare well is not piped or wired up. Foot valve is to be provided with each spare well.	Six in-Tank pumps installed in 2 Tanks. Sendout Rate Guarantee Conditions using 4 pumps.	Yes

7.15.1	Level control and safeguarding:	Level indicators provided to control limits of LNG level will be per NFPA 59A requirements.

Two automatic, continuous Tank level gauges to be provided. In addition there is a high level gauge installed. Need density profile. Redundant temperature indicators in annular space.

The third level gauge is installed for high- high level alarm. And LTD (Level-Temperature-Density) gauge is installed to prevent rollover.

Yes

7.15.2			On low low level (LA/LL), in Tank pumps are stopped automatically.	Yes

7.15.3			On high high level (LA/HH), the unloading operation is stopped by activation of ESD-1.	Yes

7.16.1	Pressure control and safeguarding	Three pressure controllers to be provided	Pressure controller dedicated to BOG Compressor capacity control. Three Pressure transmitters are included on each Tank	Yes

7.16.2			2. Pressure controller (on gauge pressure) dedicated to the vent valve to relive high pressure (set just below PSV pressure). Activates ESD-1	Yes

	Item	Design Basis	Remarks	DESIGN REQT	RELY UPON
7.16.3			3. Pressure controller (on pressure/vacuum gauge) dedicated to introduce Natural Gas from the Export Pipeline to prevent vacuum (set at minimum positive pressure to prevent vacuum condition).	Yes

7.16.4			HP venting is controlled with 1 pressure transmitter at each Tank, with logic opening the vent based on the highest reading. LP blanket gas is controlled with 1 pressure transmitter at each Tank, logic opens the gas makeup based on the lowest reading.	Yes

7.17	Tank shutdown	Two redundant ESD pressure transmitters	Two pressure (gauge) transmitters are dedicated to emergency shutdown (stop compressor on low pressure; stop unloading operation via an ESD-1 in case of high-high pressure). To be confirmed during HAZOP review	Yes

7.18	Impounding area	Yes, one per Tank with sump in each	110% of full storage	Yes

7.19	Tank Startup	Facility will startup when the first Tank is cooled down	This means the remaining Tank will be finished under hot-work permits. Positive Tank isolation is required	Yes

7.20	Tank Deluge system	Provide 3 water monitors on elevated posts (equal to dike height) pre-aimed for maximum coverage of Tank side. In addition, two (pressure boosted) monitors are located on top of the platform which can be aimed at the max radiation spots.	4 monitors are provided for tank side	Yes

8	Ship Berths

8.1	Number of berths	Two	In accordance with Shiner Moseley FEED design basis revision of dredge plans issued June 16, 2004. Dredge depth has been revised to 45 feet + 2 feet over-dredge NGVD29 feet.		Yes

8.2	Number of ships to unload simultaneously	Two at combined rate equal to maximum permitted by both LNG ship capabilities and procedures.	See 8.6 below		Yes

	Item	Design Basis	Remarks	DESIGN REQT	RELY UPON
8.3	Future unloading	No pre-investment in unloading lines, vapor return lines, or Equipment except as specified in Schedule A-1.		Yes

8.3	Design codes for berth	Yes, refer OCIMF and SIGTTO. These are recommendations, and should be treated as such.	Refer to SIGTTO’s publication “Prediction of Wind Loads on Large Liquefied Gas Carriers”	Yes

8.4	LNG ship size	86,500 m3 to 250,000 m3

For 250,000 m3 ship, length overall (LOA) = 344m, molded breadth (Bmld) = 54m, operating draft = 12 m, molded depth (Dmld) = 27m, length between perpendiculars (LBP) = 332 m.

140,000 cm, 200,000 and 250,000 cm vessel dimensions and particulars as stated in the Vessel Maneuvering Simulation Study for Corpus Christi LNG Terminal, dated October 7, 2003. Dimensions for 86,500 cm vessel to be determined based on average dimensions and particulars for LNG vessels of this size.

Yes

8.5	Frequency of LNG Ship Unloading (average)	One every 1.5 days based on 138,000 m3 ship sizes.	Depends on size of ship. Larger ships will allow fewer loads. To be reconfirmed during detail design.	Yes

8.6	Average Ship Unloading Rate	Combined 12,000 m3/hr through two (2) 30” unloading lines (common section for both berths). Both ships can unload simultaneously at half rate each.

No future unloading lines planned.

Individual ship unloading at 12,000m3/hr rate. Both ships can unload simultaneously at 6,000 m3/hr each, through two 30” lines. Piperack is designed for only 2-30” unloading and 1-10” vapor return line.

Yes

8.7	Maximum Shipboard LNG Storage Pressure	1.5 psig (103.4 mbarg)			Yes

8.8	Minimum Ship Pump Discharge Pressure	70.0 psig (4.83 barg)			Yes

8.9	Maximum Unloading Time	11.5 hours for 138,000 m3 ship, 16.7 hours for 200,000 m3 ship	Performance Test to be based on unloading 120,000 m3 of LNG over a continuous 10 hour period. Test procedures and details to be developed. Time to hookup, test, startup, Cool Down, etc not counted. Actual rate will be dependent on LNG ship used for the test.	Yes

	Item	Design Basis	Remarks	DESIGN REQT	RELY UPON
8.10	Number of Unloading Arms per berth	Three liquid, one vapor. Leave space for a fourth liquid arm.	One liquid arm can be converted to vapor Arms are spaced 14’ center to center apart but to be revised to 15 feet in detailed design for SVT arms.	Yes

8.11	Max Offloading Capacity per Unloading Arm	Average capacity for all 3 arms is 12,000 m3/hr. Required 20” arms with 16” full port valves.		Yes

8.12	Vapor Return Capacity per Return Arm	12,000 m3/hr displaced vapor equivalent		Yes

8.13	Size of Offloading and Vapor Return Arms	20 inch diameter, Full bore 16” PERC valves.		Yes

8.14	Size of Flanges on Tanker Manifold	16 inch diameter	Assume spot market ships will have adaptors to fit 16” flange.		Yes

8.15	Manifold Flange Spacing	3 meters			Yes

8.16	Distance from Ship Manifold to Berth Side (Max/Min)	6 meters/4 meters			Yes

8.17	Maximum Sway of Tanker from Berth Side (Drift)	3 meters			Yes

8.18	Maximum Fore/Aft Ship Surge	3 meters			Yes

8.19	Maximum elevation change during unloading	Less than 2.5 meters	2.5 m refers to the maximum elevation change of the vessel discharge manifolds during unloading, considering the combined effects of draft, ballast, and tide.		Yes

8.20	Emergency Release Connection	PERC (Powered and capable of automatic actuation on ESD-2)	To be confirmed during HAZOP	Yes

8.21	Connection to ship flange	Manual cam-lock on end of arms		Yes

8.22	Minimum distance from Ship to Tanks allowed	Must be outside 10,000 btu/hr/ft2 line. Current plot plan provides adequate distance.		Yes

8.23	Elevation of Unloading Platform	At least 20 ft for storm surge, but shown at 35 feet NGVD 29 at base of arms on Shiner Moseley June 16, 2004 FEED design basis to allow LNG transfer trench to drain to land based impoundment.	All electronics and berth platform floor must be above any potential surge heights.	Yes

8.24	Capacity of Gangway Hoist	No gangway hoist required.	Gangway, gangway tower and structural consideration for future 2 ton davit crane and electrical capacity for hydraulic pumps.	Yes

	Item	Design Basis	Remarks	DESIGN REQT	RELY UPON
8.25	Services Available to LNG Tankers	Food and miscellaneous parts (as needed)	Bunker and nitrogen and all other supplies supplied by ship’s own resources No Bunkering facilities are provided by Contractor		Yes

8.27	Wind gust for holding station	60 knots (30 second average)		Yes

8.28	Potential for Surge	No.	Surge is not allowed for. Also, headwall at the trestle abutment is not included. However, the client’s input in his e-mail of July 17 that FEMA Design Criteria to be used for surge. More investigation is required during the detail design.	No

8.29	Line handling boats	Yes	Assume two boats required occupied by two persons during berthing/de-berthing operations.		Yes

	Maximum Wind Gust For Holding Station and Connection of Loading Arms		Based on the client’s input. [ref. LQLNG D/N list item 19] loading arms design wind speed is 60 knots maximum connected position. 130 mph maximum sustained wind speed stored position.

9	Vaporization Process & Regasification Process Pumps

9.1	Type of Main Vaporizers	Submerged Combustion Vaporizers (SCVs) with stainless steel tanks	In accordance with final air permit and T-Thermal specifications used at Sabine Pass LNG and DCS based burner management.		Yes

9.2	Number of Main Vaporizers		11+1 spare to produce app. 2.18 bcfd with 43.5F outlet temperature at the outlet of the vaporizers or 40F outlet temperature at the outlet of the Master Export Meter Station at 1440 psig.	Yes

9.3	Heat source	Fuel gas		Yes

9.4	Fuel Gas source	SCVs primary fuel source is from a shared fuel gas system using boil-off gas with custody metering. For startup, SCVs must be able to self-boot using their own vaporized LNG for fuel.	Separate tube in bath to heat fuel supply Fuel gas for startup will be by owner	Yes

9.5	Capacity of Each Vaporizer	180 MMscf/d	Nominal capacity, based on largest proven SCV from T-Thermal.	Yes

	Item	Design Basis	Remarks	DESIGN REQT	RELY UPON
9.6	Control philosophy	Safe, stable Facility operation is automatically controlled. Adjustments to capacity are manually input within the operating range of the Equipment. DCS type system to control all Equipment.

Control philosophy document to be developed.

I/O racks will be installed on each vaporizer and will be connected via data highway to main DCS controllers in the rack room.

Each pair of vaporizers will share a common CEMS, which will monitor CO and NOX emissions

Yes

9.7	Vaporizer PSV	Per NFPA 59A paragraphs 5.4 and 6.8	Pipe all PSV tail pipes from the vaporizers to a high pressure vent. Low pressure PSV’s not to be piped to this vent.	Yes

9.8	LNG Primary In-Tank Pumps Type	In-tank vertical turbine type with inducer	Inducer plus one or two stages ok. Ebera single source vendor	Yes

9.9	Number of In-Tank Sendout Pumps/Tank	Three per Tank	See Item 7.14.	Yes

9.10	In-Tank Sendout Pump Capacity	Normal 3,912 gpm @ 100 psig, rated at 4,304 gpm	Confirm flow rates.	Yes

9.11	LNG Booster Pumps Type	Vertical turbine type with inducer	Ebera single source vendor	Yes

9.12	Number of LNG Booster Pumps		Pipe one booster pump to one vaporizer, for a total number of 12 trains. Double block and bleed at vaporizer discharge and sendout pump suction shall be provided. 11+1 spare (12 total)	Yes

9.13	LNG Booster Pumps Capacity		Confirm flow rates. 1686 gpm at 1580 psig	Yes

9.14	Sendout & Booster Pumps Driver	Internal or external electric motor to be considered.	Internal electric motors provided	Yes

9.15	Sendout & Booster Pumps Bearing Life	3 to 5 years	To be confirmed by Contractor.	Yes

9.16	Vaporizer Emissions Monitoring	Initial and operations monitoring of all SCV units required in accordance with TCEQ conditions and requirements set forth in the Air Permit.	Environmental monitoring of air emissions in compliance with the Air Permit		Yes

	Item	Design Basis	Remarks	DESIGN REQT	RELY UPON
9.17	Vaporizer Emissions Modification to One Vaporizer	One vaporizer will be designated to be reserved for future modifications to reduce emissions. The vaporizer supplier and Owner will determine what additional design features are required to facilitate this after Substantial Completion.

In accordance with the TCEQ approval of the final Air Permit, it was agreed by Owner that one vaporizer would be reserved to be modified by the vaporizer supplier to demonstrate advanced low emissions capabilities. At a later date the burner and exhaust stack may be modified; however, modifications to the water basin or blower are not expected.

Reduced emission vaporizer will be included in Phase 2 design and construction

Yes

10	Fire & Gas Safety

10.1	Firewater Pump Number	2 + 1 jockey + 1 booster pump for Tanks	Use standby tug as a backup firewater pump Three main pumps (1 electric, two diesel) and 2 booster pumps is the design basis.	Yes

10.2	Firewater Pump Capacity	2 @ 100% = 2000 m3/hr each	Contractor to verify capacity for code requirements	Yes

10.3	Firewater Pump Driver (backup)	One (1) diesel engine, 1MW	Contractor to verify size for capacity One 600 HP electric fire water pump will be furnished with two booster pumps of which one will be diesel engine driven and the second will be electric.	Yes

10.4	Firewater Pump Driver	One (1) diesel engine, 1MW	Contractor to verify size for capacity Electric motor	Yes

10.5	Fire Protection System	Fresh water, dry powder, N2		Yes

10.6	Firewater storage	Yes, combined in-ground firewater and SCV overflow impoundment with a minimum combined storage of 540,000 gallons Capacity to be much greater than the minimum requirement of 2 hours.	Fire water pond to also serve as a holding pond for the SCV water discharge. 200’x150’x 4’ firewater pond will replace tanks	Yes

11	Blowers & Compressors

11.1	BOG Compressor Type	Cryogenic reciprocating	IHI single source vendor	Yes

	Item	Design Basis	Remarks	DESIGN REQT	RELY UPON
11.2	Number of BOG Compressors		3 (2+1)BOG compressors with capacities identical to Sabine Pass Units per Owner’s instructions	Yes

11.3	BOG Compressor for unloading mode			Yes

11.4	BOG Compressor for holding mode	Use BOG Compressor in turndown mode or on/off mode as required to maintain Tank pressure.	Note that all Tanks’ vapor space is tied together to act as one giant vapor space. Therefore on/off operation is acceptable. This will be further analyzed during detail engineering	Yes

11.5	BOG Compressor Driver	Electric motor		Yes

11.6	Cold Vapor Return Blower Type	Low boost blower or fan	10 psig discharge pressure	Yes

11.7	Cold Vapor Return Blower Number	Two-50% units. Sized based on returning vapor displaced from ship’s Tanks. Normal capacity accounts for vapor formed by heat leak into the ship during unloading. Blower capacity margin provided by assuming that full ship unloading displacement rate of 12,000 m3/hr must be made up by blower. Low pressure boost approximately 10 psi

If one unit has an unscheduled outage, unloading will continue at reduced rates.

2 at 19,812 lb/hr of Trinidad LNG vapor. Discharge pressure will be confirmed during the Detail Design. Duplicates of SPLNG blowers, unless those shown to be inadequate.

Yes

11.8	Cold Vapor Return Blower Driver	Electric motor		Yes

11.9	Instrument Air Compressor Type	Lubed screw type	Purchase pre-packaged self contained units with dryers.	Yes

11.10	Instrument Air Compressor Number	Three 285 scfm units (3 X 50%)		Yes

11.11	Instrument Air Compressor Driver	350 hp each electric motor	To be confirmed by Contractor.	Yes

11.12	Motors	All motors, without exception, will be TEFC		Yes

	BOG CONDENSER		Prefer packed column tower/vessel type. Sabine Pass is used as a go-by at this stage.

12	Utilities

12.1	Vent system	Yes, high pressure vent and low pressure vent	Tank PSV tailpipes are NOT to be connected to any vent system, instead they must be vented directly to atmosphere.	Yes

	Item	Design Basis	Remarks	DESIGN REQT	RELY UPON
12.1.1		LOW PRESSURE VENTS: Atmospheric vents (for maintenance vents/drains, and general PSV’s)

Purchase a flare tip to prevent damage if accidentally ignited, but use as a vent. One LP vent on each storage tank.

One free standing LP vent, provided with an igniter

Need for pilot needs to be evaluated during detail design.

Yes

12.1.2		HIGH PRESSURE VENT: To vent the tailpipes from the SCVs and all other RVs with discharge pressure greater than 75 psig.	Purchase a flare tip to prevent damage if accidentally ignited, but use as a vent. Provided with a pilot. Further analysis required for compliance.	Yes

12.2	Nitrogen package	23,000 scfh vapor with 5000 gallons liquid N2 storage	Lease LN2 Tank with ambient air vaporizer or adjacent existing nitrogen pipeline to be evaluated. Owner’s responsibility to provide nitrogen source.		Yes

12.3	Electric Power Supply	AEP purchased power	AEP will provide 138 kV switchyard. A 138 kV transmission line will be installed to feed two (2) 37.5 MVA, 55 °C transformers with fan cool rating of 70 MVA at 65 °C. Transformers will be installed in Owner property.	Yes

12.4	Sparing philosophy for electrical power system	125% of total connected load plus double ended substation.		Yes

12.5	Standby Generator	Diesel

Power output to be confirmed by Contractor

2.5 MW diesel engine generator with sub-base fuel tank will be furnished.

One 60 kW diesel engine generator will be furnished to power emergency lights at Jetties.

Yes

12.6	Sewage Treatment	Yes	Use localized packaged units	Yes

12.7	Instrumentation Philosophy	Instruments and controls shall be standardized digital technology that include smart field devices, transmitters and valve positioners of the same manufacturer including package units.

DCS components are digital, “hot swappable”, remote addressable and provide health of equipment and controls.

DCS components are digital, with “hot swappable”, I/O modules. Field instruments will be remote addressable and provide health of equipment and controls.

Yes

12.8	Custody Metering of Natural Gas to Export Pipeline and Fuel Gas.	Yes, includes temperature, pressure and gas composition compensation.	Use ultrasonic types+ 1 is a spare		Yes

12.9	Custody transfer of LNG	Yes	LNG tanker strapping		Yes

	Item	Design Basis	Remarks	DESIGN REQT	RELY UPON
12.10	Fuel Gas System	Yes, low pressure for SCVs	No odorization for sendout gas. Electric heat pumps for total electric buildings.	Yes

12.11	Pipeline relief philosophy	Not required at Facility			Yes

12.12	Communication System	LAN, telephone, and two-way radio		Yes

12.13	Bunker Facilities	Not required	Ships contract for refueling barges offsite		Yes

12.14	Ship Services	Food only. Maintenance parts on an as needed (and prearranged) basis. No other services for ships.	Ship takes care of its own nitrogen, bunker, and fire protection requirements. Owner’s responsibility.		Yes

12.15	Power available	There is an existing power line on La Quinta Road that may be considered to provide power for construction	The capacity, voltage and status of this power line is unknown by Owner.	Yes

12.16	Water requirements for Construction	To be determined by Contractor	Construction water will be provided by Contractor for personnel usage and ice. Washdown and dust control water from adjacent SPMWD meter tap furnished by Owner.	Yes

12.17	Water requirements for Hydrotest	SPMWD has an existing 30” waterline to an existing meter Northwest of Facility. Contractor is responsible for furnishing and installing the temporary sediment filter, pump and pipeline to withdraw water at the meter to where it may be used and for the return of the hydro water to the Sherwin Alumina raw water lake, levels permitting	Owner’s responsibility to arrange raw water from SPMWD.	Yes

12.18	Service Water requirements for Operation	Assume 40 gpm normal water usage rate with ??? gpm required for instantaneous max water rate. Utility water main pressure needs to be confirmed during the detail design.	A 4” feed water line is the expected minimum connection size. Potable water will be utilized for service water	Yes

	Item	Design Basis	Remarks	DESIGN REQT	RELY UPON
13	Buildings

13.1	Administration Offices	One story steel frame building - 125 ft X 80 ft with attached porte-cochere with vinyl clad aluminum siding and cut stone wainscot brick exterior.

Security pass required to enter the Facility. Building to be steel frame with metal/stone façade. Enclosed and open offices. Large meeting/greeting room. 12’ x 14’ typical office. Large windows with hurricane shutters.

Exterior wall assembly-double wythe brick veneer wainscot & CMU back-up. Standing seam metal roof assembly. Glazed openings to comply with wind borne debris requirements per ASTM E 1996.

Yes

13.2	Control Building	Two story with bay windows. Include 2nd floor balcony on 3 sides with overhand roof. Design to be flexible steel frame. Elevator for at least 6 persons and 2000 lb.

Control room to be located on the second level for clear view of process area. First level to contain meeting room, I/O controllers, electrical, battery room, UPS, DCS, SIS system, (computer, controls, electrical, etc). This building is NOT to be “blast proof” but shall have tempered windows with wire reinforcing on 2nd floor facing process areas.

The Control Room girt lines are approximately 34’-4” x 50’-0”. Walls to be pre-finished metal wall panels on building girts, interior finishes to be gypsum board on metal studs and a standing seam metal roof assembly. 1” insulating glass to be protected to comply with wind -borne debris requirements per 2003 IBC (1609.1.4 Protection of Openings) or ASTM E 1996. and/or ASTM E 1886.

Hydraulic elevator with 4000 lb. capacity.

There will be an “Employee Services Building” attached to the Control Room Building

Yes

	Item	Design Basis	Remarks	DESIGN REQT	RELY UPON
13.3	Warehouse/Maintenance Building	Size 80 ft X 100 ft.

Actually two buildings together (end on end or side by side) with combined function. Equip with 5 ton gantry crane. Include A/C Laboratory room (20’ x 25’) in this building. Large openings (at least 16’ wide electric operated rollup doors) for getting Equipment in/out. Include toilets each with showers and lockers.

One-story (pre-engineered structure) combined-function facility with laboratory (A/C) room @ 40’ x 25’. 20’ w. x 16’ h coiling steel doors are provided for equipment loading / unloading and adjacent to a 5-ton monorail hoist.

The building girt lines are approximately 100’-0” x 80’-0” with clear height a minimum of 18’-6”. All interior walls to be of CMU construction. Wall, roof and window assemblies to match the Control Building.

Yes

13.4	BOG Compressor, Blower Shelters	50 ft X 360 ft BOG and 50 ft X 200 for blowers.

Open BOG shelter with 10 ton electric gantry crane and open blower shelter with 5 ton gantry crane.

Pre-engineered building (structure) with lapped joinery metal roof panels. BOG Shelter is 125’x 60’ with plaot space for the third one. Blower shelter is 65’x40’

Yes

13.5	Main Substation building. AEP Substation	Yes, per Specifications.

Stand alone building, Includes motor control and switchgear

Control building at AEP switchyard not in the basis of Contractor’s proposal

Power Center Rooms (PCR) will be used to house switchgears and MCC’s and located near process areas not at central location

Yes

	Item	Design Basis	Remarks	DESIGN REQT	RELY UPON
13.6	Jetty Electrical Substation building	Prefab building. Size 10 ft X 16 ft.

Stand alone building on each berth. No restroom. Contains the following UPS batteries, self contained eye wash near batteries, MCC, I/O cabinet, SIS cabinet, one desk w/ chair, control-console for unloading arms, CRT for display (not control) of process

Modular structure. The PCR will divided in rooms. One room to house power equipment and the other room to house controllers and operator control stations. The PCR will be about 14 ft wide and 36 feet long.

Yes

13.7	- Firewater pump Shelter - Personnel Weather Shelter on Jetties	One 25 ft x 32 ft Two 10 ft X 20 ft

A shelter with open sides with 5 ton gantry crane and personnel shelter has benches only.

Firewater pump shelter is pre-engineered (structure) with lapped joinery metal roof panels. Weather shelters are modular structures.

Yes

13.8	Gate house	20 ft X 20 ft

Stand alone building. Assume two guards will be present. Drive up window and walk-in counter, remote actuated entrance/exit crash gates. Include one unisex toilet facility. Security CCTV camera monitoring, and POB systems monitored by guards at this location.

25ftx25ft (girt lines) pre-engineered structure with standing seam metal roof assembly. Glazed opening to comply with wind borne debris requirements of ASTM E 1996

Yes

13.9	Customs Building	One 21 ft X 30 ft.

Located near piperack intersect to service USCG, customs, tug and ship captains. One unisex restroom.

20ftx15ft (girt lines) pre-engineered structure with standing seam metal roof assembly. Glazed openings to comply with wind borne debris requirements of ASTM E 1996

Yes

13.10	Measurement building	Two 12 ft X 16 ft	Custody Master Export Meter Station and Fuel Gas Meter Station Buildings. Modular structures	Yes

13.11	HVAC	Heat pumps (not Natural Gas)		Yes

	Item	Design Basis	Remarks	DESIGN REQT	RELY UPON
13.12	Hurricane rollup shutters	Required on windows of control building and administration building	Electric remote activated and 150 MPH rated. 2003 IBC, Chapter 16 – glazed openings located within 30 feet of grade shall meet the requirements of the Large Missile Test of ASTM E 1996	Yes

14	Export Pipeline

14.1	Pig receiver/launcher	Not in the Scope of Work	Leave space for others for Export Pipeline installation and construction work space.		Yes

14.2	Odorization	Not required			Yes

14.3	MAOP of Export Pipeline (this is a duplicate of 1.8 for emphasis)	1440 psig	From the booster pumps through SCV up to and including ESD valves the line spec is 900# class. From the ESD valves through the metering skid the line spec is 900 # class. Pipe shall be rated for 2,088 PSIG minimum.		Yes

14.4	Operating pressure of Export Pipeline	1440 psig maximum operating pressure.	MAOP of 1440 psig. Export Pipeline required to provide redundant overpressure protection.		Yes

15	Metering

15.1	Natural Gas metering	A Master Export Meter Station will monitor total Facility output to Export Pipeline. Fuel Gas Meter Station will provide measurement of internal plant usage.			Yes

15.2	Type of meters for Main Export Meter	Ultrasonic, 0.25% accuracy of meter			Yes

15.3	Number of custody transfer meters	Three metering runs installed (33% each) plus one spare meter element in the warehouse for Export Pipeline and fuel gas. Total metering capacity = 3.0 Bscf/d.

Quantity and sizing are to be confirmed.

Three metering runs (33%) plus a warehouse spare.

Flow measurement will be corrected by a chromatograph, located near the metering station. Temperature and pressure compensation also provided.

Yes

15.4	Fuel gas meter Station	Ultrasonic, 0.25% accuracy meter	Flow measurement will be corrected by a chromatograph, located near the metering station. And temperature/pressure compensated.	Yes

	Item	Design Basis	Remarks	DESIGN REQT	RELY UPON
16	Miscellaneous

16.1	Helipad	Yes		Yes

16.2	Power Failure	Upon power failure assume the security system stays up, control room is fully functional, ship unloading stops.

If an emergency situation exists where the ship is partially full but it must continue to unload (for what ever reason), assume displaced vapors will be vented.

2.5 MW diesel engine will provide power in case of loss of normal power. The diesel engine generator will be supplied with a day tank that will provide fuel for eight (8) hours

Yes

16.3	Cryogenic Valve and Pipe Requirements			Yes

16.3.1	Valves			Yes

16.3.2		All cryogenic valves will be installed with the stem in the-vertical axis (rising upward). Maximum of forty-five degrees from vertical either way is allowed.		Yes

16.3.3		All cryogenic valves will have a minimum extension of 18 inches as measured from top of flange.		Yes

16.3.4		For on/off service, the cryogenic valve of choice is the ball valve or triple offset butterfly valve.		Yes

16.3.5		Cryogenic gate valves are not acceptable. Use of gate valves of any type must have Owner’s prior written approval.		Yes

16.3.6		Lug body and wafer butterfly valves are not acceptable.		Yes

16.3.7		Cryogenic ball valves can be of the “floating-ball” or “trunion” design.		Yes

16.3.8		All cryogenic valves must have a cavity vent (if applicable). All cavity vented valves must have permanent stenciled markings on the vented flange. The P&ID’s must indicate the cavity vent side.		Yes

	Item	Design Basis	Remarks	DESIGN REQT	RELY UPON
16.3.9		Cryogenic valves shall not be hydrotested. If water touches the graphite seals, the seal shall be replaced (not dried).		Yes

16.3.10		All cryogenic check valves shall be drilled to allow a small backward flow of LNG. All cryogenic check valves NOT drilled must have Owner’s prior written approval. P&ID’s must indicate all drilled check valve.		Yes

16.8	Piping			Yes

16.8.1		All cryogenic connections will be a minimum of 2” in the vertical (up or down) until the first valve. Sizes can change after the first valve. Side connections are generally not acceptable. Only under very special conditions and only with Owner’s prior written approval will other arrangements be allowed.		Yes

16.8.2		All cryogenic piping and fittings less than 2-inches in diameter shall be schedule 80.	2” is not included	Yes

16.8.3		Threaded connections are not acceptable for cryogenic fittings and piping.		Yes

16.8.4		Only dual certified stainless steels (where possible) will be used as piping.	None (PMI is included as part of QC)	Yes

16.9	Miscellaneous			Yes

16.9.1		Design pressure of the sendout (booster) pumps and the SCVs must be set considerably higher than the pumps can produce.	Sabine Pass design is used as a go-by	Yes

16.9.2		High pressure vent to contain only the code required PSV tailpipes for the vaporizers. The low pressure vent to contain all other vents.		Yes

16.9.3		All vessels shall be rated for full vacuum.	See Equipment List	Yes

Yes

17	Guarantees and Warranties

17.1	Sendout Rate Performance Guarantee		2000 MMscfd for 24 hours	Yes

	Item	Design Basis	Remarks	DESIGN REQT	RELY UPON
17.2	Turndown	No guarantee.	Operating Test to determine turndown.

17.3	Tank Heat Leak	Tank heat leak = 0.05% per day based on pure methane using approved calculation methodology.	No test	Yes

17.4	Ship Unloading Time Performance Guarantee		Unload 120,000 m3 in 10 hours	Yes

17.5	Warranty		18 Months after Substantial Completion	Yes

18	Engineering Standards

18.1	Grid Coordinate System	Texas State Plane, South Zone, NAD 1927 horizontal			Yes

18.2	Elevation Reference	NAVD 29 vertical.			Yes

19	Interfaces

19.1	42” Sendout Pipeline	Pipeline on shoulder of La Quinta Road and will impact access to Site and use of shoulder for other utilities.	Pipeline Contractor will construct the 42” Sendout Pipeline late in the Facility construction schedule and will impact Facility access.		Yes

19.2	Pipeline Pig Trap	Provide turnout and concrete pad for pig trap.	Pipeline Contractor will construct the pig trap.		Yes

19.3	Reroutes of Natural Gas Pipelines

19.3.1		Existing 10” inch CrossTex gas line and 6” Gulf South gas line relocations are in Contractor’s Scope of Work under the Agreement.

19.3.2			Royal Production pipeline and production equipment will be removed by Royal at Owner’s request prior to construction.		Yes

19.4	AEP Power line to Substation	AEP will construct the single mast power line from TX DOT 361 to the AEP substation.			Yes

19.5	AEP Substation	AEP substation per AEP Specifications provided as printed document and electronic file.

Contractor scope

AEP Substation not in Scope of Work under the Agreement. Included are: two 138 kV circuit breakers, dead end structure and 138 kV lines to Owner property are included; Two 37.5 MVA transformers, 13.8 kV, 5 kV and 480 V power distribution.

Yes

	Item	Design Basis	Remarks	DESIGN REQT	RELY UPON
19.6	Power Cables to the Facility	Buried Electrical Cables from the AEP substation to the Facility electrical substation will be provided in Contractor’s Scope of Work under the Agreement.	Cables shall be installed by direct burial or directional drilling. Cables will be routed overhead	Yes

19.7	Potable Water Line	A new 8” HDPE water line installed on the east shoulder of La Quinta Road from TX DOT 361 to water storage tanks in the Facility will be provided in Contractor’s Scope of Work under the Agreement.

Portions of the 8” line adjacent to the raw water lake may require temporary installation to avoid conflict with power cable installation and 42” Export Pipeline. Water line installed by direct burial or directional drilling

2 mile long X 6” HDPE line is needed for water fill of the Potable Water Tank.

Yes

19.8	SCV water Overflow Sump, Discharge Pumps, and Transfer line to Raw Water Lake	A below grade water holding sump, discharge pumps, and transfer line north to the raw water lake will be provided in Contractor’s Scope of Work under the Agreement for the SCV overflow system. Sump overflow will drain to stormwater drainage collection system when the discharge pumps are not operating.	Transfer line to raw water lake will cross pipeline alley. SCV Overflow is routed to the Fire Water Pond. Overflow from the pond is pumped to SA raw water lake.	Yes

19.9	Alcoa	Dredge material shall be used for capping of beds in DMPA1 & DMPA2 from material dredged from La Quinta Channel and LNG berth.	Estimated 4.5 million yards of material to be hydraulically placed in accordance with Alcoa agreements.	Yes

19.10	Sherwin Alumina Dock Road	Construct new road to Sherwin Alumina dock with fence, drainage culverts, remote control gates, swing gates, CCTV, and intercom.	Contractor’s Scope of Work under the Agreement	Yes

19.11	Sherwin Alumina Water Line Relocations.	Relocation of 4 existing Sherwin Alumina 20” water lines will be provided in Contractor’s Scope of Work under the Agreement.	Contractor’s Scope of Work under the Agreement	Yes

19.12	Sherwin Alumina Raw Water Lake Electrical Lines.	Existing power poles and electrical wires are to be relocated with new poles and electrical lines from Sherwin Alumina to the raw water lake to avoid conflicts with Facility construction as part of Contractor’s Scope of Work under the Agreement.	Existing poles and wires shall be removed and disposed of. Time limitations for the tie-over of service are included in the Project Schedule.		Yes

	Item	Design Basis	Remarks	DESIGN REQT	RELY UPON
19.13	Telephone, Cable, T1	Owner will arrange to install permanent telephone, cable and T1 communications and data lines to the interface in the Facility for permanent operations.

Contractor provides data and communications during construction.

Telephone and computer servers are not included. Two (2) 4- inch conduits (with pull string) will be provided from the control room to the West side, 2 feet outside the fence for Telephone and T1 interface. Fiber optic cables from the control room to jetties and administration building are included. Telephone jacks, data ports and copper conductors in each building are included for Owner’s use.

Yes

19.14	Construction Parking	The Port of Corpus Christi Authority has up to 46 acres adjacent property available for construction parking. Contractor shall obtain lease, and provide access, surfacing and fencing and restore Site at the end of construction.			Yes

19.15	Site Construction office.	Site construction offices for Contractor and Owner shall be located on the south parcel of the Site near the old Taft Ranch location to avoid congestion in the construction areas.	West of the process area across La Quinta Rd.		Yes

19.16	Abandoned Production Wells	4 abandoned wells are located on the Site and may cause conflicts with some construction activities. These wells have been located and will be exposed by Owner for examination. Contractor shall access and recommend to Owner if these wells create a hardship that requires Abandoned wells that will interfere with construction will be lowered and capped by Owner.	Not in Contractor’s Scope of Work under the Agreement		Yes

SCHEDULE A-3

CONTRACTOR’S DELIVERABLES

Corpus Christi LNG Receiving, Storage and Regasification Terminal

Design Document List

DRAWING NO	REV	DATE	REQD	STR	TITLE	SCALE
C - Civil

Specifications

Site Access
151252-CS02102					Clearing and Grubbing
Temporary Works (w/CS02102)
151252-CS02220					Foundation Excavation
Subgrade Preparation and Compaction (w/CS02220)
Granular Backfill (w/CS02220)
151252-CS02300					Supply and Installation of Precast Concrete Piles
Precast Reinforced Concrete Barriers
151252-CS02550					Concrete Curb and Gutter and Storm Drainage
151252-CS03300					Cast-in-Place Concrete
Supply and Installation of Trestle Girders
Expansion Joints (w/CS03300)
151252-CS03311					Grout
Reinforcing Steel (w/CS03300)
151252-CS03340					Prestressed Concrete
Prestressing Steel (w/CS03340)
151252-CS05120					Structural Steel
151252-CS05500					Miscellaneous Metals
Anchor bolts (w/CS05500)
Bearings
Steel Traffic Barriers
151252-CS09900					Coatings
Corrosion Protection (w/CS09900)

Drawings

E-151252-CC-CV-0001					GENERAL NOTES AND LEGEND	NONE
E-151252-CC-CV-0400					UNDERGROUND PIPING PLAN - KEY PLAN	1” = 200’
E-151252-CC-CV-0401					UNDERGROUND PIPING PLAN - SHEET 1	1” = 40’
E-151252-CC-CV-0402					UNDERGROUND PIPING PLAN - SHEET 2	1” = 40’
E-151252-CC-CV-0403					UNDERGROUND PIPING PLAN - SHEET 3	1” = 40’

Corpus Christi LNG Receiving, Storage and Regasification Terminal

Design Document List

DRAWING NO	REV	DATE	REQD	STR	TITLE	SCALE
E-151252-CC-CV-0404					UNDERGROUND PIPING PLAN - SHEET 4	1” = 40’
E-151252-CC-CV-0405					UNDERGROUND PIPING PLAN - SHEET 5	1” = 40’
E-151252-CC-CV-0406					UNDERGROUND PIPING PLAN - SHEET 6	1” = 40’
E-151252-CC-CV-0413					UNDERGROUND PIPING SECTIONS & DETAILS SHEET 1
E-151252-CC-CV-0414					UNDERGROUND PIPING SECTIONS & DETAILS SHEET 2
E-151252-CC-CV-0415					UNDERGROUND PIPING SECTIONS & DETAILS SHEET 3
E-151252-CC-CV-0150					OVERALL GRADING AND DRAINAGE PLAN	1” = 200’
E-151252-CC-CV-0151					GRADING AND DRAINAGE PLAN - SHEET 1	1” = 40’
E-151252-CC-CV-0152					GRADING AND DRAINAGE PLAN - SHEET 2	1” = 40’
E-151252-CC-CV-0153					GRADING AND DRAINAGE PLAN - SHEET 3	1” = 40’
E-151252-CC-CV-0154					GRADING AND DRAINAGE PLAN - SHEET 4	1” = 40’
E-151252-CC-CV-0155					GRADING AND DRAINAGE PLAN - SHEET 5	1” = 40’
E-151252-CC-CV-0163					GRADING AND DRAINAGE SECTIONS & DETAILS SHEET 1
E-151252-CC-CV-0164					GRADING AND DRAINAGE SECTIONS & DETAILS SHEET 2
E-151252-CC-CV-0165					GRADING AND DRAINAGE SECTIONS & DETAILS SHEET 3
E-151252-CC-CV-0100					OVERALL ROUGH GRADING & EROSION CONTROL PLAN	1” = 200’
E-151252-CC-CV-0101					ROUGH GRADING & EROSION CONTROL PLAN - SHEET 1	1” = 40’
E-151252-CC-CV-0102					ROUGH GRADING & EROSION CONTROL PLAN - SHEET 2	1” = 40’
E-151252-CC-CV-0103					ROUGH GRADING & EROSION CONTROL PLAN - SHEET 3	1” = 40’
E-151252-CC-CV-0104					ROUGH GRADING & EROSION CONTROL PLAN - SHEET 4	1” = 40’
E-151252-CC-CV-0105					ROUGH GRADING & EROSION CONTROL PLAN - SHEET 5	1” = 40’
E-151252-CC-CV-0106					ROUGH GRADING & EROSION CONTROL PLAN - SHEET 6	1” = 40’
E-151252-CC-CV-0107					ROUGH GRADING & EROSION CONTROL PLAN - SHEET 7	1” = 40’
E-151252-CC-CV-0108					ROUGH GRADING & EROSION CONTROL PLAN - SHEET 8	1” = 40’
E-151252-CC-CV-0109					ROUGH GRADING & EROSION CONTROL PLAN - SHEET 9	1” = 40’
E-151252-CC-CV-0110					ROUGH GRADING & EROSION CONTROL PLAN - SHEET 10	1” = 40’
E-151252-CC-CV-0111					ROUGH GRADING & EROSION CONTROL PLAN - SHEET 11	1” = 40’
E-151252-CC-CV-0112					ROUGH GRADING & EROSION CONTROL PLAN - SHEET 12	1” = 40’
E-151252-CC-CV-0113					ROUGH GRADING & EROSION CONTROL SECTIONS & DETAILS - SHEET 1	1” = 40’
E-151252-CC-CV-0114					ROUGH GRADING & EROSION CONTROL SECTIONS & DETAILS - SHEET 2	1” = 40’
E-151252-CC-CV-0115					ROUGH GRADING & EROSION CONTROL SECTIONS & DETAILS - SHEET 3	1” = 40’

E-151252-CC-CV-0420					OUTFALL NO. 5 PLAN

E-151252-CC-CV-0425					LA QUINTA DITCH EVALUATION

Corpus Christi LNG Receiving, Storage and Regasification Terminal

Design Document List

DRAWING NO	REV	DATE	REQD	STR	TITLE	SCALE
S - Structural

Specifications
Included in the civil list

Drawings

E-151252-CC-SS-0021					CONCRETE GENERAL NOTES
E-151252-CC-SS-0022					STRUCTURAL STEEL GENERAL NOTES
E-151252-CC-SS-0100					FOUNDATION LOCATION PLAN - SHEET 1
E-151252-CC-SS-0101					FOUNDATION LOCATION PLAN - SHEET 2
E-151252-CC-SS-0102					FOUNDATION LOCATION PLAN - SHEET 3

E-151252-CC-SS-0519					PIPERACK C SECTIONS & DETAILS
E-151252-CC-SS-0520					PIPERACK C SECTIONS & DETAILS

V- Vancouver (Marine)

Specifications
Included in the civil list

Drawings

E-151252-CC-SS-0600					Cover Sheet
E-151252-CC-SS-0601					Site Plan
E-151252-CC-SS-0602					General Arrangement
E-151252-CC-SS-0603					West - Pier Foundation Plan 1
E-151252-CC-SS-0604					West - Pier Foundation Plan 2
E-151252-CC-SS-0605					East - Pier Foundation Plan 1
E-151252-CC-SS-0606					East - Pier Foundation Plan 2
E-151252-CC-SS-0607					West - Pile Plan
E-151252-CC-SS-0608					East - Pile Plan
E-151252-CC-SS-0609					Pile Schedule and Details
E-151252-CC-SS-0610					West - Foundation Detail 1
E-151252-CC-SS-0611					West - Foundation Detail 2
E-151252-CC-SS-0612					West - Foundation Detail 3
E-151252-CC-SS-0613					West - Abutment 1
E-151252-CC-SS-0614					West - Abutment 2
E-151252-CC-SS-0615					West - Pier Detail 1
E-151252-CC-SS-0616					West - Pier Detail 2
E-151252-CC-SS-0617					West - Pier Detail 3
E-151252-CC-SS-0618					East - Foundation Detail 1
E-151252-CC-SS-0619					East - Foundation Detail 2
E-151252-CC-SS-0620					East - Foundation Detail 3
E-151252-CC-SS-0621					East - Abutment 1

Corpus Christi LNG Receiving, Storage and Regasification Terminal

Design Document List

DRAWING NO	REV	DATE	REQD	STR	TITLE	SCALE
E-151252-CC-SS-0622					East - Abutment 2
E-151252-CC-SS-0623					East - Pier Detail 1
E-151252-CC-SS-0624					East - Pier Detail 2
E-151252-CC-SS-0625					East - Pier Detail 3
E-151252-CC-SS-0626					Bearing Details 1
E-151252-CC-SS-0627					Bearing Details 2
E-151252-CC-SS-0628					Diaphragms 1
E-151252-CC-SS-0629					Diaphragms 2
E-151252-CC-SS-0630					Diaphragms 3
E-151252-CC-SS-0631					West Girder - Sheet 1
E-151252-CC-SS-0632					West Girder - Sheet 2
E-151252-CC-SS-0633					West Girder - Sheet 3
E-151252-CC-SS-0634					West Girder - Sheet 4
E-151252-CC-SS-0635					East Girder - Sheet 1
E-151252-CC-SS-0636					East Girder - Sheet 2
E-151252-CC-SS-0637					East Girder - Sheet 3
E-151252-CC-SS-0638					East Girder - Sheet 4
E-151252-CC-SS-0639					Precast Panels 1
E-151252-CC-SS-0640					Precast Panels 2
E-151252-CC-SS-0641					West Deck Plan - Sheet 1
E-151252-CC-SS-0642					West Deck Plan - Sheet 2
E-151252-CC-SS-0643					West Deck Plan - Sheet 3
E-151252-CC-SS-0644					West Deck Plan - Sheet 4
E-151252-CC-SS-0645					East Deck Plan - Sheet 1
E-151252-CC-SS-0646					East Deck Plan - Sheet 2
E-151252-CC-SS-0647					East Deck Plan - Sheet 3
E-151252-CC-SS-0648					East Deck Plan - Sheet 4
E-151252-CC-SS-0649					Anchor Detail - Sheet 1
E-151252-CC-SS-0650					Anchor Detail - Sheet 2
E-151252-CC-SS-0651					Pile Support Detail - Sheet 1
E-151252-CC-SS-0652					Pile Support Detail - Sheet 2
E-151252-CC-SS-0653					Pile Support Detail - Sheet 3
E-151252-CC-SS-0654					Barrier Details
E-151252-CC-SS-0655					Expansion Joint
E-151252-CC-SS-0656					Miscellaneous Details - 1
E-151252-CC-SS-0657					Miscellaneous Details - 2

Corpus Christi LNG Receiving, Storage and Regasification Terminal

Design Document List

DRAWING NO	REV	DATE	REQD	STR	TITLE	SCALE

A - Architectural

Specifications

Drawings

E-151252-CC-AR-0100					CONTROL BUILDING, FLOOR PLAN
E-151252-CC-AR-0103					ADMINISTRATION BUILDING, FLOOR PLAN
E-151252-CC-AR-0107					WAREHOUSE/MAINTENANCE, FLOOR PLAN
E-151252-CC-AR-0108					WAREHOUSE/MAINTENANCE, MEZZANINE PLAN

H - HVAC

Specifications

Drawings

P - Piping/Layouts

Specifications

CC-E-MP-SPC-001					Piping Material Specifications
CC-E-MP-SPC-002					Manual Valve Specifications
CC-E-MP-SPC-003					Equipment Insulation
CC-E-MP-SPC-004					Piping Insulation
CC-E-MP-SPC-016					Testing of Cryogenic Valves

Drawings

E-151252-CC-PP-0101					Corpus Christi LNG Terminal Mechanical Overall Plot Plan

E-151252-CC-PP-0102					Corpus Christi LNG Terminal Mechanical Process Area Plot Plan

E-151252-CC-PP-0103					Corpus Christi LNG Terminal Mechanical Jetty Area Plot Plan

E-151252-CC-PP-0104					Corpus Christi LNG Terminal Mechanical General Arrangement Key Plan

E-151252-CC-PP-0105					Corpus Christi LNG Terminal West Jetty General Arrangement

E-151252-CC-PP-0106					Corpus Christi LNG Terminal East Jetty General Arrangement

E-151252-CC-PP-0109					Corpus Christi LNG Terminal Jetty Impoundment Basin General Arrangement

Corpus Christi LNG Receiving, Storage and Regasification Terminal

Design Document List

DRAWING NO	REV	DATE	REQD	STR	TITLE	SCALE
E-151252-CC-PP-0110					Corpus Christi LNG Terminal Tank S-102 General Arrangement

E-151252-CC-PP-0111					Corpus Christi LNG Terminal Tank S-103 General Arrangement

E-151252-CC-PP-0112					Corpus Christi LNG Terminal Tank S-102 Storm Water Basin General Arrangement

E-151252-CC-PP-0113					Corpus Christi LNG Terminal Tank S-103 Storm Water Basin General Arrangement

E-151252-CC-PP-0118					Corpus Christi LNG Terminal Vapor Return Blower Building General Arrangement

E-151252-CC-PP-0119					Corpus Christi LNG Terminal BOG Compressor Building General Arrangement

E-151252-CC-PP-0120					Corpus Christi LNG Terminal Vaporizer Area 1/4 General Arrangement

E-151252-CC-PP-0121					Corpus Christi LNG Terminal Vaporizer Area 2/4 General Arrangement

E-151252-CC-PP-0127					Corpus Christi LNG Terminal Substation Pipe Bridge General Arrangement

E-151252-CC-PP-0128					Corpus Christi LNG Terminal Control Room, Warehouse/Shop General Arrangement

E-151252-CC-MP-0113					Corpus Christi LNG Terminal Pipe Rack “C” Piping Plan, Sheet 1 of 10

E-151252-CC-MP-0114					Corpus Christi LNG Terminal Pipe Rack “C” Piping Plan, Sheet 2 of 10

D - Process Engineering

Specifications

151252-PS001					LNG Unloading Arms
151252-PS002					LNG Cryogenic Pumps
151252-PS003					Submerged Combustion Vaporizers
151252-PS004					Vapor Return Blowers
151252-PS005					Boil Off Gas (BOG) Compressors
151252-PS006					Master Metering Station
151252-PS012					BOG Recondenser
151252-PS013					Air Compressor Package
151252-PS017					Vertical Electric Driven Firewater Pumps

Corpus Christi LNG Receiving, Storage and Regasification Terminal

Design Document List

DRAWING NO	REV	DATE	REQD	STR	TITLE	SCALE
151252-PS018					Vertical Diesel Driven Firewater Pumps
151252-PS019					Firewater Jockey Pumps
151252-PS020					Horizontal Electric Driven Firewater Pumps
151252-PS021					Horizontal Diesel Driven Firewater Pumps

Drawings

E-151252-CC-PS-0100					Corpus Christi LNG Terminal P&ID LNG Unloading Arms East Jetty

E-151252-CC-PS-0101					Corpus Christi LNG Terminal P&ID Jetty Piping East Jetty

E-151252-CC-PS-0102					Corpus Christi LNG Terminal P&ID LNG Unloading Arms West Jetty

E-151252-CC-PS-0103					Corpus Christi LNG Terminal P&ID Jetty Piping West Jetty

E-151252-CC-PS-0104					Corpus Christi LNG Terminal P&ID Interconnection Piping @ Pipe Rack

E-151252-CC-PS-0105					Corpus Christi LNG Terminal P&ID Interconnection Piping @ LNG Storage Tanks

E-151252-CC-PS-0106					Corpus Christi LNG Terminal P&ID S-101 LNG Storage Tank (Process Piping)

E-151252-CC-PS-0107					Corpus Christi LNG Terminal P&ID S-101 LNG Storage Tank (Instruments)

E-151252-CC-PS-0108					Corpus Christi LNG Terminal P&ID S-102 LNG Storage Tank (Process Piping)

E-151252-CC-PS-0109					Corpus Christi LNG Terminal P&ID S-102 LNG Storage Tank (Instruments)

E-151252-CC-PS-0110					Corpus Christi LNG Terminal P&ID S-103 LNG Storage Tank (Process Piping)

E-151252-CC-PS-0111					Corpus Christi LNG Terminal P&ID S-103 LNG Storage Tank (Instruments)

E-151252-CC-PS-0112					Corpus Christi LNG Terminal P&ID Tank S-101 LNG Intank Pumps

E-151252-CC-PS-0113					Corpus Christi LNG Terminal P&ID Tank S-102 LNG Intank Pumps

E-151252-CC-PS-0114					Corpus Christi LNG Terminal P&ID Tank S-103 LNG Intank Pumps

Corpus Christi LNG Receiving, Storage and Regasification Terminal

Design Document List

DRAWING NO	REV	DATE	REQD	STR	TITLE	SCALE
E-151252-CC-PS-0115					Corpus Christi LNG Terminal P&ID LNG Sendout Header

E-151252-CC-PS-0116					Corpus Christi LNG Terminal P&ID Boil Off Gas Condenser V-111A

E-151252-CC-PS-0117					Corpus Christi LNG Terminal P&ID Boil Off Gas Condenser V-111B

E-151252-CC-PS-0118					Corpus Christi LNG Terminal P&ID LNG Sendout Pumps A/B

E-151252-CC-PS-0119					Corpus Christi LNG Terminal P&ID LNG Sendout Pumps C/D

E-151252-CC-PS-0120					Corpus Christi LNG Terminal P&ID LNG Sendout Pumps E/F

E-151252-CC-PS-0121					Corpus Christi LNG Terminal P&ID LNG Sendout Pumps G/H

E-151252-CC-PS-0122					Corpus Christi LNG Terminal P&ID LNG Sendout Pumps J/K

E-151252-CC-PS-0123					Corpus Christi LNG Terminal P&ID LNG Sendout Pumps L/M

E-151252-CC-PS-0124					Corpus Christi LNG Terminal P&ID LNG Sendout Pumps N/P

E-151252-CC-PS-0125					Corpus Christi LNG Terminal P&ID LNG Sendout Pumps Q/R

E-151252-CC-PS-0126					Corpus Christi LNG Terminal P&ID LNG Vaporizer A

E-151252-CC-PS-0127					Corpus Christi LNG Terminal P&ID LNG Vaporizer B

E-151252-CC-PS-0128					Corpus Christi LNG Terminal P&ID LNG Vaporizer C

E-151252-CC-PS-0129					Corpus Christi LNG Terminal P&ID LNG Vaporizer D

E-151252-CC-PS-0130					Corpus Christi LNG Terminal P&ID LNG Vaporizer E

E-151252-CC-PS-0131					Corpus Christi LNG Terminal P&ID LNG Vaporizer F

E-151252-CC-PS-0132					Corpus Christi LNG Terminal P&ID LNG Vaporizer G

Corpus Christi LNG Receiving, Storage and Regasification Terminal

Design Document List

DRAWING NO	REV	DATE	REQD	STR	TITLE	SCALE
E-151252-CC-PS-0133					Corpus Christi LNG Terminal P&ID LNG Vaporizer H

E-151252-CC-PS-0134					Corpus Christi LNG Terminal P&ID LNG Vaporizer J

E-151252-CC-PS-0135					Corpus Christi LNG Terminal P&ID LNG Vaporizer K

E-151252-CC-PS-0136					Corpus Christi LNG Terminal P&ID LNG Vaporizer L

E-151252-CC-PS-0137					Corpus Christi LNG Terminal P&ID LNG Vaporizer M

E-151252-CC-PS-0138					Corpus Christi LNG Terminal P&ID LNG Vaporizer N

E-151252-CC-PS-0139					Corpus Christi LNG Terminal P&ID LNG Vaporizer P

E-151252-CC-PS-0140					Corpus Christi LNG Terminal P&ID LNG Vaporizer Q

E-151252-CC-PS-0141					Corpus Christi LNG Terminal P&ID LNG Vaporizer R

E-151252-CC-PS-0142					Corpus Christi LNG Terminal P&ID Sendout Gas Header

E-151252-CC-PS-0143					Corpus Christi LNG Terminal P&ID Sendout Metering

E-151252-CC-PS-0144					Corpus Christi LNG Terminal P&ID Pipe Line Sendout

E-151252-CC-PS-0145					Corpus Christi LNG Terminal P&ID Boil Off Gas Header Piping

E-151252-CC-PS-0146					Corpus Christi LNG Terminal P&ID Vapor Return Blower C-101 A

E-151252-CC-PS-0147					Corpus Christi LNG Terminal P&ID Vapor Return Blower C-101 B

E-151252-CC-PS-0148					Corpus Christi LNG Terminal P&ID Boil Off Gas Compressor Suction

E-151252-CC-PS-0149					Corpus Christi LNG Terminal P&ID Boil Off Gas Compressor A

E-151252-CC-PS-0150					Corpus Christi LNG Terminal P&ID Boil Off Gas Compressor B

Corpus Christi LNG Receiving, Storage and Regasification Terminal

Design Document List

DRAWING NO	REV	DATE	REQD	STR	TITLE	SCALE
E-151252-CC-PS-0151					Corpus Christi LNG Terminal P&ID LNG Drain Pot

E-151252-CC-PS-0152					Corpus Christi LNG Terminal P&ID Vent System

E-151252-CC-PS-0153					Corpus Christi LNG Terminal P&ID Nitrogen System

E-151252-CC-PS-0154					Corpus Christi LNG Terminal P&ID Instrument/Utility Air System

E-151252-CC-PS-0155					Corpus Christi LNG Terminal P&ID East/West Jetty Instrument/Utility Air System

E-151252-CC-PS-0156					Corpus Christi LNG Terminal P&ID Fuel Gas

E-151252-CC-PS-0157					Corpus Christi LNG Terminal P&ID Caustic System

E-151252-CC-PS-0158					Corpus Christi LNG Terminal P&ID Main/S-101 Impoundment Basin

E-151252-CC-PS-0159					Corpus Christi LNG Terminal P&ID S-102/S-103 Impoundment Basin

E-151252-CC-PS-0160					Corpus Christi LNG Terminal P&ID Jetty Impoundment Basin

E-151252-CC-PS-0161					Corpus Christi LNG Terminal P&ID Firewater System

E-151252-CC-PS-0162					Corpus Christi LNG Terminal P&ID Firewater Piping 1/2

E-151252-CC-PS-0163					Corpus Christi LNG Terminal P&ID Firewater Piping 2/2

E-151252-CC-PS-0164					Corpus Christi LNG Terminal P&ID Potable Water

E-151252-CC-PS-0165					Corpus Christi LNG Terminal P&ID Diesel Distribution

E - Electrical

Specifications

151252-CC-B-EL-SPC-001					Power Control Room

Corpus Christi LNG Receiving, Storage and Regasification Terminal

Design Document List

DRAWING NO	REV	DATE	REQD	STR	TITLE	SCALE
151252-CC-B-EL-SPC-002					Switchgear, 15 kV Class Metal-Clad
151252-CC-B-EL-SPC-003					Switchgear, 5 kV Class Metal-Clad
151252-CC-B-EL-SPC-004					Switchgear, Low Voltage Metal-Enclosed
151252-CC-B-EL-SPC-009					Substations, Primary Unit with Liquid Immersed Transformers
151252-CC-B-EL-SPC-010					Substations, Secondary Unit with Liquid Immersed Transformers
151252-CC-B-EL-SPC-011					Pad Mount Transformers
151252-CC-B-EL-SPC-012					Utility Tie Substation Transformer
151252-CC-B-EL-SPC-013					Utility Tie Substation
151252-CC-B-EL-SPC-017					5 & 15 kV Bus Duct
151252-CC-B-EL-SPC-018					600 V Bus Duct

Drawings

D-151252-CC-EL-0001					Corpus Christi LNG Terminal Electrical Legend and Notes Sh 1

D-151252-CC-EL-0002					Corpus Christi LNG Terminal Electrical Legend and Notes Sh 2

B-151252-CC-EL-0011					Corpus Christi LNG Terminal Electrical Elec Equipment List

B-151252-CC-EL-0012					Corpus Christi LNG Terminal Electrical Motor & Load List

D-151252-CC-EL-0041					Corpus Christi LNG Terminal Electrical Site Plan Sh 1

D-151252-CC-EL-0042					Corpus Christi LNG Terminal Electrical Site Plan Sh 2

D-151252-CC-EL-0043					Corpus Christi LNG Terminal Electrical Area Classification Plan Sh 1

D-151252-CC-EL-0044					Corpus Christi LNG Terminal Electrical Area Classification Plan Sh 2

D-151252-CC-EL-0045					Corpus Christi LNG Terminal Electrical Area Classification Plan Sh 3

Corpus Christi LNG Receiving, Storage and Regasification Terminal

Design Document List

DRAWING NO	REV	DATE	REQD	STR	TITLE	SCALE
D-151252-CC-EL-0046					Corpus Christi LNG Terminal Electrical Area Classification Plan Sh 4

D-151252-CC-EL-0047					Corpus Christi LNG Terminal Electrical Area Classification Plan Sh 5

D-151252-CC-EL-0048					Corpus Christi LNG Terminal Electrical Area Classification Plan Sh 6

D-151252-CC-EL-0049					Corpus Christi LNG Terminal Electrical Area Classification Plan Sh 7

D-151252-CC-EL-0101					Corpus Christi LNG Terminal Electrical Grounding plan sh 1

D-151252-CC-EL-0102					Corpus Christi LNG Terminal Electrical Grounding plan sh 2

D-151252-CC-EL-0150					Corpus Christi LNG Terminal Electrical Lighting Fixture Schedule

D-151252-CC-EL-0151					Corpus Christi LNG Terminal Electrical Lighting Fixture Schedule

D-151252-CC-EL-0152					Corpus Christi LNG Terminal Electrical Lighting Plan Sh 1

D-151252-CC-EL-0153					Corpus Christi LNG Terminal Electrical Lighting Plan Sh 2

D-151252-CC-EL-0154					Corpus Christi LNG Terminal Electrical Lighting Plan Sh 3

D-151252-CC-EL-0155					Corpus Christi LNG Terminal Electrical Lighting Plan Sh 4

D-151252-CC-EL-0201					Corpus Christi LNG Terminal Electrical PCR No 1 Layout

D-151252-CC-EL-0202					Corpus Christi LNG Terminal Electrical PCR No 2 Layout

D-151252-CC-EL-0209					Corpus Christi LNG Terminal Electrical Electrical Room Layout Warehouse/Control Rm

D-151252-CC-EL-0210					Corpus Christi LNG Terminal Electrical Electrical Room Admin. Bldg.

D-151252-CC-EL-0251					Corpus Christi LNG Terminal Electrical Power Plan Sh 1

D-151252-CC-EL-0252					Corpus Christi LNG Terminal Electrical Power Plan Sh 2

Corpus Christi LNG Receiving, Storage and Regasification Terminal

Design Document List

DRAWING NO	REV	DATE	REQD	STR	TITLE	SCALE
D-151252-CC-EL-0253					Corpus Christi LNG Terminal Electrical Power Plan Sh 3

D-151252-CC-EL-0254					Corpus Christi LNG Terminal Electrical Power Plan Sh 4

D-151252-CC-EL-0601					Corpus Christi LNG Terminal Electrical Single Line Diagram Sh 1

D-151252-CC-EL-0602					Corpus Christi LNG Terminal Electrical Single Line Diagram Sh 2

D-151252-CC-EL-0603					Corpus Christi LNG Terminal Electrical Single Line Diagram Sh 3

L - Control Systems

Specifications

151252-CS-002					Control Valves A-Ball Valves B-Butterfly Valves C-Globe Valves D-Gate Valves
151252-CS-003					V-Cone Flow Elements
151252-CS-005					Distributive Control System
151252-CS-006					Chromatographs
151252-CS-008					ESD Valves
151252-CS-015					Ultrasonic Flowmeters
151252-CS-016					Thermal Mass Flowmeters
151252-CS-019					SIS System
151252-CS-020					F&G System
151252-CS-022					CEMS

Drawings

B-151252-CC-CS-0600					Corpus Christi LNG Terminal Control Systems I/O List

B-151252-CC-CS-0011					Corpus Christi LNG Terminal Control Systems Instrument Index

B-151252-CC-CS-0601					Corpus Christi LNG Terminal Control Systems Cable Schedule 1/4

B-151252-CC-CS-0602					Corpus Christi LNG Terminal Control Systems Cable Schedule 2/4

Corpus Christi LNG Receiving, Storage and Regasification Terminal

Design Document List

DRAWING NO	REV	DATE	REQD	STR	TITLE	SCALE
B-151252-CC-CS-0603					Corpus Christi LNG Terminal Control Systems Cable Schedule 3/4

B-151252-CC-CS-0604					Corpus Christi LNG Terminal Control Systems Cable Schedule 4/4

A-151252-CC-CS-2000 thru A-151252-CC-CS-3225					Corpus Christi LNG Terminal Control Systems Instrument Spec Sheets (1,226 ea)

E-151252-CC-CS-3554					Corpus Christi LNG Terminal Control Systems DCS Control Block Diagram

E-151252-CC-CS-3555					Corpus Christi LNG Terminal Control Systems SIS Control Block Diagram

Execution Copy

SCHEDULE B-1

CONTRACTOR PERMITS

Contractor Permits. Contractor shall be responsible for obtaining all of the following Permits and any and all other Permits not listed below but required for the performance of the Work, except for the Owner Permits set forth in Attachment B, Schedule B-2.

PERMIT OR APPROVAL	REGULATORY REFERENCE	RESPONSIBLE AGENCY	AGENCY CONTACT INFORMATION	REGULATED ACTIVITY	TECHNICAL INFORMATION NEEDED FOR APPLICATION	DATE REQUIRED	COMMENTS /ACTION BY

Construction Permits		San Patricio County Emergency Management Office	Matty Atkinson (361) 364-6156	Construction of buildings and structures	Site layout and facility drawings.	Allow 2 weeks from drawing submittal	No permit required for dirt work. Permits can be obtained at one time or as construction of various structures are anticipated.

Office Trailer Development Permit		San Patricio County Emergency Management Office	Matty Atkinson (361) 364-6156	Installation of Office Trailers	Provide description of trailers, square footage, supplier of trailers, where the trailers are coming from.	1 Day	Cost will be waived. Permit required to get electrical utility hookup. Permits are good for one year and then must be renewed.

Trailer Transport Permit	County Judge	San Patricio County Emergency Management Office	Matty Atkinson (361) 364-6156	Hauling mobile home type trailers on County Roads	Same information as Development Permit above	1 Day Obtain at same time trailer installation Development Permit is obtained.	$100 fee per trailer. A permit required for each trailer.

Stormwater Pollution Prevention Plan	EPA Storm Water Permit	EPA	USEPA Region VI, 1445 Ross Ave, Suite 1200, Dallas, TX 75202-2733 Phone: (214) 665-8060	Storm water runoff	SWPPP (to be kept on site)	Allow 4 weeks before construction (minimum time is 2 weeks before construction	This is to be prepared as part of Storm Water Construction permit Contractor to procure.

PERMIT OR APPROVAL	REGULATORY REFERENCE	RESPONSIBLE AGENCY	AGENCY CONTACT INFORMATION	REGULATED ACTIVITY	TECHNICAL INFORMATION NEEDED FOR APPLICATION	DATE REQUIRED	COMMENTS /ACTION BY

TCEQ hazardous waste stream notification	30 TAC 335	TCEQ		Production of any amount hazardous waste on the site.	List of normal hazardous and Class 1 waste.	Takes about 2 weeks. Needed before hazardous wastes are produce.	Not anticipated for this project. The notification is site specific and not company specific. Contractor can obtain at no cost and transfer to Owner when the Work is completed. Suggest waiting to obtain until a determination of what wastes will be produced that may require the number for disposal tracking purposes

Spill Prevention Plan	40 CFR Part 112	TXGLO EPA	Texas General Land Office - Region 2, 11811 North ‘D’ St., LaPorte, Texas 77571-9135 Phone: (281) 470-6597	Storage of petroleum products in coastal tidal areas.

TXGLO can require that a plan to prevent spills from petroleum product storage tanks be submitted and approved. This is normally not required for small portable tanks used in construction work. However, the GLO must be contacted to determine requirement for the specific site and tank installation.

EPA requires plan preparation if more than 24 drums (1,320 gallons) of petroleum products stored at the Site or any portion thereof. No submittal required. Must have Plan before fuel stored.

						On or before mobilization at Site	Contractor to determine if needed and inform Owner. Contractor will procure as needed.

Radio License		Federal Communications Commission				Mobilization to Site	Contractor to procure.

PERMIT OR APPROVAL	REGULATORY REFERENCE	RESPONSIBLE AGENCY	AGENCY CONTACT INFORMATION	REGULATED ACTIVITY	TECHNICAL INFORMATION NEEDED FOR APPLICATION	DATE REQUIRED	COMMENTS /ACTION BY

Notice of Proposed Construction or Alteration - FAA Form 7460-1	14 CFR Part 77	Federal Aviation Administration (FAA)	FAA Southwest Regional Office - Air Traffic Airspace Branch, ASW-520, 2601 Meachan Blvd., Fort Worth, TX 76137-4298 Phone: (817) 222-5520	Construction or use of tall structures including cranes	Locations and dimensions of tanks and any other significant structures	Prior to execution of an EPC Agreement (such term being used as subject to Section 3.1C of the Agreement)	Takes about 3 weeks to get after submittal of application

Connection to Public Water & Sewer System	San Patricio/Nueces MWD	County MWD	361 643 6521	Construction Activity	TBD	Mobilization to Site	Contractor to procure.

SCHEDULE B-2

OWNER PERMITS

Owner Permits. Owner shall obtain the Permits listed below.

Pre-EPC (PEPC) Or EPC	Responsible Agency	Permit Or Approval	Regulatory Reference	Agency Contact Information	Regulated Activity	Technical Information Needed For Application	Date Submitted/ Anticipated	Date Permit/ Consultation Received/ Anticipated	Comments
I. FEDERAL PERMITS/APPROVALS

PEPC	U.S. Federal Energy Regulatory Commission (FERC)	NGA Section 3 Application	NGA Section 3	Magalie R. Salas Federal Energy Regulatory Commission 888 First Street, NE Washington D.C. 20426	LNG Facility	Environmental Resource Reports 1-13 submitted with FERC filing	12/22/2003	4/18/05	Respond to requests for further information as necessary

PEPC	U.S. Army Corps of Engineers (USACE)	Section 10/404 Construction Permit	33 CFR 320 to 330	U.S. Army Corps of Engineers – Galveston District Denise Sloan Planning, Environmental and Regulatory Branch 2000 Fort Point Road Galveston TX 77550 (361) 814-5847	Construction activities in lakes, streams, wetlands	Permit Application	9/9/2004	10/18/2005	Permit 23561 Signed and Approved with special conditions.

Pre-EPC (PEPC) Or EPC	Responsible Agency	Permit Or Approval	Regulatory Reference	Agency Contact Information	Regulated Activity	Technical Information Needed For Application	Date Submitted/ Anticipated	Date Permit/ Consultation Received/ Anticipated	Comments

PEPC	USEPA	Spill Prevention, Control and Countermeasure Plan (SPCC) - construction	40 CFR Part 112	USEPA Region VI 1445 Ross Ave, Suite 1200 Dallas, TX 75202-2733 (214) 665-8060	Onsite storage of petroleum products in aggregate quantities greater than 1320 gallons	1. Oil storage inventory including maximum capacity 2. Description of measures to prevent an oil spill 3. Description of how personnel will respond to an oil spill	TBD	—	May need for fuel and lube oil storage onsite during construction. Plan is required to be stamped by a Registered Professional Engineer. Technical Services Department has Plan form which requires Work-specific information to be added.

PEPC	USEPA	Confirmation request that EPA is permitting agency	40 CFR Part 122

Environmental Protection Agency- Region 6

Everett Spence

1445 Ross Ave., Suite 1200

Dallas, TX 75202

(214) 665-6444 ext 7518

Brent Larson

USEPA Region VI

Stormwater Permit Division

1445 Ross Ave, Suite 1200

Dallas, TX 75202-2733

(214) 665-8060

					Stormwater	Consultation	6/23/2003	8/21/2003

Pre-EPC (PEPC) Or EPC	Responsible Agency	Permit Or Approval	Regulatory Reference	Agency Contact Information	Regulated Activity	Technical Information Needed For Application	Date Submitted/ Anticipated	Date Permit/ Consultation Received/ Anticipated	Comments
II. STATE PERMITS/APPROVALS

PEPC	Texas Commission on Environmental Quality (TCEQ)	New Source Review Permit (Preconstruction Review and Prevention of Significant Deterioration)	30 TAC 116	Jim Linville TCEQ Air Permit Division 12100 Park 35 Circle Austin, TX 78753 (512) 239-1261	Construction of major source of air pollution

1.      Air pollution emissions and control equipment data

2.      Locations and dimensions of major structures

3.      Air quality impact modeling

4.      BACT/LAER determinations

5.      Identification of emission offsets for non-attainment areas

							12/22/2003	11/18/2004	Final combined air permit issued with general and special conditions attached.

1 year prior to operation for wastewater, 401 - RRC - PEPC	TCEQ	Clean Water Act Section 401 Authorization - RRC Permit	CWA Section 401/402	Texas Commission on Environmental Quality Water Permits Division Mr. Sinoel Contreras 6300 Ocean Dr. NRCS Bldg., Ste. 1200 Corpus Christi, TX 78412-5503 (361) 825-3100	Water Quality/ Wastewater Discharge Permit	Initial Consultation	6/23/2003	6/26/03 RRC	EPA will handle Stormwater Permit as Site is greater than 5 acres. (See RRC)

PEPC/EPC if required	TCEQ	RCRA Small Quantity Hazardous Waste Generator Identification Number	40 CFR Part 261	TCEQ Registration and Reporting Section, MC 129 PO Box 13087 Austin, TX 78711-3087 Phone 512/239-6413 FAX 512/239-6410	Onsite presence of hazardous waste in quantities greater than threshold amounts	Expected hazardous waste accumulation	File if necessary, must obtain generator number prior to onsite storage and disposal	—	Required if hazardous waste will exceed the 100 kg/month threshold. Contractor to confirm quantity to determine if needed. Owner to still get generator ID #.

Pre-EPC (PEPC) Or EPC	Responsible Agency	Permit Or Approval	Regulatory Reference	Agency Contact Information	Regulated Activity	Technical Information Needed For Application	Date Submitted/ Anticipated	Date Permit/ Consultation Received/ Anticipated	Comments
PEPC	Texas Coastal Coordination Council	Coastal Consistency Determination Complete	31 TAC 506	William Peacock CCC Chairman P.O. Box 12873 Austin, TX 78711-2873 (512) 463-0928	Review of Work to ensure that it will not conflict with the state coastal management program objectives	USACE will submit material for review by CCC	9/9/04	8/3/2005	Performed as part of the Section 404 Permit by the USACE

PEPC	RRC	Environmental Constraints

Railroad Commission of Texas Stephen J. Seni

Oil and Gas Division

1701 North Congress, 11th Floor

Austin, TX 78701

(512) 475-4439

Hydrostatic Test (RRC):

Kevin McClery

Texas Railroad Commission

1701 N Congress

Austin, TX 78711-2967

(512) 463-7308

					Tier II Water Quality Certification	Initial Consultation	6/23/2003	6/26/2003	RRC has jurisdiction over const. stormwater discharge, but EPA is permitting entity. RRC is over future wastewater and hydrostatic discharge. RRC is 401 certifying agency under USACE 404 permit.

PEPC	Texas Parks and Wildlife Department	Listed Species Clearance (applies to entire site)	31 TAC 69	Celeste Brancel TPWD 4200 Smith School Road Austin, TX 78744 (512-912-7021)	Assessment of Site habitation by listed (threatened or endangered) species	T/E Consultation	8/21/2003	9/9/2003	Provided a list of species with potential to occur within the Site
						Revegetation Plan	4/22/05	5/24/05	TPWD approved revegetation plan for DMPAs.

PEPC	Texas Historical Commission	Historic Preservation Approval (applies to entire site) Complete	13 TAC 26	Debra Beene and James Bruseth Texas Historical Commission 1511 Colorado Austin, TX 78701 (512) 463-5865	Construction of industrial facilities require review of historical archaeological resources	TARL Site Map Review	5/7/2004	N/A
						Phase I Cultural Resources Survey Report	5/14/04	8/24/04	Concurrence granted.

						Addendum 1 to Phase 1 Report	7/27/04	8/24/04	Concurrence granted.

Pre-EPC (PEPC) Or EPC	Responsible Agency	Permit Or Approval	Regulatory Reference	Agency Contact Information	Regulated Activity	Technical Information Needed For Application	Date Submitted/ Anticipated	Date Permit/ Consultation Received/ Anticipated	Comments
PEPC	Texas Historical Commission	Historic Preservation Approval (applies to entire site) Complete	13 TAC 26	Debra Beene and James Bruseth Texas Historical Commission 1511 Colorado Austin, TX 78701 (512) 463-5865	Construction of industrial facilities require review of historical archaeological resources	Unanticipated Discoveries Plan	9/8/04	10/11/04	Concurrence granted.
						AEP Substation	9/13/05	9/28/05	Concurrence granted.
						46-Acre Tract	10/6/05	10/10/05	Concurrence granted.

III. LOCAL PERMITS/APPROVALS

PEPC		Transportation Permitting/ Consultation Complete		City of Portland Liz Reining Assistant to City Manager 900 Moore Avenue Portland, TX 78374		Transportation Information	2/28/2005	6/27/2005

PEPC		Transportation Permitting/ Consultation Complete		City of Gregory Norma Garcia City Secretary P.O. Box 297 Gregory, TX 78359		Transportation Information	2/28/05	6/27/05	No issues relating to the proposed Work. No Work-specific construction transportation permit will be required.

Execution Copy

ATTACHMENT C

PAYMENT SCHEDULE

This Attachment C describes the only compensation payable to Contractor under the Agreement. Such compensation shall be the aggregate of the Cost of Work and Fee, as more particularly described in herein.

Cost of Work. The actual cost of work (the “Cost of Work”) incurred and earned by Contractor in performing Work in accordance with this Agreement shall be determined in accordance with the Summary of Cost Terms and Application and Checklist of Costs (excluding Fee and G&A Charges) within this Attachment C, as supported by the rates, terms and schedules found in the attached Exhibits C.1 through C.14, which are incorporated herein.

Fee. The “Fee” earned by Contractor shall be determined in accordance with the Fee and G&A Charges as set forth in the Summary of Cost Terms and Application. A rate of 9.80% shall be applied to the aggregate expenses of labor, Construction Equipment, material, supplies, Subcontracts, services and sundries of each Invoice. For the purposes of clarity, Fee, as defined above and used within this Agreement, shall include both Fee and G&A Charges (as described in the Summary of Cost Terms and Application in this Attachment C).

C-1

CHECKLIST OF COSTS

SUPPORTING EXHIBITS C.1

THROUGH C.14

SUMMARY OF COST TERMS AND APPLICATION

Section	Abbreviation	Description	Treatment	Exhibit

1.0	ESUP	Engineering Supplies - Home Office Costs (separate from construction related supplies)	Reimbursed by rate	None

1.0	HOME OFFICE TRAVEL AND LIVING EXPENSE	Travel, Living, and Incidentals Expenses	Travel and Living Expense at cost plus $45 per day per diem for meals and incidentals	C.13

1.0	HOME OFFICE ENGR, SUPPORT, OR OTHER PERSONNEL	Engineering, Administrative, Procurement, and other Salaried Exempt/Non-exempt Personnel working in support of the project in San Antonio, Atlanta, Vancouver, or Houston who are documented to be working in support of the project.	Labor rate plus multiplier	C.10 & C.12

1.0	NON-EXEMPT PERSONNEL Engineering	Premium Portion of Overtime for Non-Exempt Employees	The .5 portion of OT will be billed @ bare labor rate

2.0	DL	Direct Construction Labor through General Foreman - Non-Exempt	Reimbursable @ Cost	C.3

2.0	EQ	Construction Equipment - Contractor and Third Party plus associated costs	Equipment Rates and associated costs that are reimbursable	C.1 & C.2

2.0	INDL	Field Assigned Salaried Exempt/Non-exempt Personnel assigned to the construction support of the project.	Labor plus Burdens (see PRB)	C.10

2.0	NON-EXEMPT PERSONNEL Construction	Premium Portion of Overtime for Non-Exempt Employees	The .5 portion of OT will be billed with 23.05% PR Burden (Fringe plus Statutories) added	None

2.0	PD - Hourly	Per Diem paid to Construction Direct Labor employees	$45 per calendar day including weekends (with attendance restrictions)	C.4

2.0	PD - Salaried	Per Diem paid to Construction Salaried Exempt & Non-exempt personnel assigned to the project site.	Base plus PRB on taxable PD	C.4

4.0	ASUP	Allocated Direct Supplies - Major Supply Category (Exam: Welding Rod; Crane Mats; Spreader Bars)	Reimbursable @ Cost	C.7

4.0	BOND	All Non-EPC Bonds	Reimbursable @ Cost	None

4.0	FIELD EXP	Relocation, Temporary Relocation, Travel, Living, and Incidentals Expenses	Reimbursed @ Cost with support	C.4 & C.5

4.0	INS	All premiums related to project specific insurances (transit, railroad, marine, and other)	Reimbursable @ Cost	None

4.0	ISUP	Indirect Supplies - Not meant to be all inclusive, but a representative list of items.	Reimbursed by rate	C.9

4.0	IT	Information Technology - Network, Hardware, Software, and other related computer support	Reimbursed by rate	C.11

4.0	LIC	Project related permits and licenses	Reimbursable @ Cost	None

4.0	MATL	Permanent plant material incorporated into the work	Reimbursable @ Cost	None

SUMMARY OF COST TERMS AND APPLICATION

4.0	OWNER	Costs related to support and administration of owners representatives involved in the project	Reimbursable @ Cost	None

4.0	SAF	Safety related supplies and services. Not all inclusive	Reimbursed by rate	C.9

4.0	SM	Small Tools less than $1000. Not intended to be an all inclusive list.	Reimbursed by rate	C.8

4.0	SUB	Subcontracts and Services	Reimbursable @ Cost	None

4.0	TAX	All sales, gross receipts, or any other taxes related to the project costs	Reimbursable @ Cost	None

4.0	TB	Teambuilding and Community Relations	Reimbursable @ Cost	None

4.0	TEST	Test Water and Disposal	Reimbursable @ Cost	None

4.0	USUP	Unallocated Direct Supplies - Minor or consumable (Exam: rags, brooms, bulbs, etc.) Not meant to be an all inclusive list	Reimbursed by rate	C.6

1.0 & 2.0	PRB	Payroll Burdens - Taxes, Insurance and Fringe Benefits	Reimbursed by rate or multiplier	None

None	FEE AND G&A CHARGES	A rate of 9.80% applied to the total invoice billing for labor, construction equipment, material, supplies, subcontracts, services, and sundries; after all other factors are applied.	9.80% Applied to total cost basis invoiced to Cheniere	None

CHECKLIST OF EXHIBITS

C.1	EQUIPMENT RATES

C.2	REIMBURSABLE EQUIPMENT SUPPLIES

C.3	DIRECT LABOR RATES/NIGHT SHIFT DIFF/CRAFT PER DIEM

C.4	PRIORITIZED INITIATIVE NO. 1

C.5	TRAVEL POLICY

C.6	UNALLOCATED DIRECT SUPPLIES

C.7	ALLOCATED (REIM) DIRECT SUPPLIES

C.8	SMALL TOOLS

C.9	INDIRECT SUPPLIES

C.10	CONTRACTOR INDIRECT OCCUP DES AND RANGES

C.11	INFORMATION TECHNOLOGY

C.12	CONTRACTOR ENGINEERING OCCUP DESCRIPTIONS, AND RANGES

C.13	ENGINEERING FIELD ASSIGNMENT GUIDELINE

C.14	ESTIMATED CASH FLOW

CHECKLIST OF COSTS ENGINEERING

Section Number	Cost Category	Description	Reimbursable at Cost	General & Administrative	Reimbursable @ Rates	EXHIBIT Included

1.1	ESUP	SERVICES TO OWNERS AND CONTRACTORS PERSONNEL (INCLUDES JV PARTNER PERSONNEL) IN CONTRACTOR PARAGON OFFICE AT 10777 CLAY ROAD; HOUSTON, TEXAS, CONTRACTOR AMERICAS; ATLANTA, GEORGIA & VANCOUVER, BC; OFFICE SPACE, FURNITURE, EQUIPMENT, PHONES, REPRODUCTION AND GRAPHIC SERVICES, POSTAGE, COURIER SERVICE, ADMIN AND SECRETARIAL SERVICE, AND GENERAL OFFICE SUPPLIES			$9.80 PER WORKHOUR OF LABOR BASED IN HOUSTON, ATLANTA OR VANCOUVER (BC) BILLED TO CUSTOMER

1.2	EXP	RELOCATION, PER DIEM, TRAVEL, LODGING, LIVING EXPENSE, AND ANY PROJECT RELATED TRAVEL OR JOBSITE ASSIGNMENTS PER EXHIBIT C.13 - FIELD ASSIGNMENT GUIDELINE	X Cost Reimbursed for Travel, Lodging, and Living Expense		Per Diem $45 for Meals and Incidentals	C.13

1.3	G&A	OFFICERS, DEPARTMENT HEADS, LEGAL STAFF, FACILITIES STAFF, ACCOUNTING AND ADMIN (EXCEPT THOSE PERFORMING THE WORK), BUSINESS DEVELOPMENT STAFF, AND ANY OTHER SERVICE RELATED TO REGULARLY ESTABLISHED OFFICES.		X

1.4	HOME OFFICE ENGINEERING PERSONNEL	SUPPORTED BY WEEKLY ENGINEERING BILLING DETAIL FOR TIME CHARGED TO THE WORK: WAGES AND SALARIES OF PERSONNEL FUNCTIONING IN SUPPORT OF THE WORK PER EXHIBIT C.12 ENGINEERING AND PROCUREMENT LABOR.(INCLUDES JV PARTNER EMPLOYEES AND CONTRACT EMPLOYEES AT THE HOME OFFICE) NOTE: SALARIES WILL BE CONVERTED TO HOURLY RATE BY EITHER DIVIDING MONTHLY SALARY BY 173.33, OR ANNUAL SALARY BY 2080.	X		BILLED @ OVERLAY OF 1.98	C.12

1.5	HOME OFFICE PERSONNEL	A PREMIUM OF 10% OF THE EMPLOYEES SALARY WILL BE PAID FOR ALL HOURS WORKED FOR THE DURATION OF A LONG TERM (GREATER THAN 90 DAYS) FIELD ASSIGNMENT.	X		BILLED @ OVERLAY OF 1.98	C.12 & C.13

1.6	HOME OFFICE PROJECT SUPPORT PERSONNEL	SUPPORTED BY WEEKLY ENGINEERING BILLING DETAIL FOR TIME CHARGED TO THE WORK: WAGES AND SALARIES OF PERSONNEL FUNCTIONING IN SUPPORT OF THE WORK PER EXHIBIT C.12 ENGINEERING AND PROCUREMENT LABOR.(INCLUDES JV PARTNER EMPLOYEES AND CONTRACT EMPLOYEES AT THE HOME OFFICE) NOTE: SALARIES WILL BE CONVERTED TO HOURLY RATE BY EITHER DIVIDING MONTHLY SALARY BY 173.33, OR ANNUAL SALARY BY 2080.	X		BILLED @ OVERLAY OF 1.98	C.12

1.7	NON-EXEMPT PERSONNEL	PREMIUM PORTION OF OVERTIME FOR NON-EXEMPT EMPLOYEES	X		The .5 portion of OT will be billed @ bare labor rate	C.12

1.8	PRB	ALL PAYROLL BURDEN; I.E. TAXES, INS, AND FRINGE BENEFITS ARE INCLUDED IN THE OVERLAY RATE OF 1.98	X

La Quinta LNG Partners	Page 5 of 11

CHECKLIST OF COSTS CONSTRUCTION LABOR ITEMS

Section Number	Cost Category	Description	Reimbursable at Cost	General & Administrative	Reimbursable @ Rates	EXHIBIT Included

2.1	PD-HRLY	ALL CONSTRUCTION DIRECT HOURLY EMPLOYEES (INCLUDING KEY INDIRECT HOURLY STAFF, FOREMEN AND GENERAL FOREMEN) WILL BE PAID PER DIEM ACCORDING TO REQUIREMENTS IN EXHIBIT C.4	X		$45 PER CALENDAR DAY INCLUDING WEEKENDS (WITH STIPULATIONS ON ATTENDANCE)	C.4

2.2	PD-SLRY	PER DIEM WILL BE PAID TO FIELD ASSIGNED SALARIED EXEMPT AND NON-EXEMPT EMPLOYEES ACCORDING TO EXHIBIT C.4 (RUNZHEIMER REPORT). PAYROLL BURDEN IS APPLICABLE TO PER DIEMS THAT ARE SUBJECT TO PERSONAL INCOME TAX WITHHOLDINGS.	X		$1900 PER MONTH	C.4

2.3	DL	ALL DIRECT HOURLY CONSTRUCTION EMPLOYEES (INCLUDING FOREMEN AND GENERAL FOREMEN) WILL BE REIMBURSED ACCORDING TO RATES CONTAINED IN EXHIBIT C.3	X			C.3

2.4	DL	ALL COSTS RELATED TO THE CONSTRUCTION, UTILITIES, AND SET UP OF THE CONSTRUCTION OFFICE COMPLEX.	X			C.3

2.5	DL	SHOW UP PAY FOR DIRECT EMPLOYEES = 2 HOURS PAY AND CALL OUT PAY OF 4 HOURS STRAIGHT TIME FOR THOSE WHO REGISTER THEIR ATTENDANCE THROUGH THE TIME SYSTEM.	X			C.3

2.6	DL	ALL LABOR, OFFICE SUPPLIES, UTILITIES, OFFICE RENT, AND OTHER COSTS TO STAFF & OPERATE THE EMPLOYMENT OFFICE AND WAREHOUSE	X

2.7	DL	ALL LABOR AND ASSOCIATED COSTS RELATED TO EMERGENCY EVACUATIONS	X

2.8	DL	ALL LABOR, EQUIPMENT, AND SUPPLIES NECESSARY TO PREPARE, PROTECT, AND RECOVER FROM HURRICANES	X

2.9	DL	ALL LABOR RELATED TO EMPLOYEE AND CRAFT TRAINING	X			C.3

2.10	HOME OFFICE LABOR	HOME OFFICE (TECHNICAL SERVICE, ZPEPP, PROCUREMENT, ESTIMATING, AND CONTROLS) LABOR (MANAGERS, PROFESSIONAL, AND CLERICAL) WILL BE REIMBURSED FOR TIME SPENT AND DOCUMENTED EXECUTING SPECIFIC WORK ACTIVITIES	X			C.10

2.11	HOME OFFICE LABOR	ANY OTHER HOME OFFICE (MANAGER, PROFESSIONAL) LABOR WILL BE REIMBURSED FOR TIME SPENT, DOCUMENTED, AS APPROVED BY THE OWNER FOR WORK DONE IN SUPPORT OF OR AT THE PROJECT	X			C.10

2.12	INDL	ALL FIELD INDIRECT (SALARIED EXEMPT AND NON-EXEMPT) LABOR WILL BE REIMBURSED ACCORDING TO EXHIBIT C.10	X			C.10

2.13	INDL	ALL SALARIED EXEMPT AND NON-EXEMPT LABOR WILL BE REIMBURSED FOR HOLIDAYS BASED UPON CONTRACTOR PAY POLICY	X			C.10 AND CONTRACTOR PERSONNEL POLICY

La Quinta LNG Partners	Page 6 of 11

CHECKLIST OF COSTS CONSTRUCTION LABOR ITEMS

Section Number	Cost Category	Description	Reimbursable at Cost	General & Administrative	Reimbursable @ Rates	EXHIBIT Included
2.14	INDL	ALL SALARIED EXEMPT AND NON-EXEMPT LABOR FOR SITE ASSIGNED EMPLOYEES PARTICIPATING IN MANAGEMENT APPROVED ON/OFF SITE TRAINING WILL BE REIMBURSED ACCORDING TO THE RATES CONTAINED IN EXHIBIT C.10.	X			C.10

2.15	PRB	ALL FIELD DIRECT HOURLY, SALARIED EXEMPT, AND NON-EXEMPT LABOR AND TAXABLE PER DIEM PAYMENTS WILL BE SUBJECT TO THE PAYROLL BURDEN RATE. (SAME RECONCILIATION AS STATED BELOW)	X

2.16	PRB	BURDEN RATE: PAYROLL INSURANCE (WORKERS COMPENSATION, GENERAL LIABILITY) AT 6.83%, PAYROLL TAXES (FUI, SUI, FICA) AT 12.05%, FRINGE BENEFITS AT 11%. THE STATUTORY (TAX/INSURANCE) RATES ARE SUBJECT TO ADJUSTMENT AND WILL BE RECONCILED ACCORDING TO ACTUAL COSTS ANNUALLY IN FEBRUARY OF THE CURRENT YEAR FOR THE PREVIOUS YEAR COSTS. FRINGE BENEFITS PERCENTAGE WILL BE VALIDATED THROUGH AN ANNUAL AUDIT BY ERNST AND YOUNG. THE PERCENTAGE CAN BE ADJUSTED UPON COMPLETION OF THE AUDIT.	X

2.17	NON-EXEMPT PERSONNEL	PREMIUM PORTION OF OVERTIME	X		The .5 portion of OT will be billed @ 23.05% PR Burden (Fringe plus Statutories)	C.10

La Quinta LNG Partners	Page 7 of 11

CHECKLIST OF COSTS EQUIPMENT ITEMS

Section Number	Cost Category	Description	Reimbursable at Cost	General & Administartive	Reimbursable @ Rates	EXHIBIT Included
3.1	EQ	ALL CONTRACTOR OWNED EQUIPMENT WILL BE REIMBURSED ACCORDING TO THE RATES ESTABLISHED IN EXHIBIT C.1. ANY EQUIPMENT THAT IS NOT INCLUDED IN THE RATE EXHIBIT WILL BE SUBMITTED FOR APPROVAL AT TIME OF IDENTIFIED NEED.			X	C.1
3.2	EQ	COMPANY TRUCKS PROVIDED TO SPECIFIC SUPERVISION			X	C.1
3.3	EQ	MOBILIZATION AND DEMOBILIZATION COSTS	X
3.4	EQ	RADIO COMMUNICATIONS EQUIPMENT	X
3.5	EQ	ALL THIRD PARTY EQUIPMENT, INCLUDING FREIGHT AND APPLICABLE INSURANCE&TAXES	X
3.6	EQ	CONSTRUCTION EQUIPMENT SUPPLIES WILL BE REIMBURSED ACCORDING TO THE LIST INCLUDED IN EXHIBIT C.2.	X			C.2
3.7	EQ	REPAIRS	X			C.3
3.8	EQ	ALL LABOR TO FUEL, LUBE, AND MAINTAIN EQUIPMENT INCLUDING MECHANICS, OILERS, AND HELPERS	X			C.3
3.9	EQ	ALL EQUIPMENT OPERATOR LABOR IS REIMBURSABLE PER EXHIBIT C.3	X			C.3
3.10	EQ	ALL FUEL (DIESEL, GASOLINE), AND ALL EQUIPMENT LUBRICANTS	X
3.11	EQ	ALL OPERATOR, MANLIFT, D.O.T., QUARTERLY (OR OTHER PERIODIC) INSPECTIONS, CERTIFICATIONS AND ANY OTHER TYPE OF EQUIPMENT/EMPLOYEE CERTIFICATION	X

La Quinta LNG Partners	Page 8 of 11

ATTACHMENT C CHECKLIST OF COSTS CONSTRUCTION SUPPLIES, SUBCONTRACTS, MATERIAL, AND SUNDRIES

Section Number	Cost Category	Description	Reimbursable at Cost	General & Administrative	Reimbursable @ Rates	EXHIBIT Included
4.1	ASUP	ALLOCATED DIRECT SUPPLIES UTILIZED TO EXECUTE THE WORK PER EXHIBIT C.7	X			C.7
4.2	BOND	COSTS RELATED TO PERFORMANCE BOND	X
4.3	BOND	ALL NON-EPC PERFORMANCE, LICENSE, NOTARY PUBLIC, OR ANY OTHER TYPE OF BOND	X
4.4	EXP	ALL PRECONSTRUCTION EXPENSES RELATED TO TRAVEL, MILEAGE, RENT CAR, LODGING, FOOD, LAUNDRY, AND OTHER TRAVEL RELATED ITEMS SUPPORTED BY DOCUMENTATION, AND ACCORDING TO CONTRACTOR TRAVEL POLICY PER EXHIBIT C.5.	X			C.5
4.5	EXP	ALL EXPENSES (TRAVEL, LODGING, FOOD, LAUNDRY, MILEAGE, RENT CAR, AND OTHER TRAVEL COST) RELATED TO THE PROJECT ( TEMPORARY PRIOR TO PER DIEM, FOR APPROVED DIVISION/CORP. MEETINGS, MOBILIZATION, EQUIPMENT MOVE IN/OUT, SETUP, INSPECTION, CERTIFICATION, AND TRAINING) AND APPROVED BY PROJECT MANAGEMENT SUPPORTED BY DOCUMENTATION AND ACCORDING TO CONTRACTOR TRAVEL POLICY PER EXHIBIT C. 5.	X			C.5
4.6	EXP	TEMPORARY RELOCATION COSTS WILL BE REIMBURSED WITH RECEIPTS PER EXHIBIT C.4	X			C.4
4.7	EXP	MOVING EXPENSE TO RELOCATE KEY EMPLOYEES (SALARIED EXEMPT, SALARIED NON-EXEMPT) WITH JOINT VENTURE AND PROJECT MANAGEMENT APPROVAL WILL BE REIMBURSED AT COST WITH SUPPORTING DOCUMENTATION FOR TRAVEL, LODGING, FOOD AND OTHER TRAVEL RELATED COSTS ACCORDING TO CONTRACTOR TRAVEL POLICY, EXHIBIT C.5. CONTRACTOR ARRANGES ALL RELOCATIONS THROUGH THE CONTRACTOR EMPLOYEE RELATIONS DEPARTMENT. MOVING COSTS WILL BE REIMBURSED ACCORDING TO CONTRACTOR (APPROPRIATE) PERSONNEL POLICY MANUAL	X			C.5/ RELOCATION POLICY
4.8	EXP	MILEAGE RATE FOR PERSONAL CAR USE ON BUSINESS TRIPS IS THE CURRENT ALLOWABLE BY THE IRS. THIS RATE IS ADJUSTED ON AN ANNUAL BASIS BASED ON THE IRS ALLOWABLE CAR MILEAGE RATE.	X			C.5
4.9	G&A	JOINT VENTURE EXECUTIVE OFFICERS DIRECTING THE WORK		X
4.10	G&A	CORPORATE DEPARTMENT HEADS, TREASURER, ASSISTANT TREASURER, AUDITOR, GENERAL FINANCIAL ACCOUNTING, AND AUDIT STAFF		X

La Quinta LNG Partners	Page 9 of 11

ATTACHMENT C CHECKLIST OF COSTS CONSTRUCTION SUPPLIES, SUBCONTRACTS, MATERIAL, AND SUNDRIES

Section Number	Cost Category	Description	Reimbursable at Cost	General & Administrative	Reimbursable @ Rates	EXHIBIT Included
4.11	G&A	CORPORATE INSURANCE MANAGER, RISK MANAGER, AND STAFF		X
4.12	G&A	PROCUREMENT AND FACILITIES ( EXCLUDES PROJECT PERSONNEL)		X
4.13	G&A	BUSINESS DEVELOPMENT STAFF		X
4.14	G&A	LEGAL PROFESSIONALS AND STAFF		X
4.15	G&A	CORPORATE INFORMATION SYSTEMS MANAGEMENT AND STAFF		X
4.16	INS	ALL RISK PREMIUM, ALL RISK DEDUCTIBLE, TRANSIT INSURANCE, RAILROAD LIABILITY, MARINE INSURANCE OR OTHER PREMIUMS	X
4.17	INT	INTEREST TO BE DETERMINED PER AGREEMENT
4.18	ISUP	INDIRECT OFFICE SUPPLIES, CONSUMABLES, AND SERVICES TO BE REIMBURSED ACCORDING TO THE RATE EXHIBIT C.9 (LIST NOT MEANT TO BE ALL INCLUSIVE)			X	C.9
4.19	IT	INFORMATION TECHNOLOGY INFRASTRUCTURE, HARDWARE, SOFTWARE, PHONE SYSTEM, CABLE, AND OFFICE EQUIPMENT IS REIMBURSED AT A RATE OF $0.60 PER WORKHOUR ON ALL DIRECT LABOR COSTS PER EXHIBIT C.11			X	C.11
4.20	LIC	ALL PROJECT RELATED LICENSES AND PERMITS	X
4.21	MATL	PERMANENT MATERIALS, PLANT EQUIPMENT, REPLACEMENT MATERIALS, AND COSTS FOR VENDOR REPRESENTATIVES AND SUPPORT FOR SAME.	X
4.22	MATL	ALL MATERIAL RELATED TO THE CONSTRUCTION AND MAINTENANCE OF TEMPORARY FACILITIES, OFFICE COMPLEX, AND UTILITIES	X
4.23	MATL	ALL SHIPPING/FREIGHT COSTS; CRATING, PACKAGING, ON OR OFF SITE STORAGE; TRANSIT INSURANCE, DEMURRAGE, LOADING OR UNLOADING CHARGES	X
4.24	OWNER	ALL LABOR, OFFICE SUPPLIES, UTILITIES, OFFICE RENT, AND ANY OTHER COSTS INCURRED TO PROVIDE FIELD SITE SERVICES TO OWNERS REPRESENTATIVES	X
4.25	SAF	All SAFETY SUPPLIES ARE TO BE REIMBURSED AT THE RATE IN EXHIBIT C.9 (LIST NOT MEANT TO BE ALL INCLUSIVE)			X	C.9
4.26	SM	SMALL TOOLS RELATED TO THE WORK ARE TO BE REIMBURSED ACCORDING TO THE RATE IN EXHIBIT C.8.			X	C.8

La Quinta LNG Partners	Page 10 of 11

ATTACHMENT C CHECKLIST OF COSTS CONSTRUCTION SUPPLIES, SUBCONTRACTS, MATERIAL, AND SUNDRIES

Section Number	Cost Category	Description	Reimbursable at Cost	General & Administrative	Reimbursable @ Rates	EXHIBIT Included
4.27	SUB	SUBCONTRACTORS WILL BE BONDED ONLY WHEN APPROVED IN WRITING BY OWNER	X
4.28	SUB	ALL COSTS (TRANSPORTATION, RENTAL, DAMAGE, MISSING ITEMS, AND ANY OTHER COSTS RELATED TO THE WORK) FOR SCAFFOLDING RENTAL	X
4.29	SUB	ALL SUBCONTRACTS INCLUDING OUTSIDE HAULING, FIELD ENGINEERING, CONCRETE TESTING, SOIL COMPACTION TESTING, STRESS RELIEVING, SECURITY, CONSULTING, STARTUP, GEOTECHNICAL, TOPOGRAPHICAL, OR OTHER DIRECT AND INDIRECT SUB-CONTRACT SERVICES	X
4.30	TAX	CONTRACTOR SALES/USE TAX	X
4.31	TAX	GROSS RECEIPTS TAX	X
4.32	TB	PARTNERING/TEAM BUILDING	X
4.33	TB	COMMUNITY RELATIONS	X
4.34	TEST	TEST WATER DISPOSAL	X
4.35	USUP	UNALLOCATED DIRECT CONSTRUCTION SUPPLIES WILL BE REIMBURSED ACCORDING TO THE RATE IN EXHIBIT C.6			X	C.6
4.36	USUP	WELDER TESTING SUPPLIES	X
4.37	USUP	WELDER TEST COUPONS	X

La Quinta LNG Partners	Page 11 of 11

5/2/2006

CONSTRUCTION EQUIPMENT RATES

EXHIBIT C.1

REIMBURSABLE EQUIPMENT RENTAL RATES: (RATES ARE VALID THROUGH 31 DECEMBER, 2006)

ANTICIPATED ESCALATION = 6%—8% PER YEAR

INCLUSIONS

SINGLE SHIFT RATE INCLUDES STATUTORY LIABILITY INSURANCE AND AD-VALOREM TAXES.

EXCLUSIONS

RATE EXCLUDES ALL FIELD LABOR, MINOR MAINTENANCE, SUPPLIES AND CONSUMABLES, FUEL AND LUBE, MOBILIZATION.

DEMOBILIZATION, ERECTION, DISASSEMBLY, DECONTAMINATION AND WASHING, OPERATORS' WAGES AND OVERTIME UTILIZATION.

•	CONTRACTOR WILL FURNISH EQUIPMENT IF AVAILABLE IN ITS FLEET.

•	EQUAL MODELS MAY BE SUBSTITUTED FOR LISTED EQUIPMENT.

•	RATES WILL BE NEGOTIATED FOR REQUIRED EQUIPMENT NOT LISTED IN THIS BOOK.

•	THIRD PARTY EQUIPMENT RENTALS WILL BE REIMBURSED PER CONTRACT.

•	CONTRACTOR MONTHLY RATE IS BASED ON A 30 DAY CYCLE, 173 HOURS PER MONTH.

•	CONTRACTOR OVERTIME IS 1/173 OF MONTHLY RATE APPLIED TO EVERY HOUR OVER 173 HOURS EACH MONTH.

•	SERVICE TRUCKS, FUEL TRUCKS, & MECHANICS TRUCKS WILL BE BILLED TO THE PROJECT AS ANY OTHER PIECE OF EQP

•	ADDITIONAL EQUIPMENT MAY BE ADDED THROUGH A CHANGE REQUEST SUBMITTED TO OWNER FOR APPROVAL.

NOTE: OWNER WILL APPROVE EQUIPMENT SCHEDULE FOR MOBILIZATION AND DEMOBILIZATION

EQ ALPHA CLASS	EQ NUMBER SERIES	DESCRIPTION	DAILY CHARGE	WEEKLY CHARGE	MONTHLY CHARGE
		Air Compressors
AC	02040	10-40 CFM FOR MECH TRUCK	$9	$28	$86
AC	02130	200-300 CFM, ELECT	$94	$286	$867
AC	02323	185 CFM, PORT. DSL	$54	$164	$496
AC	02350	375 CFM, PORT. DSL	$93	$282	$854
AC	02378	750-825 CFM, PORT. DSL	$183	$553	$1,677
AC	99975	AIR RESERVOIR 1,000 GLN	$32	$98	$297

		All Terrain Vehicles
AV	05200	4X4 ATV, ALL SIZES, GAS	$46	$139	$422
AV	05250	4X2 ATV, 2 SEAT, GAS	$40	$122	$370

		Automotive: Pickups
AU/XU	05700	4X2 MID SIZE SUV, GAS	$91	$277	$838
AP	06000	4X4 1/2 TON E.C., GAS	$104	$316	$957
AP	06020	4X2 1/2 TON C.C., GAS	$103	$311	$942
AP	06070	4X2 1/2 TON E.C., GAS	$95	$287	$871
AP	06093	4X2 1/2 TON E.C., GAS	$95	$287	$871
AP	06311	4X2 3/4 TON E.C., GAS	$103	$311	$944
AP	06365	4X2 3/4 TON C.C., GAS	$107	$325	$985
AP	06395	4X4 3/4 TON C.C., GAS	$114	$344	$1,043
AP	06440	4X2 3/4 TON E.C., DSL	$110	$333	$1,008

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		Automotive: Trucks
AT	06401	1.0 TON MECHANIC TRUCK W/BED	$194	$589	$1,785
AT	06450	1.5 TON MECHANIC TRUCK W/BED	$316	$957	$2,899
AT	06710	2.0 TON MECHANIC TRUCK W/BED	$351	$1,062	$3,220
AT	07500	GREASE TRUCK, 4X2	$355	$1,077	$3,264
AT	08035	GREASE TRUCK, 6X4	$445	$1,348	$4,084
AT	07600	2000 GLN FUEL TRUCK	$223	$676	$2,047
AT	06400	4X2 1 TON FLATBED, DSL	$125	$377	$1,144
AT	06420	4X2 1 TON FLATBED, GAS	$118	$359	$1,088
AT	06505	4X2 1.5 TON FLATBED, DSL	$139	$422	$1,279
AT	06895	2 TON TRUCK W/ WINCH BED	$197	$598	$1,813
AT	06880	2 TON TRUCK W/ 6CY DUMP BED	$171	$517	$1,566
AT	06895	2 TON TRUCK W/ 1500 GLN TANK	$197	$598	$1,813
AT	07530	5 TON TRUCK W/ 3500 GLN TANK	$322	$977	$2,961
AT	08452	6X4 325HP FLEET HAUL, DSL	$278	$842	$2,552

		Brooms
BR	13077	96” 4X2 ROTARY BROOM	$167	$506	$1,533
LF	13030	BROOM ATT. FOR CAT IT28	$56	$169	$512

		Cranes & Attachments
CA	10000	4’X4’ MANBASKET	$29	$88	$266
CA	13905	CONCR. BUCKET 0.5 CY B.D.	$18	$56	$170
CA	13920	CONCR. BUCKET 1 CY B.D.	$19	$57	$174
CA	13935	CONCR. BUCKET 2 CY B.D.	$19	$58	$176
CA	21100	LUFFING JIB FOR MAN. 888	$353	$1,069	$3,241
CA	21174	80TON CRL, L.B. LS138H	$779	$2,359	$7,149
CA	21180	100TON CRL, L.B. LS218	$996	$3,017	$9,143
CA	21187	140TON CRLR, MAN 3900	$1,054	$3,193	$9,675
CA	21292	150 TON CRLR, MAN 555	$1,396	$4,229	$12,816
CA	21195	175 TON CRLR, MAN 777	$1,536	$4,655	$14,105
CA	21205	230TON CRLR, MAN 888	$2,081	$6,306	$19,108
CA	21207	275TON CRLR, MAN 999	$2,296	$6,957	$21,082
CA	21209	300 TON CRLR, MAN2250	$3,107	$9,415	$28,531
CA	21955	18-22 TON DOWNCAB R.T.	$319	$966	$2,926
CA	21970	28-30 TON SWINGER R.T.	$428	$1,296	$3,927
CA	21983	40-45 TON SWINGER R.T.	$619	$1,875	$5,681
CA	21993	60-62 TON SWINGER R.T.	$721	$2,185	$6,620
CA	21997	65-67 TON SWINGER R.T.	$835	$2,531	$7,671
CA	22443	15 TON BOOM TRUCK	$284	$861	$2,608

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		Excavators and Attachments
DE	04330	PAV BRKR HOE ATT. 1,500#	$110	$335	$1,014
DE	04340	PAV BRKR HOE ATT. 5,000#	$202	$613	$1,857
CA	21720	JD 200LC 1.1CY, 20MT	$439	$1,329	$4,029
CA	21725	CAT 325BLR 0.9CY, 27MT	$620	$1,878	$5,692
CA	21732	DEERE 330L 2.3CY, 33MT	$697	$2,112	$6,399
CA	21741	DEERE 450LC 2.5CY, 44MT	$894	$2,708	$8,205
CA	21745	DEERE 550LC 3.9CY, 58MT	$1,236	$3,745	$11,349
CA	21815	GRDL 660 TRUCK 0.5CY	$575	$1,743	$5,283
LH	44860	JD410 1.3CYX16’, 90HP	$165	$501	$1,519
LH	44875	JD710 1.6CYX18’, 115HP	$306	$927	$2,808

		Fuel Skids and Tanks
FS	31600	500-1,000 GLN FUEL SKID	$33	$99	$300
FS	31605	1,001-2,000 GLN FUEL SKID	$37	$112	$340
FS	31610	2,001-3,000 GLN FUEL SKID	$39	$118	$359
FS	31630	5,001-6,000 GLN FUEL SKID	$46	$140	$425
FS	30660	9,001-10,000 GLN FUEL SKID	$50	$152	$462

		Forklifts
FT	30725	2 TON PNEU TIRE, DSL	$87	$264	$799
FT	30840	4 TON EXT. BOOM FORKLIFT	$286	$866	$2,623

		Generators
GN	32150	GEN SET 5KW W/LIGHT TOWER	$64	$194	$587
GN	32450	GEN SET 125 KW, DSL	$116	$351	$1,063

		Graders
GR	33070	CAT 12G 135HP, 12’	$448	$1,358	$4,116
GR	33085	CAT 140H 185HP, 12’	$527	$1,598	$4,841
GR	33090	JD 772 155HP, 12', A.W.D.	$479	$1,451	$4,396

		Haul Units: Off Road
HU	34565	VOLVO A25 6X6, 250HP	$690	$2,092	$6,338
HU	34570	VOLVO A35 6X6, 325HP	$1,045	$3,167	$9,596

		Ind./Agr. Tractors and Attachments

IT	76120	4X2 AGR. TRACTOR 25-44HP	$74	$223	$677
IT	76185	4X4 AGR. TRACTOR 50-70HP	$88	$268	$812
IT	76190	4X2 AGR. TRACTOR 66-90HP	$95	$289	$875
IT	76196	4X4 AGR. TRACTOR 85-110HP	$138	$418	$1,265

		Manlifts
LI	42102	40’ MANLIFT, 4X4	$139	$422	$1,280
LI	42105	66’ MANLIFT, CRAWLER	$238	$722	$2,187
LI	42130	60’ MANLIFT, 4X4	$188	$570	$1,727
LI	42140	80’ MANLIFT, 4X4	$384	$1,164	$3,527
LI	42150	120’ MANLIFT, 4X4	$658	$1,993	$6,039

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		Loaders: Wheel and Crawler
LF	45100	SKID STEER, 1700#, 0.4 CY	$156	$472	$1,430
LF	45220	DEERE TC54-ITC 2.5 CY 130HP	$285	$863	$2,615
LF	45340	DEERE 644H 3.5CY, 180HP	$423	$1,282	$3,885
LF	45345	DEERE 624H 3.0CY 160HP	$354	$1,071	$3,247
LF	45370	DEERE 744H 5.3CY, 240HP	$560	$1,698	$5,144
LF	45520	CAT 953 2.3CY, 120HP	$583	$1,767	$5,355
LF	45545	CAT 963 2.9CY, 160HP	$743	$2,253	$6,827
LF	45570	CAT 973 3.7CY, 210HP	$1,024	$3,104	$9,405

		Rollers and Compactors
RS	58750	PNEUM,9WL,12 TON	$222	$674	$2,043
RS	59520	CAT 815 TAMP FOOT	$700	$2,121	$6,426
RS	60050	VIBRA,1DR,59”X84”	$270	$818	$2,478
RS	60160	VIBRA,1DR,PAD,48”X69”	$239	$724	$2,193
RS	60170	VIBRA,1DR,PAD,67”X84”	$277	$840	$2,545

		Sea Containers
SC	69250	SEA CONTAINER 8’X8’X20’	$15	$46	$139
SC	69280	SEA CONTAINER 8’X8’X40’	$18	$54	$163

		Soil Stabilizers and Mixers
ST	50200	CMI RS425 96”, 425HP	$1,081	$3,275	$9,924

		Tractors and Attachments
TA	73570	JD 450 70HP 155 CWT	$242	$734	$2,225
TA	73580	JD 450-LGP 75HP, 165 CWT	$283	$858	$2,599
TA	73900	DEERE 550H-LT 80HP, 155 CWT	$270	$818	$2,477
TA	73910	CAT D4C-LGP 81HP, 170 CWT	$326	$987	$2,992
TA	73940	DEERE 650H-LT 90HP, 185 CWT	$333	$1,010	$3,061
TA	73950	CAT D5M-LGP 110HP 288 CWT	$456	$1,383	$4,190
TA	73970	CAT D6R-LGP 185HP 452 CWT	$746	$2,261	$6,851
TA	73975	DEERE 850C-LT 180HP 411 CWT	$671	$2,033	$6,161
TA	91080	TOW WINCH FOR D6D-D6H	$60	$182	$551
PD	25500	DISK PLOW, 10-16 DISKS X 32-36”D	$88	$267	$808

		Trailers
TL	78600	LT DUTY ENCLOSED 18CF	$27	$83	$252
TL	78701	GOOSENECK 6-7 TON	$51	$156	$471
TL	78705	GOOSENECK 9-10 TON	$61	$186	$564
TL	78707	GOOSENECK 15-16 TON	$69	$210	$637

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TL	78850	10 TON FARM WAGON	$48	$145	$440
TL	79624	TRAILER DOLLY 2AX LT, OFFROAD	$21	$65	$196
TL	80630	NON-HIGHWAY FLOAT 30TON	$50	$151	$458
TL	81060	LOWBOY 3-AXLE 40TON	$145	$441	$1,335
TL	82305	LUBE STORAGE TRAILER: 40’	$62	$188	$571
TL	82400	40’ VAN TRAILER	$20	$61	$184

		Trenchers
TM	83040	CASE 460 4’X6” 33HP, 4WD	$140	$426	$1,290

		Welding Machines
WM	90000	200 A DC GAS	$31	$94	$285
WM	90050	225A DC FOR MECH TRUCK	$9	$28	$86
WM	90140	300 AMP DC DIESEL	$42	$128	$389
WM	90180	400 AMP DC DIESEL	$47	$143	$432
WM	90510	350 AMP DC 4-BANK- MARK IV	$39	$117	$354
WM	90520	350A DC 8-MAN WITH POWER	$55	$165	$501
WM	92050	225A DC FOR MECH TRUCK	$9	$28	$86

		Water Wagons
WW	88540	5000 GLN WAGON- CAT 613	$706	$2,140	$6,485
WW	88605	8000 GLN WAGON- CAT 623	$1,156	$3,502	$10,613

5 of 5

Exhibit C.2 – Construction Equipment Supplies

Owner shall reimburse Contractor for allocated Construction Equipment supplies utilized to execute the Work, as defined by the Agreement, at cost equivalent to that incurred by Contractor.

Construction Equipment supplies shall include, but not be limited to, the following list:

Acetylene

Air Conditioner, Window Unit

Air, Discharge, and Steam Hose, Bulk

Alarm, (Anti Theft)

Anti-Freeze, Bulk

Augers, Bit

Auto Body Work (Above Normal Wear/Tear)

Ball Hitch

Balls, Trailer

Battery, (Flashlight / Radio /Engineering Eq.)

Bed Liner, Pick-Up

Belts, Drive Plant

Blades, Saw

Blanket, Fire

Books, (Parts, Operators, Service)

Boomers, Chain

Booster Cables / Accessories

Boxes, Specialty Tool

Brake Fluid, Bulk

Brooms, Refills For Rotary Sweepers

Bulb, “(Maxi) Lite Plant”

Bulb, Bulk Light

Burglar Alarm

Cable Tips, (Bulk Electrical)

Cable, Jumper

Cable, Welding (& Leads)

Cable, Wire Rope

Cement (Liquid Gasket) Bulk

Chains, Boomer / Tail / Tire / Tow

Chains, Digging

Cheesecloth

Chemicals, (Bulk, Sprays)

Chisels

Cleaner Bars (Sheep Foot Rollers)

Cool Cushions

Crane Mats

Cruise Control (Not Original Eq.)

Curbmules (Fabricated To Job Spec’s)

Exhibit C.2 - Construction Equipment Supplies

Cutting (Edges)

Cutting Edges, All

Degreaser

Detail (Automotive)

Digging Chain,

Discs, Plow

(Includes; Cutting Edges, Tips, Teeth, Corners, Bits, Tines, Cleaner Bars, Drill Rod, Scrapers, Plow Disc, Plus Labor And Hardware To Install Same.)

Elements, (Air, Oil, Fuel & Water)

Enamel, Spray Paint Can

Filters

Fire Blanket / Extinguisher / Refills

Fluid, Bulk

Fog Lights

Foot Valves, Suction Hose

Freon Gas, Bulk

Fuel, (All Diesel, Gasoline, Propane)

Fuses, Bulk

Gasket Material, Bulk

Glass, (Windows, Windshields, Etc.)

Glass, Bits (Glass Blasting Machines)

Grease

Ground Engaging Tools Or G.E.T.’S

Gun, Grease

Hitch, Trailer (Automotive)

Honer / Stones

Hub Caps (Missing / Stolen)

Jacks (Hydraulic)

Jaw Teeth, Crusher

Key Stock, Bulk

Kool Cushions

Lights, Fog

Liner, Bed

Modifications, (Job Required, Temporary)

Muleboard (Curbmules Fabricated To spec.’s)

O Ring, Bulk

Oxygen

Padlocks

Padlocks (Heavy Eq. Guards/Enclosures)

Paver Breaker, G.E.T. Points

Permit, Transport (Move In / Move Out)

Plumbing Services (Move In / Out)

Polish / Wax Supplies

Radio, Citizens Ban / Accessories

Rig and Block

Exhibit C.2 - Construction Equipment Supplies

Rod, Welding

Rope, Wire

Sand (Sandblasting)

Screen (Crusher Vibrating)

Speaker, Music (Not Original Eq.)

Speaker, Outside (Not Original Eq.)

Starting Fluid

Steel For Pneumatic Tools

Strainers, Suction Hose, Etc.

Teeth, Cutting

Testing Equipment

Thinner, Paint, Etc. (Bulk)

Tines & Holders

Tinting, Windows

Tires, (Cut / Abused / Road Hazard)

Tool Boxes, Specialty

Tools, All Types

Umbrella

Wash, Car/Truck

Welding Supplies (Rods, Lens, Etc.)

Window (Glass)

Windshield (W/S), Replacement

Exhibit C.3 – Construction Direct Hire Labor Rates

Position	Wage
General Foreman	$24.00
Foreman	$22.00
Heavy Equip/Crane Operator	$18.50 - $21.00
Combination Welder	$21.00
Leadman – All Crafts	$21.00
Welder	$21.00
Journeyman – All Crafts	$20.00
Mechanic	$24.00
Serviceman	$20.00
Oiler	$16.00
Light Equipment Operator	$17.50 - $20.00
Helper – Type I	$15.50 - $17.00
Helper – Type II	$13.50 - $15.00
Helper – Type III	$12.50 - $13.00
Laborer – All Crafts	$10.00 - $12.00

•	The preceding schedule of labor rates are valid under the following conditions:

•	The rates do not include escalation. If work extends into 2007, an escalation rate of 4% will be applied.

•	The rates do not include payroll burden. All Changes in Law that effect burden rates will be adjusted and billed at cost.

•	A rate differential per hour will be paid for night shift to all hourly direct employees assigned.

•	Direct hourly employees will be paid Per Diem of $45 per calendar day, including weekends. (This payment is subject to the requirements in Exhibit C.4 and attendance restrictions.)

Exhibit C.4 – Prioritized Initiative #1

This Exhibit is intended to provide clarification to items of cost related to Owner. The specific practices addressed include the following:

OCRP-1	Contractor Vehicles

OCRP-2	Relocation Costs

OCRP-3	Per Diem

OCRP-4	Cost of Living Allowance (COLA)

OCRP-5	Supplemental Pay Practices for extended Work Schedules

OCPR-1 Contractor Vehicles

1. Contractor pickup trucks will be provided to the following classifications

•	Project Manager

•	General Field Superintendent

•	Craft Superintendent

•	Project Safety Manager

Cost of these vehicles is reimbursable as part of the Work.

OCRP-2 RELOCATION COSTS

1.	Reimbursement of reasonable temporary relocation expense is paid, with receipts, for salaried project staff. This reimbursement is intended to provide for the cost of transporting personal effects and household items to temporary jobsites. Payment descriptions on expense reports for the cost of transporting personal effects to temporary job sites should be “reimbursement of temporary relocation expenses”, and must be supported by mileage logs, meals, lodging and moving trailer rental receipts. Hired moves will be arranged by Contractor Employee Relations Dept. The employee may be eligible for per diem if he or she meets all the requirements described in OCPR-3 “Per Diem”.

2.	General Foreman and Business Unit approved Pay Code 2 (SALARIED NON-EXEMPT) support will receive a $1,500 maximum travel allowance. See item 1 for the requirements for reimbursement application.

3.	Foreman will receive a $500 maximum travel allowance. See item 1 for the requirements for reimbursement application.

OCPR-3 Per Diem

1.	Per Diems are paid to salaried staff if the employee meets the eligibility requirements of the “Assignment Status Questionnaire” (Attachment 1)

2.	Per Diem eligibility for claiming duplicating expenses must be supported by providing 2 of the following documents establishing the location of the permanent residence:

a.	Mortgage documents

b.	Electricity bill

c.	Water bill

d.	Gas bill

e.	Property Tax statement

f.	Lease documents

g.	Other-no more than 1 of the proofs can be from this category.

3.	Per Diems are paid to General Foreman and Foreman if the employee meets the eligibility requirements of the “Assignment Status Questionnaire” (Attachment 1), and the specific project has established that Per Diem will be paid to journeyman level craftspeople.

4.	Per Diem may be either taxable or non-taxable. This determination is made based upon the answers provided by the employee on the “Assignment Status Questionnaire” (Attachment 1).

5.	The amount of the Per Diem for any project is as specified by the Business Unit based an analysis by Runzheimer. (EXHIBIT C.9).

6.	Payment of Per Diem to salaried staff requires prior approval of the Project Director.

7.	Per Diems are established as being on a monthly or daily basis only.

8.	Per Diems in lieu of moving expenses are not allowed if the employee has moved his permanent residence.

9.	All Per Diem payments are taxable wages to all eligible employees when it is reasonably expected that the employees’ job at a particular location will extend beyond one year.

10.	At a minimum, the Project Manager, General Field Superintendent, Project Administrator, Business Manager, Project Controls Manager, MMS Manager and Project Construction Coordinator are expected to have assignments lasting more than one year on a project with duration longer than one year.

11.	Copies of the “Assignment Status Questionnaire” form (Attachment 1) can be obtained from the Business Unit Business Manager or the CONTRACTOR Intranet (ARM forms bank)

OCRP-4 COST OF LIVING ALLOWANCES (COLAS)

1.	In general, a COLA may be provided to a salaried employee that has relocated to their job assignment.

2.	The COLA amount is intended to provide employees with additional compensation to help offset the anticipated higher costs of living based on that assignment.

3.	COLA is always determined by the BU Management and may include amounts for State Income Taxes and other costs associated with their assignment.

4.	The COLA amount, if applied, may vary by project site.

5.	The COLA amount is in addition to Per Diem. When working on a project outside of Texas, some employees may receive Per Diem and COLA, while others will receive only COLA. The eligibility of each of these elements is determined irrespective of the qualification of the other element.

6.	Business Unit Management must approve payment of a COLA to any salaried staff employee.

7.	The COLA amount is always taxable wages.

OCPR-5 Supplemental Pay practices for Salaried Employees

1. It is recognized that salaried supervisors may be eligible for supplemental compensation when working extended schedules. This compensation will be presented upon recognition of impact.

Per Diem & COLA-Long Term Assignments

	TEXAS		OUTSIDE TEXAS
	Per Diem	COLA	Per Diem	COLA
Construction Operations Supervision
Project Manager, Project Director, Project Construction Coord., Project Administrator	Runzheimer x 110%	0	Runzheimer x 110%	TBD

Project Supt. & Gen Field Supt.	Runzheimer x 105%	0	Runzheimer x 105%	TBD

Craft Superintendents	Runzheimer x 100%	0	Runzheimer x 100%	TBD

Per Diem & COLA-Long Term Assignments-Other Salaried Staff

Supervisory Support Staff Project Controls Mgr Business Manager Safety Manager QA/QC Manager Personnel Manager MMS Manager or Procurement Coordinator*****See Note Others in similar roles/grades	Runzheimer x 105%	0	Runzheimer x 105%	TBD

Non-Supervisory Support Staff Project Construction Reps Document Control Mgr/Reps MMS Coordinators Subcontract Coordinators MMS Manager or Procurement Coordinator*****See Note Others in similar roles/grades	Runzheimer x 100%	0	Runzheimer x 100%	TBD

NOTE:	See below for definition of Runzheimer. See OCRP-4 for the definition of COLA. Either one or the other of MMS Manager or Procurement Coordinator will be assigned as Supervisory Support Staff or Non-Supervisory Support Staff, not 2 in same category.

Runzheimer International

Long-Term Per Diem Program

RUNZHEIMER’S INTERNATIONAL SHORT AND LONG TERM PER DIEMS

Runzheimer’s International Short-Term Per Diem Allowance Programs, for assignments of 30 days to five months, and Long-Term Per Diem Allowance Program, for assignments lasting six month up to one year, help companies identify and budget for these anticipated costs.

Both reports are designed to achieve a “home-away-from-home” atmosphere for the employee. Runzheimer customizes reports to Contractor specifications. Multiple combinations are possible, based on information that you supply: work site, family size, type of accommodation (furnished or unfurnished), length of stay, and personal expenses.

RESEARCH:

Runzheimer researches costs for a multitude of items such as:

•	Housing

•	Meals (food away from home)

•	Furniture rental

•	Recurring services for utilities such as gas, electric, basic telephone.

The Per Diem report provides recommended allowances for each of these items. It may be ordered for all standard U.S. locations, and nonstandard locations can be costed based on availability of data.

RUNZHEIMER, MANAGEMENT CONSULTANTS SINCE 1933

Since 1933, Runzheimer International has provided management consulting services in the fields of domestic and international compensation and relocation, business travel, and business vehicle services. Its more than 3,000 business and government clients worldwide include more than 60 percent of Fortune 500 companies.

Runzheimer International

Temporary Assignment Report

Corpus Christi LNG

Prepared for:

Contractor

Report	1189	Length of	6-12 Months	Date: 5/3/2005
Location:	PORTLAND, TX	Profile:	Unfurnished Apt 6 mo lease	1 Bedroom(s)

	Month	Week	Day	GSA Per Diem
HOUSING

Rental	$660.00	$152.42	$22.00
Furniture	$446.00	$103.00	$14.87
Utilities	$42.42	$9.80	$1.41
Telephone	$19.21	$4.44	$0.64
Housing Sub-Total	$1,167.62	$269.66	$38.92	$76.00

FOOD
40% Meals At Home	$151.00	$34.87	$5.03
60% Meals In Restaurants	$590.00	$136.26	$19.67
Food Sub-Total	$741.00	$171.13	$24.70	$43.00

TOTAL LIVING EXPENSES	$1,908.62	$440.79	$63.62	$119.00

ASSIGNMENT STATUS QUESTIONAIRE

JOB NAME ____________________________________________________________________                     JOB NO. __________

JOB ADDRESS _____________________________________________________________________________________________

STREET

                            _____________________________________________________________________________________________

CITY                                                         STATE                                                         ZIP

PLEASE COMPLETE THE FOLLOWING FORM TO DETERMINE YOUR ELIGIBILITY FOR PER DIEM PAYMENTS. IF ELIGIBLE, THE PER DIEM PAYMENTS MAY BE EITHER TAXABLE OR NONTAXABLE.

EMPLOYEE NAME

PLEASE PRINT

EMPLOYEE JOB TITLE

CURRENT ADDRESS

(LIVING LOCATION WHILE                                                          STREET

WORKING ON THIS JOB)

CITY                                    STATE                                 ZIP

PERMANENT PHYSICAL ADDRESS

(RESIDENCE – NO P.O. Boxes)                                                                              STREET

YES	NO		CITY	STATE	ZIP

☐	☐	1.	IS YOUR PERMANENT ADDRESS (RESIDENCE) 50 MILES OR MORE FROM THE JOBSITE?

☐	☐	2.	IS YOUR ASSIGNMENT EXPECTED TO LAST LESS THAN ONE YEAR?

☐	☐	3.	WILL YOUR LIVING EXPENSES BE DUPLICATED BECAUSE YOU ARE AWAY FROM YOUR PERMANENT ADDRESS (RESIDENCE) WHILE WORKING ON THIS JOB?

A NEW FORM MUST BE COMPLETED FOR EACH PROJECT FOR WHICH A PER DIEM PAYMENT IS MADE AND EACH TIME THE ABOVE INFORMATION CHANGES. ANY TAXES DUE ON YOUR PER DIEM PAYMENTS ARE YOUR RESPONSIBILITY.

I certify that the information I have provided is true and accurate, that I realize the penalties for not being accurate could include having my Per Diem revoked, that I may be subject to additional taxes and penalty due the IRS, and I understand that if the information provided is not true I may be subject to disciplinary action, up to and including termination.

EMPLOYEE SIGNATURE	DATE

SOCIAL SECURITY NUMBER

**EMPLOYEE SHOULD COMPLETE PAGE 1 ONLY**

**EMPLOYEE SHOULD COMPLETE PAGE 1 ONLY**

**FIELD ACCOUNTING DEPARTMENT USE ONLY**

Permanent Physical Address Support Documents Observed (salaried employees only-2 items must be observed):

- Mortgage document	_______________
- Electric bill	_______________
- Gas bill	_______________
- Water bill	_______________
- Property Tax Statement	_______________
- Lease document	_______________
- Other: (description)	__________________________________________________________________

1. EMPLOYEE QUALIFIES FOR NONTAXABLE PER DIEM

	YES ☐	NO ☐
• CRITERIA TO QUALIFY FOR A NON TAXABLE PER DIEM:

- THE EMPLOYEE’S CURRENT PHYSICAL ADDRESS MUST BE DIFFERENT FROM THEIR PERMANENT PHYSICAL ADDRESS.

- THE ANSWERS TO QUESTIONS 1, 2, AND 3 MUST BE “YES”.

2. EMPLOYEE QUALIFIES FOR TAXABLE PER DIEM	YES ☐	NO ☐
• CRITERIA TO QUALIFY FOR A TAXABLE PER DIEM:

-	THE EMPLOYEE’S CURRENT PHYSICAL ADDRESS MUST BE DIFFERENT FROM THEIR PERMANENT PHYSICAL ADDRESS.

-	THE ANSWERS TO QUESTIONS 1 AND 3 MUST BE “YES”.

NOTE:	IF THE CURRENT PHYSICAL ADDRESS IS NOT DIFFERENT FROM THE PERMANENT PHYSICAL ADDRESS OR THE ANSWER TO EITHER 1 OR 3 IS “NO”, THE EMPLOYEE DOES NOT QUALIFY FOR A PER DIEM PAYMENT.

DAY
PER DIEM AMOUNT $___________	PER WEEK TO BE PAID WEEKLY EFFECTIVE	_________
	MONTH MONTHLY	DATE
CIRCLE ONE CIRCLE ONE

APPROVED BY

PLEASE FORWARD A COPY OF THE COMPLETED FORM TO THE HOME OFFICE PAYROLL DEPARTMENT

Exhibit C.5 – Travel Policy for Construction

TRAVEL ARRANGEMENTS

All Contractor travel arrangements (air, car and hotel) must be made through Contractor Travel either with an on-site agent, Orbitz for Business - the Contractor web based travel-booking product or the Contractor SWABIZ site (available via the Orbitz for Business web site).

•	Contractor Travel is described as one of the following:

•	Orbitz for Business is the Contractor interactive web-based travel-booking product to be used for all domestic travel. You may access the site 24 hours a day at www.orbitzforbusiness.com. Travel may be booked, changed or canceled through the site or via Orbtiz’s business line at 877-672-4891.

There is a $5 transaction fee for each airline ticket that is issued through this service. There are no transaction fees for hotel of car rental reservations. This transaction fee will be charged to the traveler’s credit card. If the traveler elects to use the Orbitz 800# service center to book travel there will be a $15 per itinerary transaction fee in addition to the $5 booking transaction fee for a maximum total of $20 per itinerary.

Contractor SWABIZ is the Southwest Airlines web-based travel-booking service for Southwest Airline reservations only. You may access this account through the Contractor Orbitz for Business site: www.orbitzforbusiness.com Hotel and car reservations should be made through Orbitz.

•	Travel Agents are available for International travel and complicated domestic travel from 8:00 am to 5:00 pm Monday through Friday at (210) 475-8075. The after hours emergency hotline number is (800) 847-0242 within the US and Canada or (313) 271-7887 outside the US. It is $17.00 per call to the hotline number.

There is a $35 transaction fee for each airline ticket that is issued through the travel agent. Hotel or car rental reservations not booked with an air ticket will be accessed a $10 transaction fee.

CORPORATE CHARGE CARD

•	The Contractor Corporate Card must be used for all major travel related expenses. In the event a traveling employee does not possess a Contractor Corporate charge card, the Contractor Travel Agent or the designated person at each site/department will make the necessary arrangements. Travelers will be reimbursed for incidental out of pocket expenses through the online expense management system (Captura). The timely review and submission of travel expenses is the responsibility of the employee.

•	Corporate charge card applications may be obtained by contacting Corporate Services at the Corporate Office or the Contractor Intranet/Forms.

Exhibit C.5 – Travel Policy for Construction

EXPENSE REPORTS

•	Expenses should be submitted in a timely manner through Captura. The review and submission process must be completed within three weeks of the date of expense to avoid email notification to both submitter and manager.

•	The submission must include the Contractor Travel Itinerary, air travel receipts, mileage logs, and all other expense documentation.

•	Original receipts must support all reimbursement requests greater than $10.

•	It is the responsibility of the employee to submit original receipts. The expense report and receipts must be packaged in the specially designed yellow envelopes, and received by the Corporate Office General Accounting department within 10 days of the approved expense date. Every effort must be made to obtain an original receipt. A hand written explanation will be required for missing receipts. Do not use a universal receipt form to “simulate” a receipt. During the post audit check, any expense submissions without proper support will be noted. The employee will be notified. If proper support is not received, an adjusting entry will be made and the amount deducted from the employee’s check.

•	Tips must be added to meals (on the receipt) or to the expense item to which they relate. Please limit tips to 15%.

•	Expense claims should be supported by the detailed sales receipt, rather than the summarized credit card charge slip.

•	Exceptions for items outside this policy will require an explanation and the approving manager must seek corporate officer approval. These requests should be made in advance when possible.

•	Exceptions to items defined in this policy require an explanation and can be approved by the approving manager.

•	If the approving manager is uncertain about an exception, they should seek corporate officer approval.

•	Any corporate credit card expense item that is identified as personal will be deducted from the employee’s check up to $400 per week.

Exhibit C.5 – Travel Policy for Construction

ADVANCES

•	Travel advances must be limited to occasions such as overseas travel or when the employee does not have a company-sponsored charge card. Travel advances should be requested at least 48 hours in advance and be limited to excessive cash expenses. These anticipated expenses should not include travel expenses such as air, car and hotel. Check with the division/department/site for travel approval and arrangements.

•	All travel advances will be charged to the employee’s travel advance account (136.01). Travel advances must be deducted from the employee’s expense submission for that trip. Any excess not collected from the expense submission will be payroll deducted or can be paid by the employee with a money order or personal check. If the expenses are not reconciled and deducted from the employee’s 136 account within three weeks of the trip completion date, the employee will be notified. If the balance is not cleared in a timely manner after notification, the 136 balance will be deducted from the employee’s payroll check.

TRANSPORTATION

Commercial Air

•	Do not book travel on-line directly with an airline, hotel or car rental company.

•	All arrangements for airline travel are to be made either through Orbitz for Business (domestic travel) or through Contractor Travel onsite agent (international). Also, the use of SWABIZ is available via the Contractor link on the Contractor’s group Orbitz home page or you may go directly to the Contractor SWABIZ page at http://www.swabiz.com/cgi-bin/buildItinerary2?cid=99881202.

•	All air travel should be booked as far in advance as possible to take advantage of available discounts.

•	Domestic air travel will be booked at coach fare.

•	For international travel to an existing project or related to an approved project pursuit, written approval of the appropriate Division Vice President is required in advance of travel. Additional requirements, such as written trip reports, may be implemented by the appropriate Division.

•	For international travel not related to an existing project or an approved project pursuit, written approval of the President is required.

•	Business class travel will be considered only for international flights of over four hours and only for management personnel. Business class travel must be approved in advance, and in writing, by the appropriate Division Vice President.

Exhibit C.5 – Travel Policy for Construction

•	The traveler must arrange mileage upgrade awards. Do not contact Contractor Travel onsite agents.

•	Upgrades will not be reimbursed.

•	Unused airline tickets must be applied to future Business travel via the Orbitz for Business site or the onsite Contractor Travel Department depending on how the tickets were booked.

•	E-ticket travel requires proper support, including receipts obtained at the airline ticket gate.

•	Contractor Travel onsite agents and Orbitz for Business will search for the lowest airfare available within one hour before and after the requested departure time as well as considering alternative airports for substantial cost savings.

Corporate Air

•	Contact the Contractor Hangar for authorized use and guidelines.

•	Commercial travel should be the first consideration for short trips.

•	Corporate air should only be used when it is economically advantageous.

Personal Vehicle Use

•	When employees use their personal vehicles for authorized business trips, they will be reimbursed based on the current IRS mileage rate for business miles driven (the rate is maintained in Captura).

•	An appropriate mileage log, MapQuest, YahooMaps, etc. mileage documentation for the trip, or use of the comments field on the expense submission is required.

•	The employee will not be reimbursed for fuel, oil changes, or any other vehicle maintenance item.

Car Rental

•	All arrangements for car rentals are to be made through Orbitz for Business or the Contractor Travel onsite agent.

•	Full size (Enterprise) or Intermediate size (Hertz) cars should be rented when four people or fewer are traveling. Groups larger than four should use the most economical class of car available that can accommodate the group.

Exhibit C.5 – Travel Policy for Construction

•	Upgrades will not be reimbursed.

•	Enterprise Rent-A-Car is the primary car rental supplier for Contractor, Hertz is the secondary carrier. The Corporate Discount Rate includes required insurance coverage in the continental United States. One way rentals are not covered by our contract and require insurance. Collision and loss damage waiver should be denied when renting from Enterprise or Hertz in the continental United States, unless renting a one way rental. When traveling outside the United States or renting from another carrier other than Enterprise or Hertz, the loss damage waivers must be accepted.

•	If renting from any supplier other than Enterprise or Hertz, accept insurance coverage.

•	Employees should replenish gasoline in rental cars prior to turning them in to avoid excessive refueling charges by the rental companies.

Miscellaneous Transportation

•	Parking, shuttle service and taxis will be reimbursed with receipts.

Contractor owned vehicles

•	Under no circumstances will Contractor-owned vehicles be taken outside the United States.

HOTEL/MOTEL ACCOMMODATIONS

•	All hotel/motel reservations are made through Orbitz for Business or the Contractor Travel onsite agent.

•	There is a $120 daily room rate limit (plus tax). Any amount higher than $120 will be noted as an exception on a report from Captura. This limit does not include taxes. An explanation is required for charges over the limit due to travel to a higher cost locale.

•	Promptly notify either the hotel/motel or Contractor Travel of cancellations to avoid “no show” charges. “No show” charges are not reimbursable except under special circumstances and with the approval of an appropriate Corporate Officer.

MEALS/ENTERTAINMENT

Business Meals

•	The Contractor will reimburse necessary and reasonable business meals.

Exhibit C.5 – Travel Policy for Construction

•	When dining with others, it is necessary to detail in the expense report each person’s name and company affiliation and a statement of the specific business purpose. These entertainment provisions apply to all business guests, Contractor employees and Contractor employee spouses/guests, etc.

Personal Meals

•	Meal expenses while traveling should not exceed $35 per day per employee, unless authorized by an appropriate Corporate Officer. Please refer to the IRS guidelines for the meal allowance rate for large city rates.

•	Please limit tips to 15%.

MISCELLANEOUS

•	Reasonable laundry expenses incurred for daily wear are only reimbursable on trips longer than five days.

•	Personal phone calls are reimbursable up to two (2) 10-minute calls per day.

•	Passport/visa applications are reimbursable at cost for business travel.

•	Travel expenses for a spouse are not reimbursable as a business expense unless it can be shown that the spouse’s presence was both essential and directly related to the effective accomplishment of Contractor business. In these limited instances, the employee must obtain written approval in advance from their immediate supervisor, and from the next level higher of management. Unapproved spouse travel expenses are to be indicated on the expense report and labeled as personal expenses for deduction out of the employees next paycheck.

•	Childcare, pet care and/or house sitting expenses are not reimbursable.

•	Locksmith fees, traffic and/or parking tickets are not reimbursable.

•	Incidental expenses for personal use such as tobacco, reading material, medical supplies and personal hygiene products are not reimbursable.

•	The Contractor will not reimburse hotel movie purchases/rentals.

•	Incidental personal expenses incurred for personal benefit, spouses, or other family members during business travel are not reimbursable.

•	Unsupported business expenses such as, pay telephone calls and vending machine purchases, for which no receipts can be obtained, will be approved on a case-by-case basis. Expense submission must include an explanation of these expenses as support for reimbursement.

•	For business related calls, refer to the Corporate Cell Phone Policy for additional information.

Exhibit C.6 – Unallocated Direct Supplies

Owner shall reimburse Contractor for unallocated direct supplies utilized to execute the Work, as defined by the Agreement, at cost equivalent to 7% of the unburdened wages paid to direct-hire employees up to, and including, general foreman.

Unallocated direct supplies shall include, but not be limited to, the following list:

Abrasives (Emery Cloth, Sandpaper, Paper & Cloth, Disk, Grinding, Rubbing, etc.)

Acid filled solder

Adhesive - All Types (normal - Including insulation adhesives)

Air tool attachments (Bits, blades, etc.)

Alcohol (Cleaning, etc.)

Alemite Fittings

Awls

Bags (Paper, Water, Cloth, Canvas, Burlap, Plastic, etc.)

Bailing Wire

Banding Material (Insulation)

Barrel - Trash

Bees Wax

Belt Dressing

Belt Fasteners

Belt Lacing

Belting - Miscellaneous

Binder - Steel Strapping, Rod, Load Boomer

Bins - Trash

Bits - Drill, auger, reamers, jackhammer

Blades - Saw, Scrapper, Knife, etc.

Bolsters - Straddle Buggy

Bolt cutter jaws

Boot - Rubber

Boots - PPE

Bottles - Prestolite, sample

Brads

Brazing - Flux

Bricks - Cement Rubbing

Brinnel Test Bars

Brooms, Hand (All Types)

Brushes, (All Types)

Buckets (Metal/Plastic, Paint, Water)

Bulbs -Flashlight

Burlap

Burning and Cutting Tips, Tip Cleaners and Tip Drills

Bushings

Butane (Except Heating Building)

Buzzler Test-Sets, Phone Sets

Exhibit C.6 – Unallocated Direct Supplies

Direct Supplies (Unallocated) - EXHIBIT C.6

Cable – Wire, Clamps, Grips (Temporary Facility)

Cable Clips (Clamps), Ties

Cad Weld Changers

Cad Weld Kits

Cans - Gas, Oil, Measuring, Spray, Water, etc.

Cap – Porcelain, Heliarc

Carbide

Carbon Tetrachloride

Carborundum, blocks, wheels, stones, blades

Card – Recording (for Portable Instruments)

Cartridges - Power Activated (Hilti), for fire extinguishers

Casters

Ceramic Cups

Chalk, Marking, Crayon, Soapstone, Keil

Chalk Line & Bunting Tape

Chamois

Charcoal

Charts – Recording & Potentiometer

Chisel Blanks

Clamps (Cable, Temporary, Ground, Welding, Hose)

Cleaners, Tip, Cleaning Fluids and Powders

Cleaning - Supplies (not for site office facilities)

Cleaning Compound & Supplies, Powder and Soap

Clips (Wire Rope)

Cloth – Drop, Painters, Emery, Straining, Wiping

Cloth Tape

Coal and Coke (for Construction)

Compounds (Pipe Joint, Roofing, Caulking, Threading, etc.)

Connections - Hose, Cable

Connectors, Welding Cable, Lead

Contact Cleaner - Spray Can (CRC)

Cord – Extension, Lighting, Tool, etc.

Corks (All types)

Cotter Keys

Couplings (Hose, Air, Water, etc.)

Covers, Electrode Holder

Crayons (Lumber, Marking)

Cups (Dope, Ceramic)

Cutting oil

Cylinders for concrete samples

Cylinders - Jetline, Propane

Demoisturant - spray (CRC)

Demolition points

Exhibit C.6 – Unallocated Direct Supplies

Direct Supplies (Unallocated) - EXHIBIT C.6

Dies and Taps - Replacement for Power and Hand Threading Devices, bolt, pipe, conduit

Dippers

Discs (Cutting, Abrasive, Grinding, etc.)

Dope - Pipe, Chain, All

Dowel Pins

Dresser, Grinding Wheel

Drift Pins

Drill Bits, All

Drop cloths

Drum Faucets

Drums (Gas, Oil, etc)

Dye - concrete (red)

East-Cuts, Screw Extractions-Sets

Electrode Holders

Embossers - Label Lettering – All

Emery Cloth

Extension cords, lighting, tool

Extractors, Packing, Piping, Screw, Bolt

Fasteners - Cartridge Actuated

Felt, Asphalt

Files and Rasps - Metal, Wood

Respirator cartridges

Fittings, hose

Flares

Flashlights & Lanterns

Flint - Torch Lighter

Flux (All Types)

Fly Spray

Fork, Stone

Funnels (All Sizes)

Fuse Plugs

Fuse Links

Fuses

Gas Masks

Gauges (Test)

Glass Cutter

Globes - Lantern, Light

Gloves - all kinds

Glue

Glycerin

Glyptal (electric sealing compound)

Exhibit C.6 – Unallocated Direct Supplies

Direct Supplies (Unallocated) - EXHIBIT C.6

Goggles (All Types)

Graphite

Grinding and Wire Wheels

Grinding Compound

Grinding Wheels and Discs

Guard - Steel Toe, Rubber Knee

Guy Wire

Hacksaw Blades

Hand Cleaner - GoJo

Handle – Wood, All Hand Tools

Hardware Cloth

Hasps and Staples

Heating elements

Heli-Arc Parts - TIG, MIG (Not Major Parts)

Heliarc Accessories

Helmets (All types)

Hinges

Hoes

Holders (Electrode, Rubbing Brick, Sandpaper, etc.)

Hole Saw Blades - Arbors

Hood – Sandblast, Grinding, Welders

Hook - Eye, Round and Chain, Grab, Sling Attachment, Hoists, Cant, Timber, Material Handling, Sorting, Screw, Pipe, Structural Steel

Hose Fittings - Air, Pump, Welding (for Construction only)

Inks (for construction)

Insect Spray and Gun - Wasp Stopper

Insecticides

Jaws - Bolt Cutter, Pipe Wrench, Vises, Cutting, Replacement, Chuck

Jumper - Cables

Jute Packing

Keel (Lumber Crayon)

Kegs

Kerosene (except as fuel)

Key Paste, Pipe-Dope

Keys - Allen, Bottle, Duplicate, Chuck

Kit - Hose Repair, Tape Repair, etc.

Knives, draw, putty, all

Labeling Tape

Lamps (Electric), Flashlight

Lanterns

Lapping Compound

Exhibit C.6 – Unallocated Direct Supplies

Direct Supplies (Unallocated) - EXHIBIT C.6

Lead, rod, white

Lens (Goggle, Hood, Flashlight, Helmets, etc.)

Letters and Numerals - Steel

Light Bulbs - Construction Facility Only

Lighter, Welding Flint

Lime – Disinfectant, Mason, Chalk

Links – Chain

Litharge

Locks (Temporary Construction)

Lubricant – Conduit & Cable, all

Lugs – Welding Lead, Cable

Magnafluxing Supplies

Magnets

Mandrels – Hole, Saw

Mantles

Markers – Paint, Ink, Lumber, Soapstone, etc.

Mask – Particle, Gas, etc.

Masking Tape/Paper

Masonry blades

Matches

Mops - head, bucket, handle, wringer

Nails (Temporary)

Nozzle – Paint Spray, Water Hose, Sand Blasting

Oakum

Oil - for pneumatic tools, cutting, penetrating, forms

Oil Cans

Oil Filters

Oilers – Airline, Rigid, Pump Type for Pneumatic Tools

Overshoes

Packing Materials (For shipping - Not for Valves & Plant Equip.)

Pads, Cleaner, Sander

Pails (All Types)

Paint and Dope - Buckets, Pots

Paint (Rollers, Brushes, pails, Scrapers)

Paint Remover

Paint - spray can - Only for marking and identification

Paint Stick

Pallets

Paper - Sisal Kraft, Building Felt, Other than for permanent work

Paper - Towels, wrapping, stencil

Paste - Soldering

Patterns - Pipe Layout

Pawler, roll-on

Exhibit C.6 – Unallocated Direct Supplies

Direct Supplies (Unallocated) - EXHIBIT C.6

Penetrant, oil, zyglo

Pentetrox

Permatex

Pine, drift

Pins - Barrel, Drift, Marlin-spikes bull, Line up Dowell

Pipe - Tap

Pipe dope

Plaster

Plug - Test, Water Pressure, Wing Nut, Twist-Lock

Plumb Bob - Tips, Brass, Steel, Mercury Filled

Plumber’s Friend

Plumber’s Test Plugs

Plywood - Shoring, Storage

Points - Bull, Peg, Gads, Moll

Points (Chipping Hammer, Jackhammer, Moil)

Poles, Range

Polyethylene film, used under concrete (Visqueen)

Powder - Cleaning

Preservatives (Rust Prevention, Ban)

Prest-o-lite Burners

Prestolite

Protectors, pipe end

Pulling compound

Pumice

Putty, Paste, Plastic-Wood, Putty Knives

Rags, Waste

Rainwear - Coats, hats, pants, jackets

Rasps

Razor Blade - utility knife, scrapers

Reamers, Bridge, Burring, Pipe, Tubing

Reels, Chalk Line, Tie Wire

Reflectors, Lantern

Retainer parts for pneumatic tools

Rivets - Pop, Set

Rock salt and Deicing Compounds

Rollers - Wood or Pipe

Rope - Manila, Sisal, Nylon, Wire, Polypropylene

Runners, Lead joint

Salt (Rock, Tablets, etc.)

Sandblasting Nozzles

Sand Paper

Sanding Discs

Saw, blades

Exhibit C.6 – Unallocated Direct Supplies

Direct Supplies (Unallocated) - EXHIBIT C.6

Scraper - Hand, Blades, etc.

Screws (All sizes), temporary

Scrub Brushes

Sealants and adhesives - RTV silastic, temporary facilities

Sharpen Tools

Sharpening Stones

Sheaths

Shims and Shim Stock

Signs

Sleeves, Drill

Snapties

Soap

Soapstone

Sockets and Plugs

Solder - Bar & String, Flux

Solvents (for Cleaning Tools, etc.)

Spigots

Splice Kits

Sponges

Sprays, insect

Squeegee

Stakes

Staples

Steel Wool

Stencils - Interlocking, Adhesive Steel

Stick - Paint, Ink

Stinger - Welding W/Holder and Conn.

Stocks - Pipe

Stones (Sharpening, Rubbing)

Stove Pipe (All Sizes)

Straw

Stretcher, Canvas

Sweeping Compound

Switches, Electric (for Temporary Wiring)

Tacks

Tags (Material, Tool, Shipping, Temporary)

Tape (Friction, Insulation, Masking, Measuring, Plastic, Threading, Steel)

Taps - Bolt & Pipe

Targets

Tarpaulin

Temperature - Sticks or Pellets

Tempilsticks

Test Gauges

Exhibit C.6 – Unallocated Direct Supplies

Direct Supplies (Unallocated) - EXHIBIT C.6

Tester – Hydrometer

Thermometers

Thimbles (Manila, Wire Rope, etc.)

Thinners

Thread protective compounds

Tie wraps - electrical

Tie Wire, #9, etc.

Tip - Cleaners

Tips (Welding, Cutting, Heating)

Tool Steel

Turpentine

Twine (All Types)

Varnish

Wall ties - snap or twist

Warning Lights

Washers (Hose, Cut, Lock)

Washing powder

Wax

Wedge - Steel, Wood

Welding Caddy (Hand Carries) Electrodes

Welding Cable

Well Wheels

Wheels - Grinding, Wire Brush, Emery, Cutter

Whetstones

Wing Nuts - temporary

Wire - Piano, Tie

Wire rope clamp

Wool – Steel

Exhibit C.7 – Allocated Direct Supplies

Owner shall reimburse Contractor for allocated direct supplies utilized to execute the Work, as defined by the Agreement, at cost equivalent to that incurred by Contractor.

Allocated direct supplies shall include, but not be limited to, the following list:

Site Preparation

Burning

Demolition

Erosion Control – Silt fences, slope protection, storm water control, retention ponds

Temporary Shoring

Shoring – piles and timber

Sheet Piling – tie backs

Trench Protection

Supportive Grout

Dust Abatement Chemicals

Blasting

Explosives and Supplies

Mats

Dewatering

Well Points and Piping (System)

Trenching

Pumping

Maintenance

Construction Water

Construction Equipment Wear Parts (SCHEDULE “D”)

Crane Mats

Temporary Staging Structures

Concrete

Engineered forms, form lumber, form release agent, bracing, falsework, stiffeners, hardware, chemicals

Special access, stairs, ladders

Concrete pumping (If not treated as a s/c)

Rigging

Spreader Bars

Purge/Blanket Gases (non-welding)

Equipment and Piping – Installation, testing, storage

Welding Rod

Welding Gases

Cylinder Rental

Fire Blankets

Welding Enclosures

Hydrotesting

Water, Chemicals, Treatment (demin)

Exhibit C.7 – Allocated Direct Supplies

Electrical Equipment

Testing Supplies (If not treated as a s/c)

Oil and oil flushing for transformers (If not treated as a s/c)

Sandblasting Media

Scaffolding (Pick/Scaffold Boards, etc.)

Scaffolding Material Hardware

Pick/Scaffold Boards

Exhibit C.8 – Small Tools

Owner shall reimburse Contractor for small tools utilized to execute the Work, as defined by the Agreement, at cost equivalent to 4% of the unburdened wages paid to direct-hire employees up to, and including, general foreman.

Small tools shall be defined as any tool with an assigned purchase value of $1000 or less and shall include, but not be limited to, the following list:

Adapter (Socket Drive)

Adapters (Blade, Chuck, Hose, Die, Acetylene, Socket, etc.)

Adzes

Air operated tools of all kinds

Alarm, Burglar

Allen Wrenches

Ammeter – Electricians

Arbors (Taper, Wheel, etc.)

Augers (Ship, Drain, etc.)

Axes

Banding Crimpers for Steel Strapping Tools

Banding Machine - Hand Type

Band-It, Hose Clamping Tool

Bars (Crow, Digging, Nail, Pinch, Pry Wrecking, Tamping)

Battery Charger

Bench Oilers

Benches (Portable)

Benders - Tube, Conduit, Pipe (Hydraulic and Hand)

Beveling Machine (Pipe)

Blocks - Snatch, Tackle, Wire Rope

Blow Pipes

Blower, Manhole, Air Movers

Bolt Cutter 36”

Bottle Wrench (Acetylene/Oxygen)

Box (Weld Rod-Portable, Electric)

Brace

Brushes and Rollers (Paint and Dope)

Buffing Wheels

Buggies (Push Type - Georgia)

Bull Floats

Burner, Lead Melting

Cable Splicing Tools (Wire Rope)

Calipers (Inside and Outside - all sizes)

Camera

Carriage for Rigid Power Drive

Carriers (Brick and Timbers)

Cart (Welding and Cylinder Trucks)

Carts - Concrete, Welding, Warehouse, Shop

Exhibit C.8 – Small Tools

Caulking Irons

Center Punches

Chain - for material tie down or securing with hooks and boomers

Chain Hoists

Chain Tongs

Chainsaws - Gas, Electric

Chaser Die Nuts

Chipping Gun Bits

Chisels (Hand and Power Tool)

Chuck Keys (Drill)

Chucks (all kinds and sizes)

Chute (Concrete)

Clamps (Cabinet Maker “C”, Pipe Lineup, Steel Lifting - all sizes)

Cleaner (Vacuum Wet/Dry)

Climbers (Pole - Linemen)

Collets, Collet Bodies

Come-A-Longs

Concrete Finishing Tools

Conduit Pulls

Cone, Slump Test

Controller, Amperage

Countersinks

Creeper

Crimping Tool for Steel Strapping

Cut Off Saw (Chop Saw)

Cutters	(Bar, Bolt, Knockout, Cable, Gasket, Cutter-Beveler Transite Conduit, Wire, End Nipper, Pipe-Hand, Hydraulic and Geared, Tubing, Shape Attachment)

Cutting Attachments and Wheels (all sizes)

Cutting Rig Complete (Cart, Regulator, Hose, Torch)

Cylinders (Insto-Gas to 35 pounds)

Dial Indicators

Diamond Blades

Diggers (Post Hole)

Dividers

Dollies - Pipe

Drill Motors (Air and Electric)

Drill Sleeves

Drills - Electric, Pneumatic, Hand, Press (Stand, Magnetic Base), Hammer

Drive-It Tools, Cartridge Load

Driver (Power/Stud)

Drop Lights

Dry Wall Tools

Electric Lock Out Sets

Exhibit C.8 – Small Tools

Electric Operated Tools of all kinds

Erasers - Electric

Etcher - Metal, Electric

Extension Bars, Ratchet Wrench (all sizes)

Fan (Air and Exhaust) - temporary use

Figures, Steel Marking - Hand Cut Grade

Finishing Blades

Firepot - Plumber’s

Fish Tapes (Electric Wiring Systems)

Flaring Tools

Floats - Concrete Finishing

Flowmeters (Welding)

Fuel Cans (5 Gallon)

Furnaces (Tinner, Lead Melting, Butane, Propane Gasoline)

Gauges (Pressure, Paint Thickness, Testing – all types)

Grease Gun – Hand

Grinder - Portable, Hand, Bench, Pneumatic, Electric, Air

Griphoist

Grips (Cable, All)

Gun - Jet Line, Soldering, Caulking, Grease, Concrete Fastener, Paint Spray, Rivet

Hacksaw Frames

Hammer Slag Welder

Hammers	(Claw, Ball Peen, Brass, Sledge, Stone, Brick, Sheet Metal, Chipping, Rubber, Surveyor, Electric and Air)

Hand Hoists

Hand Trucks

Handle (Ratchet)

Hatchets

Heater (Salamander)

Heaters (Lead Melting)

Hilti Gun

Hods, Mortar - Steel

Hoist - Come-Along, Chain Fall, Hand, Electric, Pneumatic

Hopper (Concrete 3/8 cu. yd)

Horns

Hydrometer

Irons, Caulking, Soldering

Jack (Porta Power - All)

Jackhammer Bits

Jacks	(Flange, Ladder, Reel, Bridge, Journal Ratchet Lever, Stop, Trench Brace, Scissors, Welder Lineup, Floor, Hand and Hydraulic)

Jitter Bug (Hand, Concrete)

Knives (Linoleum, Putty, Wall Scraping)

Exhibit C.8 – Small Tools

Knockout Set (2” to 3” Hand Operated)

Ladders - All Types (Wood and Metal)

Ladles (Lead)

Lead Meting Pots

Lead Pouring Pots, Ladles, Burners

Letters, Steel Markings (Hand Cut Grade)

Level, Machinists, Surveyor Rod, Wood Steel Mason, Carpenter, Welder, Aluminum, all types

Linemen

Lubricators (Air Line)

Manometers

Masonry Drills

Mattocks – Cutter, Pack Mops, Pick

Mauls

Meters and Measurement Devices of all kinds (For Construction Use)

Moisture Registers

Mortar Bed

Nail Pullers

Nibbler (Sheet Metal, Electric)

Oil Saver

Oven - Weld Rod

Paint Spray Tools, Guns, Tanks - Pressure Feed, Cups Extractors - Oil and Water

Paint Sprayer - Air, Electrical

Paving Breaker Bits

Peaveys

Picks

Pipe Benders

Pipe Cutters

Pipe Dollies

Pipe Jacks

Pipe Reamer

Pipe Rollers

Pipe Stands

Pipe Supports

Pipe Threading Machine

Pipe Tools

Pipe Vises

Pipe Wrench

Planes, Wood - Hand

Pliers, Sidecutters - Linemen, Channel Lock, Vise Grip, Long Nose, Needle Nose, Slip Joint (All Types)

Port-A-Pony

Pots and Ladles

Exhibit C.8 – Small Tools

Power Drives, Electric Thread

Protractor - Pipe

Puller - Gear

Puller - Wire Lightweight

Pullers

Pulley

Pump Suction and Discharge Hoses

Pumps, Barrel Test - hand, Sump - Electric, Tire - Hand

Punch - Center Automatic, Sheet Metal, Hand, Knockout

Rakes

Ram - Hydraulic (Porta-Power)

Rams, Hydraulic

Ramset Guns

Ratchet - Wrenches Open End

Regulators (Acetylene, Argon, Oxygen, Fuel Gas)

Rivet Hammers

Riveting Tools

Rollers, Tube (Expanders) Movement of Equipment by Rolling

Rope Falls

Rotohammer - Drill

Rules, Folding, Tape, Circumference, 6’ Wood

Salamanders

Sand Blast Hose & Nozzles

Sandblasting Equipment - Hose, Nozzle, etc.

Sanders, Hand, Electric, Pneumatic

Saws, Wood and Metal Cross Cut, Hack, Band, Sabre, Carpenter Keyhole, Compass, Hand & Electric

Screeds

Screw Plate Set

Screwdrivers

Shackles, Anchor, Screw and Round Pin - (Crosby-Laughlin Load Rated)

Shears Bar, Tin Snips, Electric

Sheaves, Manhole

Sheeting Drivers

Ship Carts - Hand

Shovels, Linemen, Scoops, SHRP, SHSP, LHRP, LHSP, All Types (Manual)

Simpson Meter

Sirens

Skids - Steel and Wood

Slings (Wire)

Small Pullers

Snips - Tin

Socket Wrenches

Exhibit C.8 – Small Tools

Sockets, Ratchet (All Sizes) Impact & Adapters, Extensions

Spades (All Types, Manual)

Spikes

Sprayers

Springs, Bending

Spud Wrenches

Square, Combination (Comb. with Protractor and C.H.)

Stand (Chain, Pipe Vise)

Star Drills

Steel Wedges

Stick - Hot, Linemen

Straight Edge and Protectors

Strainers - Suction Hose

Strainers Air Line

Stud – Gun Percussion

Supports, Pipe

Tachometers, Hand, Portable

Tampers – Hand, Pneumatic

Tamps Iron Dirt Concrete (Jitterbug)

Tank, Pressure Paint

Tanks – Butane, etc.

Tap Wrenches – Bolt, Pipe

Tape Machines, Marking (Dymo)

Tar Pots

Telephone, Hand Set

Terminating Tools Indenter, Crimpers Hand and Hydraulic

Tester, Hardness & etc.

Threaders Pipe

Tire Wire Reels

Tongs (Brick, Pipe Chain) Ice, Chain

Tool - Hand Crimping

Tool Handles

Torch - Component Parts (not Cups, Valves, Tips)

Torch - Cutting, Welding, Prestolite, Heli-arc (inc. Kits)

Torches, Blow, Soldering

Torpedo Levels

Trammels and Points

Transformers Dry Type - Construction Only

Trolley Beam

Trowel (Hand)

Truck - Platform (Four Wheel)

Truck - Platform (Two Wheel)

Truck, Acetylene-Oxygen Cylinder (2-Cylinder Type)

Tube Rollers (Expanders)

Exhibit C.8 – Small Tools

Turnbuckles

Universal Drive Shaft (for Threading Machines)

Vacuum Cleaner

Valve, Shutoff (Argon)

Vibrator – Concrete

Vises	(Chain, Long Jaw Pipe, Speed, Gravity Pipe, Pipe with Stand, Machinist, Open Side and Side Diameter Pipe)

Voltmeters Volt-Ampmeter, Combinations Ohmmeters, Volt Testers

Welding Carts

Welding Equipment (Adapters, Cable Bottle Carts, Cutting Attachments, Electrode Holders, Electrode Holders with Ships Multi-Flame, Nozzles, Regulators, Slag Hammers, Welding Nozzles, Wrenches, Ground Clamps, Torch Butts, Cylinder Keys, Test Jogs W/8 Ton Hydraulic Jack, Arcair Cutting Torches, Welding Hoods and Replacement Lenses, Welding Leads (Electric Cable) and Electrode Holders)

Wheelbarrow

Winch, Scaffold (Manual)

Wrenches	(Open End-Single and Double Combination, Open End and Hex Box, Single Open End and Hex Box, Spud, Double Hex Box, Striking, Torque, Flare Nut, Strap, Pipe, Clamp, Chain Pipe, Adjustable, Impact-Electric and Air, Allen)

Exhibit C.9 – Indirect Supplies

Owner shall reimburse Contractor for indirect supplies utilized to execute the Work, as defined by the Agreement, at cost equivalent to $4.20 per direct workhour of employees up to, and including general foreman.

Indirect supplies, consumables, and services shall include, but are not be limited to, the following list: (This list is not meant to be all inclusive)

General Office Supplies

Weather protection material and systems

Craft training supplies

Orientation supplies

Warehouse supplies

Bins, shelves, and dunnage

Computer and information technology supplies (paper, ink cartridges, etc.)

Unscheduled overtime meal expenses

Job specific recruitment advertising

Field survey supplies

Water/Ice supplies

Bottled Water

Coffee and coffee supplies for office complex

Sanitary supplies

All chemical toilets or office septic systems plus servicing

Janitorial supplies

All utilities required

All commercial trash storage and removal

All hazardous waste removal

Detours and barricades

Flag and lifeline supply

Site reproduction equipment and supplies

All 3rd party data processing, reproduction, and other services that exceed normal project requirements

All office furniture

All project photo processing

Facilities for web camera locations onsite

Postage/Fedex/UPS or any other provider of transport

Individual monthly cell phone and land based cell phone bills (as approved by Project Manager and Owner Rep)

Local community organization dues and related subscriptions

Hard hats

Safety glasses

Harnesses and belts

All other personal protective equipment

All pre-employment physicals

All pre-employment, random, or safety related drug and alcohol testing regardless of provider

Exhibit C.9 – Indirect Supplies

Special safety equipment and harnesses

Fire Extinguishers

Offsite safety training and supplies

HSE clinic and first aid supplies

EXHIBIT C.10

EXEMPT AND NON-EXEMPT INDIRECT OCCUPATION/RATES

RATE REVISION APPROVED JULY 21, 2005

SALARIED EXEMPT CLASSES AND RANGES

==> If work extends into 2007, an escalation rate of 4% will be applied.

==> The rates do not include payroll burden. All Changes in Law that effect burden rates will be adjusted and billed at cost.

			RANGE
TITLE	GRADE	EXEMPT NONEXEMPT	MINIMUM		MAXIMUM
CONSTRUCTION OPS SUP MGR	2	Exempt	$8,718	TO	$15,017
DIRECTOR PROJECT CONTROLS	2	Exempt	$8,718	TO	$15,017
GENERAL MGR EMP. RELATIONS	2	Exempt	$8,718	TO	$15,017
GENERAL MGR-PROJECT SUPPORT	2	Exempt	$8,718	TO	$15,017
MANAGER OF EPC PROJECTS	2	Exempt	$8,718	TO	$15,017
OPERATIONS MANAGER	2	Exempt	$8,718	TO	$15,017
OPERATIONS SUPPORT MANAGER	2	Exempt	$8,718	TO	$15,017
ACCOUNT MANAGER	3	Exempt	$7,770	TO	$13,385
GENERAL MANAGER/JV ADMIN	3	Exempt	$7,770	TO	$13,385
GROUP BUSINESS MANAGER	3	Exempt	$7,770	TO	$13,385
MANAGER ESTIMATING	3	Exempt	$7,770	TO	$13,385
MANAGER CORPORATE REPORTING	3	Exempt	$7,770	TO	$13,385
MANAGER DIVISION BUSINESS	3	Exempt	$7,770	TO	$13,385
MGR PLANNING & PROJ EXECUTION	3	Exempt	$7,770	TO	$13,385
PROJECT DIRECTOR	3	Exempt	$7,770	TO	$13,385
PROJECT EXECUTIVE	3	Exempt	$7,770	TO	$13,385
BUSINESS UNIT MGR - PROJ CNTRL	4	Exempt	$6,925	TO	$11,929
MGR STRATEGIC BUSINESS PLANNIN	4	Exempt	$6,925	TO	$11,929
PROJECT MANAGER II - HEAVY	4	Exempt	$6,925	TO	$11,929
PROJECT MANAGER II -INDUSTRIAL	4	Exempt	$6,925	TO	$11,929
PROJECT OPERATIONS SUPPORT MGR	4	Exempt	$6,925	TO	$11,929
SERVICES MGR -PROJECT CONTROLS	4	Exempt	$6,925	TO	$11,929
SPECIAL PROJ/RES. MGR	4	Exempt	$6,925	TO	$11,929
TURNAROUND MGR	4	Exempt	$6,925	TO	$11,929
AUDIT MANAGER	5	Exempt	$6,172	TO	$10,632
CONSTRUCTION MANAGER - II	5	Exempt	$6,172	TO	$10,632
CORP SAFETY SUPPORT MGR	5	Exempt	$6,172	TO	$10,632
CORPORATE IT SYSTEMS MANAGER	5	Exempt	$6,172	TO	$10,632
ESTIMATOR IV	5	Exempt	$6,172	TO	$10,632
MANAGER ENVIRONMENTAL SVCS	5	Exempt	$6,172	TO	$10,632
MANAGER SENIOR	5	Exempt	$6,172	TO	$10,632
MANAGER SYSTEMS ANALYST	5	Exempt	$6,172	TO	$10,632
MANAGER EQUIPMENT OPERATIONS	5	Exempt	$6,172	TO	$10,632
MANAGER II PROCUREMENT	5	Exempt	$6,172	TO	$10,632
MANAGER SYSTEMS PROGRAMMING	5	Exempt	$6,172	TO	$10,632

EXHIBIT C.10

EXEMPT AND NON-EXEMPT INDIRECT OCCUPATION/RATES

RATE REVISION APPROVED JULY 21, 2005

MGR QUALITY CONTROL HEAVY DIV	5	Exempt	$6,172	TO	$10,632
MGR COST RESEARCH & APPLICATIO	5	Exempt	$6,172	TO	$10,632
MGR TECHNICAL SUPP-PROCUREMENT	5	Exempt	$6,172	TO	$10,632
MGR.ENTERPRISE APPLICATION EMP	5	Exempt	$6,172	TO	$10,632
OPERATIONS ENGINEER	5	Exempt	$6,172	TO	$10,632
ORACLE APPLICATION SPECIALIST	5	Exempt	$6,172	TO	$10,632
ORACLE DATABASE ADMINISTRATOR	5	Exempt	$6,172	TO	$10,632
PROJECT MANAGER I - HEAVY	5	Exempt	$6,172	TO	$10,632
PROJECT MANAGER I - INDUSTRIAL	5	Exempt	$6,172	TO	$10,632
QUALITY ASSURANCE MANAGER	5	Exempt	$6,172	TO	$10,632
ASST MGR FIELD ACCOUNTING	6	Exempt	$5,501	TO	$9,476
CHIEF OF MAINTENANCE	6	Exempt	$5,501	TO	$9,476
CONSTRUCTION MANAGER I	6	Exempt	$5,501	TO	$9,476
DIRECTOR FACILITIES	6	Exempt	$5,501	TO	$9,476
DIVISION SAFETY MANAGER	6	Exempt	$5,501	TO	$9,476
ENGINEER CIVIL	6	Exempt	$5,501	TO	$9,476
ENGINEER WELDING	6	Exempt	$5,501	TO	$9,476
ER DIVISION MANAGER	6	Exempt	$5,501	TO	$9,476
GEN SUPT. FIELD	6	Exempt	$5,501	TO	$9,476
GEN. SUPT. CIVIL	6	Exempt	$5,501	TO	$9,476
GENERAL MANAGER SUNSET STATION	6	Exempt	$5,501	TO	$9,476
MANAGER AREA BUSINESS	6	Exempt	$5,501	TO	$9,476
MANAGER BUS DEVELOPMENT	6	Exempt	$5,501	TO	$9,476
MANAGER PROGRAM BUSINESS	6	Exempt	$5,501	TO	$9,476
MANAGER CONTRACT ADMIN	6	Exempt	$5,501	TO	$9,476
MANAGER COST AND CONT AD	6	Exempt	$5,501	TO	$9,476
MANAGER EMPLOYEE DEVELOPMENT	6	Exempt	$5,501	TO	$9,476
MANAGER ER COMPLIANCE	6	Exempt	$5,501	TO	$9,476
MANAGER RISK MANAGEMENT	6	Exempt	$5,501	TO	$9,476
MANAGER START UP	6	Exempt	$5,501	TO	$9,476
MANAGER WELDING ENGINEERING	6	Exempt	$5,501	TO	$9,476
ORACLE DATABASE PROG. ANALYST3	6	Exempt	$5,501	TO	$9,476
PLANNING & PERFORMANCE MGR.	6	Exempt	$5,501	TO	$9,476
PROJECT CONTROLS MANAGER II	6	Exempt	$5,501	TO	$9,476
PROJECT ENGINEER (P.E.)	6	Exempt	$5,501	TO	$9,476
SITE SUPT	6	Exempt	$5,501	TO	$9,476
SR MANAGER ADMINISTRATIVE SVCS	6	Exempt	$5,501	TO	$9,476
SUPT. PROJ - HVY	6	Exempt	$5,501	TO	$9,476
SUPT. PROJECT -IND	6	Exempt	$5,501	TO	$9,476
TURNAROUND COORDINATOR	6	Exempt	$5,501	TO	$9,476
TURNAROUND SUPT	6	Exempt	$5,501	TO	$9,476
AREA SAFETY MANAGER	7	Exempt	$4,903	TO	$8,446
BUSINESS SYSTEMS ANALYST	7	Exempt	$4,903	TO	$8,446
CMIS SYSTEM ADMINISTRATOR	7	Exempt	$4,903	TO	$8,446
CMIS TECHNICAL ADMINISTRATOR	7	Exempt	$4,903	TO	$8,446

EXHIBIT C.10

EXEMPT AND NON-EXEMPT INDIRECT OCCUPATION/RATES

RATE REVISION APPROVED JULY 21, 2005

COMMUNITY RELATIONS MANAGER	7	Exempt	$4,903	TO	$8,446
EAP MANAGER	7	Exempt	$4,903	TO	$8,446
ESTIMATOR III	7	Exempt	$4,903	TO	$8,446
FACILITIES MANAGER	7	Exempt	$4,903	TO	$8,446
FIELD QUALITY CONTROL MANAGER	7	Exempt	$4,903	TO	$8,446
LEAD WEB DESIGNER	7	Exempt	$4,903	TO	$8,446
LITIGATION & CLAIMS MANAGER	7	Exempt	$4,903	TO	$8,446
MANAGER BENEFITS	7	Exempt	$4,903	TO	$8,446
MANAGER CRAFT EMPLOYMENT	7	Exempt	$4,903	TO	$8,446
MANAGER EMPLOYMENT	7	Exempt	$4,903	TO	$8,446
MANAGER MATERIAL MANAGEMENT	7	Exempt	$4,903	TO	$8,446
MANAGER BUSINESS	7	Exempt	$4,903	TO	$8,445
MANAGER CRAFT TRAINING	7	Exempt	$4,903	TO	$8,446
MANAGER EQUIPMENT	7	Exempt	$4,903	TO	$8,446
MANAGER FINANCIAL ACCOUNTING	7	Exempt	$4,903	TO	$8,446
MANAGER I EQUIPMENT PARTS	7	Exempt	$4,903	TO	$8,446
MANAGER I PROCUREMENT	7	Exempt	$4,903	TO	$8,446
MANAGER IT APPLICATIONS ADMIN	7	Exempt	$4,903	TO	$8,446
MANAGER LABOR RELATIONS	7	Exempt	$4,903	TO	$8,446
MANAGER SYSTEMS TRAINING	7	Exempt	$4,903	TO	$8,446
MGR. BUSINESS ADMINISTRATION	7	Exempt	$4,903	TO	$8,446
NETWORK APPLICATIONS COORD.SR.	7	Exempt	$4,903	TO	$8,446
PROD/CST AYST 3	7	Exempt	$4,903	TO	$8,446
PROJ. CONSTRUCTIBILITY COORD	7	Exempt	$4,903	TO	$8,446
PROJECT CONSTRUCTION COORD	7	Exempt	$4,903	TO	$8,446
PROJECT CONTROLS MANAGER I	7	Exempt	$4,903	TO	$8,446
REGIONAL EMPLOYMENT MANAGER	7	Exempt	$4,903	TO	$8,446
SENIOR SYSTEMS PROJECT LEADER	7	Exempt	$4,903	TO	$8,446
SR SUPT ELEC/POWER	7	Exempt	$4,903	TO	$8,446
SUPT. AREA	7	Exempt	$4,903	TO	$8,446
SUPT. FIELD	7	Exempt	$4,903	TO	$8,446
SYSTEMS ANALYST/PROGRAMMER II	7	Exempt	$4,903	TO	$8,446
TAX ANALYST	7	Exempt	$4,903	TO	$8,446
ACCOUNTING MGR GENERAL ACCT	8	Exempt	$4,370	TO	$7,527
CONTRACT/SUB ADMINISTRATOR	8	Exempt	$4,370	TO	$7,527
CONTRACT/SUB ADMINISTRATOR 2	8	Exempt	$4,370	TO	$7,527
CRAFT SUPT	8	Exempt	$4,370	TO	$7,527
EMPLOYEE BENEFITS SUPERVISOR	8	Exempt	$4,370	TO	$7,527
INST. TECH SUPT	8	Exempt	$4,370	TO	$7,527
INTERNATIONAL SECURITY MGR	8	Exempt	$4,370	TO	$7,527
KINGAIR PILOT	8	Exempt	$4,370	TO	$7,527
MANAGER CORPORATE PAYROLL	8	Exempt	$4,370	TO	$7,527
MANAGER BUSINESS/JV ADMIN	8	Exempt	$4,370	TO	$7,527
MANAGER ELECTRICAL SERVICES	8	Exempt	$4,370	TO	$7,527
MANAGER FIELD EMPLOYMENT	8	Exempt	$4,370	TO	$7,527

EXHIBIT C.10

EXEMPT AND NON-EXEMPT INDIRECT OCCUPATION/RATES

RATE REVISION APPROVED JULY 21, 2005

MANAGER II MATERIAL	8	Exempt	$4,370	TO	$7,527
MANAGER SUPPORT SERVICES	8	Exempt	$4,370	TO	$7,527
PETROLEUM LANDMAN	8	Exempt	$4,370	TO	$7,527
PROCUREMENT COORDINATOR III	8	Exempt	$4,370	TO	$7,527
PROJECT CONTROLS REP. III	8	Exempt	$4,370	TO	$7,527
PROJECT SAFETY SUPPORT MANAGER	8	Exempt	$4,370	TO	$7,527
START-UP COORDINATOR	8	Exempt	$4,370	TO	$7,527
STR STL/RIGGING SUPT	8	Exempt	$4,370	TO	$7,527
SUPERVISOR QC	8	Exempt	$4,370	TO	$7,527
SUPERVISOR AUDIT	8	Exempt	$4,370	TO	$7,527
SUPT INSL/PAINT-POWER	8	Exempt	$4,370	TO	$7,527
SUPT. BOILER	8	Exempt	$4,370	TO	$7,527
SUPT. CIVIL	8	Exempt	$4,370	TO	$7,527
SUPT. CONC PAVING	8	Exempt	$4,370	TO	$7,527
SUPT. CONCRETE	8	Exempt	$4,370	TO	$7,527
SUPT. ELECTRICAL	8	Exempt	$4,370	TO	$7,527
SUPT. EQUIP. - HVY	8	Exempt	$4,370	TO	$7,527
SUPT. FIELD EQUIP	8	Exempt	$4,370	TO	$7,527
SUPT. INSTRUMENT	8	Exempt	$4,370	TO	$7,527
SUPT. INSULATION	8	Exempt	$4,370	TO	$7,527
SUPT. MAINTENANCE	8	Exempt	$4,370	TO	$7,527
SUPT. MECHANICAL	8	Exempt	$4,370	TO	$7,527
SUPT. MILLWRIGHT	8	Exempt	$4,370	TO	$7,527
SUPT. PAINT	8	Exempt	$4,370	TO	$7,527
SUPT. PIPE	8	Exempt	$4,370	TO	$7,527
SUPT. PLANT	8	Exempt	$4,370	TO	$7,527
SUPT. RIGGING	8	Exempt	$4,370	TO	$7,527
SUPT. SHOP	8	Exempt	$4,370	TO	$7,527
SUPT. STRUCT. STEEL	8	Exempt	$4,370	TO	$7,527
SUPT. TELEPHONE OPR	8	Exempt	$4,370	TO	$7,527
SUPT. TRANSP	8	Exempt	$4,370	TO	$7,527
SUPT. DIRT	8	Exempt	$4,370	TO	$7,527
SUPT. SHOP-AUTO	8	Exempt	$4,370	TO	$7,527
SUPVR. NETWORK APPL. COORD.	8	Exempt	$4,370	TO	$7,527
SYSTEMS PROGRAMMER II	8	Exempt	$4,370	TO	$7,527
TURNAROUND FACILITATOR	8	Exempt	$4,370	TO	$7,527
TURNOVER COORDINATOR	8	Exempt	$4,370	TO	$7,527
WORKERS COMPENSATION MANAGER	8	Exempt	$4,370	TO	$7,527
BUSINESS DEVELOPMENT SUPP MGR	9	Exempt	$3,900	TO	$6,703
CLIENT SYSTEMS SPEC	9	Exempt	$3,900	TO	$6,703
CONSTRUCTIBILITY MGR. CRAFT	9	Exempt	$3,900	TO	$6,703
CONSTRUCTION REPRESENTATIVE II	9	Exempt	$3,900	TO	$6,703
ER COMPLIANCE COORDINATOR	9	Exempt	$3,900	TO	$6,703
ESTIMATOR II	9	Exempt	$3,900	TO	$6,703
FACILITY SECURITY OFFICER III	9	Exempt	$3,900	TO	$6,703

EXHIBIT C.10

EXEMPT AND NON-EXEMPT INDIRECT OCCUPATION/RATES

RATE REVISION APPROVED JULY 21, 2005

FINANCE ANLYST	9	Exempt	$3,900	TO	$6,703
GEN FRMN ELECTRICAL I	9	Exempt	$3,900	TO	$6,703
I.T. ASSET RESOURCE MANAGER	9	Exempt	$3,900	TO	$6,703
INFORMATION SYSTEMS AUDITOR	9	Exempt	$3,900	TO	$6,703
INSTRUMENT SPECIALIST	9	Exempt	$3,900	TO	$6,703
LABOR RELATIONS REPRESENTATIVE	9	Exempt	$3,900	TO	$6,703
MANAGER FIELD SURVEY	9	Exempt	$3,900	TO	$6,703
MANAGER ACCOUNTS PAYABLE ACCT	9	Exempt	$3,900	TO	$6,703
MANAGER PUBLIC AFFAIRS	9	Exempt	$3,900	TO	$6,703
MANAGER WELD TESTING	9	Exempt	$3,900	TO	$6,703
MANAGER. SITE SECURITY	9	Exempt	$3,900	TO	$6,703
MEETING PLANNER	9	Exempt	$3,900	TO	$6,703
PLNR/SCHEDULER III	9	Exempt	$3,900	TO	$6,703
PROD/CST AYST 2	9	Exempt	$3,900	TO	$6,703
SENIOR AUDITOR-Finance & OPER.	9	Exempt	$3,900	TO	$6,703
SENIOR RECRUITER	9	Exempt	$3,900	TO	$6,703
SR. SALES & MARKETING COORD	9	Exempt	$3,900	TO	$6,703
STATISTICIAN	9	Exempt	$3,900	TO	$6,703
SUPERVISOR SKETCH	9	Exempt	$3,900	TO	$6,703
SUPERVISOR TELECOMUNICATIONS	9	Exempt	$3,900	TO	$6,703
SUPERVISOR EQUIPMENT - CRANE	9	Exempt	$3,900	TO	$6,703
SYSTEMS ANALYST/PROGRAMMER I	9	Exempt	$3,900	TO	$6,703
TURNAROUND SCHEDULER	9	Exempt	$3,900	TO	$6,703
AREA LEAD SKETCHER	10	Exempt	$3,487	TO	$5,962
ASST GEN MGR SUNSET STATION	10	Exempt	$3,487	TO	$5,962
ASST SUPT	10	Exempt	$3,487	TO	$5,962
ASST SUPT. SHOP	10	Exempt	$3,487	TO	$5,962
CRAFT FACILITATOR	10	Exempt	$3,487	TO	$5,962
CRAFT SUPERVISOR	10	Exempt	$3,487	TO	$5,962
DIVISION ADMIN. SERVICES MGR	10	Exempt	$3,487	TO	$5,962
EAP COORDINATOR	10	Exempt	$3,487	TO	$5,962
EQUIPMENT ANALYST III	10	Exempt	$3,487	TO	$5,962
EQUIPMENT COORD. PROC/SALES	10	Exempt	$3,487	TO	$5,962
EQUIPMENT COORDINATOR III	10	Exempt	$3,487	TO	$5,962
FACILITY SECURITY OFFICER II	10	Exempt	$3,487	TO	$5,962
FIELD SURVEY SUPERVISOR	10	Exempt	$3,487	TO	$5,962
GRAPHIC SUPERVISOR	10	Exempt	$3,487	TO	$5,962
INSTRUMENT SPECIALIST	10	Exempt	$3,487	TO	$5,962
MANAGER I MATERIAL	10	Exempt	$3,487	TO	$5,962
MANAGER WAREHOUSE	10	Exempt	$3,487	TO	$5,962
MG OF MARKETING SUNSET STATION	10	Exempt	$3,487	TO	$5,962
MGR ENTERTAINMENT/PROMOTIONS	10	Exempt	$3,487	TO	$5,962
MGR FIELD ADMIN SERVICES II	10	Exempt	$3,487	TO	$5,962
NETWORK APPLICATIONS COORD.	10	Exempt	$3,487	TO	$5,962
PLNR/SCHEDULER II	10	Exempt	$3,487	TO	$5,962

EXHIBIT C.10

EXEMPT AND NON-EXEMPT INDIRECT OCCUPATION/RATES

RATE REVISION APPROVED JULY 21, 2005

PROCUREMENT COORDINATOR II	10	Exempt	$3,487	TO	$5,962
PROGRAMMER	10	Exempt	$3,487	TO	$5,962
PROJECT CONTROLS REP II	10	Exempt	$3,487	TO	$5,962
PROJECT SAFETY COORDINATOR	10	Exempt	$3,487	TO	$5,962
SR APPLICATION/TRAINING SPEC	10	Exempt	$3,487	TO	$5,962
SUPERINTENDENT LABOR	10	Exempt	$3,487	TO	$5,962
SUPERVISOR ACCOUNTING	10	Exempt	$3,487	TO	$5,962
TURNAROUND PLANNER	10	Exempt	$3,487	TO	$5,962
ACCOUNTANT II	11	Exempt	$3,119	TO	$5,301
APPLICATION SECURITY SPEC	11	Exempt	$3,119	TO	$5,301
APPLICATIONS/TRAINING SPEC	11	Exempt	$3,119	TO	$5,301
CATERING MANAGER	11	Exempt	$3,119	TO	$5,301
CONSTRUCTION REPRESENTATIVE I	11	Exempt	$3,119	TO	$5,301
CRANE INSPECTOR	11	Exempt	$3,119	TO	$5,301
DATA COMM SPEC	11	Exempt	$3,119	TO	$5,301
EMPLOYEE BENEFITS COORDINATOR	11	Exempt	$3,119	TO	$5,301
ESTIMATOR I	11	Exempt	$3,119	TO	$5,301
FACILITY SECURITY OFFICER I	11	Exempt	$3,119	TO	$5,301
FRMN CABLE PULLER	11	Exempt	$3,119	TO	$5,301
GENERAL MANAGER RESTAURANT	11	Exempt	$3,119	TO	$5,301
INDUSTRIAL HYGIENIST - FIELD	11	Exempt	$3,119	TO	$5,301
PARALEGAL	11	Exempt	$3,119	TO	$5,301
PLNR/SCHEDULER I	11	Exempt	$3,119	TO	$5,301
PROD/CST AYST 1	11	Exempt	$3,119	TO	$5,301
PROJECT CONTROLS REP I	11	Exempt	$3,119	TO	$5,301
SENIOR DESKTOP TECH. ADMINIST.	11	Exempt	$3,119	TO	$5,301
SUPERVISOR ELECTRICAL SERVICE	11	Exempt	$3,119	TO	$5,301
SUPERVISOR ELECTRICAL SHOP	11	Exempt	$3,119	TO	$5,301
SUPERVISOR MAINT.	11	Exempt	$3,119	TO	$5,301
SUPERVISOR PAYROLL	11	Exempt	$3,119	TO	$5,301
SUPERVISOR TRAINING	11	Exempt	$3,119	TO	$5,301
SUPERVISOR YARD	11	Exempt	$3,119	TO	$5,301
TRAFFIC CONTROL COORDINATOR	11	Exempt	$3,119	TO	$5,301
ACCOUNTANT FIELD	12	Exempt	$2,789	TO	$4,714
DIVISION ADMINISTRATIVE COORD	12	Exempt	$2,789	TO	$4,714
EQUIPMENT ANALYST II	12	Exempt	$2,789	TO	$4,714
EQUIPMENT COORDINATOR II	12	Exempt	$2,789	TO	$4,714
GRAPHIC DESIGN SPECIALIST	12	Exempt	$2,789	TO	$4,714
MANAGER FIELD ADMIN SERVICES	12	Exempt	$2,789	TO	$4,714
MASTER MECHANIC	12	Exempt	$2,789	TO	$4,714
PUBLIC AFFAIRS COORDINATOR	12	Exempt	$2,789	TO	$4,714
RECRUITER	12	Exempt	$2,789	TO	$4,714
SALES MANAGER	12	Exempt	$2,789	TO	$4,714
STAFF AUDITOR-Finance & OPER.	12	Exempt	$2,789	TO	$4,714
SUPERVISOR DATA ENTRY	12	Exempt	$2,789	TO	$4,714

EXHIBIT C.10

EXEMPT AND NON-EXEMPT INDIRECT OCCUPATION/RATES

RATE REVISION APPROVED JULY 21, 2005

SUPERVISOR PROJ DOCUMENT CTRL	12	Exempt	$2,789	TO	$4,714
ACCOUNTANT I	13	Exempt	$2,494	TO	$4,192
CENTRAL RECORDS SUPERVISOR	13	Exempt	$2,494	TO	$4,192
CHEF	13	Exempt	$2,494	TO	$4,192
CLERICAL ACCOUNTING SUPERVISOR	13	Exempt	$2,494	TO	$4,192
FACILITIES COORDINATOR	13	Exempt	$2,494	TO	$4,192
PERSONNEL RECORDS SUPERVISOR	13	Exempt	$2,494	TO	$4,192
PROCUREMENT COORDINATOR I	13	Exempt	$2,494	TO	$4,192
SUPERVISOR OFFICE SUPPLY	13	Exempt	$2,494	TO	$4,192
WAREHOUSE ADMINISTRATOR I	13	Exempt	$2,494	TO	$4,192
CLERICAL SUPERVISOR	14	Exempt	$2,232	TO	$3,727
EQUIPMENT ANALYST I	14	Exempt	$2,232	TO	$3,727
EQUIPMENT COORDINATOR I	14	Exempt	$2,232	TO	$3,727
MAIL ROOM SUPERVISOR	14	Exempt	$2,232	TO	$3,727
SUPERVISOR SECURITY	14	Exempt	$2,232	TO	$3,727
ASSISTANT CLUB MANAGER	15	Exempt	$1,997	TO	$3,312
EQUIPMENT SALES ADMINISTRATOR	15	Exempt	$1,997	TO	$3,312
LAB MANAGER	15	Exempt	$1,997	TO	$3,312
SUPERVISOR - OIL LAB	15	Exempt	$1,997	TO	$3,312
IT INVENTORY CONTROL SPEC.	16	Exempt	$1,786	TO	$2,945

SALARY NON-EXEMPT CLASS AND RANGES

GEOLOGIST	8	Non-exempt	$4,370	TO	$7,667
CONTRACT ANALYST	9	Non-exempt	$3,900	TO	$6,827
DESIGN TECH	10	Non-exempt	$3,487	TO	$6,072
NURSE	11	Non-exempt	$3,119	TO	$5,400
PROJECT SAFETY FACILITATOR	11	Non-exempt	$3,119	TO	$5,400
CRANE INSPECTOR	11	Non-exempt	$3,119	TO	$5,400
QC INSP	11	Non-exempt	$3,119	TO	$5,400
CONTRACTOR INSP	11	Non-exempt	$3,119	TO	$5,400
PARTY CHIEF	11	Non-exempt	$3,119	TO	$5,400
SUPERVISOR WAREHOUSE	12	Non-exempt	$2,789	TO	$4,801
PROPOSAL COORDINATOR	12	Non-exempt	$2,789	TO	$4,801
SKETCH TECHNICIAN	12	Non-exempt	$2,789	TO	$4,801
MICRO SUPPORT SPEC	12	Non-exempt	$2,789	TO	$4,801
CONTRACT/SUB COORD	12	Non-exempt	$2,789	TO	$4,801
SAFETY INSPECTOR	12	Non-exempt	$2,789	TO	$4,801
SUPERVISOR I COATINGS	12	Non-exempt	$2,789	TO	$4,801
SUPERVISOR II COATINGS	12	Non-exempt	$2,789	TO	$4,801
ENVIRONMENT COORDINATOR I	13	Non-exempt	$2,494	TO	$4,270
DISTRIBUTION COORDINATOR	13	Non-exempt	$2,494	TO	$4,270

EXHIBIT C.10

EXEMPT AND NON-EXEMPT INDIRECT OCCUPATION/RATES

RATE REVISION APPROVED JULY 21, 2005

TRAINING COORDINATOR	13	Non-exempt	$2,494	TO	$4,270
PLANNER	13	Non-exempt	$2,494	TO	$4,270
MEDIC	13	Non-exempt	$2,494	TO	$4,270
PROJ SAF ASST	13	Non-exempt	$2,494	TO	$4,270
TELEPHONE TECH	13	Non-exempt	$2,494	TO	$4,270
TRAVEL COORDINATOR	13	Non-exempt	$2,494	TO	$4,270
EXECUTIVE SECRETARY	13	Non-exempt	$2,494	TO	$4,270
LEGAL SECRETARY II	13	Non-exempt	$2,494	TO	$4,270
LEAD MAINT WORKER	13	Non-exempt	$2,494	TO	$4,270
MAINT ASST AIRCRAFT	13	Non-exempt	$2,494	TO	$4,270
AC TECH LEAD	13	Non-exempt	$2,494	TO	$4,270
HVAC TECHNICIAN	13	Non-exempt	$2,494	TO	$4,270
EXPEDITER FIELD SUPPLY	14	Non-exempt	$2,232	TO	$3,796
EMPLOYEE BENEFITS SPECIALIST	14	Non-exempt	$2,232	TO	$3,796
COOP/INTERN	14	Non-exempt	$2,232	TO	$3,796
DRAFT/SKETCHER I	14	Non-exempt	$2,232	TO	$3,796
MICROSUPPORT ASSISTANT	14	Non-exempt	$2,232	TO	$3,796
HELP DESK COORDINATOR	14	Non-exempt	$2,232	TO	$3,796
AUDIO VISUAL TECH.	14	Non-exempt	$2,232	TO	$3,796
PROPOSAL TECH	14	Non-exempt	$2,232	TO	$3,796
RETIREMENT PLAN SPECIALIST	14	Non-exempt	$2,232	TO	$3,796
ACCOUNTING SERVICES REP.	14	Non-exempt	$2,232	TO	$3,796
ADMIN FIELD SVCS REP	14	Non-exempt	$2,232	TO	$3,796
CORP SAF ADMIN	14	Non-exempt	$2,232	TO	$3,796
IT LEASE COORDINATOR	14	Non-exempt	$2,232	TO	$3,796
LICENSING SPEC.	14	Non-exempt	$2,232	TO	$3,796
SECRETARY III	14	Non-exempt	$2,232	TO	$3,796
FACILITY SECURITY ASSISTANT	14	Non-exempt	$2,232	TO	$3,796
LEGAL SECRETARY I	14	Non-exempt	$2,232	TO	$3,796
ADMINISTRATIVE COORDINATOR	14	Non-exempt	$2,232	TO	$3,796
MARKETING COORDINATOR	14	Non-exempt	$2,232	TO	$3,796
SUP/PROD TEC COORD	14	Non-exempt	$2,232	TO	$3,796
EMPLOYMENT REPRESENTATIVE	15	Non-exempt	$1,997	TO	$3,374
CLERK ACCOUNTING III	15	Non-exempt	$1,997	TO	$3,374
CLK ACCT IV	15	Non-exempt	$1,997	TO	$3,374
CLERK RISK MGT/INS	15	Non-exempt	$1,997	TO	$3,374
FLD SAF ADMIN	15	Non-exempt	$1,997	TO	$3,374
SECRETARY II	15	Non-exempt	$1,997	TO	$3,374
COMPUTER OPERATOR	15	Non-exempt	$1,997	TO	$3,374
LEAD OIL LAB TECH	15	Non-exempt	$1,997	TO	$3,374
SALES COORDINATOR	16	Non-exempt	$1,786	TO	$3,000
LAB TECH III	16	Non-exempt	$1,786	TO	$3,000
CLK ACCT II	16	Non-exempt	$1,786	TO	$3,000
CLERK PAYROLL	16	Non-exempt	$1,786	TO	$3,000
CLERK PAYROLL II	16	Non-exempt	$1,786	TO	$3,000

EXHIBIT C.10

EXEMPT AND NON-EXEMPT INDIRECT OCCUPATION/RATES

RATE REVISION APPROVED JULY 21, 2005

CLERK FLD OFF II	16	Non-exempt	$1,786	TO	$3,000
SUPPLY CHAIN SUPPORT SPEC	16	Non-exempt	$1,786	TO	$3,000
IT BILLING COORDINATOR	16	Non-exempt	$1,786	TO	$3,000
CLERK INSUR	16	Non-exempt	$1,786	TO	$3,000
SECURITY OFFICER II	16	Non-exempt	$1,786	TO	$3,000
LAB TECH II	17	Non-exempt	$1,597	TO	$2,668
LAB TECH MATERIALS	17	Non-exempt	$1,597	TO	$2,668
CLK ACCT I	17	Non-exempt	$1,597	TO	$2,668
ACCTG/SECR CLK	17	Non-exempt	$1,597	TO	$2,668
ACCTS PAY CLK III	17	Non-exempt	$1,597	TO	$2,668
CLERK FIELD OFFICE I	17	Non-exempt	$1,597	TO	$2,668
OFF SUPPLY CLK SR	17	Non-exempt	$1,597	TO	$2,668
PERSONNEL RCDS CLK	17	Non-exempt	$1,597	TO	$2,668
CLERK III	17	Non-exempt	$1,597	TO	$2,668
DOC CONT CLK-LEAD	17	Non-exempt	$1,597	TO	$2,668
SECRETARY I	17	Non-exempt	$1,597	TO	$2,668
MTL SPEC WAREHOUSE	17	Non-exempt	$1,597	TO	$2,668
MATERIAL HANDLER 3	17	Non-exempt	$1,597	TO	$2,668
LAB TECH	18	Non-exempt	$1,429	TO	$2,372
CLK EQ RECORDS	18	Non-exempt	$1,429	TO	$2,372
CLERK TOOLROOM	18	Non-exempt	$1,429	TO	$2,372
CLERK PURCHASING	18	Non-exempt	$1,429	TO	$2,372
DATA ENTRY CLK I	18	Non-exempt	$1,429	TO	$2,372
CLERK OFFICE SUPPLY	18	Non-exempt	$1,429	TO	$2,372
REPRODUCTION OPER.	18	Non-exempt	$1,429	TO	$2,372
CLERK MAIL/MESSNGR	18	Non-exempt	$1,429	TO	$2,372
OPR PBX	18	Non-exempt	$1,429	TO	$2,372
CLERK I	18	Non-exempt	$1,429	TO	$2,372
CLERK II	18	Non-exempt	$1,429	TO	$2,372
DOCUMENT CONTROL CLERK	18	Non-exempt	$1,429	TO	$2,372
CLERK RECORDS II	18	Non-exempt	$1,429	TO	$2,372
RECEPTIONIST	18	Non-exempt	$1,429	TO	$2,372
MATERIAL HANDLER 2	18	Non-exempt	$1,429	TO	$2,372
SERVICE ATTENDANT	18	Non-exempt	$1,429	TO	$2,372
SECURITY OFFICER 1	18	Non-exempt	$1,429	TO	$2,372
JANITOR	18	Non-exempt	$1,429	TO	$2,372
JANITOR MAINTENANCE	18	Non-exempt	$1,429	TO	$2,372
TRUCK DRIVER CHAUFFEUR	18	Non-exempt	$1,429	TO	$2,372
CLERK PART TIME	19	Non-exempt	$1,278	TO	$2,108
CLERK STUDENT	19	Non-exempt	$1,278	TO	$2,108
CLERK TOOLROOM	19	Non-exempt	$1,278	TO	$2,108
COOK	19	Non-exempt	$1,278	TO	$2,108
CLERK RECORDS I	19	Non-exempt	$1,278	TO	$2,108
MATERIAL HANDLER 1	19	Non-exempt	$1,278	TO	$2,108

Exhibit C.11 – Information Technology

Owner shall reimburse Contractor for information technology utilized to execute the Work, as defined by the Agreement, at cost equivalent to $.60 per direct workhour expended, up to and including general foreman.

The following is a representative list and not meant to be all inclusive:

Hardware

Personnel Computers

Laptop Computers

Monitors

Keyboards

Mouse

Printers

Plotters

Ethernet or Modems

Drives

Servers

Routers

Switches

UPS

Software

Microsoft Office

AutoCAD

Primavera

Commonpoint

Oracle

Expedition

CMIS

QTRAX

Licensing Fees

Voice Communications

Digital Phones

Analog Phones

Voice Mail

Lines

Installation Expenses

Miscellaneous Supplies

Cables

Disks

Adapters

Exhibit C.11 - Information Technology

Power Strips

Usage and Transmitting Costs

T-1 Line

Time & Attendance

Monthly service charges

EXHIBIT C.12

HOME OFFICE ENGINEERING AND PROCUREMENT

EXEMPT AND NON-EXEMPT INDIRECT OCCUPATION/RATES

AND DESCRIPTIONS

For determining the billable portion of premium time for Non-Exempt emloyees, it is allocated by project on a proportional basis on hours and projects worked per week. Example: Employee works 50 hours @ $12 per WH on 4 projects. The total Premium of $60 (10 WH's x $6) will be divided proportionally among the projects based on the total hours charged. Please see Section 1.8 of Checklist of costs for Payroll Burden.

==> If work extends into 2007, an escalation rate of 4% will be applied.

			RANGE
TITLE	GRADE	EXEMPT NONEXEMPT	MINIMUM		MAXIMUM
Trainee Draftsperson	TES1	Non-exempt	$3,460	TO	$5,138
Draftsperson		Non-exempt	$3,460	TO	$5,138
Advanced Draftsperson		Non-exempt	$3,460	TO	$5,138

Senior Draftsperson	TES2	Non-exempt	$4,325	TO	$6,851
Associate Designer		Non-exempt	$4,325	TO	$6,851
Assoc. Engineering Technician		Non-exempt	$4,325	TO	$6,851
Assoc. Architectural Technician		Non-exempt	$4,325	TO	$6,851
Model Builder Trainee		Non-exempt	$4,325	TO	$6,851
Support Technician		Non-exempt	$4,325	TO	$6,851

Designer	TES3	Non-exempt	$5,190	TO	$8,927
Engineering Technician		Non-exempt	$5,190	TO	$8,927
Architectural Technician		Non-exempt	$5,190	TO	$8,927
Model Builder		Non-exempt	$5,190	TO	$8,927
Inspector		Non-exempt	$5,190	TO	$8,927
Advance Support Technician		Non-exempt	$5,190	TO	$8,927

Senior Designer	TES4-7	Non-exempt	$6,055	TO	$9,757
Sr. Engineering Technician		Non-exempt	$6,055	TO	$9,757
Sr. Architectural Technician		Non-exempt	$6,055	TO	$9,757
Senior Model Builder		Non-exempt	$6,055	TO	$9,757
Senior Inspector		Non-exempt	$6,055	TO	$9,757
Senior Support Technician		Non-exempt	$6,055	TO	$9,757

Project Group Leader	TES4-5	Exempt	$6,920	TO	$10,380
Design Group Leader		Exempt	$6,920	TO	$10,380
Support Group Leader		Exempt	$6,920	TO	$10,380
Technical Specialist		Exempt	$6,920	TO	$10,380
Field Specialist		Exempt	$6,920	TO	$10,380
Model Builder Specialist		Exempt	$6,920	TO	$10,380

Area Project Leader	TES6-7	Exempt	$7,439	TO	$11,003
Staff Specialist		Exempt	$7,439	TO	$11,003
Sr. Project Group Leader		Exempt	$7,439	TO	$11,003
Sr. Design Group Leader		Exempt	$7,439	TO	$11,003
Sr. Support Group Leader		Exempt	$7,439	TO	$11,003
Sr. Technical Specialist		Exempt	$7,439	TO	$11,003

EXHIBIT C.12

HOME OFFICE ENGINEERING AND PROCUREMENT

EXEMPT AND NON-EXEMPT INDIRECT OCCUPATION/RATES

AND DESCRIPTIONS

For determining the billable portion of premium time for Non-Exempt emloyees, it is allocated by project on a proportional basis on hours and projects worked per week. Example: Employee works 50 hours @ $12 per WH on 4 projects. The total Premium of $60 (10 WH's x $6) will be divided proportionally among the projects based on the total hours charged. Please see Section 1.8 of Checklist of costs for Payroll Burden.

==> If work extends into 2007, an escalation rate of 4% will be applied.

			RANGE
TITLE	GRADE	EXEMPT NONEXEMPT	MINIMUM		MAXIMUM
Sr. Field Specialist		Exempt	$7,439	TO	$11,003
Sr. Model Builder Specialist		Exempt	$7,439	TO	$11,003

Assoc. Engineer/Architect	ENG 1	Non-exempt	$5,190	TO	$8,096
Assoc. Design Engr./Arch.		Non-exempt	$5,190	TO	$8,096
Assoc. Field Engineer		Non-exempt	$5,190	TO	$8,096
Assoc. Industrial Specialist		Non-exempt	$5,190	TO	$8,096
Assoc. Support Engineer		Non-exempt	$5,190	TO	$8,096

Design Engineer/Architect	ENG2	Non-exempt	$6,055	TO	$9,757
Field Engineer		Non-exempt	$6,055	TO	$9,757
Field Admin. Engineer		Non-exempt	$6,055	TO	$9,757
Industrial Specialist		Non-exempt	$6,055	TO	$9,757
Support Engineer		Non-exempt	$6,055	TO	$9,757

Adv. Design Engineer/Architect	ENG3	Exempt	$6,055	TO	$9,757
Adv. Field Engineer		Exempt	$6,055	TO	$9,757
Adv. Industrial Specialist		Exempt	$6,055	TO	$9,757
Adv. Support Engineer		Exempt	$6,055	TO	$9,757
Asst. Project Engineer		Exempt	$6,055	TO	$9,757

Staff Engineer/Architect	ENG4	Exempt	$6,920	TO	$11,003
Lead Engineer/Architect		Exempt	$6,920	TO	$11,003
Project Engineer/Architect		Exempt	$6,920	TO	$11,003
Asst. Resident Engineer		Exempt	$6,920	TO	$11,003
Senior Engineer/Architect		Exempt	$6,920	TO	$11,003
Senior Field Engineer		Exempt	$6,920	TO	$11,003
Senior Support Engineer		Exempt	$6,920	TO	$11,003
Staff Specialist		Exempt	$6,920	TO	$11,003

Sr. Lead Engineer/Architect	ENG5	Exempt	$8,650	TO	$12,871
Sr. Project Engineer		Exempt	$8,650	TO	$12,871
Resident Engineer		Exempt	$8,650	TO	$12,871
Sr. Staff Engineer/Architect		Exempt	$8,650	TO	$12,871
Sr. Staff Specialist		Exempt	$8,650	TO	$12,871

Consulting Engineer	ENG-6&7	Exempt	$9,515	TO	$14,117
Staff Consultant		Exempt	$9,515	TO	$14,117
Construction Manager		Exempt	$9,515	TO	$14,117

EXHIBIT C.12

HOME OFFICE ENGINEERING AND PROCUREMENT

EXEMPT AND NON-EXEMPT INDIRECT OCCUPATION/RATES

AND DESCRIPTIONS

For determining the billable portion of premium time for Non-Exempt emloyees, it is allocated by project on a proportional basis on hours and projects worked per week. Example: Employee works 50 hours @ $12 per WH on 4 projects. The total Premium of $60 (10 WH's x $6) will be divided proportionally among the projects based on the total hours charged. Please see Section 1.8 of Checklist of costs for Payroll Burden.

==> If work extends into 2007, an escalation rate of 4% will be applied.

			RANGE
TITLE	GRADE	EXEMPT NONEXEMPT	MINIMUM		MAXIMUM
Department Manager	PR -1&2,	Exempt	$9,515	TO	$15,570
Project Manager	MP-4&5	Exempt	$9,515	TO	$15,570

Buyer	PC2 & MM2	Exempt	$6,055	TO	$10,172
Estimator		Exempt	$6,055	TO	$10,172
Scheduler		Exempt	$6,055	TO	$10,172
Field Technician		Exempt	$6,055	TO	$10,588
Senior Capital Accountant		Exempt	$6,055	TO	$11,003
Project Administrator		Exempt	$6,055	TO	$11,003

Staff Project Administrator	PC3-5, MM3-5 & CON 1-3	Exempt	$6,920	TO	$12,248
Lead Estimator		Exempt	$6,920	TO	$12,248
Senior Field Specialist		Exempt	$6,920	TO	$12,248

Secretary, Clerk	PS1- PS4 & AD 1-4	Non-exempt	$2,249	TO	$5,190

EXHIBIT C.13 – FIELD ASSIGNMENT GUIDELINE

TITLE: FIELD ASSIGNMENT AND INTEROFFICE LOANS			DOC. NO.:	G 0111 010

			REVISION NO.:	02 (24.May.99)

			PROJECT NO.:	151252

CONTRACTOR (TITLE):	PROJ. MGR. APPROVAL:	Hosny Mohamed	DISCIPLINE:	Human Resources

US Human Resources Manager			BUSINESS UNIT:	General Usage

	CONTRACTOR APPROVAL:	Mary Arnold	OFFICE:	Atlanta

1	GENERAL

The following guidelines apply to all employees except those hired locally at the site for a project:

1.1	The purpose of this guideline is to establish provisions for consistent handling of field assignments and interoffice loans. It does not apply to field visits to gather design information.

1.2	The intent of this guideline applies to all employees without reference to the terms and conditions which may exist between the Contractor and the Owner or between Contractor offices.

1.3	Arrangements such as reporting date, location of assignment, reporting relationships, scope of work, nature of responsibility, duration of assignment and other general conditions must be coordinated between the Site/Project Manager and the employee’s supervisor. The employee’s supervisor is responsible for assisting the employee in understanding the assignment and resolving any confusion.

1.4	The Site/Project Manager is responsible for the coordination and execution of all field assignments and will confirm assignments by copy of the Human Resources Action Form.

1.5	All field assignments are subject to approval by the appropriate Project Manager or the JV Project Executive.

1.6	Travel time will be paid for initial trip to site and return from site after completion of assignment. Time will not be paid for home visitations during assignment.

1.7	Employee will not be paid for working more than 12 hours in one day without prior approval of the Site/Project Manager.

2	SHORT TERM ASSIGNMENTS (Duration 3 Months or less)

Short term assignments are normally projected for three months or less, but longer than a routine project visit. A routine project visit is four weeks or less.

All staff members are responsible for ensuring that they are using the correct revision of this document.

DOC. NO.:	G 0111 010	FIELD ASSIGNMENTS AND
REV. NO.:	02 (24.May.99)	INTEROFFICE LOANS
PROJECT NO.:	151252

2.1	Employees on short term assignments are paid for their lodging, transportation from the office to the site and an agreed upon per diem rate for meals, laundry, phone calls, parking and site transportation costs. An appropriate mode of transportation at the site will be determined by the Site/Project Manager. Human Resources will review these arrangements with employees prior to departure for the site. Home visits will be allowed as required but not more frequently than once every two weeks. Travel time will not be paid for home visits.

2.2	All time worked is paid at the employee’s regular rate.

2.3	This guideline applies for interoffice loans as well as field assignments.

2.4	Tax withholding will remain as is at home office.

2.5	Sixty (60) days after the assignment begins the Project Manager must review the assignment designation to determine the end date for the assignment or to re-designate it as an extended assignment.

3	EXTENDED ASSIGNMENT (Duration greater than three months but nine months or less)

3.1	Employees on an extended assignment will be paid an agreed upon per diem, which is project/site sensitive, for meals and incidentals. All employees assigned to the project will receive the same per diem. An appropriate mode of transportation at the site will be determined by the Site/Project Manager.

3.2	A premium of 10% of the employee’s salary will be paid for all hours worked for the duration of the field assignment. (However, employees on an extended assignment as an interoffice loan will be paid at their regular rate.) Employees who earn time and one half for overtime at their home office will continue to receive that rate for overtime hours.

3.3	Weekly time/billing sheets are to be filled out and approved weekly by the Site/Project Manager and submitted to the employee’s supervisor for submittal to Accounting.

3.4	Taxes will be withheld in the state of assignment. Employees assigned to a higher tax state will be given a 2% salary adjustment to defray the additional tax expense.

3.5	Frequency of home visits will be based upon the employee’s work schedule and personal preference, and as approved by the project manager or the JV executive manager.

3.6	In the event a “short term” assignment is re-designated an “extended” assignment, the terms and conditions of the extended assignment become effective on the date determined by the Project Manager. The terms and conditions of the extended assignment are not made retroactively.

4	HOLIDAY PREMIUM

Employees on field assignment are subject to the holiday schedule of the Owner. The Owner’s holiday schedule replaces the Contractor holiday schedule. If job requirements

All staff members are responsible for ensuring that they are using the correct revision of this document.

DOC. NO.:	G 0111 010	FIELD ASSIGNMENTS AND
REV. NO.:	02 (24.May.99)	INTEROFFICE LOANS
PROJECT NO.:	151252

dictate working, employees will receive their normal scheduled hours for the holiday plus regular rate for hours worked.

5	COMPLETION OF ASSIGNMENT

When an employee completes his assignment in a particular location, the Site/Project Manager shall coordinate his return to the home office or reassignment to a new project site. If an employee leaves the Contractor’s employ during the assignment, or is terminated for cause, the Contractor will not be responsible for any additional expenses.

6	WORK SCHEDULE

In the interest of personnel safety, productivity and work quality, the maximum allowable work hours for personnel on field assignments is as follows:

•	20 hours in one 24-hour period or in conformance with the project site’s policy, if less.

•	12 hours/day for a maximum of twenty (20) consecutive days.

7	Reimbursement details

Travel – including airfare, airport parking, auto mileage to the airport	Pass-thru cost

Transportation – including car rental, gas, toll road fee, and parking	Pass-thru cost

Lodging – including hotels or corporate apartment	Pass-thru cost

Food and incidentals	Per diem per government guidelines [see www.gsa.gov] or $45 a day as established by the Owner.

Note: Above work schedule hours and consecutive days must comply with local project and/or other applicable safety regulations.

All staff members are responsible for ensuring that they are using the correct revision of this document.

Exhibit C.14

Estimated Cash Flow

Execution Copy

ATTACHMENT D

FORM OF CHANGE ORDER

PROJECT NAME: Engineering, Procurement and Construction Services Agreement for Preliminary Work for the Corpus Christi LNG Receiving, Storage and Regasification Terminal	WORK ORDER NUMBER: ___________________

OWNER: Corpus Christi LNG, LLC	CHANGE ORDER NUMBER: _________________

CONTRACTOR: La Quinta LNG Partners, LP	DATE OF CHANGE ORDER: __________________

DATE OF AGREEMENT: April 13, 2006

The Work Order between the Parties listed above is changed as follows: (attach additional documentation if necessary)

(Attached to this Change Order is a breakdown of the Cost of Work between Tax Exempt Equipment, Taxable Equipment & Services and all other Work.)

Adjustment to dates in Work Schedule for Work Order

The following dates are modified (list all dates modified; insert N/A if no dates modified):

Impact to other Changed Criteria (insert N/A if no changes or impact; attach additional documentation if necessary)

Impact on Payment Schedule:

Other Impacts under the Agreement:

Upon execution of this Change Order by Owner and Contractor, the above-referenced change shall become a valid and binding part of the original Work Order without exception or qualification, unless noted in this Change Order. Except as modified by this and any previously issued Change Orders, all other terms and conditions of the Work Order listed above shall remain in full force and effect. This Change Order is executed by each of the Parties’ duly authorized representatives.

Owner	Contractor

Name	Name

Title	Title

Date of Signing	Date of Signing

D-1

Execution Copy

ATTACHMENT E

SITE DESCRIPTION

Site. The Site map attached to this Attachment E indicates the Owner lands and various Rights of Way and Easements which comprise the Site. Such lands, Rights of Way and Easements are identified through the color-shaded areas on the Site map as well as the Schedule labels and corresponding Schedule numbers. The Schedules indicated in the Reference Table of the Site map refer to documents which contain the Rights of Way and Easement Agreements, which are incorporated herein by way of such Reference Table. Owner may, from time to time, update, delete or add to such Rights of Way and Easements, including by issuing new or revised Schedules via project document transmittal procedures.

Site Interfaces. Unless otherwise revised by any Work Order, the Parties agree that the Landowners are the following and their affiliates:

(i)	Reynolds Metal Company;

(ii)	Sherwin Alumina L.P.;

(iii)	CrossTex Energy, LP;

(iv)	Gulf South Pipeline Company;

(v)	Royal Production Company;

(vi)	AEP Texas Central Company; and

(vii)	Port of Corpus Christi Authority.

E-1

PREVAILING WIND
PLANT
SHERWIN ALUMINA REMAINDER TRACT OUT OF PARCEL 2A 328.9 AC.
(OVERLAPPING PORTION OF EASEMENTS)
BAY DRAINAGE EASEMENT 44.72 ACRE
DETAIL "A"
N.T.S
DETAIL "A"
SHERWIN ALUMINA COMPANY
SHERWIN ALUMINA COMPANY
REFERENCE TABLE
TABLE OF CON. = DOC. No. CC-E-PM-DBS-001
SCHEDULE 002 = DOC. No. CC-E-PM-DBS-002
SCHEDULE 003 = DOC. No. CC-E-PM-DBS-003
SCHEDULE 004 = DOC. No. CC-E-PM-DBS-004
SCHEDULE 005 = DOC. No. CC-E-PM-DBS-005
SCHEDULE 005 = DOC. No. CC-E-PM-DBS-005
SCHEDULE 006 = DOC. No. CC-E-PM-DBS-006
SCHEDULE 007 = DOC. No. CC-E-PM-DBS-007
SCHEDULE 008 = DOC. No. CC-E-PM-DBS-008
SCHEDULE 009 = DOC. No. CC-E-PM-DBS-009
SCHEDULE 010 = DOC. No. CC-E-PM-DBS-010
SCHEDULE 011 = DOC. No. CC-E-PM-DBS-011
SCHEDULE 012 = DOC. No. CC-E-PM-DBS-012
SCHEDULE 013 = DOC. No. CC-E-PM-DBS-013
SCHEDULE 014 = DOC. No. CC-E-PM-DBS-014
SCHEDULE 015 = DOC. No. CC-E-PM-DBS-015
SCHEDULE 016 = DOC. No. CC-E-PM-DBS-016
DOC. No. CC-E-PM-DBS-002
CHENIERE
CHENIERE LNG
CORPUS CHRISTI LNG TERMINAL
SERVICE AGREEMENT FOR PRELIMINARY WORK
ATTACHMENT "E", SITE DESCRIPTION

E-2

Execution Copy

ATTACHMENT F

KEY PERSONNEL AND CONTRACTOR’S ORGANIZATION

The following individuals are Key Personnel. Key Personnel shall, unless otherwise listed in this Attachment F or agreed in writing by Owner, be devoted full time to the Work for the entire duration of the Work.

Name	Position	Mobilization[1]	Demobilization[1]
Kebanli, Art	Commissioning Manager
McElwee, Kenneth	General Field Superintendent	4/25/06	10/31/06
Mohamed, Hosny	Deputy Project Director	4/25/06	10/31/06
Mosley, Mike	Project Director	4/25/06	10/31/06
Pitman, Monte	Project Administration Manager	4/25/06	10/31/06
Power, Andy	Construction Project Manager	4/25/06	10/31/06
Wassef, Omar	Engineering Manager	4/25/06	10/31/06
To Be Determined	Procurement Manager	4/25/06	10/31/06

[1]	The stated durations are an estimate only and such Key Persons shall be dedicated full time to the Work for a longer period, if necessary, for such Key Person to perform his or her tasks for the completion of the Work.

F-1

Attachment F

Contractor’s Organization Chart

F-2

Execution Copy

ATTACHMENT G

APPROVED SUBCONTRACTORS

1.1	Introduction

Subject to the provisions of Sections 2.3 and 2.4 of the Agreement and the terms and conditions of the applicable Work Order, this Attachment G provides a list of approved Subcontractors in Section 1.3 which may perform identified portions of Work.

1.2	Local Content

Contractor shall consider local Subcontractors in accordance with Section 2.4B of the Agreement.

1.3	List of Approved Subcontractors

Subject to Owner’s right to approve certain Subcontracts pursuant to Section 2.4C of the Agreement, Contractor shall use those Subcontractors listed below for the specified items of Work (including the procurement of the specified pieces of Equipment). Any deviation from this list or requests to use other Subcontractors must be approved in writing in advance by Owner in accordance with Section 2.4B of the Agreement.

Legend:

Single Source – Yellow*

Preferred Vendor – Blue**

No Stated Preference – No Color

Chromatographs

ABB Analytics (Bendix) - USA

Applied Automation – USA

Yokagawa – Japan

Emerson (Rosemont)/ Daniel – USA

Compressors, Plant and Instrument Air (Rotory)

Atlas Copco - USA

Sullair

Compressors, Boil Off Gas

IHI – Japan *

Custody Transfer Metering System

Daniel Industries – USA

Instromet, Inc. – USA

FMC Measurement Solutions - USA

En-Fab, Inc. – USA

Design Engineers/Consultants

Tractebel Gas Engineering - Belgium*

Distributed Control Systems (DCS)

Invensys – Foxboro USA

Yokogawa – USA

Electric Motors (NEMA Frame)

General Electric - USA

Reliance – USA/Mexico

Westinghouse - USA

Siemens – USA/Mexico

Toshiba – USA

ABB – International

LNG Tanks

MHI – USA/Japan *

LNG Pumps

Ebara International – USA *

LNG Vapor Blowers *

Atlas Copco *

Marine Facilities and Dredging

Bo-Mac – USA*

Great Lakes Dredge –USA*

Monitors, Displacement, Vibration, Speed (Machine Protection Systems)

Bently Nevada – International *

Motor Control Centers/Switchgear

Powell Electrical Manufacturing Company - USA

General Electric - USA

Square “D” Company - USA

Cutler Hammer (Eaton) – USA

Motor Operated Valve Assemblers and Manufacturers of Valves

AVSI - USA

Baro Controls - USA

Valve Systems & Controls - USA

Tyco/Keystone - USA

Puffer Sweiven - USA

R. J. Gallagher - USA

Raimondi - USA

McJunkin – USA

Sunbelt Supply – USA

Velan – Canada/USA

Bernard Controls – USA

EIM – USA

Envalco – USA

FlowServe Valtek

MOV Controls

Bettis

Rotork

Overhead Cranes – Air Powered

PCT – UK **

American Crane & Hoist Corp. - USA

P&H Morris

Kone Cranes

Columbus McKinnon Corp (Gaffey)- USA

Relief Valves - Conventional

Dresser Industrial Valve & Instruments Division (Consolidated) - USA

Anderson-Greenwood /Crosby - USA

Farris USA

Groth - USA

Relief Valves - Pilot Operated

Anderson Greenwood/ Crosby – USA

Dresser Industrial Valve & Instruments Division (Consolidated) - USA

Process Gas Chromatograph

Elsag Bailey - International

Hartman & Braun - International

Applied Automation – International

ABB Process Analytics - International

Foxboro - International

Kinetic VP - International

Rotork - International

Precision Scientific – International

Daniel – USA

Yokagawa – Japan

Emerson (Rosemont) – USA

Programmable Logic Controllers (PLC)

Allen Bradley – ControlLogix Platform * (Includes 3rd Party Package Units provided with PLC)

Ultrasonic Flow meter

Controlotron - International

Panametrics - International

Krone Altometer – International

Instromet – US

Daniel – International

ABB – International

Natural Gas Pipeline Ball Valve

Grove – USA**

WKM Cameron - USA

KF -Italy

Perrar	- Italy

Petrolvalve -Italy

PBV –USA

FlowServe

Nitrogen Storage and Vaporization Package

Air Products – USA

Air Liquide – USA

Lotepro – USA

Praxair - USA

Cryogenic and Severe Service Valves

FlowServe Valtek - USA

Masoneilian - USA

Fisher - USA

CCI USA

Severn Glocon – UK

Linde MAPAG

Velan – Canada/USA

Submerged Combustion Vaporizers

T-Thermal – USA*

Tank Gauges (LNG Tanks)

Radar Gauge (Saab) - International

Whessoe- Varic International

Unloading Arms

SVT Connex – Germany **

FMC

Valves, Cryogenic Ball

Perar – Italy

Poyam – Spain

TBV - USA

Petrolrtorvalve - Italy

Tong Yung –Korea

OMB – Italy

Hindle- Great Britain

Orbit – USA

Valve Technologies

Pibivesse, Italy

Velan

FlowServe

Valves, Cryogenic Butterfly

Neles Inc. – USA

Royal – USA

Amri Inc. – USA

Velan – USA

Vanessa (Tyco) – USA

Adams – Germany

Orton – Italy

Linde MPAG- Germany

Valves, Cryogenic Globe & Check Valves

Velan – Canada/USA

Tong Yung – Korea

OMB- Italy

FlowServe

Valves, Non-Return

Vanessa - USA

Rockwell - USA

Newco - USA

Shoritsu - Japan

Fasani - Italy

Kitz – Japan

Vent System

John Zink - USA

Kaldair - USA

Flaregas - USA

MRW Technologies – USA

Tornado

Execution Copy

ATTACHMENT H

FORM OF PARENT COMPANY GUARANTEE

A GUARANTEE made the ______ day of _______, 2006

BETWEEN

AMEC plc, Sandiway House, Hartford, Northwich, Cheshire, CW8 2YA (hereinafter called “the Guarantor”) and Corpus Christi LNG, LLC, 717 Texas Avenue, Suite 3100, Houston, Texas, U.S.A. 77002 (hereinafter called “the Beneficiary”).

WHEREAS

(1)	The Beneficiary has entered into a Services Agreement with La Quinta LNG Partners, LP, a Texas limited partnership (hereinafter called “the Contractor”) for Preliminary Work (hereinafter called “the Contract”) for the Corpus Christi LNG Receiving, Storage and Regasification Terminal at Corpus Christi, Texas, U.S.A. (hereinafter called “the Project”).

(2)	The Contractor is a limited partnership, whose general partners are AMEC E&C Services, Inc. (“AMEC E&C”) and Zachry Construction Corporation.

(3)	The Guarantor is the ultimate holding company of AMEC E&C.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.	Subject to the terms and conditions contained herein, in consideration of the Beneficiary having entered into the Contract with the Contractor, the Guarantor irrevocably guarantees to the Beneficiary that the Contractor shall properly perform the Contract and shall comply with all of the terms and conditions thereof according to their true purport, intent and meaning (including, without limitation, the full and punctual performance and payment, as and when each such performance or payment becomes due under the terms of the Contract of any and all obligations or amounts owed by the Contractor in connection with and to the extent provided for in the Contract), provided always that if there is any failure of performance or payment by the Contractor, the Beneficiary will notify the Guarantor in writing providing details of such failure and the Guarantor will either itself or through others perform the Contract upon the same terms and conditions as are set out in the Contract and make good all loss, damage, cost and expense occasioned by such failure for which the Contractor is legally liable pursuant to the terms of the Contract. Delay in giving notice as provided in this paragraph 1 shall not in any way relieve or diminish the Guarantor’s obligations under this Guarantee.

2.	The Guarantor shall not by virtue of this Guarantee acquire any liability to the Beneficiary which is greater than it would have owed had the Guarantor been a party to the Contract in substitution for the Contractor.

3.	Any claim, dispute or controversy arising out of or relating to this Guarantee (including the breach, termination or invalidity thereof, and whether arising out of tort or contract) (“Dispute”) shall be resolved in accordance with the dispute resolution procedures of Article 17 of the Contract, including without limitation, the arbitration provisions in Section 17.3 of the Contract. These dispute resolution procedures are binding upon the Beneficiary and the Guarantor and the successor and permitted assigns of any of them. At Beneficiary’s option, the Guarantor may be joined as an additional party to any arbitration conducted under Contract.

4.	The Guarantor agrees that the obligations of Guarantor set forth in this Guarantee shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected or impaired by: (i) any amendment or modification of or supplement to or other change in the Contract in accordance with its terms and conditions, including, without limitation, any renewal, extension, acceleration or other changes to payment terms thereunder; (ii) any relief given by Beneficiary to Contractor or AMEC E&C not in accordance with the Contract terms and conditions, including, without limitation, granting extensions of time or the payment of money not due and owing under the terms of the Contract; (iii) any waiver, consent, extension, indulgence, compromise or release under or in respect of the Contract, except to the extent of such waiver, consent, extension, indulgence, compromise or release; (iv) any bankruptcy, insolvency, reorganization, arrangement, readjustment, liquidation, or similar proceeding with respect to the Beneficiary, the Contractor or AMEC E&C; (v) any merger or consolidation of the Guarantor, the Contractor or AMEC E&C into or with any other person or entity or any sale, lease, or transfer of all or any of the assets of the Guarantor, the Contractor or AMEC E&C; (vi) any change in the ownership of the Guarantor, the Contractor or AMEC E&C; or (vii) any winding up or dissolution of the Contractor or AMEC E&C.

5.	The Guarantor hereby unconditionally waives, to the extent permitted by applicable law: (i) notice of any of the matters referred to in paragraph 4 hereof; and (ii) any requirement to exhaust any remedies against Contractor, AMEC E&C or Zachry Construction Corporation resulting from failure of performance or payment by the Contractor under the Contract or by any other person under the terms of the Contract.

6.	This Guarantee is personal to the Beneficiary and the Guarantor and neither this Guarantee nor any of the benefits or interests arising hereunder may be assigned by the Beneficiary or the Guarantor in any manner whatsoever either in whole or in part, except that the Beneficiary may assign this Guarantee (including, without limitation, all benefits, interests and obligations) to any of Beneficiary’s affiliates by providing notice to the Guarantor; provided that any assignment of this Guarantee shall not relieve the Guarantor or the Beneficiary (as applicable) of any of its obligations or liabilities under this Guarantee. The Beneficiary may also assign, pledge and/or grant a security interest in this Guarantee to any of the Beneficiary’s lenders by giving written notice to the Guarantor, provided that such assignment, pledge and/or grant is in accordance with the terms of the Contract.

7.	No provision of this Guarantee is intended to or does confer upon any third party any benefit or right enforceable at the option of that third party or any liability whatsoever on any third party.

8.	This Guarantee is subject to and shall be governed by and construed in accordance with the law of Texas, United States of America, without giving effects to the principles thereof relating to conflicts of law.

9.	This Guarantee contains the entire understanding of the parties with respect to the subject matter hereof and incorporates any and all prior agreements and commitments with respect thereto. No change, amendment or modification of the terms of this Guarantee shall be valid or binding upon the parties hereto unless such change, amendment or modification is in writing and duly executed by both parties hereto in the form of an amendment. This Guarantee shall be binding upon the successor and permitted assigns of the Beneficiary and the Guarantor. The Guarantor shall not issue any press release, advertisement, publicity material, financial document or similar matter or participate in a media interview that mentions or refers to the Project without the prior written consent of the Beneficiary, except to the extent required by the Securities and Exchange Commission governing the Guarantor’s securities and in accordance with applicable securities laws but only after first giving Beneficiary written notice regarding same. The Guarantor acknowledges and agrees that the Beneficiary shall be required, from time to time, to make disclosures and press releases and applicable filings with the Securities and Exchange Commission in accordance with applicable securities laws, including a copy of this Guarantee.

IN WITNESS whereof the parties have through their authorized representatives caused this Guarantee to be executed on the day and year first before written.

AMEC plc

Signature

Name

Title

Corpus Christi LNG, LLC

Signature

Name

Title

Execution Copy

SCHEDULE I-1

FORM OF INTERIM INVOICE

La Quinta LNG Partners, LP c/o Zachry Construction Corporation
P.O. Box 240130 San Antonio, TX 78224-0130	Phone Number 210-475-8540
OWNER:		INVOICE NUMBER	___________________
ATTN: ACCOUNTS PAYABLE		INVOICE DATE	___________________
Corpus Christi LNG, LLC		AGREEMENT DATE	April 13, 2006
717 Texas Avenue		DUE DATE
Houston, Texas 77002
		TERMS	Per Agreement

PROJECT NAME: Preliminary EPC Work for Corpus Christi LNG Receiving, Storage & Regasification Terminal 50 La Quinta Road Portland, Texas 78374

This Invoice estimates the Cost of Work and Fee for the period from _________________, 200_ to _________________, 200_ (the “Estimated Period”) and provides the actual Cost of Work and Fee incurred and earned by Contractor for the period from ________________, 200_ to _______________, 200_ (“Current Period”) for Work Order No. ___.

	DESCRIPTION OF WORK	THIS PERIOD	TO DATE
A.	Estimated Cost of Work & Fee Advance for the Estimated Period	$—

Actual Cost of Work & Fee for Current Period:
B.	Engineering - Home Office Services	$—
C.	New Construction Labor Charges (Item C.1 + Item C.2)	$—
	C.1. Contractor’s New Construction Labor Charges	$—
	C.2. Subcontractor’s Labor and Other Charges (not including permanent material & Equipment)	$—
D.	New Construction Taxable Material Charges (Item D.1 + Item D.2)	$—
	D.1. Contractor’s New Construction Taxable Material Charges	$—
	D.2. Subcontractor’s taxable permanent materials & Equipment (not including any labor charges)	$—
E.	New Construction Exempt Permanent Material & Equipment Charges (Item E.1. + Item E.2)	$—
	E.1. Contractor New Construction Exempt Material Charges	$—
	E.2. Subcontractor New Construction Exempt Material Charges	$—
F.	Other Charges (includes construction supplies, sundries and sales/use tax paid by Contractor)	$—
G.	Construction Equipment Charges	$—
H.	Taxable Services Resold to Owner	$—

I.	Cost of Work Sub Total(Aggregate of Items B, C, D, E, F, G and H, above)	$—
J.	G&A/Fee Multiplier (Item I x 9.8%)	$—
K.	Actual Cost of Work & Fee for Current Period (Item I + Item J)	$—

L.	Previous Estimated Cost of Work and Fee Advance (from Item A of prior Invoice)	$—
M.	Net Amount Due this Invoice (Item A + Item K - Item L)	$—
N.	Texas Sales & Use Tax (Item N.1 + Item N.2)	$—
	N.1. Texas Sales Tax ((Item D + Item H) x 6.25%)	$—

	N.2. Texas Local Sales Tax ((Item D + Item H) x ___.___%)	$—

		Current Amount Due: (Item M + Item N)	$

Contractor represents and certifies that (i) except as noted in this Invoice (including any attached documentation) for any reconciliation for the previous Invoice’s Work items, the Work items described in or relating to the previous Invoice have been performed in full accordance with the Agreement, and Contractor incurred and earned, during the period for such Invoice, the estimated Cost of Work and Fee included in the previous Invoice, (ii) subject to any Excusable Delay, Contractor will perform the Work described in or relating to all Work items that are the subject of this Invoice in the Current Period, (iii) all quantities and prices in this Invoice or attached documentation are Contractor’s good faith estimate as to the estimated Cost of Work and Fee for the Estimated Period, are appropriately substantiated by the attached documentation and are otherwise in accordance with the Agreement and the above referenced Work Order, (iv) Contractor is entitled to payment of the amount set forth as “Current Amount Due” in this Invoice, (v) attached to this Invoice is all previously un-submitted, original invoices from Subcontractors or any other suppliers or vendors showing original purchase costs for services and materials without markup, (vi) to the extent Contractor has been invoiced by any Subcontractor and the due date for payment by Contractor to such Subcontractor has occurred on or before the date of this Invoice, attached to this Invoice is a fully completed and executed Interim Lien and Claim Waiver from each such Subcontractor for all Work performed by such Subcontractor, (vii) the 30-Day look-ahead schedule attached to this Invoice for the estimation period shows Contractor’s good faith estimate for performing its listed Work items during such period, (viii) all Subcontractors have been paid the monies due and payable for Work performed in accordance with the terms of such Subcontracts, except for amounts that are the subject of this Invoice or for such amounts that are in good faith dispute by Contractor, (ix) the Invoice, including the invoicing for any Change Orders, is “separated” for Texas sales and use tax purposes, and (x) this Invoice is signed by an authorized representative of Contractor.

CONTRACTOR

Signed:

Name:

Title:

Date:	______________________, 200__

CORPUS CHRISTI LNG RECEIVING, STORAGE AND REGASIFICATION TERMINAL

INVOICE NUMBER ______	INVOICE DATE _____________, 200___

OWNER APPROVAL

AMOUNT APPROVED by Owner for Payment: U.S.$_________________________________

OWNER

Signed: _________________________

Name: __________________________

Title: ___________________________

Date: _____________________, 200__

The AMOUNT APPROVED by Owner is without prejudice to any rights of Owner under the Agreement.

Explanation is listed below or attached if the AMOUNT APPROVED is less than the amount requested by Contractor under this Invoice: _________________________________________________________________________________________________

________________________________________________________________________________________________________

________________________________________________________________________________________________________

SCHEDULE I-2

FORM OF FINAL INVOICE

La Quinta LNG Partners, LP

c/o Zachry Construction Corporation

P.O. Box 240130	Phone Number
San Antonio, TX 78224-0130	210-475-8540

OWNER: ATTN: ACCOUNTS PAYABLE Corpus Christi LNG, LLC 717 Texas Avenue Houston, Texas 77002	INVOICE NUMBER	___________________
	INVOICE DATE	___________________
	AGREEMENT DATE	April 13, 2006
DUE DATE

	TERMS	Per Agreement

PROJECT NAME: Preliminary EPC Work for Corpus Christi LNG Receiving, Storage & Regasification Terminal 50 La Quinta Road Portland, Texas 78374

This final Invoice covers Work for the above-referenced Work Order for the period from ______________, 200_ to _______________, 200_ (the “Current Period”) and adjusts and reconciles all prior Invoices, payments and Change Orders for such Work Order.

	DESCRIPTION OF WORK	THIS PERIOD	TO DATE
Actual Cost of Work & Fee for Current Period:
A.	Engineering - Home Office Services	$—
B.	New Construction Labor Charges (Item B.1 + Item B.2)	$—
	B1. Contractor’s New Construction Labor Charges	$—
	B2. Subcontractor’s Labor and Other Charges (not including permanent material & Equipment)	$—
C.	New Construction Taxable Material Charges (Item C.1 + Item C.2)	$—
	C1. Contractor’s New Construction Taxable Material Charges	$—
	C2. Subcontractor’s taxable permanent material & Equipment (not including any labor charges)	$—
D.	New Construction Exempt Permanent Material & Equipment Charges (Item D.1 + Item D.2)	$—
	D.1. Contractor’s New Construction Exempt Material Charges	$—
D.2. Subcontractor’s New Construction Exempt Material Charges
E.	Other Charges (includes construction supplies, sundries and sales/usetax paid by Contractor)	$—
F.	Construction Equipment Charges	$—
G.	Taxable Services Resold to Owner	$—

H.	Cost of Work Sub Total (Aggregate of Items A, B,C, D, E, F, and G above)	$—
I.	G&A/Fee Multiplier (Item H x 9.8%)	$—
J.	Actual Cost of Work & Fee for Current Period (Item H + Item I)	$—

K.	Previous Estimated Cost of Work and Fee Advance (from Item A of prior Invoice)	$—
L.	Net Amount Due this Invoice (Item A + Item J - Item K)	$—
M.	Adjustments to reconcile all previous Invoices, payments, withholdings, and offsets: (documentation for such adjustments to be attached)
N.	Texas Sales & Use Tax (Item N.1 + Item N.2)	$—
N.1. Texas Sales Tax ((Item C + Item G) x 6.25%)

N.2. Texas Local Sales Tax ((Item C + Item G) x ___.___)

		FINAL AMOUNT DUE: (Item L + Item M + Item N)	$—

Contractor represents and certifies that (i) all Work (except for that Work and obligations that survive the termination or expiration of the above Work Order or Agreement) for the above Work Order has been completely performed in accordance with the terms of the Agreement and such Work Order; (ii) all quantities and prices in this final Invoice or attachments are correct and in accordance with the Agreement and the above Work Order; (iii) fully completed and executed Final Lien and Claim Waivers from Contractor, and from all Subcontractors who performed Work under the above Work Order, as provided in Section 8.8 of the Agreement, are attached to this final Invoice; (iv) all documentation required to be delivered by Contractor to Owner under the Agreement and the above Work Order has been delivered to Owner; (v) all of Contractor’s and Subcontractors’ personnel, supplies, waste, materials, rubbish, and temporary facilities have been removed from the Site; (vi) all Subcontractors have been paid in accordance with the terms of their Subcontracts, except for amounts that are the subject of this final Invoice or amounts that are properly retained or withheld in accordance with the terms of such Subcontracts; (vii) all payrolls, Taxes, bill for Equipment, and any other indebtedness connected with the Work (excluding Corrective Work) have been paid, including Texas state and applicable local sales and use taxes which Contractor is required to pay under the Agreement; (viii) Contractor has completed all other obligations required under the Agreement or the above Work Order for completion of the Scope of Work under such Work Order; (ix) attached to this final Invoice is all documentation supporting Contractor’s request for payment as required under the Agreement and the above Work Order, including a statement summarizing and reconciling all previous Invoices, payments and Change Orders for such Work Order and all previously un-submitted, original invoices from Subcontractors or any other suppliers or vendors showing original purchase costs for services and materials without markup; and (x) this final Invoice is signed by an authorized representative of Contractor.

CONTRACTOR

Signed: __________________________

Name: ___________________________

Title: ____________________________

Date: ______________________, 200__

CORPUS CHRISTI LNG RECEIVING, STORAGE AND REGASIFICATION TERMINAL

INVOICE NUMBER ______	INVOICE DATE _____________, 200___

OWNER APPROVAL

AMOUNT APPROVED by Owner for Payment: U.S.$_________________________________

OWNER

Signed: _________________________

Name: __________________________

Title: ___________________________

Date: _____________________, 200__

The AMOUNT APPROVED by Owner is without prejudice to any rights of Owner under the Agreement.

Explanation is listed below or attached if the AMOUNT APPROVED is less than the amount requested by Contractor under this Invoice: _________________________________________________________________________________________________

________________________________________________________________________________________________________

________________________________________________________________________________________________________

Execution Copy

SCHEDULE J-1

CONTRACTOR’S INTERIM LIEN AND CLAIM WAIVER FOR WORK ORDER NO. _

(To be executed by Contractor with each Invoice other than the Invoice for final payment)

STATE OF TEXAS

COUNTY OF_____________

The undersigned, La Quinta LNG Partners, LP (“Contractor”), has been engaged under contract with Corpus Christi LNG, LLC (“Owner”), for the preliminary engineering, design and construction of improvements known as the Corpus Christi LNG Receiving, Storage and Regasification Terminal (the “Facility”), which is located in San Patricio County and Nueces County, near Portland, Texas, and is more particularly described in Attachment E of the Engineering, Procurement and Construction Services Agreement for Preliminary Work for the Corpus Christi LNG Receiving, Storage and Regasification Terminal between Owner and Contractor, dated April 13, 2006 (the “Property”).

Upon receipt of the sum of US$___________________ (amount in Invoice submitted with this Contractor’s Interim Lien and Claim Waiver), Contractor waives and releases any and all liens or claims of liens against the Facility and the Property and all claims, demands, actions, causes of actions or other rights at law, in contract, tort, equity or otherwise that Contractor has or may have against Owner through the date of _______________________, 20___ (date of the Invoice submitted with this Contractor’s Interim Lien and Claim Waiver). Exceptions as follows:

(if no exception entry or “none” is entered above, Contractor shall be deemed not to have reserved any claim.)

Contractor represents that all Subcontractors and employees of Contractor have been paid for all work, materials, equipment, services, labor and any other items performed or provided through ___________, 20__ (date of last prior Invoice) for the Facility. Exceptions as follows:

___________________________________________________________________________________________________________.

(if no exception entry or “none” is entered above, all such payments have been made )

This Contractor’s Interim Lien and Claim Waiver is freely and voluntarily given and Contractor acknowledges and represents that it has fully reviewed the terms and conditions of this Contractor’s Interim Lien and Claim Waiver, that it is fully informed with respect to the legal effect of this Contractor’s Interim Lien and Claim Waiver, that it has voluntarily chosen to accept the terms and conditions of this Contractor’s Interim Lien and Claim Waiver in return for the payment recited above.

FOR CONTRACTOR:
Applicable to Invoice(s) No. ___

Signed:

By:

Title:
Date:

AFFIDAVIT

On this __ day of ___________, 20__, before me appeared the above-signed, known or identified to me personally, who, being first duly sworn, did say that s/he is the authorized representative of Contractor and that this document was signed under oath personally and on behalf of Contractor.

Notary Public
My term expires (date):

SCHEDULE J-2

SUBCONTRACTOR’S INTERIM LIEN AND CLAIM WAIVER FOR WORK ORDER NO. __

(To be executed by Subcontractor with each Invoice other than the Invoice for final payment)

STATE OF TEXAS

COUNTY OF____________________

The undersigned, ___________________________ (“Subcontractor”) who has, under an agreement with La Quinta LNG Partners, LP (“Contractor”), furnished certain materials, equipment, services, and/or labor for the facility known as the Corpus Christi LNG Receiving, Storage and Regasification Terminal (“Facility”), which is located in San Patricio County and Nueces County near Portland, Texas and is more particularly described in Attachment E of the Engineering, Procurement and Construction Services Agreement for Preliminary Work for the Corpus Christi LNG Receiving, Storage and Regasification Terminal between Corpus Christi LNG, LLC (“Owner”) and Contractor, dated April 13, 2006 (the “Property”).

Upon receipt of the sum of US$___________________ (“Current Payment”), Subcontractor waives and releases any and all liens or claims of liens against the Facility and the Property and all claims, demands, actions, causes of action or other rights at law, in contract, tort, equity or otherwise that Subcontractor has or may have against Owner and Contractor through the date of _______________, 20___ (“Current Date”) and reserving those rights and liens that Subcontractor might have in any retained amounts on account of materials, equipment, services and/or labor furnished by Subcontractor to or on account of Owner, Contractor or any other entity for the Facility. Exceptions as follows:

(if no exception entry or “none” is entered above, Subcontractor shall be deemed not to have reserved any claim.)

Subcontractor further represents that all employees, laborers, materialmen, subcontractors and subconsultants employed by Subcontractor in connection with the Facility have been paid for all work, materials, equipment, services, labor and any other items performed or provided through _______________, 20__ (date of last prior invoice). Exceptions as follows:

___________________________________________________________________________________________________________.

(if no exception entry or “none” is entered above, all such payments have been made)

This Subcontractor’s Interim Lien and Claim Waiver is freely and voluntarily given and Subcontractor acknowledges and represents that it has fully reviewed the terms and conditions of this Subcontractor’s Interim Lien and Claim Waiver, that it is fully informed with respect to the legal effect of this Subcontractor’s Interim Lien and Claim Waiver, that it has voluntarily chosen to accept the terms and conditions of this Subcontractor’s Interim Lien and Claim Waiver in return for the payment recited above.

FOR SUBCONTRACTOR:
Applicable to Invoice(s) No. ___

Signed:

By:

Title:
Date:

AFFIDAVIT

On this __ day of _______________ , 20__, before me appeared the above-signed, known or identified to me personally, who, being first duly sworn, did say that s/he is the authorized representative of Subcontractor and that this document was signed under oath personally and on behalf of Subcontractor.

Notary Public
My term expires (date):

SCHEDULE J-3

CONTRACTOR’S FINAL LIEN AND CLAIM WAIVER FOR WORK ORDER NO.__

(To be executed by Contractor with the Invoice for final payment)

STATE OF TEXAS

COUNTY OF____________________

The undersigned, La Quinta LNG Partners, LP (“Contractor”), has been engaged under contract with Corpus Christi LNG, LLC (“Owner”), for the engineering, procurement, construction, commissioning, start-up and testing of improvements known as the Corpus Christi LNG Receiving, Storage and Regasification Terminal (“Facility”), which is located in San Patricio County and Nueces County near Portland, Texas and is more particularly described in Attachment E of the Engineering, Procurement and Construction Services Agreement for Preliminary Work for the Corpus Christi LNG Receiving, Storage and Regasification Terminal between Owner and Contractor, dated April 13, 2006 (the “Property”).

Upon receipt of the sum of US$___________________________ (amount in Invoice for final payment submitted with this Contractor’s Final Lien and Claim Waiver), Contractor waives and releases all liens or claims of liens against the Facility and the Property and all claims, demands, actions, causes of actions or other rights at law, in contract, tort, equity or otherwise that Contractor has, may have had or may have in the future against Owner arising out of this Agreement or the Facility, whether or not known to Contractor at the time of the execution of this Contractor’s Final Lien and Claim Waiver.

Contractor represents that all of its obligations, legal, equitable, or otherwise, relating to or arising out of the Agreement, Facility or Subcontracts have been fully satisfied (except for that Work and obligations that survive the termination or expiration of the Agreement, including Warranties and correction of Defective Work), including, but not limited to payment to Subcontractors and employees and payment of Taxes:

This Contractor’s Final Lien and Claim Waiver is freely and voluntarily given, and Contractor acknowledges and represents that it has fully reviewed the terms and conditions of this Contractor’s Final Lien and Claim Waiver, that it is fully informed with respect to the legal effect of this Contractor’s Final Lien and Claim Waiver, and that it has voluntarily chosen to accept the terms and conditions of this Contractor’s Final Lien and Claim Waiver in return for the payment recited above. Contractor understands, agrees and acknowledges that, upon payment, this document waives rights unconditionally and is fully enforceable to extinguish all claims of Contractor as of the date of execution of this document by Contractor.

FOR CONTRACTOR:
Applicable to Invoice No(s): ALL (If all, print “all”)

Signed:

By:

Title:
Date:

AFFIDAVIT

On this __ day of ____________, 20__, before me appeared the above-signed, known or identified to me personally, who, being first duly sworn, did say that s/he is the authorized representative of Contractor and that this document was signed under oath personally and on behalf of Contractor.

Notary Public
My term expires (date):

SCHEDULE J-4

SUBCONTRACTOR’S FINAL LIEN AND CLAIM WAIVER FOR WORK ORDER NO._

(To be executed by Subcontractor with the Invoice for final payment)

STATE OF TEXAS

COUNTY OF____________________

The undersigned, __________________________ (“Subcontractor”), has, under an agreement with La Quinta LNG Partners, LP (“Contractor”), furnished certain materials, equipment, services, and/or labor for the facility known as the Corpus Christi LNG Receiving, Storage and Regasification Terminal (“Facility”), which is located in San Patricio County and Nueces County near Portland, Texas, and is more particularly described in Attachment E of the Engineering, Procurement and Construction Services Agreement for Preliminary Work for the Corpus Christi LNG Receiving, Storage and Regasification Terminal between Corpus Christi LNG, LLC (“Owner”) and Contractor, dated April 13, 2006 (the “Property”).

Upon receipt of the sum of US$_______________________, Subcontractor waives and releases any and all liens or claims of liens against the Facility and the Property, all claims, demands, actions, causes of action or other rights at law, in contract, tort, equity or otherwise against Owner or Contractor, and any and all claims or rights against any labor and/or material bond, which Subcontractor has, may have had or may have in the future arising out of the agreement between Subcontractor and Contractor or the Facility, whether or not known to Subcontractor at the time of the execution of this Subcontractor’s Final Lien and Claim Waiver.

Subcontractor represents that all of its obligations, legal, equitable, or otherwise, relating to or arising out of the agreement between Contractor and Subcontractor, the Facility or subcontracts have been fully satisfied (except for that work and obligations that survive the termination or expiration of the agreement between Subcontractor and Contractor, including warranties and correction of defective work), including, but not limited to payment to sub-subcontractors and employees of Subcontractor and payment of taxes:

This Subcontractor’s Final Lien and Claim Waiver is freely and voluntarily given and Subcontractor acknowledges and represents that it has fully reviewed the terms and conditions of this Subcontractor’s Final Lien and Claim Waiver, that it is fully informed with respect to the legal effect of this Subcontractor’s Final Lien and Claim Waiver, and that it has voluntarily chosen to accept the terms and conditions of this Subcontractor’s Final Lien and Claim Waiver in return for the payment recited above. Subcontractor understands, agrees and acknowledges that, upon payment, this document waives rights unconditionally and is fully enforceable to extinguish all claims of Subcontractor as of the date of execution of this document by Subcontractor.

FOR SUBCONTRACTOR:
Applicable to Invoice No(s). ALL (If all, print “all”)

Signed:

By:

Title:
Date:

AFFIDAVIT

On this __ day of ______________, 20__, before me appeared the above-signed, known or identified to me personally, who, being first duly sworn, did say that s/he is the authorized representative of Subcontractor and that this document was signed under oath personally and on behalf of Subcontractor.

Notary Public
My term expires (date):

Execution Copy

ATTACHMENT K

OWNER-PROVIDED ITEMS AND RESPONSIBILITY

1.	Owner Supplied Data

The following data, information, and documents listed below shall be provided by Owner on or before the dates listed below. Refer to Attachment M or the applicable Work Order for other data, information, and documents to be provided by Owner.

Description of Data/Information/Documents Provided	Date Provided or to be Provided
Application for Authorization to Site Construct and Operate Liquefied Natural Gas Import Terminal Facilities, pursuant to Section 3(a) of the Natural Gas Act and Parts 153 and 380, Docket No. CP04-37 et al, filed by Owner with the FERC on December 23, 2003 (the “FERC Application”), including responses to subsequent data requests in connection with the FERC Application.	Previously provided to Contractor.

Final Environmental Impact Statement, FERC Docket No. CP04-37 et al, dated March, 2005	Previously provided to Contractor.

FERC Authorization to Commence Initial Construction, dated December 16, 2005	Previously provided to Contractor.

Site Description	Document CC-E-PM-DBS-002, “Site Description” and documents referenced therein, previously provided to Contractor. Also refer to Attachment E, Site Description.

Owner Supplied Permits listed in Schedule B-2	In accordance with the date specified under the “Date Required” column in Schedule B-2.

2.	Owner Supplied Equipment, Items, and Services

The following equipment, components, and personnel shall be supplied by Owner on or before the dates listed below in accordance with Attachment M or the terms of the applicable Work Order. Contractor shall provide reasonable support and assistance to the Owner in accordance with the Agreement (including, where applicable, access to Site).

K-1

Description of Equipment/Components/Personnel Supplied	Date Supplied or to be Supplied
Provide all work associated with overall program management among other contractors working directly for Owner and not in Contractor Group (“Owner’s Suppliers”), including Owner’s Suppliers for the export gas pipeline, wetland mitigation, permitting agencies, Owner consultants, and Owner’s activities.	Ongoing requirement under the terms of the Agreement.

Wetlands mitigation to be performed on or off the Site.	In accordance with the mitigation plan filed with the USACE.

Provide vehicles for Owner’s own use.	As determined by Owner.

K-2

Execution Copy

SCHEDULE L-1

CONTRACTOR ACQUIRED INSURANCE

1.	Contractor Insurance. Contractor shall obtain and maintain insurance of the type and in the limits as set forth below on an “occurrence” basis (unless otherwise expressly permitted herein). All insurance shall be denominated in United States Dollars. Except as otherwise provided herein or as may otherwise be mutually agreed in writing between Owner and Contractor, such insurance shall be effective no later than Contractor’s mobilization to the Site pursuant to this Agreement and shall remain in place until the completion of all Work under this Agreement.

(a)	Automobile liability insurance covering all owned, non-owned, and hired vehicles for all of Contractor’s operations both on and off the Site, with a limit of $2,000,000 combined single limit per accident for bodily injury and property damage.

(b)	(i) Workers’ compensation insurance covering permanent and temporary employees of Contractor for statutory benefits limits of the applicable labor code(s) and workers’ compensation law(s) in each state where the Work is performed, and (ii) Coverage B-employer’s liability with limits of $1,000,000 each accident for bodily injury by accident, $1,000,000 each employee for bodily injury by disease, and $1,000,000 policy limit for bodily injury by disease. Such insurance shall be endorsed to include US Longshoreman’s and Harbor Works Act, Maritime Employer’s Liability, In Rem ,Jones Act and Other States coverage as applicable, and shall include an alternate employer endorsement.

(c)	Project-specific commercial general liability insurance on an ISO form or the equivalent thereof on at least as broad as the ISO form, including the insured’s legal liability arising out of the operations of Subcontractors of any tier, with a limit of $1,000,000 each occurrence and $2,000,000 annual aggregate. Aggregate limits shall apply on a per project basis. Coverage shall include, but not be limited to, bodily injury, death, property damage, personal injury, blanket contractual, explosion, collapse and underground damage, independent contractors, and products/completed operations coverage for at least five (5) years after the completion of all Work under this Agreement. The coverage provided shall include marine liability related to “wet works” operations performed by or on behalf of Contractor under this Agreement, including liability arising out of any watercraft that is owned, leased, rented or chartered by Contractor.

(d)	Project-specific umbrella/excess liability insurance coverage providing excess general liability, automobile liability and employer’s liability on a following form basis with limits of $10,000,000 each occurrence and aggregate in excess of underlying coverage.

(e)	Project-specific contractor’s pollution liability insurance with a limit of $25,000,000 each occurrence and $25,000,000 aggregate, which may be on an “occurrence” or “claims-made” basis.

(f)	If applicable, railroad protective liability insurance in such limits and as required by any railroad entity in connection of Work under this Agreement by Contractor on or adjacent to railroad property.

(g)	If applicable, aircraft liability insurance with a limit of $10,000,000 per occurrence providing coverage for bodily injury and property damage and shall cover aircraft that is owned, leased, rented or chartered by Contractor. The policy shall include coverage for passengers and crew, cover all owned and non-owned aircraft, and be endorsed to provide a voluntary settlement.

(h)	Contractor’s equipment insurance covering all Construction Equipment. Contractor may at its option self-insure such Construction Equipment.

(i)	Hull and machinery insurance shall be provided by Contractor if applicable and shall cover any watercraft that is owned, leased, rented or chartered by Contractor. If not provided for the insurance policies in Section 1 (c) and (d) of this Schedule L-1, this policy shall include collision liability and tower’s liability with sister-ship clause un-amended. All “as owner” and “other than owner” clauses shall be deleted, and navigational limitations shall be adequate for Contractor to perform the specified Work. Limits for hull shall be the fair market value of each vessel.

(j)	Project-specific builder’s risk insurance, written on an “all risks” type form and insuring the Work (including Equipment) intended to be permanently incorporated into the Facility against physical loss or physical damage, including coverage for the risks of fire, lightning, windstorm, hail, riot, riot attending a strike, civil commotion, aircraft, vehicle, smoke, explosion, vandalism, malicious mischief, damage to glass, theft, flood, earthquake (including sinkhole) and loss or damage resulting from design error, faulty workmanship and defective materials (minimum LEG 2/96 or its equivalent, or to the extent reasonably commercially available for the Project, LEG 3/96 or its equivalent), all of which are subject to form exclusions and conditions. Coverage shall apply to such Equipment and Work while it is located at the Site or at temporary off-Site storage or staging areas approved by Owner, or while in land-based or inland marine transit to the Site within the continental United States. Limits under this insurance shall not be less than the one hundred percent (100%) of the replacement value of the Facility for physical loss and physical damage to the Work, but with sublimits provided for windstorm, flood, earthquake, strikes, riots and civil commotion. Subject to form exclusions and conditions, coverage shall include extra and expediting expenses related to an insured loss, Contractor, its Subcontractors, and Owner Group shall be named insureds under this policy, and a waiver of subrogation shall be provided in the policy in favor of Contractor, its Subcontractors, Owner Group and Lender.

2.	Subcontractor Insurance.

(a)	All Subcontractors (excluding only Non-Eligible Subcontractors) shall be covered by the project-specific commercial general liability policy and the umbrella/excess liability policy procured by Contractor. “Non-eligible Subcontractors” are: (i) Subcontractors having Subcontracts involving asbestos abatement, lead abatement or any environmental remediation; (ii) vendors that fabricate or manufacture products, materials or supplies off the Site and who do not perform Work at the Site; (iii) vendors or the drivers of any of them while they are unloading at the Site; and (iv) others for which eligibility or non-eligibility shall be determined at the discretion of Contractor and/or the insurer.

(b)	Contractor shall ensure that all Subcontractors shall be covered by workers’ compensation, employer’s liability, automobile liability, and, as applicable, aircraft, hull and machinery, project-specific pollution, railroad protective liability and equipment insurance policies provided by Contractor pursuant to this Agreement, or by insurance procured by a Subcontractor. If a Subcontractor procures any such policies, such policies shall be in such forms and limits as deemed appropriate by Contractor and in accordance with reasonably prudent business practices. In addition, with respect to Non-eligible Subcontractors, Contractor shall ensure that each such Non-eligible Subcontractor be covered by commercial general liability and umbrella/excess liability insurance provided by such Non-Eligible Subcontractor in such forms and limits as deemed appropriate by Contractor and in accordance with reasonably prudent business practices.

3.	Named Insured and Additional Insured.

(a)	Project-Specific Commercial General Liability and Umbrella/Excess Liability Policies. The project-specific commercial general liability and umbrella/excess liability insurance shall include as “named insureds” Contractor Group, Owner Group, and all Subcontractors (other than Non-Eligible Subcontractors). Reynolds Metals Company, Sherwin Alumina, L.P., Gulf South Pipeline Company, L.P. and Crosstex Energy Services, L.P., its agents, officers, directors, employees, subsidiaries, and affiliates shall be additional insureds under these project-specific policies for liability arising out of the Project. For the avoidance of doubt, subject to policy terms and conditions, these project-specific policies shall cover all of the activities of Contractor Group and Owner Group to the extent such activities relate to the Project and are in the U.S., its possessions or territories, Puerto Rico or Canada.

(b)	Project-Specific Builder’s Risk Insurance. The requirements for “named insured” for the project-specific builder’s risk insurance is specified above.

(c)

Other Contractor-Provided Insurance. All insurance policies (other than the project-specific commercial general liability, project-specific umbrella/excess liability, project-specific builder’s risk, workers’ compensation/employers’

liability and contractor’s pollution liability insurance) provided by Contractor pursuant to this Agreement shall include as additional insureds Owner Group, to the extent of Contractor’s indemnity obligations assumed under the Agreement.

(d)	Subcontractor-Provided Insurance. Except for worker’s compensation insurance, Contractor shall make all commercially reasonable efforts to ensure that all insurance policies provided by any Subcontractor pursuant to the requirements of this Agreement shall include a waiver of subrogation in favor of, and as additional insureds, Owner Group. IF CONTRACTOR FAILS TO OBTAIN A WAIVER OF SUBROGATION OR ADDITIONAL INSURED STATUS IN FAVOR ANY MEMBER OF THE OWNER GROUP FROM ANY SUBCONTRACTOR, OR SUBCONTRACTOR’S INSURANCE(S) ARE DEFICIENT IN ANY WAY, AND A MEMBER OF THE OWNER GROUP SUFFERS DAMAGES AS A RESULT OF SUCH FAILURE, THEN CONTRACTOR SHALL INDEMNIFY, DEFEND AND HOLD SUCH MEMBER OF THE OWNER GROUP HARMLESS FROM SUCH DAMAGES.

4.	Waiver of Subrogation. All policies of insurance required to be provided by Contractor under this Agreement shall include clauses providing that each underwriter shall waive its rights of recovery, under subrogation or otherwise, against Owner Group.

5.	Miscellaneous. Any Named Insured shall do nothing to void or make voidable any of the insurance policies purchased and maintained by Contractor hereunder. Named Insureds shall promptly give Contractor notice in writing of the occurrence of any casualty, claim, event, circumstance, or occurrence that Contractor does not know of which may give rise to a claim under an insurance policy under this Schedule L-1 and arising out of or relating to the performance of the Work; provided, however, in no event shall such notice be more than three (3) Days after Named Insured has received notice of a claim or intent to file a claim. In addition, Named Insured shall ensure that Contractor is kept fully informed of any subsequent action and developments concerning the same and assist in the investigation of any such casualty, claim, event, circumstance or occurrence that may have a material impact on any Named Insured’s party ability to meet any obligations under the Agreement.

6.	Instructions for Certificate of Insurance. Contractor’s certificate of insurance form, completed by Contractor’s insurance agent, broker or underwriter, shall reflect the recognition of named insured status, additional insured status, waivers of subrogation, and primary insurance requirements contained in this Attachment L and elsewhere in the Agreement.

7.

Certificate of Insurance Requirements. On or before the Work Order Effective Date, Contractor shall deliver to Owner certificates of insurance reflecting all of the insurance required of Contractor under this Agreement; provided that, upon Owner’s written request, Contractor shall deliver certificates of insurance for any insurance provided by any Subcontractor. All certificates of insurance and associated notices and correspondence concerning such insurance shall be addressed to the contact information listed in the Agreement for notices, plus the following: (i) Corpus Christi LNG, LLC, Attn: Graham McArthur, 717 Texas Avenue, Suite 3100, Houston, Texas 77002,

Facsimile (713) 659-5459. In addition, each such certificate of insurance shall include the following language:

With respect to the project-specific commercial general liability and project-specific umbrella/excess liability policies provided by Contractor pursuant to 1(c) and (d) :

“Named Insured: Corpus Christi LNG, LLC, La Quinta LNG, LP, all Subcontractors (excluding only Non-Eligible Subcontractors), and each of their respective subsidiaries, affiliates, partners, co-venturers, agents, officers, directors and employees as Named Insureds.”

“Except for the worker’s compensation, employer’s liability and pollution liability insurance required to be provided by Owner under Schedule L-2, the insurance policies of Contractor and its Subcontractors shall be primary to, and not excess or contributory with, any other insurance or self-insurance available to and provided by the Owner Group.”

With respect to the project-specific commercial general liability and project-specific umbrella/excess liability policies provided by Contractor pursuant to 1(c) and (d) :

“Additional Insured: Reynolds Metals Company, Sherwin Alumina, L.P., Gulf South Pipeline Company, L.P., Crosstex Energy Services, L.P., and each of their respective subsidiaries, affiliates, partners, co-venturers, agents, officers, directors and employees named as Additional Insureds and other parties required under contract with any member of Owner Group (as defined under the Agreement between Contractor and Owner) which may arise during the course of this Agreement, to the extent of the Named Insureds indemnity obligations under that contract. The coverage afforded the Additional Insureds under these policies shall be primary insurance. If the Additional Insured has other insurance which is applicable to a loss or claim, such other insurance shall be on an excess or contingent basis.”

“Waiver of subrogation in favor of Additional Insureds as respects all policies required hereunder.”

With respect to all other insurance provided by Contractor under this Agreement (other than workers’ compensation/employer’s liability and project-specific builder’s risk):

“Additional Insured: Corpus Christi LNG, LLC and each of their respective subsidiaries, affiliates, partners, co-venturers, agents, officers, directors and employees as Additional Insureds, to the extent of Contractor’s indemnification obligations under the Agreement.”

“Waiver of subrogation in favor of Additional Insureds as respects all policies required hereunder.”

8.	Deductibles: 1) If and to the extent Owner indemnifies Contractor under the Agreement, 2) if and to the extent of Owner’s negligence, willful misconduct or gross negligence (unless Contractor otherwise indemnifies Owner under this Agreement), or 3) for other claims against Owner for which Contractor is not responsible under this Agreement, then Owner shall be responsible for deductible amounts under Contractor provided insurance pursuant to this Schedule L-1. Otherwise, as between Owner and Contractor, Contractor shall bear the costs of all deductibles provided by Contractor under this Agreement, and Contractor or its Subcontractors shall bear the cost of all deductibles provided by Contractor’s Subcontractors under this Agreement.

9.	Lender Requirements: Contractor agrees to cooperate with Owner as to any changes in or additions to the foregoing insurance provisions made necessary by requirements imposed by Lender (including additional insured status, notice of cancellation, certificates of insurance), provided that any resulting costs of increased coverage shall be reimbursable by Owner and provided further that no such requirements shall materially adversely affect Contractor’s risk exposure. All policies of insurance required to be maintained pursuant to this Attachment L shall contain terms and conditions reasonably acceptable to Owner after consultation with Lender.

SCHEDULE L-2

OWNER ACQUIRED INSURANCE

1.	Insurance Coverage Required of Owner.

(a)	Policies. Owner shall provide and maintain in full force and effect at all times commencing on the later of (i) the first date any of the Work is performed at the Site or (ii) May 1, 2006, and ending upon the completion of all Work under this Agreement, with coverage at levels not less than the minimums indicated and shall provide to Contractor certificates evidencing such coverages, or, if requested by Contractor, copies of applicable policies:

(1)	Automobile liability insurance covering owned, non-owned and hired automobiles for a limit of $1,000,000 combined single limit per accident for bodily injury and property damage.

(2)	(i) Workers’ compensation insurance covering permanent and temporary employees with statutory limits, (ii) employer’s liability insurance with limits of not less than $1,000,000 per occurrence and (iii) to the extent that exposure exists, US Longshoremen’s and Harbor Workers Act and Jones Act (maritime) coverage or under laws, regulations and statutes applicable to maritime employees, coverage shall be included for such injuries or claims.

(3)	Pollution legal liability insurance with a limit of $10,000,000 each occurrence and $10,000,000 aggregate.

(b)	Endorsements. The insurance policies required in Section 1(a) above shall be endorsed to provide that:

(1)	For the insurance required in clauses (1) and (3) of Section 1(a) above, Contractor Group (as such term is defined this Agreement) are named as an additional insured but only to the extent of Owner’s indemnification obligations to Contractor under this Agreement, with such coverage being primary to any insurance carried by the additional insured; and

(2)	There is a waiver of subrogation clause on each of the policies described in clauses (1) and (3) of Section 1(a) above in favor of Contractor Group to the extent of Owner’s indemnity obligations under this Agreement.

(c)	Miscellaneous. Owner shall do nothing to void or make voidable any of the insurance policies purchased and maintained by Owner hereunder. Owner shall promptly give Contractor notice in writing of the occurrence of any casualty, claim, event, circumstance, or occurrence that may give rise to a claim under an insurance policy under this Schedule L-2 and arising out of or relating to the performance of the Work; provided, however, in no event shall such notice be more than three (3) Days after Owner has received notice of a claim or intent to file a claim. In addition, Owner shall ensure that Contractor is kept fully informed of any subsequent action and developments concerning the same.

SCHEDULE L-3

GENERAL INSURANCE PROVISIONS

Contractor shall cause the insurance to be obtained under Schedule L-1, and Owner shall cause the insurance to be obtained under Schedule L-2, to satisfy the following provisions and requirements.

1.	All insurance required by this Agreement shall be purchased from insurance companies having a minimum rating of A– IX by A.M. Best & Company or its equivalent (or as otherwise mutually agreed in writing between Owner and Contractor) by reputable rating agencies such as Standard and Poors and, to the extent required by Applicable Law, which are authorized to do business in the State of Texas. Certified, true and exact copies of the project-specific insurance policies required of Contractor in Schedule L-1 shall be provided to Owner upon Owner’s request.

2.	Thirty (30) Days’ written notice shall be given to Owner and Contractor of any cancellation, intent not to renew, or reduction in the policies’ coverage, except in the application of the aggregate limit provisions, ten (10) Days’ notice for non-payment of premium. In the event of notice of cancellation due to non-payment of premium by either Party, the other Party shall have the right (but not the obligation) to make payments in order to keep insurance in force.

3.	With respect to the insurance required of Owner by Schedule L-2, Owner shall furnish Contractor with a certificate(s) of insurance giving evidence of such insurance on or before the dates by when Owner is required to have obtained such insurance.

4.	Additionally, each Party shall furnish a certificate(s) of insurance to the other Party evidencing replacement coverage fifteen (15) Days prior to expiration of any such policies.

5.	The acceptance of delivery of any certificates of insurance or certified insurance policies required to be purchased and maintained pursuant to this Agreement does not constitute approval or agreement by the recipient that the insurance requirements have been met or that those certificates of insurance or insurance policies are in compliance with this Agreement.

6.	Subject to Contractor’s agreement, Owner may request at any time during the term of this Agreement that Contractor procure and maintain other or additional insurance. Notice of such election shall be given at least ninety (90) Days prior to the effective date of the required date for Contractor’s procurement of other or additional insurance. Contractor shall be compensated for the amount of the increased or additional premiums incurred to obtain such insurance.

7.	The types and limits of insurance provided by Contractor or its Subcontractor shall not in any way limit any of Contractor’s responsibilities or liabilities under this Agreement. The types and limits of insurance provided by Owner shall not in any way limit any of Owner’s responsibilities under this Agreement.

Execution Copy

ATTACHMENT M

WORK ORDER NO. 1

CORPUS CHRISTI LNG, LLC

Work Order No. 1

Work Order Effective Date: ____________

Pursuant to the Engineering, Procurement and Construction Services Agreement for Preliminary Work for the Corpus Christi LNG Receiving, Storage and Regasification Terminal entered into between Corpus Christi LNG, LLC (“Owner”) and La Quinta LNG Partners, LP (“Contractor”) effective on April 13, 2006 (“Agreement”), Contractor is hereby requested to perform the following Work on the following terms:

1.	Scope of Work and Design Basis:

The Scope of Work under this Work Order is to release a selected portion of the entire Scope of Work of the Agreement as described in Attachment A to the Agreement. Items to be released include:

Management and Supervision

•	Contractor to provide management and supervision appropriate for the Scope of Work of this Work Order.

Engineering

•	Contractor to commence detailed design of the Facility in accordance with the Design Basis in Schedule A-2.

Procurement

•	Contractor shall procure materials for the initial first mile of the Corpus Christi LNG Pipeline as described in Attachment A and perform pre-procurement tasks to prepare for long lead item purchase orders.

Construction

•	All Work on Rights of Way and Easements shall be in accordance with the applicable Rights of Way and Easement Agreement and the applicable Schedule referenced in Attachment E to the Agreement. Contractor to commence initial construction Work as follows:

1.	Obtain the Permits required to be procured by Contractor in accordance with the Agreement and necessary to commence construction Work;

2.	Establish temporary infrastructure, including trailers, power, phones, water, parking, laydown, Site roads, etc.;

3.	Establish Site grade on Owner’s property; and

4.	Install necessary security fencing.

•	Contractor shall not perform the following portions of the Work under this Work Order:

1.	New construction and demolition of the SAC feeders and raw water piping;

2.	Completing the haul road from the borrow pit;

3.	Installing the new SAC dock access road;

4.	Cleaning the La Quinta ditch;

5.	New construction and demolition of the CrossTex pipeline;

6.	Demolishing the on-shore portion of the CrossTex pipeline on SAC property;

7.	Opening of the borrow pit;

8.	Connecting to upgraded incoming electrical power service; and

9.	New construction and demolition of Gulf South pipeline.

Supporting Documentation for this Work Order:

•	Schedule A-1 Scope of Work under the Agreement

•	Schedule A-2 Design Basis

•	Attachment E Site Description, including the following Schedules referenced and incorporated therein:

•	Schedule 003, CCLNG Property, Doc. No. CC-E-PM-DBS-003

•	Schedule 004, CCLNG to RMC, Doc. No. CC-E-PM-DBS-004

•	Schedule 005, RMC to CCLNG, Doc. No. CC-E-PM-DBS-005

•	Schedule 007, Sherwin to CCLNG, Doc. No. CC-E-PM-DBS-007

2.	Contractor Deliverables:

See attached Schedule A-3 – Contractor’s Deliverables

3.	Maximum Compensation Under Work Order:

Contractor’s Cost of Work and Fee shall be computed in accordance with the rates and terms within Attachment C. Owner’s maximum liability for the payment of Fee and Cost of Work under this Work Order shall not exceed Thirty Million U.S. Dollars (U.S.$30,000,000), unless modified by Change Order.

4.	Work Schedule:

Except as expressly provided herein to the contrary or as directed by Owner in writing, Contractor shall promptly commence the Work under this Work Order after the Work Order Effective Date. Contractor shall use all commercially reasonable efforts to complete the Work under this Work Order by November 1, 2006. See Pre-EPC Schedule Activities, Run Date 10 April 2006.

5.	Information and Items to be provided by Owner:

•	Access to the portions of the Site necessary to perform the above Work; provided that, in no instance shall Contractor have access to any portion of the Site in which Owner does not have an executed Right of Way and Easement Agreement

•	The following Schedules referenced in Attachment E:

•	Schedule 003, CCLNG Property, Doc. No. CC-E-PM-DBS-003

•	Schedule 004, CCLNG to RMC, Doc. No. CC-E-PM-DBS-004

•	Schedule 005, RMS to CCLNG, Doc. No. CC-E-PM-DBS-005

•	Schedule 007, Sherwin to CCLNG, Doc. No. CC-E-PM-DBS-007

6.	Applicable Codes and Standards:

In addition to the requirements of the Agreement, the Applicable Codes and Standards for this Work Order are specified in Schedule A-1.

7.	Areas of the Site with Hazardous Materials Potentially Present:

Contractor is hereby advised that Hazardous Materials (the “Arsenic Plume”) may be present on that portion of the Site as described in Schedule 003, CCLNG Property, Doc. No. CC-E-PM-DBS-003. Contractor shall conform to the requirements of the Plume Management Zone as described in the Deed Notice and Restrictive Covenant, and all other requirements as stated in Doc. No. CC-E-PM-DBS-003.

8.	Tax Exempt Equipment:

Attached hereto are those items of Equipment to be permanently installed at the Facility in which Owner intends to claim a manufacturing, pollution control or other applicable exemption from the payment of Texas state and applicable local sales and use taxes.

This Work Order is governed by the terms of the Agreement. Please indicate your concurrence by signing below in the space provided.

Sincerely,

Corpus Christi LNG, LLC

Name

Title

Agreed and Accepted:

LA QUINTA LNG PARTNERS, LP

By: Zachry Construction Corporation and AMEC E&C Service, Inc., signed in their capacity as the general partners of La Quinta LNG Partners, LP and in their individual capacities for their joint and several liability obligations under Section 20.21 of the Agreement.

ZACHRY CONSTRUCTION CORPORATION

Name

Title

AMEC E&C SERVICES, INC.

Name

Title

Execution Copy

ATTACHMENT N

FORM OF WORK ORDER

CORPUS CHRISTI LNG, LLC

Work Order No. _______

Work Order Effective Date: ____________

Pursuant to the Engineering, Procurement and Construction Services Agreement for Preliminary Work for the Corpus Christi LNG Receiving, Storage and Regasification Terminal entered into between Corpus Christi LNG, LLC (“Owner”) and La Quinta LNG Partners, LP (“Contractor”) effective on April 13, 2006 (“Agreement”), Contractor is hereby requested to perform the following Work on the following terms:

1.	Scope of Work and Design Basis:

2.	Contractor Deliverables:

3.	Maximum Compensation Under Work Order:

Contractor’s Cost of Work and Fee shall be computed in accordance with the rates and terms within Attachment C. Owner’s maximum liability for the payment of Fee and Cost of Work under this Work Order shall not exceed [            ] U.S. Dollars (U.S.$_____________), unless modified by Change Order.

4.	Work Schedule:

Except as expressly provided herein or as directed by Owner in writing, Contractor shall promptly commence the Work under this Work Order after the Work Order Effective Date.

Contractor shall use all commercially reasonable efforts to complete the Work under this Work Order by ______________________, 200__.

5.	Information and Items to be provided by Owner:

6.	Applicable Codes and Standards:

7.	Areas of the Site with Hazardous Materials Possibly Present:

Attached hereto is a description of areas of the Site, if any, in which Work is to be conducted under this Work Order, where Hazardous Materials may be present. Contractor shall perform Work in such identified areas in accordance with the Agreement and the terms of this Work Order.

8.	Tax Exempt Equipment:

Attached hereto are those items of Equipment to be permanently installed at the Facility

N-1

in which Owner intends to claim a manufacturing, pollution control or other applicable exemption from state and applicable local sales and use taxes.

This Work Order is governed by the terms of the Agreement. Please indicate your concurrence by signing below in the space provided.

Sincerely,

Corpus Christi LNG, LLC

Name

Title

Agreed and Accepted:

LA QUINTA LNG PARTNERS, LP

By: Zachry Construction Corporation and AMEC E&C Services, Inc., signed in their capacity as the general partners of La Quinta LNG Partners, LP and in their individual capacities for their joint and several liability obligations under Section 20.21 of the Agreement.

ZACHRY CONSTRUCTION CORPORATION

Name

Title

AMEC E&C SERVICES, INC.

Name

Title

N-2